As filed with the Securities and Exchange Commission on August 19, 2019

Registration No. 333-230894

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

(Amendment No. 3)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

New Comstock, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	83-4321421 (I.R.S. Employer Identification Number)

One Corporate Center

Rye, New York 10580-1422

Telephone: (914) 921-5100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Silvio A. Berni

Chief Financial Officer

One Corporate Center

Rye, New York 10580-1422

Telephone: (914) 921-5100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Agnes Mullady One Corporate Center Rye, New York 10580-1422 Telephone: (914) 921-5100	Michael Rosella, Esq. Paul Hastings LLP 200 Park Avenue New York, NY 10166 Telephone: (212) 318-6000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposals described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit		Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $0.001 per share	4,000,000	$	N/A	$25,000,000	$3,030

*	Pursuant to Rule 416, this registration statement also covers an indeterminate number of additional shares of common stock of the registrant as may be issuable as a result of stock splits, stock dividends or similar transactions.

(1)	Represents the maximum number of shares of common stock, par value of $0.001 per share, of New Comstock, Inc., a Delaware corporation (“New Comstock”), that may be issuable pursuant to the reorganization of Comstock Funds, Inc. a Maryland corporation (“Comstock Fund”), with and into New Comstock (the “Reorganization”), as described in the proxy statement/prospectus that forms a part of this Registration Statement, based on the number of shares of common stock of Comstock Fund outstanding at the close of business on July 29, 2019.

(2)	Pursuant to Rule 457 under the Securities Act of 1933, as amended and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price was calculated as follows: based on the net asset value of the Comstock Fund as of August 15, 2019.

(3)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act based on a rate of $121.20 per $1,000,000 of the proposed maximum aggregate offering price.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not offer or sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED August 19, 2019

August [ ], 2019

COMSTOCK FUNDS, INC.

COMSTOCK CAPITAL VALUE FUND

One Corporate Center

Rye, New York 10580-1422

Dear Shareholders of the Comstock Capital Value Fund:

I am writing to let you know that a special meeting of shareholders (together with any adjournments or postponements thereof, the “Special Meeting”) of the Comstock Capital Value Fund (“the Fund”), a series of Comstock Funds, Inc., a Maryland corporation (the “Company”), will be held on September 18, 2019, at 4:30 pm, Eastern time, at the Company’s offices at 401 Theodore Fremd Avenue (One Corporate Center), Rye, New York 10580-1422. The purpose of the Special Meeting is to consider and vote on three proposals relating to the Fund and the Company.

The Company currently operates as a mutual fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Fund is the only series of stock of the Company currently outstanding. Recently, the portfolio managers for the Fund notified Gabelli Funds, LLC, the investment adviser to the Fund (the “Adviser”), that each intends to retire as the portfolio manager of the Fund. In addition, the Fund has experienced persistent and continued net outflows over a long period of time and, as a result, the Fund’s asset size has made it difficult to continue to operate the Fund at the current expense ratio, consistent with its investment objective and strategy.

The Adviser explored with the Board of Directors (the “Board” or the “Board of Directors”) of the Company various available alternatives, including replacing the current portfolio managers, modifying the Fund’s investment strategy, merging the Fund with another mutual fund in the Adviser’s fund complex, and liquidating and dissolving the Fund. After considering all of the information available to it, the Board determined that continuing the Fund at its current size would not be in the best interests of the Fund and its shareholders. The Board also noted that the Fund had accumulated valuable capital loss carryforwards and that the capital loss carryforwards would be lost if the Fund was liquidated. In addition, the Board also considered merging the Fund, but in light of the applicable tax rules, a merger would not allow the Fund to take full advantage of the available capital loss carryforwards because the capital loss carryforwards would potentially be restricted in a merger. Accordingly, a merger would be disadvantageous to the Fund’s shareholders. Further, the Board noted that capital loss carryforwards should be utilized for the benefit of the existing Fund shareholders, if possible. Thus, the Board carefully analyzed a proposal to change the nature of the Fund’s business from a mutual fund to that of an operating company (the “Conversion Proposal”). The Board took into consideration that under the Conversion Proposal, the Fund would have an opportunity to utilize the accumulated capital loss carryforwards for the benefit of its shareholders. The newly formed Delaware operating company (“New Comstock”) would seek to make investments in one or more operating businesses in which it would hold at least a majority voting interest, and that may provide income or an increase in value, that when sold, may be available to be offset by the accumulated capital loss carryforwards. The Board concluded that such investments may provide an opportunity to generate shareholder value by utilizing the accumulated capital loss carryforwards and would further the interests of Fund shareholders.

In analyzing the Conversion Proposal, the Board took into consideration the fact that if the Fund was to cease operating as a mutual fund, shareholders would no longer have the right to redeem their shares at the then current net asset value and shareholders would only be able to obtain liquidity for their shares if a secondary trading market develops. At this time, it is expected that shares of New Comstock would be quoted on the OTC Bulletin Board and in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). Furthermore, the Adviser to the Fund would no longer manage the Fund’s assets and the Board would establish a management structure to manage New Comstock. The Board also considered the fact that even if the Fund was to convert to an operating company, there is no guarantee that the operating company will be able to make acquisitions that would generate sufficient income or realize gains in order to maximize its utilization of the accumulated capital loss carryforwards.

After careful consideration, the Board approved the Conversion Proposal. In connection with the Conversion Proposal, the Board also considered amendments to the charter of the Company to provide for the conversion of all outstanding shares of the Fund into a single new class of common stock. Additionally, the Board declared the amendment of the charter of the Company advisable (the “Amendment Proposal”).

Separately, the Board considered and approved an Agreement and Plan of Reorganization (the “Plan”), between the Company, on its own behalf and on behalf of the Fund, and New Comstock and the transactions contemplated thereby, including, among other things, (1) transfer by the Fund of all of its assets to New Comstock (which is being established solely for the purpose of acquiring those assets and continuing the Fund’s business) in exchange solely for shares in New Comstock and New Comstock’s assumption of all of the Fund’s liabilities, (2) distributing those shares pro rata to the Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof, and (3) liquidating and dissolving the Fund (the “Reorganization”). As a result of the Reorganization, shareholders of the Fund would become shareholders of New Comstock. The Reorganization is expected to occur shortly after the SEC’s approval of the Company’s and the Fund’s de-registration as an investment company. After careful consideration, the Board unanimously approved the Plan (the “Reorganization Proposal”).

The Board recommends that you vote “FOR” the Conversion Proposal, the Amendment Proposal and the Reorganization Proposal. Please review the proxy statement and other attached materials, and promptly authorize a proxy to vote your shares.

Thank you for your response and we look forward to preserving your trust as a valued shareholder.

Sincerely,

/s/ Bruce N. Alpert

Bruce Alpert

President

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved the Proposals described in this joint proxy statement/prospectus or passed upon the adequacy or accuracy of this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The date of this proxy statement/prospectus is [ ], 2019, and it will be first mailed to shareholders on or about [ ], 2019.

COMSTOCK FUNDS, INC.

COMSTOCK CAPITAL VALUE FUND

One Corporate Center

Rye, New York 10580-1422

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
to be held on [ ] [ ], 2019

Dear Shareholder,

Notice is hereby given that a special meeting of shareholders (together with any adjournments or postponements thereof, the “Special Meeting”) of the Comstock Capital Value Fund, (the “Fund”), a series of the Comstock Funds, Inc., a Maryland corporation (the “Company”), will be held on, September 18, 2019, at 4:30 p.m., Eastern time, at the Fund’s offices at 401 Theodore Fremd Avenue (One Corporate Center), Rye, New York 10580-1422, to consider and vote upon:

1.          The approval of a change in the nature of the Company’s business to cease to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and de-register as a registered investment company with the Securities and Exchange Commission (the “SEC”);

2.          The approval of the amendment of the charter of the Company to convert all outstanding shares of stock of the Fund into a single new class of common stock, as more fully described herein;

3.          The approval of the Agreement and Plan of Reorganization, between the Company, on its own behalf and on behalf of the Fund, and a newly formed Delaware corporation and the transactions contemplated thereby, including, among other things: (1) transfer by the Fund of all of its assets to New Comstock (which is being established solely for the purpose of acquiring those assets and continuing the Fund’s business) in exchange solely for shares in New Comstock and New Comstock’s assumption of all of the Fund’s liabilities, (2) distributing those shares pro rata to the Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof, and (3) liquidating and dissolving the Fund, all as more fully described herein; and

4.          Such other business, including adjournments, as may properly come before the Special Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE PROPOSALS.

The close of business on July 29, 2019, has been fixed as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. The Fund is the only outstanding series of stock of the Company.

Your vote is important. Please authorize your proxy as soon as possible to eliminate the need for additional solicitations. You may provide your voting instructions by filling out the enclosed voting instruction card and returning it to us, by calling the toll-free telephone number included on your voting instruction card, by logging on to the Internet address located on the enclosed voting instruction card and following the instructions on the website, or by attending the Special Meeting and voting in person. If we do not receive your voting instructions as the Special Meeting date approaches, we may contact you to obtain your voting instructions.

By order of the Board of Directors of the Company,

/s/ Andrea R. Mango

Andrea R. Mango

Secretary

August [ ], 2019

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ] [ ], 2019.

This Notice of Special Meeting, proxy statement/prospectus, and form of proxy are available at www.proxyvote.com. Shareholders should follow the online instructions to access voting instructions. The most recent Annual and Semiannual Reports for the Fund are available at www.gabelli.com and the website of the Securities and Exchange Commission at www.sec.gov. For more information, shareholders may contact the Fund at (800) GABELLI (422-3554).

INSTRUCTIONS FOR SIGNING VOTING INSTRUCTION CARDS

The following general rules for signing voting instruction cards may be of assistance to you and may avoid the time and expense involved in validating your vote if you fail to sign your voting instruction card properly.

1.	INDIVIDUAL ACCOUNT: Sign your name exactly as it appears in the registration on the voting instruction card.

2.	JOINT ACCOUNT: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the voting instruction card.

3.	ALL OTHER ACCOUNTS: The capacity of the individual signing the voting instruction card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signature
Corporate Act (1) ABC Corp. (2) ABC Corp. (3) ABC Corp. c/o John Doe, Treasurer (4) ABC Corp. Profit Sharing Plan	ABC Corp. John Doe, Treasurer John Doe John Doe, Trustee

Trust Account (1) ABC Trust (2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe, Trustee Jane B. Doe

Custodial or Estate Account (1) John B. Smith, Cust. f/b/o John B. Smith, Jr UGMA (2) Estate of John B. Smith	John B. Smith John B. Smith, Jr., Executor

INSTRUCTIONS FOR TELEPHONE/INTERNET VOTING

Instructions for authorizing your proxy to vote your shares by telephone or Internet are included with the Notice of Internet Availability of Proxy Materials and the proxy card.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus constitutes a proxy statement of Comstock Funds, Inc. (the “Company”) and has been mailed to you because you are a shareholder of Comstock Capital Value Fund (the “Fund”) on the record date set by the board of directors (the “Board” or the “Board of Directors”) and were entitled to notice of a special meeting of the shareholders. Only holders of the Fund’s shares as of the record date are being asked to consider and vote at the special meeting upon the Proposals, as described herein. This proxy statement/prospectus also constitutes a prospectus of New Comstock, Inc. (“New Comstock”), which is part of the registration statement on Form S-4 filed by New Comstock to register with the Securities and Exchange Commission (the “SEC”) New Comstock common stock, which the shareholders of the Fund will receive in connection with the Reorganization (as defined herein) if the Proposals are approved and the Proposals are completed.

You should rely only on the information contained in this proxy statement/prospectus, including the annexes to this proxy statement/prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer to sell (or soliciting any offer to buy) any securities, or soliciting any proxy, in any jurisdiction where it is unlawful to do so. You should assume that the information contained in this proxy statement/prospectus is accurate only as of the date on the front of this proxy statement/prospectus. Our business, financial condition, results of operations, and prospects may have changed since these dates.

This proxy statement/prospectus does not contain all of the information set forth in the registration statement and the exhibits thereto. For further information with respect to the Fund, New Comstock, and the securities to be issued by New Comstock in connection with the Reorganization, reference is made to the registration statement, including the exhibits thereto. See the section entitled “Where You Can Find More Information.”

When used in this proxy statement/prospectus, unless otherwise specifically stated or the context otherwise requires, the terms:

•	“Board of Directors” or “Board” refers to the Company’s board of directors with respect to the period prior to the de-registration as an investment company under the 1940 Act and to New Comstock’s board of directors with respect to the period after;

•	“Company”, “we”, “our” and “us” refer to Comstock Funds, Inc.;
“Fund”, “we”, “our” and “us” refer to Comstock Capital Value Fund;

•	“shareholders” refers to the holders of Comstock Capital Value Fund’s shares with respect to the period prior to the de-registration as an investment company under the 1940 Act and to the holders of New Comstock, Inc. shares with respect to the period after the reorganization;

•	“common stock” refers to the common stock of Comstock Capital Value Fund with respect to the period prior to the reorganization and to the common stock of New Comstock with respect to the period after the reorganization;

•	“special meeting” refers the special meeting of shareholders of Comstock Funds, Inc., a Maryland corporation, to be held on September 18, 2019 at 4:30 pm, Eastern Time, at 401 Theodore Fremd Avenue (One Corporate Center), Rye, New York 10580-1422, including any postponement and adjournment thereof.

As used herein, the term “including” and any variation thereof, means “including without limitation.” The use of the word “or” herein is not exclusive.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus may contain statements that constitute forward-looking statements and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements.

In some cases you can identify forward-looking statements by terms such as “anticipate,” “project,” “may,” “intend,” “might,” “will,” “could,” “would,” “expect,” “believe,” “estimate,” “potential,” by the negative of these terms and by similar expressions. These forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties, many of which are beyond their ability to control or predict. You should not put undue reliance on any forward-looking statements. These forward-looking statements present our estimates and assumptions only as of the date of this proxy statement/prospectus.

Important factors that could cause actual results to differ materially and adversely from those expressed or implied by the forward-looking statements include:

•	Our ability to achieve the benefits that we expected to achieve from our transition to a company operating businesses, including increased cash flow, reduced general and administrative expenses, and a lower cost of capital;

•	Our dependence on the operating success of the businesses we acquire and their ability to meet their obligations to us;

•	The effect of increasing regulation and enforcement on the businesses we acquire;

•	The impact of litigation and rising insurance costs on the businesses;

•	The effect of a business potentially declaring bankruptcy or becoming insolvent; and

•	The availability of, and our ability to identify, suitable acquisition opportunities, and our ability to complete such acquisitions on favorable terms.

The above list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative but by no means exhaustive. Therefore, all forward-looking statements should be evaluated with the understanding of their inherent risk and uncertainty. Except for our ongoing obligations to disclose material information as required by U.S. federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this proxy statement/prospectus.

QUESTIONS AND ANSWERS

What follows are questions that you, as a shareholder of the Comstock Capital Value Fund, may have regarding the Proposals and the special meeting and the answers to those questions. You are urged to carefully read this proxy statement/prospectus in its entirety because the information in this section may not provide all of the information that might be important to you with respect to the Proposals and the special meeting. Additional important information is contained in the annexes to this proxy statement/prospectus.

Q:	Why am I receiving this Proxy Statement/Prospectus?
A:	You are receiving this proxy statement/prospectus in connection with the Special Meeting of the Fund. The following proposals will be considered and voted upon by shareholders of the Fund:

•	Approval of a change in the nature of the Company’s business to cease to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and de-register as a registered investment company with the Securities and Exchange Commission (the “SEC”) (the “Conversion Proposal”).

•	The approval of the amendment of the charter of the Company (the “Charter Amendment”) to convert all outstanding shares of stock of the Fund into a single new class of common stock, all as more fully described herein (the “Amendment Proposal”).

•	The approval of the Agreement and Plan of Reorganization (the “Plan”), between the Company, on its own behalf and on behalf of the Fund, and a newly formed Delaware corporation (“New Comstock”) and the transactions contemplated thereby, including, among other things: (1) transfer by the Fund of all of its assets to New Comstock (which is being established solely for the purpose of acquiring those assets and continuing the Fund’s business) in exchange solely for shares in New Comstock and New Comstock’s assumption of all of the Fund’s liabilities, (2) distributing those shares pro rata to the Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof, and (3) liquidating and dissolving the Fund (collectively, the “Reorganization”), all as more fully described herein (the “Reorganization Proposal” and, together with the Conversion Proposal and the Amendment Proposal, the “Proposals”).

Q:	Why am I being asked to vote on the Proposals?
A:	As a shareholder, you have the right to vote on major policy decisions, such as outlined in this proxy statement/prospectus. This proxy statement/prospectus explains the changes contemplated, why the Board of Directors (the “Board” or the “Board of Directors”) of the Company believes such changes are appropriate and in the best interests of the Fund and the shareholders, and what will happen to the Fund if shareholders approve the Proposals.

Q:	Why is the Board recommending this course of action?
A:	The Fund currently operates as a mutual fund registered under the 1940 Act and is the only outstanding series of stock of the Company. Recently, the portfolio managers for the Fund notified Gabelli Funds, LLC, the investment adviser to the Fund (the “Adviser”), that each intends to retire as the portfolio manager of the Fund. In addition, the Fund has experienced persistent and continued net outflows over a long period of time and as a result, the Fund’s asset size has made it difficult to continue to operate the Fund at the current expense ratio, consistent with its investment objective and strategy.

1

The Adviser explored with the Board various available alternatives, including replacing the current portfolio managers, modifying the Fund’s investment strategy, merging the Fund with another mutual fund in the Adviser’s fund complex, and liquidating and dissolving the Fund. After considering all of the information available to it, the Board determined that continuing the Fund at its current size would not be in the best interest of the Fund and its shareholders. The Board also noted that the Fund had accumulated valuable capital loss carryforwards and that the capital loss carryforwards would be lost if the Fund was liquidated. In addition, the Board also considered merging the Fund, but in light of the applicable tax rules, a merger would not allow the Fund to take full advantage of the available capital loss carryforwards because the capital loss carryforwards would potentially be restricted in a merger. Accordingly, a merger would be disadvantageous to the Fund’s shareholders. Further, the Board noted that capital loss carryforwards should be utilized for the benefit of the existing Fund shareholders, if possible. Thus, the Board carefully analyzed a proposal to change the nature of the Fund’s business from a mutual fund to that of an operating company. The Board took into consideration that under the Conversion Proposal, the Fund would have an opportunity to utilize the accumulated capital loss carryforwards for the benefit of its shareholders. The newly formed Delaware operating company (“New Comstock”) would seek to make investments in one or more operating businesses in which it would hold at least a majority voting interest, and that may provide income or an increase in value, that when sold, may be available to be offset by the accumulated capital loss carryforwards. The Board concluded that such investments may provide an opportunity to generate shareholder value by utilizing a portion of the accumulated capital loss carryforwards and would further the interests of Fund shareholders.

In analyzing the Proposals, the Board took into consideration the fact that if the Fund was to cease operating as a mutual fund, shareholders would no longer have the right to redeem their shares at the then current net asset value. Furthermore, the Adviser to the Fund would no longer manage the Fund’s assets and the Board would establish a management structure to manage New Comstock. The Board also considered the fact that even if the Fund was to convert to an operating company, there is no guarantee that New Comstock will be able to make acquisitions that would generate sufficient income or realize gains in order to maximize its utilization of the accumulated capital loss carryforwards.

After careful consideration of the foregoing information, the Board, unanimously, voted to approve the Conversion Proposal.

In connection with the Conversion Proposal, the Board also considered amendments to the charter of the Company to provide for the conversion of all outstanding shares of the Fund into a single new class of common stock. After careful consideration, the Board declared the amendment of the charter of the Company advisable.

Separately, the Board considered and approved the Plan, subject to shareholder approval, which contemplates, among other things: (1) transfer by the Fund of all of its assets to New Comstock (which is being established solely for the purpose of acquiring those assets and continuing the Fund’s business) in exchange solely for shares in New Comstock and New Comstock’s assumption of all of the Fund’s liabilities, (2) distributing those shares pro rata to the Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof, and (3) liquidating and dissolving the Fund (the “Reorganization”). As a result of the Reorganization, shareholders of the Fund would become shareholders of New Comstock. The Reorganization is expected to occur shortly after the SEC’s approval of the Company’s and the Fund’s de-registration as an investment company. After careful consideration, the Board unanimously approved the Reorganization Proposal.

Q:	If the Proposals are approved, what will be the Fund’s investment strategy?
A:	If the Proposals are approved, and the Fund and the Company de-register under the 1940 Act, and once the Company is reorganized into New Comstock, New Comstock will seek returns primarily from the performance of one or more operating businesses in which it would hold at least a majority voting interest and that may provide income or an increase in value, that when sold, may be available to be offset by the accumulated capital loss carryforwards. Upon approval by the shareholders and while the request for de-registration is pending with the SEC, the Adviser will manage the portfolio of investments with the objective to preserve capital. The Fund will not accept new investments and will allow redemptions during this period. During this time, the proposed management team, (as identified herein), will begin the process of identifying prospective operating businesses in which to invest to acquire a controlling interest.

2

If the Proposals are approved and the Fund and the Company de-register as under the 1940 Act, New Comstock will not be a passive investor but will be able to participate more directly and extensively in the management of its investments. In addition, New Comstock may continue to invest a limited percentage of its total invested assets in investment securities, so long as the extent of such investing is consistent with exclusion of New Comstock from the definition of investment company under the 1940 Act. New Comstock may also invest in U.S. government securities. There can be no assurance, however, that New Comstock will be successful in acquiring operating businesses or in producing earnings or realizing gains in order to maximize the utilization of its accumulated capital loss carryforwards, or that its participation in the management of operating businesses will be beneficial to such businesses. The federal tax rules applicable to the utilization of the accumulated capital loss carryforwards may impose further restrictions on the utilization of the capital loss carryforwards.

Q:	What are the risks associated with a conversion to an operating company?
A:	There are several risk factors associated with converting to an operating company, including the following:

•	Limited Experience: New Comstock will have limited experience in acquiring or developing businesses. In addition, while it is expected that New Comstock will not be limited in the types of companies or industries it can invest in, it has limited experience in managing businesses and as a result, there can be no assurance that it will be able to implement its investment strategy or if implemented, that it will be successful.

•

Shareholders will not be given an opportunity to approve acquisitions: If the Proposals are approved and implemented, shareholders will not be given the opportunity to approve any potential acquisition. In addition, it is important to note that, at this time, it is not expected that New Comstock will pursue investments of a particular size, or industry type. In fact, due to the expected size of New Comstock’s initial balance sheet, it may be difficult for New Comstock to make the desired acquisitions. Once an acquisition target has been identified and due diligenced, New Comstock will not seek to obtain an opinion from an unaffiliated third party as to the fair market value of such target. Instead, the management team of New Comstock will be primarily responsible for ascertaining the fair market value for any acquisition target.

•	Illiquid Investment and Concentration of Investments: Currently, Fund shareholders may redeem shares of the Fund on any day the New York Stock Exchange is open for trading, at the Fund’s then current net asset value (NAV). However, if the Proposals are approved, the Fund’s shares would no longer be redeemable at NAV and instead, shares of New Comstock would be quoted on a secondary market, at the then prevailing market price. There is no guarantee that a liquid secondary market will develop for shares of New Comstock or that the shares will trade at NAV; in fact shares of New Comstock may trade at a substantial discount to NAV.

The Fund’s current investment objective is to maximize total return, consisting of capital appreciation and current income. The Fund follows a value oriented investment strategy and seeks to achieve its investment objective by investing in equity and debt securities, money market instruments, and derivatives. The Fund may invest in, and may shift frequently among, a wide range of asset classes and market sectors. Thus, during the course of a business cycle, for example, the Fund may invest solely in equity securities, debt securities, or money market instruments, or in a combination of these classes of investments. However, if the Proposals are approved, while the request for de-registration is pending with the SEC, the Adviser will manage the portfolio of investments with the objective to preserve capital. The Fund will not accept new investments and will allow redemptions during this period. During this time, the proposed management team, (as identified herein), will begin the process of identifying prospective operating businesses in which to invest to acquire a controlling interest. Once the SEC issues the de-registration order, it is anticipated that New Comstock’s investments will be generally concentrated in a few operating businesses which may be illiquid and have limited operating histories. A failure of any such business is likely to have a material adverse effect on New Comstock and its shareholders.

3

It is anticipated that it may take up to three years to identify and acquire operating businesses, and there is no guarantee that the Fund’s current net assets will be sufficient to acquire operating businesses of a size that may be able to generate sufficient income or generate gains in order to maximize the utilization of its accumulated capital loss carryforwards. Further, costs associated with the acquisition of the operating businesses are likely to be higher than brokerage costs associated with acquiring stocks. It is expected that U.S. government securities will be the principal holding while the management team seeks to acquire operating businesses.

If, within three years following the closing date of the Reorganization, New Comstock cannot invest at least 75% of its net asset value in operating businesses, the Board will consider available options, including liquidating New Comstock and distributing the net proceeds to the shareholders.

•	Federal Tax Treatment: Currently, the Fund has qualified for and elected tax treatment as a “regulated investment company” (“RIC”) for purposes of the Internal Revenue Code of 1986, as amended (the “Code”), which generally relieves the Fund of any liability for federal income taxes to the extent its earnings are distributed to shareholders. To so qualify, among other requirements, the Fund needs to limit its investments so that, at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund’s total assets are invested in the securities of a single issuer, two or more controlled issuers engaged in the same, similar, or related trades or businesses, or the securities of one or more qualified publicly-traded partnerships and (ii) with respect to 50% of the market value of its total assets at the end of each fiscal quarter, not more than 5% of the market value of its total assets are invested in the securities of a single issuer and the Fund does not own more than 10% of the outstanding voting securities of a single issuer.

If the Proposals are approved and the changes contemplated under the Proposals are implemented, the Fund would cease to be taxed as a RIC and instead would be taxed as a C-corporation. If taxed as a C-corporation for federal income tax purposes, the total net income would be subject to federal taxation at the corporate level at the current federal tax rate of 21%. However, dividend income received from qualifying companies would be subject to a dividends received deduction. To the extent that such income of the C-corporation is distributed to shareholders, such distributions may also be subject to taxation at the shareholder level as ordinary income (generally, dividends; however, distributions would be taxed at the long-term capital gains rate if such distributions constitute “qualified dividend income” as defined in the Code and certain holding periods and other requirements are met) or as long-term capital gains (if a return of capital exceeds the shareholder’s tax basis on shares held for longer than one year) and New Comstock would not be entitled to a deduction for such distributions, as the Fund is no longer a RIC. In addition, if the Fund ceases to be taxed as a RIC, it may become subject to certain state and local taxes to which it is not currently subject.

In addition, as a RIC, the Fund is required to distribute substantially all of its income each year to shareholders.  After the Fund ceases to be taxed as a RIC, it will no longer be subject to this requirement, and the determination of whether to declare dividends and make distributions, if any, to shareholders will be made by the Board of New Comstock.  Although no determination has yet been made as to New Comstock’s distribution policy, in the event the Proposals are approved, it is likely that the Board will determine that all of New Comstock’s working capital is required for its operations and that, accordingly, no distributions should be made for the foreseeable future.  In that event, and for so long as such policy is in place, shareholders would receive no current income from their investment. Although it is noted that the Fund has not made a distribution to shareholders since 2009.

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Implementation of the Conversion Proposal and the Amendment Proposal and disqualification for tax treatment as a RIC is not expected itself to constitute a taxable event for the Fund or its shareholders. The Fund expects that the implementation of the Proposals will not cause it to incur the 4% nondeductible excise tax under Code Section 4982 imposed on RICs that do not make sufficient distributions in a calendar year, but there can be no assurances regarding this excise tax. The Company will receive an opinion from tax counsel that will address the material tax consequences of the Reorganization Proposal.

•	Management of the Fund: The Adviser currently oversees investment operations for the Fund. The Adviser is a New York limited liability company and registered investment adviser under the Investment Advisers Act of 1940, as amended, (“Advisers Act”) and serves as an investment adviser to registered investment companies with combined aggregate net assets of approximately $22 billion as of March 31, 2019. If the Proposals are approved and the Fund de-registers under the 1940 Act, the investment advisory agreement would be terminated and the Adviser would cease acting as an investment adviser to the Fund. Once the Fund de-registers and the Reorganization is complete, New Comstock would be managed by an operating group. At this time, it is anticipated that the operating group would be comprised of Silvio A. Berni, and Kevin Handwerker, each an affiliate of the Adviser. If the Proposals are approved, there is no guarantee that the operating group will be able to successfully implement the proposed business plan.

•	Accumulated Capital Loss Carryforwards: As previously noted, the Board took into account the Fund’s accumulated capital loss carryforwards when considering and approving the Conversion Proposal. Nonetheless, there is no guarantee that New Comstock will be able to make acquisitions that would generate sufficient income or realize gains in order to maximize its utilization of the accumulated capital loss carryforwards. The federal tax rules applicable to the utilization of the accumulated capital loss carryforwards may impose further restrictions on the utilization of the capital loss carryforwards.

•	The Fund will no longer be subject to the 1940 Act: The Fund is currently subject to extensive regulation under the 1940 Act. If the Proposals are approved and the Fund ceases to operate as a mutual fund, the Fund will no longer be subject to restrictions under the 1940 Act. For example, Section 18(f)(1) of the 1940 Act prohibits a mutual fund from issuing any class of senior security, or selling any class of senior security of which it is the issuer, except that the investment company may borrow from a bank provided that immediately after any such borrowing there is asset coverage of at least 300% for all of its borrowings. If the Proposals are approved and the Fund ceases to operate as a mutual fund, the Fund would not be subject to the 300% restriction if it determines to borrow funds.

In addition, the 1940 Act imposes restrictions on the Fund’s ability to engage in transactions with affiliated persons, including directors and officers of the Fund, the Fund’s investment manager and its affiliates and other affiliated companies, unless such transactions are exempted by the SEC. These prohibitions generally apply to buying and selling securities and other property to or from affiliated persons; borrowing money from or lending money to affiliated persons; or participating in joint transactions or profit sharing arrangements with affiliated persons.

If the Proposals are approved and the Fund ceases to operate as a mutual fund, it will not be subject to regulatory restrictions on its ability to engage in transactions involving affiliated persons.  While such transactions may involve increased risk to shareholders as a result of the conflicts of interest involved, the ability to engage in these transactions may also provide additional flexibility in managing New Comstock’s business and to provide financial assistance to New Comstock.

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Q:	Who will manage the Fund if the Proposals are approved?
A:	Once the Proposals are approved and implemented and the Fund is granted the de-registration order from the SEC, the Fund would cease to meet the definition of investment company under the 1940 Act. At that point, the investment advisory agreement with the Adviser will be terminated. Once the Fund de-registers and the Reorganization is complete, New Comstock would be managed by an operating group. The following individuals are expected to serve as the executive officers of New Comstock: Silvio A. Berni and Kevin Handwerker.

Q:	Will the Fund’s expenses be affected by the proposed changes?
A:

Yes. Instead of paying an investment management fee to the Adviser, it is estimated that New Comstock will pay an administration fee of no more than $150,000 per year in connection with the management and operation of its business. The administration fee would be paid to Associated Capital Group, Inc., an affiliate of the Adviser, pursuant to an administration agreement approved by the Board (the “Administration Agreement”). At this time, it is not anticipated that the overall expenses will increase. For purpose of comparison, in fiscal year ending April 30, 2019, the Fund paid $176,064 in management fees and the total annual operating expenses for the Fund were $597,770, (including management fees). The average assets for the fiscal year ending 2019 were $17,606,400.

For your reference, the Administration Agreement is included as an Exhibit to this proxy statement/prospectus.

Q:	What will happen in the Reorganization?
A:	As a consequence of the Reorganization:

•	the Company will transfer all of its assets to New Comstock, distribute the shares it receives as consideration, and then liquidate;

•	you will own shares of New Comstock at the same value as your holding in the Company immediately prior to the Reorganization; and

•	there will be no material change in the assets that are held immediately following the Reorganization.

Q:	Will the Board’s composition change if the Proposals are approved?
A:	Once the Fund ceases to meet the definition of investment company under the 1940 Act and de-registers as a mutual fund, it is anticipated that the current Directors will resign and Mario J. Gabelli and Christopher J. Marangi, affiliates of the Adviser, will serve as directors.

Q:	Will the Fund pay for the Proxy Statement/Prospectus and related costs?
A:	No. The Adviser or an affiliate will bear the costs, fees and expenses incurred by the Fund in connection with the proxy solicitation process.

Q:	If the Proposals are approved, when will the conditions under the Proposals take effect?
A:	If the Proposals are approved it is expected that the Fund would convert its current holdings to cash and cash equivalents, de-register as an investment company and cease to operate as a mutual fund in the fourth quarter of 2019. Upon approval by the shareholders and while the request for de-registration is pending with the SEC, the Adviser will manage the portfolio of investments with the objective to preserve capital. The Fund will not accept new investments but will allow redemptions during this period. During this time, the proposed management team, (as identified herein), will begin the process of identifying prospective operating businesses in which to invest to acquire a controlling interest. Upon issuance of the de-registration order, the investment policies will cease to be effective and will no longer control the Fund’s affairs. In addition, in connection with the Reorganization, the assets will be transferred to New Comstock in exchange for newly issued shares of common stock, which will be distributed to the Fund’s shareholders. Thereafter, the Fund will liquidate and dissolve in accordance with the Plan.

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Implementing New Comstock’s business strategy of investing in operating companies is likely to take much longer; in fact it may take several years to implement the proposed business strategy. In addition, there are no assurances that the business strategy will be successfully implemented.

Q:	If the Proposals are approved, when will the conditions under the Amendment Proposal and Reorganization Proposal take effect?
A:	If the Proposals are approved, it is expected that shortly thereafter the Company would file an amendment to its Charter in order to convert all of the outstanding shares of stock into a single new class of common stock.

With respect to the Reorganization Proposal, the Company would seek to reorganize to a Delaware corporation once it receives a de-registration order from the SEC pursuant to which it would be permitted to de-register as an investment company under the 1940 Act.

Q:	Will the Fund’s name change?
A:	Yes. The new Delaware company will be named “New Comstock, Inc.”

Q:	Will the Fund’s corporate structure or my rights as a shareholder of the Fund change if the Proposals are approved?
A:	Currently, the Fund offers four separate classes of shares: Class AAA, Class A, Class C and Class I. Each class has different costs associated with buying, selling, and holding Fund shares. However, aside from the varying costs associated with each class of shares, the shareholder rights that each class of shares carries are identical. Shareholders of each class are entitled to one vote for each full share held and fractional votes for fractional shares held. All shares of the Fund have equal voting rights and are voted in the aggregate, and not by series or class, unless required otherwise by law. If the Proposals are approved, each outstanding share of each class of the Fund will be converted into a number of shares of a single new class of common stock having the same aggregate net asset value as the net asset value of the converted share. It is expected that New Comstock would offer only a single class of shares because it will no longer be necessary for the Fund to offer shares in series and classes varying by cost associated with buying, selling, and holding shares. Once the Fund de-registers under the 1940 Act and the Reorganization is complete, shares of common stock of New Comstock will not be redeemable by the shareholders and it is expected that shareholders will have limited or no liquidity in their shares for the foreseeable future.

In addition, the Reorganization Proposal is being proposed because the Board believes that a Delaware corporation form of organization offers a number of advantages over a Maryland corporation form of organization for an operating company. As a result of the advantages, the Delaware corporation form has been increasingly used by operating companies to have more flexibility with respect to their operation.

Q:	What will happen if the Proposals are not approved?
A:	All of the Proposals need to be approved by shareholders. If one of the Proposals is approved but not the others, the transaction described herein will not proceed. If the Proposals are not approved, the Board will meet with the Adviser to consider further alternatives, which may include liquidating the Fund.

Q:	What will happen if New Comstock is unsuccessful in identifying appropriate operating business investments?
A:	If, within three years following the closing date of the Reorganization, New Comstock cannot invest at least 75% of its net asset value, the Board will consider available options, including liquidating New Comstock and distributing the net proceeds to the shareholders.

Q:	How does the Board recommend that I vote with respect to the Proposals?
A:	After careful consideration, the Board recommends that you vote FOR the Proposals.

Q:	How do I vote my shares?
A:	Please complete the enclosed proxy card, sign and date the card, and return the card by mail in the postage-paid envelope provided. As an alternative to voting by returning the signed and dated proxy card by mail, you may authorize a proxy to vote your shares by telephone or the Internet. You may also attend the Special Meeting and vote in person. To authorize a proxy to vote your shares by telephone or the Internet, please follow the instructions listed on the proxy card.

Q:	Whom should I call for additional information about the Proxy Statement/Prospectus?
A:	If you have any questions about the Proposals or need assistance voting your shares, you may call Gabelli Funds at (800) GABELLI (422-3554).

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SUMMARY

This summary highlights selected information from this joint proxy statement/prospectus and may not contain all the information that is important to you. To understand the Proposals fully and for a more complete description of the legal terms of each Proposal, you should carefully read this entire joint proxy statement/prospectus and the other documents to which you are referred.

The Companies

Comstock Funds, Inc.

Comstock Capital Value Fund

One Corporate Center

Rye, New York 10580-1422

Comstock Capital Value Fund is a mutual fund and is the only series of the Comstock Funds, Inc., a Maryland corporation (the “Company”).

New Comstock, Inc.

One Corporate Center

Rye, New York 10580-1422

New Comstock, Inc. is a newly formed Delaware corporation, which currently has no operations or assets. It has not engaged in any business or other activities other than in connection with the Reorganization Proposal.

General

Background

The Conversion Proposal relates to the Company ceasing to be an investment company including, converting its current holdings to cash and cash equivalents, and de-registering as an investment company with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (the “1940 Act”).  By voting FOR the Conversion Proposal, you will be agreeing to a plan to operate businesses directly or through companies in which New Comstock has at least a majority voting interest, and to the Company and Fund seeking approval of the SEC to de-register as an investment company under the 1940 Act.  If the Proposals are approved, it is intended that shares of New Comstock will trade on a secondary market as a single class of common stock. At this time, it is expected that shares of New Comstock would be quoted on the OTC Bulletin Board and in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

Currently, the Fund offers four separate classes of shares: Class AAA, Class A, Class C and Class I. Each class has different costs associated with buying, selling, and holding Fund shares. However, aside from the varying costs associated with each class of shares, the shareholder rights that each class of shares carries are identical. Shareholders of each class are entitled to one vote for each full share held and fractional votes for fractional shares held. All shares of the Fund have equal voting rights and are voted in the aggregate, and not by series or class, unless required otherwise by law. If the Proposals are approved, each outstanding share of each class of the Fund will be converted into a number of shares of a single new class of common stock of the Fund having the same aggregate net asset value as the net asset value of the converted share. It is expected that New Comstock would offer only a single class of shares because it will no longer be necessary for it to offer shares in series and classes varying by cost associated with buying, selling, and holding shares.

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The board of directors (the “Board” or the “Board of Directors”) also considered and approved an Agreement and Plan of Reorganization (the “Plan”), between the Company, on its own behalf and on behalf of the Fund, and New Comstock and the transactions contemplated thereby, including, among other things: (1) transfer by the Fund of all of its assets to New Comstock (which is being established solely for the purpose of acquiring those assets and continuing the Fund’s business) in exchange solely for shares in New Comstock and New Comstock’s assumption of all of the Fund’s liabilities, (2) distributing those shares pro rata to the Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof, and (3) liquidating and dissolving the Fund (the “Reorganization”). As a result of the Reorganization, shareholders of the Fund would become shareholders of New Comstock. The Reorganization is expected to occur shortly after the SEC’s approval of the Company’s and the Fund’s de-registration as an investment company. After careful consideration, the Board unanimously approved the Plan (the “Reorganization Proposal”).

If the Proposals are approved, shareholders will have fundamentally changed the nature of their investments and their rights will be different from their current rights as shareholders of the Fund. These changes may entail greater risks that could adversely affect the frequency and amount of distributions made to shareholders, the value of New Comstock’s shares, its regulatory and disclosure obligations, its exposure to interest rate fluctuations and the types and degree of leverage it uses. Additionally, changes will occur as a result of implementation of the Proposals that will affect the financial condition and results of operations of New Comstock.

Reasons for the Proposals

The Company currently operates as a mutual fund registered under the Investment Company Act of 1940, as amended (the “1940 Act”), and the Fund is the only series of stock of the Company currently outstanding. Recently, the portfolio managers for the Fund notified Gabelli Funds, LLC, the investment adviser to the Fund (the “Adviser”), that each intends to retire as the portfolio manager of the Fund. In addition, the Fund has experienced persistent and continued net outflows and, as a result, the Fund’s asset size has made it difficult to continue to operate the Fund at the current expense ratio, consistent with its investment objective and strategy.

The Adviser explored with the Board of the Company various available alternatives, including replacing the current portfolio managers, modifying the Fund’s investment strategy, merging the Fund with another mutual fund in the Adviser’s fund complex, and liquidating and dissolving the Fund. After considering all of the information available to it, the Board determined that continuing the Fund at its current size would not be in the best interests of the Fund and the shareholders. The Board also noted that the Fund had accumulated valuable capital loss carryforwards and that the capital loss carryforwards would be lost if the Fund was liquidated. In addition, the Board also considered merging the Fund, but in light of the applicable tax rules, a merger would not allow the Fund to take full advantage of the available capital loss carryforwards because the capital loss carryforwards would potentially be restricted in a merger. Accordingly, a merger would be disadvantageous to the Fund’s shareholders. Further, the Board noted that capital loss carryforwards should be utilized for the benefit of the existing Fund shareholders, if possible. Thus, the Board carefully analyzed a proposal to change the nature of the Fund’s business from a mutual fund to that of an operating company (the “Conversion Proposal”). The Board took into consideration that under the Conversion Proposal, the Fund would have an opportunity to utilize the accumulated capital loss carryforwards for the benefit of its shareholders. The newly formed Delaware operating company (“New Comstock”) would seek to make investments in one or more operating businesses in which it would hold at least a majority voting interest, and that may provide income or an increase in value, that when sold, may be available to be offset by the accumulated capital loss carryforwards. The Board concluded that such investments may provide an opportunity to generate shareholder value by utilizing a portion of the accumulated capital loss carryforwards and would further the interests of Fund shareholders.

In analyzing the Conversion Proposal, the Board took into consideration the fact that if the Fund was to cease operating as a mutual fund, shareholders would no longer have the right to redeem their shares at the then current net asset value and shareholders would only be able to obtain liquidity for their shares if a secondary trading market develops. At this time, it is expected that shares of New Comstock would be quoted on the OTC Bulletin Board and in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). Furthermore, the Adviser to the Fund would no longer manage the Fund’s assets and the Board would establish a management structure to manage New Comstock. The Board also considered the fact that even if the Fund was to convert to an operating company, there is no guarantee that New Comstock will be able to make acquisitions that would generate sufficient income or realize gains in order to maximize its utilization of the accumulated capital loss carryforwards.

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As described above, because the current share class structure has been set up for a mutual fund and if the Proposals are approved, it will no longer be necessary to have the varying share classes, the Board approved that each outstanding share of each class of the Fund should be converted into a number of shares of a single new class of common stock having the same aggregate net asset value as the net asset value of the converted share. It is expected that New Comstock would offer only a single class of shares because it will no longer be necessary for New Comstock to offer shares in series and classes varying by cost associated with buying, selling, and holding shares.

Finally, as described above, because the Board believes that the Delaware corporate form is the appropriate structure for an operating company, the Board approved the Plan and the Reorganization Proposal. Delaware corporate form is preferred for operating companies and would provide more flexibility with respect to the operation of New Comstock, which should lead to greater operating efficiencies, greater certainty regarding obligations of New Comstock and its Board, and greater flexibility in structuring shareholder voting rights and shareholder meetings.

Certain Information Regarding Directors and Executive Officers (see page 53)

If the Proposals are approved, it is anticipated that the current Directors will resign and Mario J. Gabelli and Christopher J. Marangi will serve as directors. If the Proposals are approved and the Fund de-registers under the 1940 Act, the investment advisory agreement would be terminated and the Adviser would cease acting as an investment adviser to the Fund. Once the Fund de-registers and the Reorganization is complete, New Comstock would be managed by an operating group. At this time, it is anticipated that the operating group would be comprised of Silvio A. Berni and Kevin Handwerker, each an affiliate of the Adviser.

Security Ownership of Directors, Executive Officers and Certain Shareholders (see page 57)

Certain of the Directors and executive officers own shares of the Company and, to that extent, their interest are the same as that of the other holders of shares of Company.

As of July 29, 2019, the Directors and executive officers of the Company and their affiliates owned and were entitled to vote 377,072 shares of the Company’s share, or 8.57% of the shares outstanding on that date entitled to vote with respect to each of the Proposals. We currently expect that each Director and executive officer of the Company will vote their shares “FOR” approval of each Proposal.

Comparison of Rights of Shareholders of Comstock Funds, Inc. and New Comstock, Inc. (see page 39)

The rights of shareholders of the Company are currently governed by Maryland General Corporation Law (the “MGCL”), the Company’s Charter and Bylaws. If the Reorganization is approved by the shareholders of the Company and the Reorganization is completed, then the shareholders of the Company will become shareholders of New Comstock and their rights will be governed by the General Corporation Law of the State of Delaware (the “DGCL”), Delaware Charter and Bylaws (collectively “Delaware Organizational Documents”). As described herein, some important differences exist between the MGCL and DGCL.

The major difference between the rights of shareholders of the Company and shareholders of New Comstock is that shareholders of New Comstock will be subject to ownership restrictions. Specifically, the Delaware Organizational Documents will restrict any person from attempting to purchase or otherwise acquire (an “Acquisition”), without the Board’s prior approval, any direct or indirect interest in the shares (or, if issued in the future, options, warrants, or other rights to acquire shares or securities convertible or exchangeable into them), if the Acquisition would either (1) cause the person to own (within the meaning of Section 382) more than 4.9% of the shares (any such person being referred to as a “Restricted Holder,” and such shares greater than 4.9% being referred to as “Excess Shares”) or (2) increase the percentage of the shares a Restricted Holder owns.  For purposes of determining the existence and identity of, and the amount of shares owned by, any shareholder, New Comstock is entitled to rely conclusively on, in addition to its actual knowledge of the ownership of its shares, the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date.

Material U.S. Federal Income Tax Consequences (see page 49)

It is the condition of the Reorganization that the Company will receive an opinion from the tax counsel to the effect that the Reorganization will be treated for U.S. federal income tax purposes as a reorganization under Section 368(a)(1)(F) of the Code. Accordingly, for U.S. federal income tax purposes, it is expected that:

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•	no gain or loss will be recognized as a result of the Reorganization;

•	with respect to the exchange of shares of the Company common stock for New Comstock common stock:

o	shareholders will not recognize gain or loss upon the exchange of their shares of the Company’s common stock for New Comstock common stock except with respect to cash received in lieu of fractional shares;

o	the tax basis of the shares of New Comstock common stock that shareholders will receive pursuant to the Reorganization in the aggregate will be the same as such shareholder’s adjusted tax basis in the shares of the Company’s common stock being exchanged in the Reorganization (reduced by the amount of any tax basis allocable to a fractional share for which cash is received); and

o	the holding period of shares of New Comstock common stock that shareholders will receive pursuant to the Reorganization will include the holding period with respect to the shares of the Company’s common stock being exchanged in the Reorganization.

The U.S. federal income tax treatment of holders of the Company’s common stock, and New Comstock common stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular holder of common stock may depend on that holder’s particular tax circumstances. Shareholders should consult their tax advisor regarding the specific tax consequences, including the federal, state, local and foreign tax consequences, in light of their particular investment in, or tax circumstances of acquiring, holding, exchanging or otherwise disposing of, the Company’s common stock, or New Comstock common stock.

Recommendation of the Board of Directors

The Board of Directors also unanimously recommends that all holders of the Company common stock vote in favor of each Proposal.

Date, Time, Place and Purpose of Special Meeting

The special meeting will be held on September 18, 2019, at 4:30 pm, Eastern time, at the Company’s offices at 401 Theodore Fremd Avenue (One Corporate Center), Rye, New York 10580-1422.

Shareholders Entitled to Vote

The Board of Directors has fixed the close of business on July 29, 2019, as the record date for the determination of holders of record of the Company’s common stock entitled to receive notice of, and to vote those shares by proxy or at, the special meeting. As of July 29, 2019, there were 4,397,921 shares of common stock outstanding and entitled to vote and 680 holders of record.

Voting and Proxies (see page 19)

Approval of the Conversion Proposal requires the affirmative vote of the holders of a “majority of the outstanding voting securities” as such term is defined in the 1940 Act, which means the vote, at the Special Meeting of the Fund (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding votes of the Fund are present or represented by proxy; or (b) of more than 50% of the outstanding votes of the Fund, whichever is the less. The approval of the Amendment and the Reorganization Proposal, each require the affirmative vote of a majority of the votes by shareholders entitled to be cast on the matter. In the event that the necessary quorum to transact business is not obtained or if a quorum is present but sufficient votes to approve the Proposals are not received at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to the Proposals. The persons named as proxies will vote the proxies including abstentions and proxies containing broker non-votes, if any, in favor of adjournment if they determine additional solicitation is warranted and in the interests of the Fund. The chairman of the Special Meeting may also adjourn the Special Meeting without a shareholder vote.

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No Dissenters’ Rights

Under the MGCL, shareholders will not be entitled to any statutory dissenters’ rights in connection with the Proposals.

Historical Market Price of the Company’s Shares

Not applicable. The Company is a mutual fund, its shares do not trade on an exchange. New Comstock is a newly organized Delaware corporation, its shares do not yet have a secondary market.

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RISK FACTORS

In addition to the other information included in this joint proxy statement/prospectus, shareholders should consider carefully the matters described below in determining whether to approve the Proposals.

Entry into New Businesses

Becoming an operating company would allow New Comstock to acquire or develop, directly or through one or more subsidiaries, businesses in which New Comstock has no experience or operating history.  There can be no assurance that New Comstock will be able to implement its proposed business plans or, if implemented, that they would be successful. It is not expected that New Comstock will be subject to claims from shareholders of the Company.

New Comstock is a Newly Formed Blank Check Company With no Operating History

New Comstock is a newly formed company that has conducted no operations and has generated no revenues. Until it completes its initial acquisition, it will have no operations and will generate no operating revenues. In making a decision on whether to invest in New Comstock’s securities, investors should take into account not only the background of the management team, but also the special risks New Comstock faces as a blank check company, as well as the fact that any future public offering of shares will need to be conducted in compliance with Rule 419 under Securities Act.

Concentration and Illiquidity

New Comstock’s assets may be invested in relatively few companies to be owned as operating companies and/or assets that are not securities.  At present, substantially all of the Fund’s assets are comprised of cash and cash equivalents with the exception of a small percentage of certain investment securities.

The strategy to be pursued by New Comstock following the approval of the Proposals and the completion of the Reorganization would involve acquiring one or more operating businesses and/or assets that are not securities and, to the extent permitted without being required to register as an investment company under the 1940 Act, investment securities, all of which may be less liquid than publicly traded securities.

The failure of the business or businesses New Comstock acquires or operates could have a significant adverse effect on New Comstock and its shareholders.  The investment return to shareholders would be, in part, dependent upon the performance of one or a few operating businesses or assets that are not securities rather than a diversified portfolio of investment securities.  Additionally, New Comstock could be more susceptible to economic and political developments than is currently the case.  In addition to the general risks of concentration, there are specific risks attributable to concentration in the industries in which New Comstock may focus. New Comstock has not yet identified any specific industries or operating businesses in which it will focus its operations following the de-registration.

New Comstock may be unable to promptly sell one or more of the operating businesses in response to changing economic, financial and investment conditions. New Comstock cannot predict whether it will be able to sell any businesses for the price or on the terms set by it or whether any price or other terms offered by a prospective purchaser would be acceptable to it. New Comstock may be required to expend funds to correct defects or to make improvements to an operating business before it can be sold. New Comstock cannot give assurances that it will have funds available to correct those defects or to make those improvements. In acquiring an operating business, New Comstock may agree to transfer restrictions that materially restrict it from selling that business for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that business. These transfer restrictions may impede New Comstock’s ability to sell a business even if it deems it necessary or appropriate. New Comstock may also have joint venture investments in certain of its businesses and, consequently, its ability to control decisions relating to such businesses may be limited.

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Increased Exposure to Portfolio Risk

Following the approval of the Proposals and the de-registration as a registered investment company, current investment policy would change and New Comstock would no longer be required to invest any portion of its portfolio consistent with the current investment policy.  Therefore, New Comstock could be subject to a greater degree of risk with respect to the financial stability and business operations of the business or businesses, which New Comstock may acquire.

There continues to be economic uncertainty, both domestically and globally. Continued concerns about the systemic impact of inflation, continuing economic issues in various European Union countries, energy costs, geopolitical issues, the availability and cost of credit and other macro-economic factors have contributed to increased market volatility and diminished expectations for the global economy and increased market uncertainty and instability. Turbulence in U.S. and international markets may adversely affect New Comstock’s financial condition, and the financial condition of investors. If these market conditions continue, they may have an adverse effect on New Comstock’s financial condition and results of its operations.

Trading in New Comstock’s Shares may Become Illiquid and Volatile Following De-registration

Investors can currently purchase or redeem shares of the Fund daily at the Fund’s net asset value.  If the Proposals are approved and the Company is successful in de-registering as a registered investment company, it will no longer operate as an investment company and its shares will likely trade based on New Comstock’s operating performance, prospects, market factors and other factors investors consider when evaluating operating and holding companies, rather than based on net asset values.  Accordingly, New Comstock shares may become illiquid and trade less frequently with more volatility than in the past. In addition, at this time, it is expected that shares of New Comstock would be quoted on the OTC Bulletin Board and in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

The Fund Does not Expect to pay Dividends Following De-registration and Expects to Conserve its Cash to Fund its Proposed Operations

As a regulated investment company (RIC) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Fund is required to distribute to its shareholders on an annual basis at least 90% of its ordinary income and realized short-term capital gains in excess of realized short-term capital losses, if any.  If the Proposals are approved, New Comstock will not seek to qualify as a RIC and it intends to use its assets to acquire a controlling interest in one or more operating businesses and/or acquire assets that are not securities and, thereafter, to fund its operating businesses.  As a result, it is expected that New Comstock will not pay dividends following the proposed de-registration.  Accordingly, shareholders must rely on sales of their shares as the only way to realize a return on their investment and such return may be negative.

Federal Income Tax Treatment

The Fund has qualified for and elected tax treatment under subchapter M of the Code as a RIC. A RIC, unlike an ordinary corporation, pays no federal income taxes on that portion of its annual income distributed to shareholders, provided that at least 90% of such income is so distributed.  As a consequence of this special tax treatment, a RIC is required to act largely as a passive investment vehicle, limited in its scope of permissible investments and in its ability to manage directly such investments.

Following the approval of the Proposals and the commensurate change in the business to that of an operating company, New Comstock would cease to be taxed as a RIC and instead would be taxed as a C-corporation.

If taxed as a C-corporation for federal income tax purposes, the total net income would be subject to federal taxation at the corporate level at the current federal tax rate of 21%.  To the extent that such income is distributed to shareholders, these distributions may also be subject to taxation at the shareholder level as ordinary income (generally, dividends; however, distributions would be taxed at the long-term capital gains rate if such distributions constitute “qualified dividend income” as defined in the Code and certain holding periods and other requirements are met) or as long-term capital gains (if a return of capital exceeds the shareholder’s tax basis on shares held for longer than one year) and New Comstock gets no deduction for such distributions.  In addition, if it ceases to be taxed as a RIC, it may become subject to certain state and local taxes to which it is not currently subject.

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In addition, as a RIC, the Fund is required to distribute substantially all of its income each year to shareholders.  After it ceases to be taxed as a RIC, it will no longer be subject to this requirement, and the determination of whether to make distributions, if any, to shareholders will be made by the Board.  Although no determination has yet been made as to New Comstock’s distribution policy, in the event these Proposals are approved, it is likely that the Board will determine that all of the working capital is required for its operations and that, accordingly, no distributions should be made for the foreseeable future.  In that event, and for so long as such policy is in place, shareholders would receive no current income from their investment.

Many changes to tax law have recently been made pursuant to tax legislation signed into law on December 22, 2017 (the “2017 Tax Act”). The exact impact that the 2017 Tax Act will have on New Comstock and on each prospective investor is uncertain. Further changes to tax law could be made and many Treasury regulations are expected to be promulgated with respect to the 2017 Tax Act which could have unexpected effects on the tax treatment of an investment in New Comstock, including potentially with retroactive effect. Among the many changes, the 2017 Tax Act reduced the federal corporate income tax rate to 21% and included a new provision that requires certain accrual method taxpayers to include amounts in income no later than the time such amounts are reflected on certain financial statements. Prospective investors should consult with their tax advisors regarding the impact of this new provision.

Risks Related to De-registration Under the 1940 Act

Following shareholder approval of the Proposals, the Company intends to apply to the SEC for an order under Section 8(f) of the 1940 Act declaring that it has ceased to be an investment company and that its registration statement is no longer in effect, at such time as the Board determines it is appropriate and in the best interest of the Company.  The Company will continue to operate as a RIC until the de-registration is effected. After reviewing the application, the SEC can require the Company to supply additional information, which may result in one or more amendments to the application.  The SEC can on its own motion or on the motion of any interested party order a public hearing on the application.  It cannot be stated with certainty whether or when the SEC will grant the application, and it is anticipated that it would take approximately three to four months from the date of filing to obtain a de-registration order.

If the Proposals are approved and if, as a result of a change in the nature of the operations the SEC should approve de-registration under Section 8(f) of the 1940 Act, shareholders would no longer have the benefit of the significant regulatory protections provided by the 1940 Act.

Effects of the de-registration. As a registered investment company, the Fund is subject to extensive regulation under the 1940 Act.  The 1940 Act, among other things:

•	regulates the composition of the Board and requires annual approval by the Board of the investment advisory agreement, distribution agreement and plans of distribution under Rule 12b-1 under the 1940 Act;

•	regulates the capital structure of the Fund by limiting the issuance of senior equity and debt securities and limiting the issuance of stock options, rights, and warrants;

•	prohibits certain transactions between the Fund and affiliated persons, including directors and officers of the Fund or affiliated companies;

•	regulates the issuance of common stock at less than NAV;

•	regulates the form, content, and frequency of financial reports to shareholders;

•	requires the Fund to report its assets at their fair value rather than at cost in financial reports;

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•	requires that the Fund file with the SEC periodic reports designed to disclose compliance with the 1940 Act and to present other financial information;

•	prohibits the Fund from changing the nature of its business or fundamental investment policies without the prior approval of its shareholders;

•	prohibits pyramiding of investment companies and the cross ownership of securities;

•	provides for the custody of securities and bonding of certain employees;

•	prohibits voting trusts;

•	provides that no securities may be issued for services or for property other than cash or securities except as a dividend or a distribution to security holders or in connection with a reorganization;

•	regulates the manner in which repurchases of shares may be effected;

•	regulates plans of reorganization;

•	provides for enforcement by the SEC of the 1940 Act through administrative proceedings and court actions; and

•	creates a right in private persons to bring certain actions in Federal courts to enforce compliance with the 1940 Act. Upon de-registration, the Company would no longer be subject to the foregoing regulations, all of which are designed to protect the interests of the shareholders.

Upon approval by the shareholders and while the request for de-registration is pending with the SEC, the Adviser will manage the portfolio of investments with the objective to preserve capital. The Fund will not accept new investments but will allow redemptions during this period. During this time, the proposed management team, (as identified herein), will begin the process of identifying prospective operating businesses in which to invest to acquire a controlling interest. Upon issuance of an order of de-registration, the investment policies will cease to be effective and will no longer control the Fund’s affairs.

Utilization of the Capital Loss Carryforwards

As noted herein, the Fund has accumulated significant capital loss carryforwards and that the capital loss carryforwards would be lost if the Fund was liquidated. New Comstock would seek to make investments in one or more operating businesses in which it would hold at least a majority voting interest, and that may provide income or an increase in value, that when sold, may be available to be offset by the accumulated capital loss carryforwards. There can be no assurance, however, that New Comstock will be successful in acquiring operating businesses or in producing earnings or realizing gains in order to maximize the utilization of its accumulated capital loss carryforwards, or that its participation in the management of operating businesses will be beneficial to such businesses. The federal tax rules applicable to the utilization of the accumulated capital loss carryforwards may impose further restrictions on the utilization of the capital loss carryforwards. In addition, capital loss carryforwards of New Comstock have a limited life and generally expire five years after accrual and can only be offset against capital gains. As a result, operating businesses that New Comstock acquires need to be able to generate capital gains as opposed to operating income in order to offset the capital loss carryforwards. This may affect the investable universe for New Comstock.

If the Proposals are approved, New Comstock will have substantial capital loss carryforwards under Section 1212 of the Code from previous taxable years to offset future capital gains. These capital loss carryforwards will be significant assets of New Comstock, which will succeed to the capital loss carryforwards if the Reorganization is approved and consummated, that could translate into significant future tax savings for New Comstock and its shareholders. However, Sections 382 and 383 of the Code (collectively, “Section 382”) would limit New Comstock’s ability to use the capital loss carryforwards fully if it experienced an “ownership change.” To reduce the risk of that occurring, New Comstock’s Delaware Organizational Documents contain provisions that are designed to prevent an ownership change from taking place without the directors’ prior approval by (i) limiting the ability of persons to beneficially own more than 4.9% of the outstanding shares and (ii) limiting the ability of persons who, following the Proposals, will own more than 4.9% of the outstanding shares from acquiring additional shares of such acquisition that would cause an “ownership change” under Section 382. These provisions, however, could have an anti-takeover effect, or limit the ability of certain shareholders to influence management of New Comstock.

Limited Life of Capital Loss Carryforwords

Capital loss carryforwards of New Comstock have a limited life and generally expire five years after accrual and can only be offset against capital gains.

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New Comstock may be Unable to Complete Acquisitions That Would Grow its Business

New Comstock expects to make future acquisitions of operating businesses that, when sold, will provide an increase in value in order to utilize the accumulated capital loss carryforwards. New Comstock does not anticipate setting a minimum balance sheet threshold for any acquisition target. Nonetheless, New Comstock may not be successful in identifying and consummating suitable acquisitions that meet its criteria, which may impede its growth. New Comstock may encounter competition when it seeks to acquire operating businesses.  Should New Comstock pay higher prices for operating businesses or other assets, its profitability may be reduced.  New Comstock’s ability to acquire operating businesses on favorable terms may be constrained by the following additional risks:

•	The inability to achieve satisfactory completion of due diligence investigations and other customary closing conditions;

•	The consideration paid for operating businesses may exceed their value. Due to competition, New Comstock seeks to acquire or otherwise, the consideration paid for certain operating businesses may exceed their value;

•	New Comstock may spend more than the time and amounts budgeted to make necessary acquisitions; and

•	New Comstock may acquire operating businesses subject to liabilities. New Comstock may acquire businesses subject to liabilities without any recourse, or with only limited recourse, with respect to unknown liabilities.

In addition, because shareholders will be able to redeem shares until de-registration as a registered investment company is effectuated, New Comstock’s balance sheet available for business acquisitions may be significantly lower than the Fund’s current balance sheet.

New Comstock may be Unable to Complete Acquisitions Within Three Years

If, within three years following the closing date of the Reorganization, New Comstock cannot invest at least 75% of its net asset value in operating businesses, the Board will consider available options, including liquidating New Comstock and distributing the net proceeds to the shareholders. It is important to note that it may take a prolonged period of time for New Comstock to distribute liquidating distributions to its shareholders and as a result, shareholders may have to wait a prolonged period of time to receive their distributions. If a shareholder is unwilling or unable to wait for New Comstock to pay out liquidating distributions, such shareholder may have to sell their shares at a loss.

New Comstock may Fail to Successfully Integrate and Operate Acquired Businesses

As New Comstock acquires operating businesses, it will be required to integrate them into its then existing portfolio.  An operating business may turn out to be less compatible with New Comstock’s growth strategy than originally anticipated, may cause disruptions in its operations or may divert management’s attention away from day-to-day operations, which could impair its results of operations.

Delays in Acquisitions of Operating Businesses may Adversely Affect Your Investment

New Comstock may encounter delays in the selection, or acquisition, of operating businesses which could adversely affect returns to shareholders.  Shareholders could suffer delays in the distribution of cash dividends, if any, attributable to any such businesses.

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Fair Market Value of Target Business

The fair market value of a target business will be determined by our management team based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow, book value, and the price for which comparable businesses have recently been sold. Other factors contributing to a determination of the fair market value may include timing, the reputation of the target business and the anticipated costs of completing the transaction.

We will not obtain an opinion from an unaffiliated third party regarding the fair market value of a target business we select at the time of any transaction. We are also not required to obtain an opinion from an unaffiliated third party indicating that the price we plan to pay is fair to our shareholders from a financial perspective unless the target is affiliated with our officers, directors, special advisors, existing shareholders or their affiliates. There are no guarantees that the judgment of our management team as to the fair market value of any target business will meet the criteria that independent investment banking firms or other blank check companies may use.

The Ownership Restrictions may Prevent or Restrict Shareholders From Acquiring or Transferring Shares of New Comstock Common Stock

The Delaware Organizational Documents generally will restrict any person from attempting to purchase or otherwise acquire (an “Acquisition”), without the Board’s prior approval, any direct or indirect interest in the shares (or, if issued in the future, options, warrants, or other rights to acquire shares or securities convertible or exchangeable into them), if the Acquisition would either (1) cause the person to own (within the meaning of Section 382) more than 4.9% of the shares (any such person being referred to as a “Restricted Holder,” and such shares greater than 4.9% being referred to as “Excess Shares”) or (2) increase the percentage of the shares a Restricted Holder owns.  For purposes of determining the existence and identity of, and the amount of shares owned by, any shareholder, New Comstock is entitled to rely conclusively on, in addition to its actual knowledge of the ownership of its shares, the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date.

In seeking to enforce more effectively the foregoing acquisition restrictions, the Delaware Organizational Documents also provide that a Restricted Holder will be required, prior to the date of any proposed Acquisition of Excess Shares, to request in writing (a “Request”) that the Board of Directors review and authorize the proposed Acquisition.  Any determination made by the Board of Directors whether to authorize a proposed Acquisition of Excess Shares will be made in their sole discretion and judgment.  Any person who makes a Request will be required to reimburse New Comstock for all reasonable costs and expenses incurred in making that determination.

The Delaware Organizational Documents provide that any Acquisition attempted to be made in violation of the Share Limitations will be null and void ab initio to the fullest extent permitted by law and contains detailed terms that seek to achieve that result.  They also provide that any person who knowingly violates the Share Limitations, or any persons in the same control group with such a person, shall be liable for, and shall indemnify and hold harmless against, any and all damages suffered as a result of the violation, including damages resulting from a reduction in or elimination of the ability to use the capital loss carryforwards and attorneys’ and auditors’ fees incurred in connection with such violation.

A Prolonged Economic Slowdown Could Adversely Impact the Results of Operations of the Operating Businesses

We believe the risks associated with our investments will be more acute during periods of economic slowdown or recession due to the adverse impact caused by various factors, including inflation, deflation, increased unemployment, volatile energy costs, geopolitical issues, the availability and cost of credit, market volatility and weakened business and consumer confidence. This difficult operating environment caused by an economic slowdown or recession could have an adverse impact on the ability of the operating businesses to operate profitably, which is likely to harm their financial condition.

Liquidity and Capital Resources

If we underestimate the costs of undertaking in-depth due diligence and negotiating the initial target acquisition, New Comstock may have insufficient funds available to operate its business prior to the initial business acquisition. Moreover, New Comstock may need to obtain additional financing to consummate an initial business acquisition in which case New Comstock may issue additional securities or incur debt in connection with such business acquisition. Subject to compliance with applicable securities laws, New Comstock would only consummate such financing simultaneously with the consummation of its initial business acquisition. Following the initial business acquisition, if cash on hand is insufficient, New Comstock may need to obtain additional financing in order to meet its obligations. Issuance of additional securities may significantly dilute then current shareholders.

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VOTING AND PROXIES

This proxy statement/prospectus is furnished in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting of shareholders to be held on September 18, 2019, or any adjournments or postponements thereof.

Date, Time and Place of the Special Meeting

The Special Meeting will be held on September 18, 2019, at 4:30 pm, Eastern time, at 401 Theodore Fremd Avenue (One Corporate Center), Rye, New York 10580-1422.

The purposes of the Special Meeting are:

1.	The approval of a change in the nature of the Company’s business to cease to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”) and de-register as a registered investment company with the Securities and Exchange Commission (the “SEC”);

2.	The approval of the amendment of the charter of the Company to convert all outstanding shares of stock of the Fund into a single new class of common stock, as more fully described herein;

3.	The approval of the Agreement and Plan of Reorganization, between the Company, on its own behalf and on behalf of the Fund, and a newly formed Delaware corporation and the transactions contemplated thereby, including, among other things: (1) transfer by the Fund of all of its assets to New Comstock (which is being established solely for the purpose of acquiring those assets and continuing the Fund’s business) in exchange solely for shares in New Comstock and New Comstock’s assumption of all of the Fund’s liabilities, (2) distributing those shares pro rata to the Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof, and (3) liquidating and dissolving the Fund, all as more fully described herein; and

4.	Such other business, including adjournments, as may properly come before the Special Meeting.

The Board of Directors has fixed the close of business on July 29, 2019, as the record date for determining which holders of record that are entitled to notice of, and to vote those shares by proxy or at, the Special Meeting and at any adjournment or postponement of the Special Meeting. On the record date, there were 4,397,921 shares of outstanding, held by approximately 680 holders of record.

Quorum and Voting

Each holder of a whole Share shall be entitled to one vote for each such whole Share, and each holder of a fractional Share shall be entitled to a proportionate fractional vote for each such fractional Share, held in such shareholder’s name on the Record Date.

The presence in-person or by proxy of shareholders of the Fund entitled to cast at least one-third of the votes entitled to be cast shall constitute a quorum. Approval of the Conversion Proposal requires the affirmative vote of the holders of a “majority of the outstanding voting securities” as such term is defined in the 1940 Act, which means the vote, at the Special Meeting of the Fund, of (a) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding votes of the Fund are present or represented by proxy; or (b) more than 50% of the outstanding votes of the Fund, whichever is the less. The approval of the Amendment and the Reorganization Proposal, each require the affirmative vote of a majority of the votes by shareholders entitled to be cast on the matter. In the event that the necessary quorum to transact business is not obtained or if a quorum is present but sufficient votes to approve the Proposals are not received at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to the Proposals. The persons named as proxies will vote the proxies including abstentions and proxies containing broker non-votes, if any, in favor of adjournment if they determine additional solicitation is warranted and in the interests of the Fund. The chairman of the Special Meeting may also adjourn the Special Meeting without a shareholder vote.

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The Board of Directors unanimously recommends that shareholders vote “FOR” each of the Proposals.

Expenses and Proxy Solicitation

Solicitation of proxies is being made primarily by the mailing of this proxy statement/prospectus with its enclosures on or about [ ], 2019. In order to obtain the necessary quorum at the Special Meeting, supplementary solicitation may be made by mail, telephone, facsimile or personal interview. Such solicitation may be conducted by, among others, officers and regular employees of the Adviser. Expenses of the preparation of this proxy statement/prospectus and related materials, including printing and delivery costs, and other expenses related to proxy solicitation, including the tabulation of proxies and voting instructions will be borne by the Adviser or an affiliate. Shareholders whose shares are held by nominees such as brokers can vote their proxies by contacting their respective nominee.

Other Matters

As of the date of this proxy statement/prospectus, the Company is not aware of any other business to be acted on at the special meeting. However, if any other matters are properly presented at the special meeting, or any adjournment or postponement of the special meeting, the persons appointed as proxies or their substitutes will have discretion to vote or act on the matter according to their best judgment.

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BACKGROUND AND REASONS FOR THE PROPOSALS

Conversion Proposal

The Conversion Proposal relates to the Company ceasing to be an investment company including converting its current holdings to cash and cash equivalents, and de-registering as an investment company with the Securities and Exchange Commission (“SEC”) under the 1940 Act.  By voting FOR the Conversion Proposal, you will be agreeing to a plan to operate businesses directly or through companies in which New Comstock has at least a majority voting interest, and to the Fund seeking approval of the SEC to de-register as an investment company under the 1940 Act.  If the Proposals are approved, it is intended that shares of New Comstock will trade on a secondary market as a single class of common stock. At this time, it is expected that shares of New Comstock would be quoted on the OTC Bulletin Board and in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC).

Gabelli Funds, LLC, the investment adviser to the Fund (the “Adviser”), explored with the Board various available alternatives, including replacing the current portfolio managers, modifying the Fund’s investment strategy, merging the Fund with another mutual fund in the Adviser’s fund complex, and liquidating and dissolving the Fund. After considering all of the information available to it, the Board determined that continuing the Fund at its current size would not be in the best interest of the Fund and its shareholders. The Board also noted that the Fund had accumulated valuable capital loss carryforwards and that the capital loss carryforwards would be lost if the Fund was liquidated. In addition, the Board also considered merging the Fund with another fund, but in light of the applicable tax rules, a merger would not allow the Fund to take full advantage of the available capital loss carryforwards because the capital loss carryforwards would potentially be restricted in a merger. Accordingly, a merger would be disadvantageous to the Fund’s shareholders. Further, the Board noted that capital loss carryforwards should be utilized for the benefit of the existing Fund shareholders, if possible. Thus, the Board carefully analyzed the Conversion Proposal to change the nature of the Fund’s business from a mutual fund to that of an operating company. The Board took into consideration that under the Conversion Proposal, the Fund may have an opportunity to utilize the accumulated capital loss carryforwards for the benefit of its shareholders. The newly formed Delaware operating company would seek to make investments in one or more operating businesses in which it would hold at least a majority voting interest, and that may provide income or an increase in value, that when sold, may be available to be offset by the accumulated capital loss carryforwards. The Board concluded that such investments may provide an opportunity to generate shareholder value by utilizing a portion of the accumulated capital loss carryforwards and would further the interests of Fund shareholders.

In analyzing the Conversion Proposal, the Board took into consideration the fact that if the Fund was to cease operating as a mutual fund, shareholders would no longer have the right to redeem their shares at the then current net asset value. Furthermore, the Adviser to the Fund would no longer manage its assets and the Board would establish a management structure to manage New Comstock. The Board also considered the fact that even if the Fund was to convert to an operating company, there is no guarantee that the operating company will be able to make acquisitions that would generate sufficient income or realize gains in order to maximize its utilization of the accumulated capital loss carryforwards.

Amendment Proposal

In connection with the Conversion Proposal, the Board considered an amendment (the “Amendment”) of the charter of the Company (the “Company Charter”) to provide for the conversion of all outstanding shares of the Fund into a single new class of common stock. After careful consideration, the Board declared the Amendment of the Company Charter advisable. The following summary of the proposed Amendment does not purport to be complete and is qualified in its entirety by reference to the Articles of Amendment attached hereto as Appendix D.

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Summary of Proposed Charter Amendments

Conversion of Outstanding Shares. The Fund is the only currently outstanding series of the Company and is offered in four classes: Class AAA, Class A, Class C, and Class I. Each class has different costs associated with buying, selling, and holding Fund shares. However, aside from the varying costs associated with each class of shares, the shareholder rights that each class of shares carries are identical. Shareholders of each class are entitled to one vote for each full share held and fractional votes for fractional shares held. All shares of the Fund have equal voting rights and are voted in the aggregate, and not by series or class, unless required otherwise by law. If the Proposals are approved, each outstanding share of each class of the Fund will be converted into a number of shares of a single new class of common stock having the same aggregate net asset value as the net asset value of the converted share.

Reorganization Proposal

The Board considered and approved, on behalf of the Company and the Fund, an Agreement and Plan of Reorganization (the “Plan”) between the Company, on its own behalf and on behalf of the Fund, and New Comstock Fund and the transactions contemplated thereby, including, among other things: (1) transfer by the Fund of all of its assets to New Comstock (which is being established solely for the purpose of acquiring those assets and continuing the Fund’s business) in exchange solely for shares in New Comstock and New Comstock’s assumption of all of the Fund’s liabilities, (2) distributing those shares pro rata to the Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof, and (3) liquidating and dissolving the Fund (the “Reorganization”). The form of the Plan is attached hereto as Appendix A. The Reorganization will be effected only if the Conversion and the Amendment Proposals are approved by the shareholders and effected by the Board.

Implementation of the Conversion Proposal

De-registration. If the Proposals are approved, the Fund would convert its current holdings to cash and cash equivalents and when less than 40% of the value of the Fund’s total assets (exclusive of government securities and cash) constitute “investment securities” (as defined in Section 3(a)(2) of the 1940 Act), the Fund will file an application with the SEC for a de-registration order. After reviewing the application, the SEC can require the Company and the Fund to supply additional information, which may result in one or more amendments to the application. The SEC can, on its own motion or on the motion of any interested party, order a public hearing on the application. It cannot be stated with certainty whether the SEC will grant the Fund’s application, and it may take several months or longer from the date of filing of the application to obtain a de-registration order.  Until the SEC issues a de-registration order, the Fund will continue to be registered as an investment company and will continue to be restricted by its fundamental investment restrictions. Upon approval by the shareholders and while the request for de-registration is pending with the SEC, the Adviser will manage the portfolio of investments with the objective to preserve capital. The Fund will not accept new investments but will allow redemptions during this period. During this time, the proposed management team, (as identified herein), will begin the process of identifying prospective operating businesses in which to invest to acquire a controlling interest.

After issuance of a de-registration order, the 1940 Act will no longer apply to the Fund’s affairs and its investment objective and investment restrictions will become subject to the discretion of the Board, which will be responsible for determining the investment focus of New Comstock.

Effects of the De-registration. As a registered investment company, the Fund is subject to extensive regulation under the 1940 Act.  The 1940 Act, among other things:

•	regulates the composition of the Board and requires annual approval by the Board of the investment advisory agreement, distribution agreement and plans of distribution under Rule 12b-1 under the 1940 Act;

•	regulates the capital structure of the Fund by limiting the issuance of senior equity and debt securities and limiting the issuance of stock options, rights, and warrants;

•	prohibits certain transactions between the Fund and affiliated persons, including directors and officers of the Fund or affiliated companies;

•	regulates the issuance of common stock at less than NAV;

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•	regulates the form, content, and frequency of financial reports to shareholders;

•	requires the Fund to report its assets at their fair value rather than at cost in financial reports;

•	requires that the Fund file with the SEC periodic reports designed to disclose compliance with the 1940 Act and to present other financial information;

•	prohibits the Fund from changing the nature of its business or fundamental investment policies without the prior approval of its shareholders;

•	prohibits pyramiding of investment companies and the cross ownership of securities;

•	provides for the custody of securities and bonding of certain employees;

•	prohibits voting trusts;

•	provides that no securities may be issued for services or for property other than cash or securities except as a dividend or a distribution to security holders or in connection with a reorganization;

•	regulates the manner in which repurchases of shares may be effected;

•	regulates plans of reorganization;

•	provides for enforcement by the SEC of the 1940 Act through administrative proceedings and court actions; and

•	creates a right in private persons to bring certain actions in Federal courts to enforce compliance with the 1940 Act. Upon de-registration, the Company would no longer be subject to the foregoing regulations, all of which are designed to protect the interests of the shareholders.

Investment Advisory Agreement. If the Proposals are approved, the Fund ceases to meet the definition of investment company under the 1940 Act, and de-registers as a mutual fund, the investment advisory agreement between the Fund and the Adviser would terminate, and thereafter New Comstock would be internally managed by its newly appointed executive officers and other new employees or agents.

Becoming an operating company. Upon effectiveness of the de-registration order, the Fund would become an operating company and would reorganize into New Comstock.  The shares of New Comstock are expected to be quoted on the OTC Bulletin Board and in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). It is expected that New Comstock will file annual, quarterly, current and other reports with the SEC under the Securities Exchange Act of 1934, as amended (“1934 Act”).

If the Proposals are approved, shareholders will have fundamentally changed the nature of their investments and their rights will be different from their current rights as shareholders of the Fund. These changes may entail greater risks that could adversely affect the frequency and amount of distributions made to shareholders, the value of New Comstock’s shares, its regulatory and disclosure obligations, its exposure to interest rate fluctuations and the types and degree of leverage it uses. Additionally, changes will occur as a result of implementation of the Proposals that will affect the financial condition and results of operations of New Comstock.

Once New Comstock becomes an operating company it will qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, modified by the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As such, New Comstock can take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in periodic reports and proxy statements. As a result, New Comstock shareholders may not have access to certain information they deem important.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long it qualifies as an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, the financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that the decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

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TERMS OF THE REORGANIZATION

What are the shareholders being asked to approve?

Shareholders of the Fund are being asked to approve the Reorganization. If shareholders of the Fund approve the Reorganization, the Reorganization will be consummated shortly after the Company de-registers as an investment company with the SEC (the “Closing Date”).

The Reorganization and the Plan contemplate:

•	transfer by the Fund of all of its assets to New Comstock (which is being established solely for the purpose of acquiring those assets and continuing the Fund’s business) in exchange solely for shares in New Comstock and New Comstock’s assumption of all of the Fund’s liabilities;

•	distributing those shares pro rata to the Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof; and

•	liquidating and dissolving the Fund.

Summary of the Plan

What are the terms and conditions of the Plan?

The terms and conditions under which the Reorganization would be completed are contained in the Plan. The following summary of material terms of the Plan is qualified by reference to the Plan itself, form of which is attached to this proxy statement/prospectus as Appendix A.

The Plan provides that New Comstock will acquire all of the assets of the Fund in exchange solely for shares of New Comstock and assumption of all of the Fund’s liabilities. The Plan further provides that, on or as soon as practicable after the Closing Date, the Fund will distribute those shares to its shareholders and then will liquidate and dissolve.

The number of shares and amount of cash in lieu of fractional shares of New Comstock each shareholder will receive in the Reorganization will be equal in value, as calculated at the close of business (4:00 p.m. Eastern Time) on the Closing Date, to the number of full and fractional shares of the Fund a shareholder owns on the Closing Date. After that distribution, the Company will take all necessary steps under the MGCL, its governing documents and any other applicable law to effect its liquidation and dissolution.

The Plan may be terminated, and the Reorganization may be abandoned, at any time prior to its consummation, before or after approval by the Fund shareholders, by the Company and New Comstock’s mutual agreement.  The completion of the Reorganization also is subject to various conditions, including completion of all necessary filings with the SEC; delivery of a legal opinion regarding the federal tax consequences of the Reorganization; and other customary corporate and securities matters. Subject to the satisfaction of those conditions, the Reorganization will take place immediately after the close of business on the Closing Date.  The Plan provides that the Company may waive compliance with any of the conditions set forth therein for its benefit, if such waiver will not have a material adverse effect on the Fund’s shareholders, other than the requirements that (1) the Plan and the transactions contemplated thereby have been duly adopted and approved by the Board and the Fund’s shareholders at the Meeting and (2) the Company receives an opinion of counsel that the Reorganization will constitute a tax-free reorganization for federal income tax purposes, except with respect to cash received by the Fund’s shareholders in lieu of fractional shares of New Comstock common stock.

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What effect will the Reorganization have on the Company and the Fund’s shareholders?

The Board has determined that an operating company formed as a Delaware corporation has advantages over an operating company organized as a Maryland corporation. As a result of these advantages, the Delaware corporate organizational form has been increasingly used by operating companies. In unanimously declaring the Reorganization advisable and approving the Plan and recommending that shareholders of the Fund approve the Reorganization, the Board was provided and evaluated information it reasonably believed necessary to consider the proposed Reorganization. The Board determined that (1) the interests of the Fund’s shareholders would not be diluted as a result of the Reorganization and (2) the Reorganization would be in the best interests of the Company and the Fund’s shareholders. Key factors considered by the Board include:

•	Delaware corporate form is preferred for operating companies and would provide more flexibility with respect to the operation of New Comstock, which should lead to greater operating efficiencies, greater certainty regarding obligations of New Comstock and its Board, and greater flexibility in structuring shareholder voting rights and shareholder meetings.

•	New Comstock may be able to realize greater operating efficiencies because the Reorganization would permit New Comstock to operate under uniform, modern and flexible governing documents that would streamline the governance process and should reduce costs associated with governance and compliance monitoring.

•	Currently, the Fund has, and if the Proposals are approved, New Comstock will have substantial capital loss carryforwards that could translate into significant future tax savings for the shareholders. The Delaware organizational documents are designed to prevent an ownership change from taking place which could limit New Comstock’s ability to use the capital loss carryforwards, by (i) limiting the ability of persons to beneficially own more than 4.9% of New Comstock’s outstanding shares without the directors’ prior approval and (ii) limiting the ability of persons who, following the Reorganization, will own more than 4.9% of New Comstock’s outstanding shares from acquiring additional shares if such acquisition would cause an “ownership change” under Section 382 of the Code.

What effect will the Reorganization have on the Company and the Fund’s shareholders?

Immediately after the Reorganization, shareholders of the Fund will own shares of New Comstock that are equal in value to the shares of the Fund they held immediately prior to the Closing Date. For example, if you currently own $100 of the Fund, then immediately at the Closing Date you would own $100 of New Comstock. For all practical purposes, your financial investment in the Fund would not change at the Closing Date.

As a result of the Reorganization, shareholders of the Fund, which is a Maryland corporation, will become shareholders of New Comstock.

What will be the federal income tax consequences of the Reorganization?

As a condition to consummation of the Reorganization, the Fund and the Company will receive an opinion from Paul Hastings LLP substantially to the effect that neither the Fund nor its shareholders will recognize gain or loss as a direct result of the Reorganization, except with respect to cash received by the Fund shareholder in lieu of fractional shares of New Comstock common stock. As a general matter, the holding period for, and the aggregate tax basis in, New Comstock shares a shareholder receives pursuant to the Reorganization will include the holding period for, and will be the same as the aggregate tax basis in, the Fund shares the shareholder holds immediately prior to the Reorganization (provided the shareholder holds the shares as a capital asset on the Closing Date). Also, New Comstock’s holding period for, and tax basis in, each asset the Fund transfers to it will include the Fund’s holding period for, and be the same as the Fund’s tax basis in, that asset immediately prior to the Reorganization.

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DIVIDEND POLICY

New Comstock is a newly formed company and has no significant operations. New Comstock will rely primarily on dividends and other distributions from the operating businesses in which it invests, so it may, among other things, pay dividends on its common stock if and to the extent declared by the Board of Directors. However, at this time, it is expected that New Comstock will not pay dividends.  Accordingly, shareholders must rely on sales of their shares as the only way to realize a return on their investment and such return may be negative.

In addition, New Comstock may only pay dividends if it has funds legally available to pay dividends and such payment is not restricted or prohibited by law, the terms of any shares with higher priority with respect to dividends or any documents governing any indebtedness.

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OUR BUSINESS

The following is the description of New Comstock’s business. For purposes of this section, references to “New Comstock” “we”, “our” and “us” mean only New Comstock.

Overview

We are a Delaware corporation formed for the purpose of acquiring one or more operating businesses. We have not identified any potential initial businesses and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential initial businesses.

We will seek to capitalize on the significant experience and contacts of our management team to complete our initial business acquisition. We may pursue our initial business acquisition in any business, or industry and we will limit our search to companies that are domiciled in the United States. Following our initial business acquisition, our objective will be to implement or support the acquired business’ growth and operating strategies. We intend to target businesses with growth potential in excess of forecasted market rates at a reasonable price as a platform for further consolidation opportunities and asset build-ups as well as those that are at an inflection point in the evolution of their business models. Our management team intends to focus on prudently implementing advanced information technology and data analytics capabilities in their operations so as to drive growth, realize cost advantages, enhance predictive modelling and result in better corporate decision making.

We believe there are secular trends that will continue to drive opportunities for companies operating in certain industries. We also believe that transformational demographic dynamics, technological advancements and consumer demand and tastes will lead to structural changes, productivity improvements, and growth across a multitude of industries, including our target markets and our target industries. Given our extensive background, experience and network of relationships, we are confident in our ability to find attractive targets. We believe that the complexities of today’s geopolitical environment are growing, and will lead to increasing opportunities. These criteria are not intended to be exhaustive, and we may pursue business acquisitions based on other considerations, factors and criteria that our management team may deem relevant.

Our objective is to consummate our initial business acquisition with such a business and enhance shareholder value by helping it to identify and recruit management, identify and complete additional acquisitions, implement operational improvements, and expand its product offerings and geographic footprint. We intend to utilize our management team’s experience and contacts in our target industries to achieve this objective. We believe many businesses could benefit from access to the public markets but have been unable to do so due to a number of reasons, including the time it takes to conduct a traditional initial public offering, market volatility and pricing uncertainty. We intend to focus on evaluating companies with leading competitive positions, high barriers to entry, enhanced business visibility, resilience and durability across economic cycles, strong management teams, and strong long term potential for growth and profitability.

We believe that our management team is very well positioned to source, evaluate and execute a transaction that would benefit from their skills. We further believe that our management team is well positioned to identify acquisition opportunities in the marketplace and that our contacts and transaction sources, ranging from owners and directors of private and public companies, family office networks, private equity funds, investment bankers, lenders, attorneys, accountants, and other trusted advisors across various sectors, will allow us to generate attractive acquisition opportunities. Our management team has extensive relevant business and financial experience, a history and record of value creation initiatives, including the execution of mergers, acquisitions and dispositions of companies and assets, and extensive experience involving financial, investment, capital markets, negotiating, restructuring, and governance matters. The multi-disciplinary approach of our management team, renders us as exceptionally capable of executing on our objectives and generating an attractive risk-adjusted return to our shareholders.

The past performance of the members of our management team or their affiliates or employers is not a guarantee that we will be able to identify a suitable candidate for our initial business acquisition or of success with respect to any business acquisition we may consummate. You should not rely on the historical record of the performance of our management team’s members, or any of their affiliates or employers, as indicative of our future performance.

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Business Strategy

Our business strategy is to identify and complete our initial business acquisition with a company that complements the experience of our management team and can benefit from our management team’s expertise. Our selection process is expected to leverage our management team’s contacts, which we believe will provide us with access to attractive business acquisition opportunities. We believe that the extensive networks of our management team members will deliver access to a broad spectrum of opportunities across certain industries. We intend to target businesses that provide a platform for add-on acquisitions or that are at an inflection point in their growth. Our management team has experience:

•	developing and growing companies, both organically and through acquisitions and investments;

•	evaluating and managing the growth of new products and technologies;

•	implementing operational improvements, including process enhancements;

•	executing complex transactions and operating businesses within complex regulatory environments;

•	fostering relationships with sellers, capital providers, and target management teams;

•	optimizing capital structures; and

•	accessing the capital markets across various business cycles.

Following the completion of the Reorganization, we intend to begin the process of communicating with the network of relationships of our management team and their affiliates to articulate the parameters for our search for a potential target initial business acquisition and begin the process of pursuing and reviewing potential opportunities.

Competitive Strengths

We expect to adhere to a disciplined investment process, which may include (i) utilizing our management team’s relationships to identify businesses in our target industries, (ii) performing rigorous due diligence, and (iii) actively participating post-acquisition through the implementation of operational improvements and growth initiatives. We believe we have the following competitive strengths:

Continuity and Working Relationship of our Management Team. We have a multi-disciplinary approach combining operations, strategy, finance, and investing and have a history of direct engagement with management teams across businesses. We believe the history and experience of our management team will be viewed favorably by target businesses in their implementation of operational, financial, managerial, and strategic initiatives.

Proprietary and Differentiated Sourcing Pipeline.   Our management team (including members of our Board of Directors) has cultivated strong relationships across multiple industries. These relationships include networks from prior investment experience and operating knowledge, relationships with industry executives, corporate management teams and family office networks, and relationships with financial institutions, investment banks, private equity sponsors, business brokers, management consultants and advisors, industry trade organizations, accountants, attorneys, academics and restructuring firms. We expect that the diverse networks of our management team will provide us with a pipeline of acquisition opportunities that would be difficult for others to replicate.

Investing Experience and Rigorous Exploration/Diligence Experience.   We believe that our management’s track record of identifying and sourcing transactions positions us well to evaluate potential business acquisitions appropriately and to select a target business that will be well received by the public markets. Although the complexities of the business models and regulatory environments of companies in our target industries may be a barrier for other market participants, our management team has decades of experience in operating within such frameworks. Our management team’s investigative, highly analytical due diligence process is typically supported by third party external advisors. Inherent in our process are coherent risk aggregation and mitigation techniques, which we believe will be well received by the management teams of targets.

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Business Selection, Execution and Structuring Capabilities.   Our management team has a disciplined investment culture and due diligence process that we will utilize in selecting a business for potential acquisition. Some factors and business characteristics of target companies that we intend to evaluate include resilience and durability across business cycles, a focus on cash flows, the union of business philosophy and principles with the management of the target, and attractive acquisition entry points, intrinsic valuation and long-term intrinsic value growth. The execution of a business acquisition requires a rigorous approach to due diligence and experience in negotiating and executing complex transactions. We believe that by focusing on such activities, we will be able to generate investment opportunities that have attractive risk/reward profiles based on their business, valuation, and structural elements.

Active Management.   We intend to pursue an active management strategy, employing rigorous diligence of all aspects of a target’s business, formulating specific growth strategies and related compensation policies that ensure alignment with target management, and working with management to identify best practices to improve the financial performance and resilience of our business acquisition. Our active approach includes the implementation of post-acquisition strategic initiatives, which may include the development of new market growth strategies, including product/service and/or geographic enhancement, further acquisitions, operational improvements, review of capital allocations policies, and optimization of capital structures. Our management team has a history of active engagement in implementing such measures.

Financial Position and Flexibility.   With funds available for a business acquisition initially in the amount of approximately $16,000,000, we can offer a target business certain options to facilitate a business acquisition and may be able to fund future expansion and growth. However, if a business acquisition requires us to use substantially all of our cash to pay for the purchase price, we may need to arrange third party financing to help fund our business acquisition. Since we have no specific business acquisition under consideration, we have not taken any steps to secure third party financing. Accordingly, our flexibility in structuring a business acquisition may be subject to constraints.

Business Acquisition Criteria

Consistent with our strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses and in conducting a thorough due diligence review that will encompass, among other activities, meetings with incumbent management and employees, document reviews, and inspection of facilities, as applicable, as well as a review of proprietary and public financial and other information that we will require be made available to us. We intend to develop detailed financial models of our target companies, identifying critical assumptions, and evaluating forecasted business prospects under varying financial scenarios. We intend to use these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business acquisition with a target business that does not meet some or all of these criteria or guidelines.

•	We believe our strategy leverages our management team’s distinctive background and extensive network of industry leaders.

•	We will target businesses that are market leaders, have high barriers to entry and defensible market positions within their industries, have the ability to endure economic downturns, and have attractive financial metrics and/or prospects, where we believe that our industry expertise and relationships can be used to create opportunities for value creation, whether for acquisitions, capital investments in organic growth opportunities, or the generation of greater operating efficiencies.

•	We intend to seek target businesses that have established management teams, but which we believe could benefit from the industry experience and contacts of our management.

•	We will seek to acquire a company that we believe could provide a platform for add-on acquisitions or businesses that are at an inflection point and where additional management depth can improve financial performance. We believe this will be an opportunity to deliver incremental shareholder value post-acquisition.

•	We will seek a target that we believe will benefit from being able to effectively utilize the broader access to capital.

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These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business acquisition may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our management team may deem relevant.

Our Acquisition Process and Post-Acquisition Active Management

Our management team encompasses a combination of senior leadership capabilities within multiple disciplines, in-depth diligence and deal flow. Our primary area of focus will be in industries where our management team (including members of our Board of Directors) has a history of investment experience, strong networks, and operational knowledge. The foundation of our approach is to acquire an attractive business and enhance the long-term value of the enterprise.

Sourcing

Our management team has developed deep and longstanding relationships across multiple industries. These relationships include networks from prior investment experience and operating knowledge, relationships with industry executives, corporate management teams, and family office networks, and relationships with financial institutions, investment banks, private equity sponsors, business brokers, management consultants and advisors, industry trade organizations, accountants, attorneys, academics and restructuring firms. We believe that these relationships will drive substantial proprietary deal flow and insight on acquisition opportunities. Our management team will seek opportunities where it will be a value-added partner to target companies, their owners and their respective managements in connection with their unique situations.

Due Diligence

Once an acquisition target is identified, we intend to undertake a rigorous due diligence process. The diligence process includes a thorough review of industry dynamics, competitive landscape, company visits, and review of business models, operating performance, and working capital, customer and supplier dialogues, industry trade show attendance, off balance sheet assets and liabilities, the depth of the target’s management team, and their incentives, review of capital structure and lending arrangements, and a thorough examination of legal, regulatory, tax and environmental matters. As part of our diligence process, consultants, third party experts, and legal and financial advisors may be utilized. The results and findings of this investment analysis are compiled for review in the determination of business selection.

Business Selection

Some of factors and business characteristics of companies that we intend to evaluate include resilience and durability across business cycles, a focus on cash flows, the union of business philosophy and principles with the management of the target, a determination of attractive acquisition entry points, intrinsic valuation, and long-term intrinsic value growth.

Execution

Once due diligence of an acquisition opportunity is complete and a target has been selected for acquisition, our management team expects to utilize creative, yet careful, deal structuring and negotiation. Our management team may hire third-party professionals, including financial and legal advisors and consultants to assist in the negotiation and execution of purchase agreements and credit agreements and legal and regulatory filings.

Post-Acquisition Active Management

We intend to engage in an active approach to implement initiatives to continue to unlock value and increase shareholder value following the consummation of a business acquisition. Our management team has a track record of engagement and continual dialogue with the management teams of acquired businesses, including a continual assessment of the industry and competitors, the evaluation of potential avenues for growth (both organic and inorganic), the implementation of cost and process improvements, the enhancement of management teams where there may be a gap, the alignment of interests of management teams through incentive plans, the assessment of potential changes to resources, and capital allocation policies, the continual assessment of the capital structure, and assistance in capital market transactions as well as any other elements that will enhance the long-term strategic intrinsic value of the enterprise.

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Lack of Business Diversification

For an indefinite period of time after consummation of our initial business acquisition, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business acquisitions with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating our initial business acquisition with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after our initial business acquisition, and

•	cause us to depend on the marketing and sale of a single product or limited number of products or services.

Limited Ability to Evaluate the Target’s Management Team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business acquisition with that business, our assessment of the target business’ management may not prove to be correct. The future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. Consequently, members of our management team may not become a part of the target’s management team, and the future management may not have the necessary skills, qualifications or abilities to manage the company. Moreover, members of our management team may not have significant experience or knowledge relating to the operations of the particular target business.

Following our initial business acquisition, we may seek to recruit additional managers to supplement the incumbent management of the target business. We may not have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Time to Complete Business Acquisition

If, within three years following the closing date of the Reorganization, New Comstock cannot invest at least 75% of its net asset value in operating businesses, the Board will consider available options, including liquidating New Comstock and distributing the net proceeds to the shareholders.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business acquisitions directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses may be limited by our available financial resources.

If we succeed in effecting a business acquisition, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business acquisition, we will have the resources or ability to compete effectively.

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POLICY WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our anticipated policies with respect to distributions, investments, financing, lending, and certain other activities of New Comstock. These policies will be determined and periodically thereafter reviewed and revised by the Board of Directors without notice to, or a vote of, the shareholders of New Comstock. For purposes of this section, references to “New Comstock” “we”, “our” and “us” mean only “New Comstock”.

Dividend Policy

See the section entitled “Dividend Policy.”

Investment Policy

Investments in Operating Businesses. We will conduct all of our investment activities by investing in operating businesses. Our overall investment objectives are to provide attractive returns for our shareholders through maximizing the value of operating businesses with cash flow growth potential. We will seek to employ what we believe to be a disciplined, opportunistic acquisition strategy with a focus on undervalued operating businesses. We have not established a specific policy regarding the relative priority of our investment objectives.

If we acquire additional operating businesses, we intend to consider the benefits of diversification by geography, type of business operator and asset type but not be limited to any concentration (geography, operator, or asset type). We do not have a specific policy as to the amount or percentage of our assets, which will be invested in any specific business.

We expect to pursue our investment objectives through the ownership of operating businesses but may also make investments in other entities, including joint ventures. We intend to make investments in such a way as to not be treated as an investment company under the 1940 Act.

From time to time, we may make investments or agree to terms that support the objectives of the companies in which we invest without necessarily maximizing our short-term financial return, which may allow us to build long-term relationships and acquire businesses otherwise unavailable to our competition. We believe these dynamics should create long-term, sustainable relationships and, in turn, profitability for us.

Lending Policy

We do not have a policy limiting our ability to make loans to other persons. For example, we may make secured or unsecured loans to operators to support working capital needs or to finance certain activities which we believe will maximize the value of a business. We may choose to guarantee the debt of third parties. We do not currently intend to engage in any significant lending activities. We intend to make investments in such a way that we will not be treated as an “investment company” under the 1940 Act. However, the Board of Directors may adopt a lending policy without notice to, or the vote of, our shareholders.

Other Policies

We may, but do not presently intend to, make investments other than as previously described. For instance, we may offer shares of common stock or other equity or debt securities in exchange for an ownership stake in an operating business. We intend to make investments in such a way that we will not be treated as an “investment company” under the 1940 Act.

Reports to Shareholders

It is expected that shares of New Comstock will be quoted on the OTC Bulletin Board and in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). It is expected that New Comstock will file annual, quarterly, and other reports with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”). New Comstock will also be required to hold an annual meeting of shareholders for the election of directors. However, New Comstock will not be subject to the proxy rules of the federal securities rules or Section 16 of the 1934 Act.

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SELECTED UNAUDITED PRO FORMA FINANCIAL INFORMATION

The selected unaudited pro forma financial information has been derived from and should be read in conjunction with more detailed unaudited pro forma financial information appearing elsewhere in this registration statement and the related notes thereto. In addition, the unaudited pro forma was based on, and should be read in conjunction with the financial statements of the Fund and the related notes thereto.

The selected unaudited pro forma financial information is for informational purposes only. As explained also in the notes to the unaudited pro forma financial information, the estimates used in arriving at the financial information are based on the most recently available public information.

SELECTED UNAUDITED PRO FORMA BALANCE SHEET INFORMATION

New Comstock, Inc.

Selected Unaudited Pro Forma Balance Sheet Information

April 30, 2019

Total Assets	$16,016,203

Total Liabilities	273,000

Total Equity	15,743,203

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MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following is the management discussion and analysis of the financial condition and results of operations. For purposes of this section, references to “New Comstock” “we”, “our” and “us” mean only New Comstock.

Overview

We are a newly formed company for the purpose of acquiring one or more operating businesses. We have not identified any operating business target and we have not, nor has anyone on our behalf, initiated any substantive business discussions, directly or indirectly, with any business target. We intend to effectuate acquisition of operating businesses using cash that we will receive following the Reorganization. We intend to focus on businesses that, when sold, will provide an increase in value in order to utilize the accumulated capital loss carryforwards. It is anticipated that following the closing of the Reorganization, we will have approximately $16 million in net assets for purposes of effectuating acquisitions of operating businesses. We expect to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to complete initial acquisitions will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for the Reorganization. Following the Reorganization, we will not generate any operating revenues until after a successful completion of the initial acquisition. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After the Reorganization, we expect to incur increased expenses for due diligence expenses. We expect our shares to be quoted on the OTC Bulletin Board and in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). It is expected that we will file annual, quarterly, current and other reports with the SEC under the 1934 Act.

Liquidity and Capital Resources

To date, we have had limited liquidity needs, as we are primarily a shell company, formed for the purpose of the Reorganization. To the extent liquidity needs arise between now and the closing of the Reorganization, we expect to rely on Gabelli Funds, LLC to provide the necessary capital resources through the private sale of our shares to Gabelli Funds, LLC. We do not, however, expect that any material liquidity needs will arise between the effective date of this registration statement and the closing of the Reorganization.

Following the Reorganization, we intend to use substantially all the assets transferred to us in the Reorganization, including any amounts representing interest earned on such assets (which interest shall be net of taxes payable by us), to acquire a target business or businesses and to pay our expenses relating thereto. We may withdraw cash to pay taxes. We estimate our annual franchise tax obligations, based on the number of shares of stock authorized after the completion of this offering, to be $42,665. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held. We expect the interest earned will be sufficient to pay our taxes. To the extent that our capital stock is used in whole or in part as consideration to effect an acquisition, the remaining proceeds as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.

We believe that following the closing of the Reorganization, approximately $230,000 will be necessary for us to operate for at least twelve months following the closing of the Reorganization. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business acquisition.

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If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial acquisitions is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business. Moreover, we may need to obtain additional financing either to consummate our initial acquisition, in which case we may issue additional securities or incur debt. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of an applicable business acquisition. Following our initial business acquisition, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. As of the date of this prospectus, we have not completed an assessment of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business acquisition and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business acquisition may have internal controls that need improvement in areas such as:

•	staffing for financial, accounting and external reporting areas, including segregation of duties;

•	reconciliation of accounts;

•	proper recording of expenses and liabilities in the period to which they relate;

•	evidence of internal review and approval of accounting transactions;

•	documentation of processes, assumptions and conclusions underlying significant estimates; and

•	documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting any applicable reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively also may take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Related Party Transactions

Our sponsor, officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business acquisition.

We do not believe we will need to raise additional funds following the Reorganization in order to meet the expenditures required for operating our business. However, in order to finance transaction costs in connection with an intended initial business acquisition, our officers, directors or their affiliates may, but are not obligated to, loan us funds as may be required. In the event that the initial business acquisition does not close, we may use a portion of the working capital to repay such loaned amounts. Such loans would be evidenced by promissory notes. The terms of such loans by our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans as of the date of this prospectus.

Quantitative and Qualitative Disclosures about Market Risk

As of the date of this prospectus, we do not have any market risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.

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DESCRIPTION OF CAPITAL STOCK

The following summarizes the material terms of New Comstock common stock, as will be set forth in the Charter and the Bylaws, which will govern the rights of common stock, if the Proposals are approved. A copy of the form of the Charter and the form of the Bylaws are attached as Appendix B and C, respectively, to this proxy statement/prospectus. While we believe that the following description covers the material terms of capital stock, the description may not contain all of the information that is important to you. We encourage you to carefully read this entire proxy statement/prospectus, the Charter and the Bylaws and the other documents we refer to for a more complete understanding of capital stock following the completion of the Reorganization.

Authorized Capital

The Charter will authorize New Comstock to issue up to 5,000,000 shares, $0.001 par value per share, consisting of 4,000,000 shares of common stock and 1,000,000 shares of preferred stock.

New Comstock Common Stock

Please see Comparison of Rights of Shareholders of Comstock Funds Inc., and New Comstock Inc., for a full description of New Comstock common stock.

Ownership Restrictions

Currently, the Company has, and if the Proposals are approved, New Comstock will have substantial capital loss carryforwards under Section 1212 of the Code from previous taxable years to offset future capital gains. In addition, capital loss carryforwards of New Comstock have a limited life and generally expire five years after accrual and can only be offset against capital gains. These capital loss carryforwards will be significant assets of New Comstock that could translate into significant future tax savings for New Comstock and its shareholders.  However, Sections 382 and 383 of the Code (collectively, “Section 382”) would limit New Comstock’s ability to use the capital loss carryforwards fully if it experienced an “ownership change.”  To reduce the risk of that occurring, the Delaware Organizational Documents contain provisions that are designed to prevent an ownership change from taking place without the directors’ prior approval by (i) limiting the ability of persons to beneficially own more than 4.9% of the outstanding shares and (ii) limiting the ability of persons who, following the Reorganization, will own more than 4.9% of the outstanding shares from acquiring additional shares if such acquisition would cause an “ownership change” under Section 382.  These provisions, however, could have an anti-takeover effect, or limit the ability of certain shareholders to influence management of New Comstock.

How will the Share Limitation allow New Comstock to take advantage of the Capital Loss Carryforwards?

To the extent New Comstock realizes capital gains in the future on the sale of its investments or receives capital gain dividends from its investments, the capital loss carryforwards would be available to offset those gains dollar-for-dollar for federal income tax purposes until the capital loss carryforwards are used or expire.  This offset would permit New Comstock to retain those capital gains and compound its net asset value growth on a tax-deferred basis, which could lead to higher annual after-tax returns.

As of April 30, 2019, the Company had $131,115,342 of capital loss carryforwards, all of which are subject to the carryforward period limitations of Section 1212 of the Code. If New Comstock were to experience an ownership change, that could significantly defer or eliminate its ability to utilize the capital loss carryforwards, cause it to recognize net capital gains that is not offset by capital loss carryforwards sooner, and cause some of the capital loss carryforwards to expire unused.

If the Proposals are approved, New Comstock will have capital loss carryforwards available for its current taxable year.  In addition, capital loss carryforwards of New Comstock have a limited life and generally expire five years after accrual and can only be offset against capital gains. While it is impossible to predict with any accuracy the reduction in the amount of New Comstock’s capital gains that could be offset by the capital loss carryforwards if an ownership change were to take place, the directors believe that such impact could potentially be significant. The Share Limitations are designed to prevent an ownership change so New Comstock can preserve the advantage of the capital loss carryforwards.

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What constitutes an “ownership change”?

The rules of Section 382 for determining whether an ownership change has occurred are very complex and are beyond the scope of this summary discussion.  Generally, as relevant here, an “ownership change” will occur when one or more shareholders, each of whom directly or indirectly (through application of certain constructive ownership rules) owns 5% or more of the shares, increase its/their aggregate ownership of shares by more than 50 percentage points over the lowest percentage of shares it/they owned at any time during the previous three years.  (For these purposes, the ownership, or lack thereof, of shares of the Company, as the “predecessor,” is taken into account, so references below in this section to ownership of New Comstock’s shares include ownership of Company’s shares.)

For example, a single investor’s acquisition of 50.1% of the shares within a three-year period would result in an ownership change.  Similarly, if ten persons, none of whom previously owned any shares, each acquired slightly over 5% of the shares within a three-year period (resulting in their collectively owning more than 50% thereof), New Comstock would experience an ownership change.

How will the provisions of New Comstock’s organizational documents prevent an ownership change?

The Delaware Organizational Documents generally will restrict any person from attempting to purchase or otherwise acquire (an “Acquisition”), without the Board’s prior approval, any direct or indirect interest in the shares (or, if issued in the future, options, warrants, or other rights to acquire shares or securities convertible or exchangeable into them), if the Acquisition would either (1) cause the person to own (within the meaning of Section 382) more than 4.9% of the shares (any person owning more than 4.9% of the shares is referred to as a “Restricted Holder,” and such shares greater than 4.9% being referred to as “Excess Shares”) or (2) increase the percentage of the shares a Restricted Holder owns such that an “ownership change” would occur.  For purposes of determining the existence and identity of, and the amount of shares owned by, any shareholder, New Comstock is entitled to rely conclusively on, in addition to its actual knowledge of the ownership of its shares, the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date.

In seeking to more effectively enforce the foregoing acquisition restrictions, the Delaware Organizational Documents also provide that a Restricted Holder will be required, prior to the date of any proposed Acquisition of Excess Shares, to request in writing (a “Request”) that the Board of Directors review and authorize the proposed Acquisition.  Any determination made by the Board of Directors whether to authorize a proposed Acquisition of Excess Shares will be made in their sole discretion and judgment.  Any person who makes a Request will be required to reimburse New Comstock for all reasonable costs and expenses incurred in making that determination.

The Delaware Organizational Documents provide that any Acquisition attempted to be made in violation of the Share Limitations will be null and void ab initio to the fullest extent permitted by law and contains detailed terms that seek to achieve that result.  They also provide that any person who knowingly violates the Share Limitations, or any persons in the same control group with such a person, shall be liable for, and shall indemnify and hold harmless against, any and all damages suffered as a result of the violation, including damages resulting from a reduction in or elimination of the ability to use the capital loss carryforwards and attorneys’ and auditors’ fees incurred in connection with such violation.

Will there be a risk of an ownership change even with the Share Limitations?

Although the Share Limitations are intended to reduce the likelihood of an ownership change, ownership change cannot be eliminated, for reasons including the following:

•	The Board of Directors can permit a transfer to a Restricted Holder that results or contributes to an ownership change if the Board determines that the transfer is in the best interests of the corporation, in light of factors it considers in its discretion.

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•	A court could find that part or all of the Share Limitations are not enforceable, either in general or as to a particular fact situation. Delaware state law places restrictions on Delaware corporations’ ability to implement limitations on share ownership and transfers. Further, it is possible that part or all of the Share Limitations could be challenged under other applicable law. Thus there can be no assurances that the Share Limitations will be enforceable under all circumstances.

•	Despite the Share Limitations, there would still remain a risk that certain changes in relationships among shareholders or other events would cause an ownership change.

In light of these factors and others, the Share Limitations serve to reduce, but do not necessarily eliminate, the risk that an ownership change will not occur.  Moreover, there can be no assurances that upon audit, the Internal Revenue Service would agree that all of the capital loss carryforwards are allowable.

Will the Board of Directors have the power to waive or modify the Share Limitations?

As mentioned above, the directors may approve an Acquisition that would otherwise violate the Share Limitations.  In addition, they are authorized to adopt a written resolution to eliminate or change the Share Limitations, modify the allowable percentage ownership interest, or modify any of the terms and conditions of the Share Limitations without shareholder approval.  The directors will not adopt such a resolution unless (1) they conclude that (a) such action is reasonably necessary or advisable to preserve the capital loss carryforwards and (b) the continuation of the affected terms and conditions relating to Share Limitations are no longer reasonably necessary for that purpose and (2) their conclusion is based on the advice of counsel.

What is the potential anti-takeover effect of the Share Limitations?

Shareholders should be aware that the Share Limitations may have an anti-takeover effect because they are designed to restrict the ability of a person or group to accumulate more than 4.9% of the shares and a Restricted Holder’s ability to acquire more than that percentage of shares.  Although the Share Limitations are intended as a measure to preserve and protect the capital loss carryforwards, those limitations may have the effect of impeding or discouraging a merger, tender offer, or proxy contest, even if such a transaction may be favorable to the interests of some or all of the shareholders, or otherwise limit the ability of certain shareholders to influence the management of the corporation.  That might prevent shareholders from realizing an opportunity to sell all or part of their shares at a premium over prevailing market prices.

As discussed above, however, the Share Limitations will permit the Board of Directors to grant a waiver that could permit a person to exceed the ownership limit.  Moreover, to the extent the Share Limitations act as an anti-takeover provision, they may provide benefits consistent with existing anti-takeover provisions, such as potentially requiring persons seeking control of New Comstock to negotiate with the directors regarding the price to be paid and facilitating the continuity of the investment objectives and policies.

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COMPARISON OF RIGHTS OF SHAREHOLDERS OF COMSTOCK FUNDS, INC. AND NEW COMSTOCK, INC.

Due to the differences between the laws governing a Maryland corporation and a Delaware corporation, as well as the differences between the Company Charter, the Bylaws of the Company (the “Company Bylaws” and together with the Company Charter, the Maryland Organizational Documents”) the proposed Certificate of Incorporation for New Comstock (“Delaware Charter”) and the proposed Bylaws of New Comstock (the “Delaware Bylaws” and together with the Delaware Charter, the “Delaware Organizational Documents”), the Reorganization will effect some changes in the rights of shareholders. Summarized below is a comparison of significant rights of shareholders before and after the Reorganization.

The summary below is not intended to be relied upon as an exhaustive list of all differences or a complete description of the differences between General Corporation Law of the State of Delaware (the “DGCL”) and the Delaware Organizational Documents, on the one hand, and the Maryland General Corporation Law (the “MGCL”) and the Maryland Organizational Documents, on the other hand.

	Maryland	Delaware
Name/Corporate Structure:	The Company is a Maryland corporation registered under the 1940 Act as an open-end management investment company. The Fund is the sole series of the Company.	New Comstock, Inc. is a Delaware corporation.

	The rights of the shareholders of the Company are governed by the 1940 Act, the MGCL and the Maryland Organizational Documents.	The rights of the shareholders of New Comstock are governed by the DGCL and the Delaware Organizational Documents.

Purpose and Powers:	The Maryland Charter currently provides that the Company is formed to conduct and carry on the business of an investment company, among other things.	The Delaware Charter provides that New Comstock is formed to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Authorized Capital Stock:

The Company Charter authorizes the Company to issue up to 1,000,000,000 shares consisting of 1,000,000,000 shares of common stock, par value $.001 per share. The common stock is classified and designated as follows:

•     500,000,000 shares of Comstock Capital Value Fund Class A Common Stock

•     125,000,000 shares of Comstock Capital Value Fund Class B Common Stock

•     125,000,000 shares of Comstock Capital Value Fund Class C Common Stock

The Delaware Charter authorizes shares of capital stock divided into two classes as follows: ___ shares of common stock, par value $0.001 per share, and ___ shares of preferred stock, par value $0.001 per share.

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	Maryland	Delaware
• 125,000,000 shares of Comstock Capital Value Fund Class I Common Stock • 125,000,000 shares of Comstock Capital Value Fund Class AAA Common Stock
Classification and Issuance of Stock

As permitted under the MGCL, the Company Charter authorizes the Board, without shareholder approval, to classify and reclassify any unissued shares of stock into other classes or series of stock with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption or other provisions as may be fixed by the Board.

In addition, the Company Charter authorizes the Board (without shareholder approval) to authorize the issuance from time to time of shares of stock of any class or series.

The board of an open-end investment company may increase or decrease the aggregate number of shares of stock that a company has authority to issue without action by the shareholders.

The Board of Directors of New Comstock (the “Delaware Board”) is authorized, without shareholder approval, to cause New Comstock to issue preferred stock from time to time in such series and with such designations and in such number, and with such powers, preferences and rights, and with such qualifications, limitations and restrictions as may be fixed by the Delaware Board.

Ownership of Assets:	The assets and liabilities and the income and expenses of each series or class of the Company’s stock is determined separately from those of each other series or class of the Company’s stock.	Under the DGCL all of the assets will be owned by New Comstock.

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	Maryland	Delaware
Shareholder Voting Rights:	On each matter submitted to a vote of the shareholders of the Company or the Fund, each holder of a class common stock of the Fund, and of any other class of stock created with respect to the Fund, is entitled to one vote for each such share irrespective of class thereof. All holders of such shares vote as a single class with the holders of the other shares of the Company; provided, however, that if voting by class or fund is required by the 1940 Act or Maryland law as to any such matter, those requirements shall apply, and provided further, however, that, except as otherwise required by law, only the holders of shares of the class or classes or fund affected are entitled to vote and such holders have the exclusive right to vote thereon.

Under the Delaware Charter, each holder of common stock will be entitled to one vote for each share held on all matters submitted to a vote of shareholders.

Under the Delaware Charter, except as otherwise required by applicable law, the holders of preferred stock shall be entitled to only such voting rights, if any, as shall be expressly granted thereto by the provisions of the Delaware Charter (including any certificate of designation with respect to series of preferred stock).

Number and Classification of Directors:	The Maryland Organizational Documents do not provide for the classification of the Board. The Maryland Organizational Documents provide that the number of directors shall be set by the Board, but shall not be fewer than the minimum number of directors required by law, which is one, nor more than twelve, and each director shall serve until his or her successor shall have been elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed.	The Delaware Organizational Documents do not provide for the classification of the Delaware Board. The Delaware Organizational Documents provide that except with respect to the rights of the holders of Preferred Stock, the number of directors shall be determined exclusively by resolution adopted by the Delaware Board.

Removal of Directors:	The shareholders may remove any director, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast generally for the election of directors.	All directors (other than directors elected by holders of Preferred Stock) may be removed with or without cause by the affirmative vote of the holders of at least a majority in voting power of the outstanding stock entitled to vote thereon as a single class.

Special Meetings of Shareholders:	The Board, the chairman, the vice-chairman or the president may call special meetings of shareholders. Additionally, the Company Bylaws provide a special meeting of shareholders to act on any matter that may properly be considered at a meeting of shareholders must also be called by the Company’s secretary upon the written request of the shareholders entitled to cast at least 25% of all the votes entitled to be cast on such matter at the meeting.	Under the Delaware Charter, a special meeting of shareholders of New Comstock may be called only by or at the direction of the Delaware Board.

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	Maryland	Delaware
Annual Meeting of Shareholders:	The Company is not required to hold annual meetings of shareholders in any year in which the election of directors is not required to be acted upon under the 1940 Act.	An annual meeting of New Comstock’s shareholders must be held at the date, time and place, or may instead be held solely by means of remote communication, as may be designated by Delaware Board.

Shareholder Action by Written Consent:	Under the MGCL, holders of common stock may take action only at an annual or special meeting of shareholders or by unanimous written consent in lieu of a meeting unless the charter provides for a lesser percentage. The Company Charter does not provide for a lesser percentage.	Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent signed by shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The Delaware Charter provides that any action required or permitted to be taken by shareholders must be effected at a duly called annual or special meeting of such holders or by a unanimous written consent of shareholders delivered to the Corporation in accordance with applicable law.

Quorum of Shareholders:	The presence in person or by proxy of the holders of one-third of the shares of stock of the Company entitled to vote shall constitute a quorum at any meeting of the shareholders, except with respect to any matter which by law requires the approval of one or more classes of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of all classes entitled to vote on the matter shall constitute a quorum.	Under the Delaware Bylaws, the holders of a majority in voting power of the shares outstanding and entitled to vote at a shareholders meeting, present in person or represented by proxy, will constitute a quorum.

Advance Notice Procedures of Shareholder Proposal or Director Nomination:	None.	A shareholder entitled to vote at an annual meeting may request business to be brought before that meeting and may nominate a person for election as a director, in each case, by providing written notice as set forth in the Delaware Bylaws to the Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting of shareholders; provided that in the event that the date of the meeting is advanced by more than 30 days or delayed by more than 70 days from such anniversary date, notice by the shareholder in order to be timely must be so delivered or received no earlier than the close of business on the 120 days prior to the date of such annual meeting and not later than 90 days prior to the date of such annual meeting or, 10th day following the day on which public announcement of the date of such meeting is first made by New Comstock.

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	Maryland	Delaware
Business Combinations with Interested Shareholders:	As an open-end investment company, the Company is not subject to the Maryland Business Combination Act.

Section 203 of the DGCL applies to Delaware corporations that have a class of voting stock that is (i) listed on a national securities exchange or (ii) held of record by more than 2,000 shareholders.

Section 203 of the DGCL provides that, subject to certain exceptions specified therein, a corporation may not engage in any business combination with any “interested shareholder” for a three-year period following the time that such shareholder becomes an interested shareholder unless:

(1)   prior to such time, the Board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

(2)  upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer); or

(3)  on or subsequent to such time, the business combination is approved by the board of directors and by the affirmative vote at an annual or special meeting, and not by written consent, of at least two-thirds of the outstanding voting stock that is not owned by the interested shareholder.

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	Maryland	Delaware

Except as specified in Section 203 of the DGCL, an interested shareholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder, and (b) the affiliates and associates of any such person.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Subject to certain exceptions, an “interested shareholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Mergers and Acquisitions:	Under the MGCL, a Maryland corporation generally may not dissolve, merge or consolidate with, or convert to, another entity, sell all or substantially all of its assets or engage in a statutory share exchange unless the action is declared advisable by the Board of Directors and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is specified in the corporation’s charter. The Company Charter provides that these actions must be approved by a majority of all of the votes entitled to be cast on the matter. An open-end investment company may transfer all of its assets without a shareholder vote in certain circumstances.

Under the DGCL, generally, a merger, consolidation, sale of all or substantially all of a corporation’s assets (other than a sale to a wholly owned subsidiary) or dissolution must be approved by the corporation’s board of directors and a majority in voting power of the outstanding shares entitled to vote.

The Delaware Organizational Documents do not specify an additional voting power requirement with respect to the foregoing matters.

Charter Amendments:

Amendments to the Company Charter generally require the approval of the Board of Directors and at least a majority of the votes entitled to be cast by shareholders.

The Board may amend the Company Charter to change the name of the Company, or change the designation or par value of shares, without shareholder approval.

Amendments to the Delaware Charter generally require approval of the Delaware Board and the affirmative vote of a majority in voting power of the outstanding shares entitled to vote thereon.

Certain amendments to the Delaware Charter, such as a name change amendment, only require a vote of the Delaware Board.

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	Maryland	Delaware
Bylaw Amendments:	The Bylaws may be amended or repealed by the affirmative vote of a majority of the entire Board at any regular or special meeting of the Board, subject to the requirements of the 1940 Act, provided, however, that no amendment of the Bylaws shall affect any right of any person under Article VI of the Bylaws based on any event, omission or proceeding prior to the amendment.

The Bylaws may be amended or repealed by vote of a majority of the entire Delaware Board or by the vote of the holders of at least a majority in voting power of the outstanding shares of stock entitled to vote thereon; provided, however, that amendments to Article VII of the Delaware Bylaws relating to indemnification and advancement rights that adversely affect such rights shall only be prospective and shall not limit, eliminate or impair any such rights with respect to any proceeding involving any occurance or alledged occurance of any act or omission to act that took place prior to such amendment.

Under the DGCL, directors may amend bylaws of a Delaware corporation only if such right is expressly conferred upon the board of directors by the certificate of incorporation. The Delaware Charter confers that right upon the Delaware Board.

Dividends/Distributions:	The MGCL permits the Board to make any distribution authorized by the Board unless, after the distribution, the Company would not be able to pay its debts as they become due in the usual course of business or the Company total assets would be less than the sum of its total liabilities, plus, unless the charter provides otherwise, the amount that would be needed if the corporation were dissolved at the time of the distribution to satisfy senior liquidation preferences.	Under the Delaware Organizational Documents, dividends on common stock may be declared by the Board and are subject to any preferential dividend or other rights of any then outstanding preferred stock and to the requirements of applicable law.

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	Maryland	Delaware
Limitation of Director Liability; Indemnification of Directors and Officers:

The Company Charter provides for the limitation of liability of directors and officers to the fullest extent permitted by the MGCL and that the Company shall indemnify and advance expenses to its directors and officers to the fullest extent permitted by the MGCL. As required by the 1940 Act, the Company Charter also states that no provision of the Company Charter shall be effective to protect or purport to protect any director or officer of the Company against any liability to the Company or its security holders to which the director would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the director’s or officer’s office.

The DGCL permits a provision of the certificate of incorporation that eliminates the liability of a director for monetary damages for breach of fiduciary duty, except for liability:

(1)  for any breach of the director’s duty of loyalty to the corporation or its shareholders;

(2)  for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

(3)  under Section 174 of the DGCL; or

(4)  for any transaction from which the director derived any improper personal benefit.

	The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.	The Delaware Charter limits the liability of our directors in accordance with the DGCL.

	The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.	The DGCL provides, among other things, that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests, provided further that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

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	Maryland	Delaware

The DGCL further authorizes a corporation to pay expense (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification.

The Delaware Bylaws provides for indemnification and advancement of expenses for directors and officers to the fullest extent permitted by law, subject to limited exceptions.

Share Redemption and Repurchase:	The Company Charter, as is customary for mutual funds, provides for the redemption of shares at the option of shareholders under certain circumstances and the redemption of shares at the option of the Company under certain circumstances and provides procedures for such redemptions.	Under the DGCL, a corporation may purchase or redeem its own shares of capital stock, except when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation.

Shareholders’ Right to Inspect Books and Records:	Any shareholder of the Company or his agent may inspect and copy during the Company’s usual business hours the Company’s Bylaws, minutes of the proceedings of its shareholders, annual statements of its affairs and voting trust agreements on file at its principal office.	The DGCL provides that any shareholder, in person or by attorney or other agent may demand under oath stating the purpose thereof to inspect for any purpose, the corporation’s stock ledger, a list of its shareholders and its other books and records and a subsidiary’s books and records in certain circumstances.

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	Maryland	Delaware
Appraisal and Dissenters Rights:	Shareholders of an open-end investment company generally do not have appraisal rights if the value placed on the shares in the transaction is its net asset value.

Under the DGCL, shareholders have appraisal rights in the event of certain mergers or consolidations. These rights include the right to dissent from voting to approve such corporate action, and demand fair value for the shares of the dissenting shareholder.

If a proposed corporate action creating appraisal rights is submitted to a vote at a shareholder meeting, a shareholder who wishes to assert appraisal rights must:

(1)  deliver to the corporation, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effected;

(2)  not vote his shares in favor of the proposed action; and

(3) otherwise follow the procedures set forth in the DGCL to perfect appraisal rights.

If the appraisal rights are properly perfected, an appraisal action properly filed and appraisal rights are not withdrawn or otherwise lost, the Court of Chancery of the State of Delaware will determine the fair value of the shares subject to the appraisal proceeding.

Restrictions on Acquisition of Shares:	None.

The Delaware Organizational Documents contain provisions that restrict a person from becoming an owner of greater than 4.9% of New Comstock’s shares (“beneficial owner”).

The Delaware Organizational Documents provide that any transfer of shares that would further increase percentage of shares already owned by a beneficial owner will be null and void, with certain exceptions.

Exclusive Forum:	None.	None.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

This section summarizes the U.S. federal income tax consequences of the Reorganization and the U.S. federal income tax considerations generally applicable to an investment in New Comstock stock by a U.S. person. For purposes of this section under the heading “Material United States Federal Income Tax Considerations,” references to “New Comstock” “we,” “our” and “us” mean only New Comstock. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is for general information only and is not tax advice. This summary does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	partnerships and trusts;

•	persons who hold our stock on behalf of another person as a nominee

•	persons who receive our stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

and, except to the extent discussed below:

•	tax-exempt organizations; and

•	foreign investors.

For purposes of this summary, a “U.S. person” means a beneficial owner of New Comstock stock that is, for U.S. federal income tax purposes, (a) an individual who is a citizen of the United States or is treated as a resident of the United States, (b) a corporation (or other entity taxable as a corporation) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a U.S. person.

For purposes of this summary, a “Non-U.S. person” means a beneficial owner of New Comstock stock that is not a U.S. person.

This summary assumes that investors will hold their stock as a capital asset, which generally means as property held for investment.

The tax consequences to any particular shareholder of holding our stock will depend on the shareholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our stock.

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Taxation of the Reorganization

The Reorganization of the Company with and into New Comstock is intended to qualify as a tax-free reorganization under section 368(a)(1)(F) of the Code, and the U.S. federal income tax consequences summarized below assume that the Reorganization will so qualify.

Prior to the effectiveness of this registration statement, we will have received an opinion of our tax counsel to the effect that the Reorganization will be treated for U. S. federal income tax purposes as a reorganization under section 368(a)(1)(F) of the Code and that each of the Company and New Comstock is a party to a reorganization within the meaning of section 368(b) of the Code. The opinion of tax counsel is conditioned upon the accuracy, as of the date hereof and as of the effective date of the Reorganization, of fact-based representations and covenants made by our management and are subject to the conditions, limitations, and qualifications referenced below and in the opinion. The opinion of tax counsel represents only the view of tax counsel based on tax counsel’s review and analysis of existing law and on certain representations as to factual matters and covenants made by us, including that the Reorganization will be effected as described in this registration statement. The opinion is expressed as of the date issued. Tax counsel will have no obligation to advise us or our shareholders of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Neither the Company nor New Comstock will recognize gain or loss as a result of the Reorganization. The Company will receive an opinion of tax counsel that the Company shareholders will not recognize gain or loss upon the exchange of shares for New Comstock common stock, except with respect to cash received in lieu of fractional shares of New Comstock. The initial tax basis of New Comstock common stock received by a shareholder pursuant to the Reorganization will be equal to such shareholder’s adjusted tax basis in the shares of Company common stock being exchanged pursuant to the Reorganization (reduced by the amount of any tax basis allocable to a fractional share of New Comstock common stock for which cash is received). The holding period of New Comstock common stock received by a shareholder pursuant to the Reorganization will include the shareholder’s holding period with respect to the shares of the Company common stock being exchanged pursuant to the Reorganization.

Taxation as a C-corporation

If the Proposals are approved, the Company would cease to be taxed as a RIC and instead would be taxed as a C-corporation.

If taxed as a C-corporation for federal income tax purposes, the Company’s total net income would be subject to federal taxation at the corporate level at the current federal tax rate of 21%. To the extent that such income is distributed to shareholders, these distributions may also be subject to taxation at the shareholder level as ordinary income (generally, dividends; however, distributions would be taxed at the long-term capital gains rate if such distributions constitute “qualified dividend income” as defined in the Code and certain holding periods and other requirements are met) or as long-term capital gains (if a return of capital exceeds the shareholder’s tax basis on shares held for longer than one year) and New Comstock gets no deduction for such distributions. In addition, once the Company ceases to be taxed as a RIC, it may become subject to certain state and local taxes to which it is not currently subject.

In addition, as a RIC, the Fund is required to distribute substantially all of its income each year to shareholders. After the Fund ceases to be taxed as a RIC, it will no longer be subject to this requirement, and the determination of whether to make distributions, if any, to shareholders will be made by the Board. Although no determination has yet been made as to New Comstock’s distribution policy, in the event the Proposals are approved, it is likely that the Board will determine that all of New Comstock’s working capital is required for its operations and that, accordingly, no distributions should be made for the foreseeable future. In that event, and for so long as such policy is in place, shareholders would receive no current income from their investment in New Comstock.

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Upon a sale or exchange of shares of New Comstock, a shareholder will realize a taxable gain or loss depending upon the basis in the shares. Such gain or loss will be long term if a shareholder’s holding period for the shares is more than twelve months.

Tax on Net Investment Income

U.S. investors who are individuals, estates or trusts and whose income exceeds certain thresholds are subject to a 3.8% federal tax on their “net investment income,” which includes dividends received from New Comstock and capital gains from the sale or other disposition of New Comstock stock.

Backup Withholding

New Comstock generally will be required to withhold U.S. federal income tax at the current rate of 24% on all taxable distributions payable to shareholders who fail to provide their correct taxpayer identification number or Social Security number, or who fail to make required certifications, or who have been notified by the IRS that they are subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld may be credited against the shareholder’s U.S. federal income tax liability if proper documentation is properly and timely filed.

2017 Tax Act

The 2017 Tax Act made many changes to tax law. The exact impact that the 2017 Tax Act will have on New Comstock and on each prospective investor is uncertain. Further changes to tax law could be made and many Treasury regulations are expected to be promulgated with respect to the 2017 Tax Act which could have unexpected effects on the tax treatment of an investment in New Comstock, including potentially with retroactive effect. Among the many changes, the 2017 Tax Act reduced the federal corporate income tax rate to 21% and included a new provision that requires certain accrual method taxpayers to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. Prospective investors should consult with their tax advisors regarding the impact of the 2017 Tax Act.

Non-U.S. Investors

Non-U.S. persons investing in New Comstock may be subject to U.S. tax rules that differ significantly from those summarized above, including the likelihood that dividends distributed to them will be subject to withholding of U.S. tax at a rate of 30% (or a lower treaty rate, if applicable), or that distributions may be subject to withholding of U.S. tax at a rate of 30% in the case of certain non-U.S. entities that fail to satisfy applicable reporting and certification requirements regarding their owners and/or account holders. Under proposed Treasury regulations, which may be relied upon by taxpayers until final regulations are published, there is no Foreign Account Tax Compliance Act (“FATCA”) withholding on gross proceeds from a sale or disposition of New Comstock shares (see FATCA, below).

The Foreign Account Tax Compliance Act

A 30% withholding tax on distributions by New Comstock generally applies if paid to a foreign entity unless: (i) if the foreign entity is a “foreign financial institution,” it undertakes certain due diligence, reporting, withholding and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” it identifies certain of its U.S. investors or (iii) the foreign entity is otherwise excepted under FATCA. If required under the rules above, and subject to any applicable intergovernmental agreements, withholding under FATCA applies generally with respect to distributions from New Comstock. Under proposed Treasury regulations, which may be relied upon by taxpayers until final Treasury regulations are published, there is no FATCA withholding on gross proceeds from a sale or disposition of New Comstock shares. If withholding is required under FATCA on a payment related to your shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment generally will be required to seek a refund or credit from the IRS to obtain the benefits of such exemption or reduction. New Comstock will not pay any additional amounts in respect to amounts withheld under FATCA. You should consult your tax advisor regarding the effect of FATCA based on your individual circumstances.

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Tax-Exempt Investors

U.S. tax-exempt entities generally are not subject to income taxation except on their unrelated business taxable income (“UBTI”). UBTI is generally defined as gross income from a trade or business regularly carried on by a tax-exempt entity that is unrelated to its tax-exempt purpose less the deductions directly connected with that trade or business. Income with respect to debt-financed property is treated as UBTI and thus is also taxable. For this purpose, debt-financed property includes any property held to produce income with respect to which there is “acquisition indebtedness,” unless the use of the property is substantially related to the organization's tax-exempt purpose.

Subject to the discussion above regarding debt-financed property, UBTI generally does not include, among other types of income, dividends or gain from the sale or exchange of property (other than property held for sale in the ordinary course of a trade or business).

TAX-EXEMPT INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING ALL ASPECTS OF UBTI AND AN INVESTMENT IN NEW COMSTOCK.

State and Local Tax Considerations

The foregoing discussion does not address the state and local tax considerations of an investment in New Comstock. Prospective investors are urged to consult their own tax advisors regarding those matters and all other tax aspects of an investment in New Comstock.

52

CERTAIN INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

Proposed Directors if the Proposals are approved

Mario J. Gabelli has served as Chairman, Chief Executive Officer, Chief Investment Officer — Value Portfolios and a director of GAMCO Investors, Inc. (“GBL”) since November 1976. In connection with those responsibilities, he serves as director or trustee of registered investment companies managed by GBL and its affiliates (“Gabelli Funds”). Mr. Gabelli also serves as the Chief Executive Officer and Chief Investment Officer of the Value Team of GAMCO Asset Management Inc., GBL’s wholly-owned subsidiary. Mr. Gabelli has served as Executive Chairman of Associated Capital Group, Inc. (“Associated Capital”) since May 2015 and previously served as the Chief Executive Officer of Associated Capital from May 2015 until November 2016. Associated Capital is a public company containing the alternative investment management business, institutional research services business and certain cash and other assets that were spun-off from GBL in November 2015. Mr. Gabelli served as portfolio manager for Teton Advisors, Inc. (“Teton”) from 1998 to February 2017. Since March 1, 2017, GBL serves as a subadvisor to Teton, and Mr. Gabelli serves as portfolio manager under that subadvisory agreement. Teton is an asset management company which was spun-off from GBL in March 2009. Mr. Gabelli has served as Chairman of LICT Corporation (“LICT”), a public company engaged in broadband transport and other communications services, from 2004 to the present and has been the Chief Executive Officer of LICT since December 2010. He has also served as a director of CIBL, Inc., a public holding company that was spun off from LICT in 2007, from 2007 to the present, and as the Chairman of Morgan Group Holding Co., a public holding company, from 2001 to the present. Mr. Gabelli was the Chief Executive Officer of Morgan Group Holding Co. from 2001 to November 2012. He served as a director of ICTC Group, Inc., a rural telephone company serving southeastern North Dakota from July 2013 to October 2018. In addition, Mr. Gabelli is the Chief Executive Officer, a director and the controlling shareholder of GGCP, Inc. (“GGCP”), a private company which owns a majority of GBL’s and Associated Capital, Class B Stock through an intermediate subsidiary, GGCP Holdings, LLC, and the President of MJG Associates, Inc. which acts as an investment manager of various investment funds and other accounts. Mr. Gabelli serves as Overseer of the Columbia University Graduate School of Business, a Trustee of Boston College, and a Trustee of Roger Williams University. He also serves as Director of The Winston Churchill Foundation, The E. L. Wiegand Foundation, The American-Italian Cancer Foundation, and The Foundation for Italian Art & Culture. He is also Chairman of the Gabelli Foundation, Inc., a Nevada private charitable trust. Mr. Gabelli also serves as Director of Field Point Park Association, Inc. Mr. Gabelli is 77 years old.

Christopher J. Marangi is a Managing Director and Co-Chief Investment Officer of GAMCO Investor, Inc.’s Value team and a portfolio manager of several funds and a director within the Gabelli/GAMCO Fund Complex. He joined Gabelli Funds, LLC in 2003 as a research analyst covering the media and entertainment and business services sectors. Previously, he evaluated and executed private equity investments at Wellspring Capital Management. Prior to that, he was an investment banker with J.P. Morgan & Co. Mr. Marangi is a graduate magna cum laude of Williams College and holds an M.B.A. from Columbia University Graduate School of Business. Mr. Marangi is 45 years old.

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Proposed Officers if the Proposals are approved

Silvio A. Berni is currently the Chief Financial Officer of GGCP, Inc. where he has worked for 11 years. Prior to that, he had over 40 years of corporate experience in finance and accounting including as the Controller of Coca Cola Bottling Company of New York, Pechiney Corporation and Dyson Kissner Moran. Mr. Berni is a Certified Public Accountant, Certified Management Accountant and a Certified Financial Management Accountant. He received a B.S. degree in Accounting from Manhattan College and an M.B.A. in Finance and Taxation from Iona College. Mr. Berni is 67 years old.

Kevin Handwerker has served as Executive Vice President, General Counsel and Secretary of GAMCO Investors, Inc. since November 2013. Mr. Handwerker has also served as Executive Vice President, General Counsel and Secretary of Associated Capital Group, Inc since December 2015. Mr. Handwerker was Managing Director at Neuberger Berman LLC from 2000 through October 2013. Previously, Mr. Handwerker held senior positions in National Financial Partners Corp. and J.P. Morgan Investment Management Inc. He began his law career at Shearman & Sterling LLP, representing financial institutions and other entities in public and private financings, mergers and acquisitions and merchant banking transactions. Mr. Handwerker received his J.D. from Fordham University School of Law after earning his B.S. in Accounting, summa cum laude, from the State University of New York at Albany. Mr. Handwerker is 62 years old.

Directors — Leadership Structure and Oversight Responsibilities

If the Proposals are approved, the Company ceases to meet the definition of investment company under the 1940 Act, and de-registers as a mutual fund, Board leadership structure and the standing committees will be reconstituted in light of the rules and regulations applicable to an operating company.

Director and Officer Compensation

If the Proposals are approved, and the Company is successful in de-registering as a mutual fund, the directors and officers affiliated with GAMCO Investors, Inc., Associated Capital and its affiliates will not receive any compensation from New Comstock.

54

DIRECTOR AND OFFICER COMPENSATION

The Directors and officers will not receive any compensation from New Comstock.

55

LEGAL MATTERS

The valid issuance of the shares of New Comstock common stock to be issued to the holders of the Company, pursuant to the Reorganization will be passed upon Richards, Layton & Finger, P.A. and certain tax matters will be passed upon for us by Paul Hastings LLP.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement/prospectus constitutes a proxy statement of the Company and a prospectus of New Comstock, which is part of the registration statement on Form S-4 filed by New Comstock to register with the SEC New Comstock common stock that holders of the Fund shares will receive in connection with the Reorganization if the Plan is approved and the Reorganization is completed. The registration statement, including the exhibits thereto, contains additional information about New Comstock and the Company.

The Company files with the SEC annual, and semiannual reports, prospectus and statement of additional information, and other information with the SEC. The Company’s filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The Company’s SEC filings are also available through website at www.gabelli.com. No information in, or that can be accessed through, Company’s website is incorporated by reference into this proxy statement/prospectus, and no such information should be considered as part of this proxy statement/prospectus. New Comstock is a newly formed entity and is not currently required to file any report with the SEC or any other U.S. regulatory agency.

You can also obtain any of these documents or filings, upon written or oral request and without charge, if you call us at 800-GABELLI (800-422-3554).

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SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN SHAREHOLDERS

The following table furnishes information as of July 29, 2019, as to shares of the Company’s common stock beneficially owned by: (i) each person or entity known to us to be the beneficial owner of more than 5% of the common stock; (ii) each of the directors and named executive officers each of whom will serve as the directors and executive officers of New Comstock after the Reorganization; and (iii) the Company’s directors and executive officers as a group. As of the Record Date, there were 4,397,921 shares of common stock outstanding.

57

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

As of July 29, 2019 the following persons were known to own of record or beneficially 5% or more of the Fund’s outstanding shares:

NAME AND ADDRESS	% OF CLASS	NATURE OF OWNERSHIP
CLASS AAA

CHARLES SCHWAB & CO INC	29.97%	Record*
SPECIAL CUSTODY ACCT FBO
EXCLUSIVE BENEFIT OF CUSTOMERS
ATTN MUTUAL FUNDS
SAN FRANCISCO, CA 94105-1905

NATIONAL FINANCIAL SERVICES LLC	15.63%	Record*
FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS
ATTN MUTUAL FUNDS DEPT 4TH FL
JERSEY CITY, NJ 07310-1995

PERSHING LLC	10.33%	Record*
JERSEY CITY, NJ 07399-0001

ASCENSUS TRUST COMPANY FBO	9.12%	Record*
INTEGRATIVE AEROSPACE CORP SOLO 401692219
FARGO ND 58106-0758

RBC CAPITAL MARKETS LLC	6.34%	Record*
MUTUAL FUND OMNIBUS PROCESSING
ATTN MUTUAL FUND OPS MANAGER
MINNEAPOLIS MN 55402-4413

CLASS A

MLPF & S	19.87%	Record*
FOR THE SOLE BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
JACKSONVILLE, FL 32246-6484

WELLS FARGO CLEARING SERVICES LLC	16.19%	Record*
SPECIAL CUSTODY ACCT FBO
EXCLUSIVE BENEFIT OF CUSTOMER
ST LOUIS, MO 63103-2523

MATRIX TRUST COMPANY CUST.	12.81%	Record*
FBO L & H COMPANY, INC. 401 (K) PROFIT
DENVER, CO 80202-3304

UBS WM USA	7.62%	Record*
ATTN DEPARTMENT MANAGER
WEEHAWKEN, NJ 07086-6761

MORGAN STANLEY SMITH BARNEY LLC	11.00%	Record*
FOR THE EXCLUSIVE BENE OF ITS CUST
NEW YORK NY 10004-1965

PERSHING LLC	11.15%	Record*
JERSEY CITY, NJ 07399-0001

CHARLES SCHWAB & CO INC	5.79%	Record*
SPECIAL CUSTODY ACCT FBO
EXCLUSIVE BENEFIT OF CUSTOMERS
ATTN MUTUAL FUNDS
SAN FRANCISCO, CA 94105-1905
ATTN FUND ADMINISTRATION
JACKSONVILLE, FL 32246-6484

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NAME AND ADDRESS	% OF CLASS	NATURE OF OWNERSHIP
CLASS C

RAYMOND JAMES	42.01%	Record
OMNIBUS FOR MUTUAL FUNDS
HOUSE ACCOUNT FIRM
ST PETERSBURG FL 33716-1100

MLPF & S	21.30%	Record*
FOR THE SOLE BENEFIT OF ITS CUSTOMERS
ATTN FUND ADMINISTRATION
JACKSONVILLE, FL 32246-6484

WELLS FARGO CLEARING SERVICES LLC	14.28%	Record*
SPECIAL CUSTODY ACCT FBO
EXCLUSIVE BENEFIT OF CUSTOMER
ST LOUIS, MO 63103-2523

PERSHING LLC	11.10%	Record*
JERSEY CITY, NJ 07399-0001

MORGAN STANLEY SMITH BARNEY LLC	7.54%	Record*
FOR THE EXCLUSIVE BEBE OF ITS CUST
NEW YORK NY

UBS WM USA	5.54%	Record*
ATTN DEPARTMENT MANAGER
WEEHAWKEN, NJ 07086-6761

CLASS I

UBS WM USA	39.60%	Record*
ATTN DEPARTMENT MANAGER
WEEHAWKEN, NJ 07086-6761

WELLS FARGO CLEARING SERVICES LLC	20.72%	Record*
SPECIAL CUSTODY ACCT FBO
EXCLUSIVE BENEFIT OF CUSTOMER
ST LOUIS, MO 63103-2523

ASSOCIATED CAPITAL GROUP INC	16.15%	Record*
RYE, N.Y. 10580-1422

MERRILL LYNCH PIERCE & SMITH	7.21%	Record*
FOR THE SOLE BENEFIT OF ITS CUSTOMERS
JACKSONVILLE, FL 32246-6484

*	Beneficial ownership is disclaimed.

As of July 29, 2019, as a group, the Directors and Officers of the Company owned less than 1% of the outstanding shares (aggregating all classes) of the Fund.

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ADDITIONAL INFORMATION

Quorum and Voting

Each holder of a whole Share shall be entitled to one vote for each such whole Share, and each holder of a fractional Share shall be entitled to a proportionate fractional vote for each such fractional Share, held in such shareholder’s name on the Record Date.

The presence in-person or by proxy of shareholders of the Fund entitled to cast at least one-third of the votes entitled to be cast shall constitute a quorum. Approval of the Conversion Proposal requires the affirmative vote of the holders of a “majority of the outstanding voting securities” as such term is defined in the 1940 Act, which means the vote, at the Special Meeting of the Fund, of (a) 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding votes of the Fund are present or represented by proxy; or (b) more than 50% of the outstanding votes of the Fund, whichever is the less. The approval of the Amendment and the Reorganization Proposal, each require the affirmative vote of shareholders entitled to cast a majority of the votes entitled to be cast on the matter. In the event that the necessary quorum to transact business is not obtained or if a quorum is present but sufficient votes to approve the Proposals are not received at the Special Meeting, the persons named as proxies may propose one or more adjournments of the Special Meeting, in accordance with applicable law, to permit further solicitation of proxies with respect to the Proposals. The persons named as proxies will vote the proxies including abstentions and proxies containing broker non-votes, if any, in favor of adjournment if they determine additional solicitation is warranted and in the interests of the Fund. The chairperson of the Special Meeting may also adjourn the Special Meeting without a shareholder vote.

Abstentions and broker non-votes (i.e., shares held by brokers who do not have discretionary authority to vote on a particular matter and for which the brokers have not received voting instructions from their customers) are counted as shares present at the Special Meeting in determining whether a quorum is present but do not count as votes cast for or against a Proposal. Therefore, abstentions and broker non-votes will have the same effect as a vote “against” the Proposals because each of these Proposals requires the affirmative vote of a specified majority of the applicable outstanding voting securities.

Voting Instruction Process

Submission of Voting Instructions. Shareholders have three options for submitting voting instructions:

1.          Internet—the enclosed proxy card includes directions for shareholders to cast their votes via the Internet at a website designed for this purpose. The required control number is printed on each shareholder’s proxy card. Shareholders who cast their votes via the Internet do not need to mail their proxy card.

2.          Telephone—the enclosed proxy card includes directions for shareholders to cast their votes over the telephone. The toll-free telephone number and required control number are printed on each shareholder’s proxy card. Shareholders who cast their votes over the telephone do not need to mail their proxy card.

3.          Mail—shareholders may cast their votes by executing the enclosed proxy card and mailing it in the envelope provided. The envelope is addressed for your convenience and needs no postage if mailed in the United States.

The Fund encourages shareholders to vote via the Internet or by telephone. Votes cast via the Internet or over the telephone are recorded immediately and there is no risk that postal delays will cause a proxy card to arrive late and therefore not be counted. A shareholder may revoke a proxy at any time prior to its exercise at the Special Meeting by (1) submitting to the Fund a subsequently executed proxy, (2) delivering to the Fund a written notice of revocation (addressed to the Secretary of the Fund at the principal executive office of the Fund at the address shown at the beginning of this proxy statement/prospectus) or (3) otherwise giving notice of revocation at the Special Meeting. Merely attending the Special Meeting, however, will not revoke any previously executed proxy. Unless revoked, all valid and executed proxies will be voted in accordance with the specifications thereon or, in the absence of such specifications, for approval of the Proposals.

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Broker-dealer firms holding shares of the Fund in “street name” for the benefit of their customers and clients will request the instructions of such customers and clients on how to vote their Shares with respect to the Proposals before the Special Meeting. The New York Stock Exchange (the “NYSE”) takes the position that a broker-dealer that is a member of the NYSE and that has not received instructions from a customer or client prior to the date specified in the broker-dealer firm’s request for voting instructions may not vote such customer’s or client’s Shares with respect to approval of the Proposals. A signed proxy card or other authorization by a beneficial owner of Shares that does not specify how the beneficial owner’s Shares should be voted on a Proposal will be deemed an instruction to vote such Shares in favor of the Proposals.

If you hold Shares of the Fund through a bank or other financial institution or intermediary (called a service agent) that has entered into a service agreement with the Fund or the distributor of the Fund, the service agent may be the record holder of your Shares. At the Special Meeting, a service agent will vote Shares for which it receives instructions from its customers in accordance with those instructions. A signed proxy card or other authorization by a shareholder that does not specify how the shareholder’s Shares should be voted on a Proposal will be deemed an instruction to vote such Shares in favor of the Proposal.

If you beneficially own Shares that are held in “street name” through a broker-dealer or that are held of record by a service agent, and if you do not give specific voting instructions for your Shares, they may not be voted at all or, as described above, they may be voted in a manner that you may not intend. Therefore, you are strongly encouraged to give your broker-dealer or service agent specific instructions as to how you want your Shares to be voted.

Photographic identification will be required for admission to the Special Meeting.

Expenses and Proxy Solicitation

The solicitation of proxies is being made primarily by the mailing of this proxy statement/prospectus with its enclosures on or about [ ], 2019. In order to obtain the necessary quorum at the Special Meeting, supplementary solicitation may be made by mail, telephone, facsimile or personal interview. Such solicitation may be conducted by, among others, officers of the Company and/or the Adviser and its affiliates. Expenses of the preparation of this proxy statement/prospectus and related materials, including printing and delivery costs, and other expenses related to proxy solicitation, including the tabulation of proxies and voting instructions will be borne by the Adviser or an affiliate. Shareholders whose shares are held by nominees such as brokers can vote their proxies by contacting their respective nominee.

Shareholder Communications

The Board provides for shareholders to send written communications to the Board via regular mail. Written communications to the Board, or to an individual Director, should be sent to the attention of the Secretary at the address of the principal executive office. All such communications received by the Secretary shall be promptly forwarded to the individual Director to whom they are addressed or to the full Board, as applicable. If a communication does not indicate a specific Director, it will be sent to the Lead Independent Director for further distribution as deemed appropriate by such persons. The Board may further develop and refine this process as deemed necessary or desirable.

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Shareholder Proposal for Subsequent Meetings

The Fund is not required to hold regular annual meetings of shareholders but will hold special meetings of shareholders when, in the judgment of the Board, it is necessary or desirable to submit matters for a shareholder vote. Any shareholder who wishes to submit a proposal to be considered at a meeting of the Fund’s shareholders should send such proposal to the Fund’s Secretary at One Corporate Center, Rye, New York 10380-1422. Any such proposal must be received in a reasonable time before the proxy solicitation for that meeting is made. Shareholder proposals that are submitted in a timely manner will be provided to, the Board of Directors for its consideration but not necessarily be included in the Fund’s proxy materials. Inclusion of such proposals is subject to limitations under the federal securities laws. If the Proposals are approved and the Company and the Fund de-register under the 1940 Act, then the newly formed Delaware corporation will be required to hold annual meetings of shareholders to elect directors. However, New Comstock will not be subject to the proxy rules of the federal securities rules or Section 16 of the 1934 Act.

Householding

To avoid sending duplicate copies of materials to households, the Fund mails only one copy of the report to shareholders having the same last name and address on the Fund’s records. The consolidation of these mailings benefits the Fund through reduced mailing expenses. If a shareholder wants to receive multiple copies of these materials or to receive only one copy in the future, the shareholder should contact the Fund at the address set forth above or call 1-800-Gabelli:(422-3554).

Other Matters to Come Before the Special Meeting

The Board of Directors is not aware of any matters that will be presented for action at the Special Meeting other than the matters described in this proxy statement/prospectus. No other business will be presented for consideration at the Special Meeting other than the matters set forth in this proxy statement and the accompanying Notice of Special Meeting of Shareholders. In accordance with the MGCL, business transacted at the Special Meeting will be limited to those matters set forth in notice of the meeting.

62

UNAUDITED PRO FORMA FINANCIAL INFORMATION FOR NEW COMSTOCK, INC.

In preparing the unaudited pro forma financial statements, New Comstock has utilized the Fund’s audited statement of operations for the year ended April 30, 2019. We cannot predict with certainty the exact amount that will be available to New Comstock once it commences operations as an operating company. In fact, because Fund shareholders will be able to redeem their shares at the then current net asset value on any day prior to the Fund’s receipt of the de-registration order from the SEC, it is possible that New Comstock will have no equity available for operating company acquisitions.

The historical financial information has been adjusted to give effect to pro forma events that are: directly attributable to the Proposals; factually supportable; and, with respect to the unaudited pro forma statement of operations, expected to have a continuing impact on the results. In addition, the unaudited pro forma financial statements were based on and should be read in conjunction with the Fund’s financial statements which have been included in this registration statement. New Comstock acknowledges that in connection with the Conversion Proposal the Fund’s portfolio will need to be repositioned in order for the current holdings to be converted to cash and cash equivalents so that less than 40% of the value of the Fund’s total assets (exclusive of government securities and cash) constitute “investment securities” (as defined in Section 3(a)(2) of the 1940 Act). As a result, the pro forma financial information has been presented giving effect to the repositioning of the Fund’s portfolio. In addition, the pro forma financial information is intended to represent the portfolio for New Comstock, in all material respects, leading up to its first operating company acquisition. However, because shareholders will be able to redeem shares of the Fund at the then current net asset value on any day prior to the Fund’s receipt of the de-registration order from the SEC, the total equity available for operating company acquisitions may be substantially less than the current total equity. As a result, the below pro forma information is presented solely for illustrative purposes.

The unaudited pro forma financial information is for informational purposes only. It does not purport to indicate future results. To produce the unaudited pro forma financial information, New Comstock utilized the Fund’s audited financial information as of April 30, 2019. To the extent there are significant changes to the Fund’s portfolio, the assumptions and estimates herein could change significantly.

At this time we do not anticipate that the total equity available for acquisitions will change substantially once the SEC issues the de-registration order. For example, since the public announcement of the Proposals, the Fund’s total equity has not materially changed. However, because the Fund shareholders will be able to redeem their shares at the then current net asset value on any day prior to the Fund’s receipt of the de-registration order from the SEC, the total equity available for operating company acquisitions may be substantially less than the current total equity. As a result, this may have an effect on the Company’s ability to successfully complete future operating company acquisitions. For example, if shareholders representing 50% of the total equity redeem then the available equity that will be available for potential acquisitions would be approximately $9,200,000. However, at this time, we cannot predict with certainty the exact amount that will be available to New Comstock once it commences operations as an operating company. As a result, the below pro forma information is presented solely for illustrative purposes.

63

Unaudited Pro Forma Statement of Investments

Comstock Capital Value Fund
Schedule of Investments - April 30, 2019

				Pro forma	Pro Forma Combined
Shares		Cost	Market Value	Adjustments	(unaudited)
	Exchange Traded Funds - 8.4%
9,900	Invesco DB Commodity Index Tracking Fund†	$171,357	$159,291	$(159,291)	$0
26,400	iShares Silver Trust†(a)	513,615	370,128	(370,128)	0
11,000	ProShares UltraShort 20+ Year Treasury	395,825	370,810	(370,810)	0
2,500	SPDR Gold Shares†	287,113	303,000	(303,000)	0
5,500	VanEck Vectors Gold Miners ETF	148,729	114,895	(114,895)	0
1,750	VelocityShares Daily 2x VIX Short Term ETN†	208,244	34,510	(34,510)	0
	TOTAL EXCHANGE TRADED FUNDS	1,724,883	1,352,634	(1,352,634)	0

Principal Amount
	U.S. GOVERNMENT OBLIGATIONS - 96.4%
$18,045,000	U.S. Treasury Bills, 2.371% to 2.491%††, 05/02/19 to 08/01/19(b)	17,982,247	17,983,270	(1,967,067)	16,016,203

	PURCHASED OPTIONS - 4.7%	782,007	339,130	(339,130)	0

	TOTAL INVESTMENTS BEFORE SECURITIES SOLD SHORT - 109.5%	$20,489,137	19,675,034

	SECURITIES SOLD SHORT - (24.9)% (Proceeds received $4,080,112)

Shares		Proceeds	Market Value
	Aerospace and Defense - (0.9)%
(4,000)	AerojetRocketdyne Holdings Inc.	(130,491)	(135,440)	135,440	0

	Automotive - (1.0)%
(660)	Tesla Inc.	(189,978)	(157,535)	157,535	0

	Business Services - (1.0)%
(3,900)	Sotheby's	(183,819)	(164,502)	164,502	0

	Computer Software and Services - (0.7)%
(700)	Baidu Inc., ADR	(154,781)	(116,361)	116,361	0

	Consumer Products - (1.3)%
(2,000)	Altria Group Inc.	(113,075)	(108,660)	108,660	0
(1,000)	iRobot Corp.	(118,067)	(103,540)	103,540	0
		(231,142)	(212,200)	212,200	0

	Electronics - (0.3)%
(2,000)	Gentex Corp.	(40,639)	(46,060)	46,060	0

	Entertainment - (1.7)%
(350)	Netflix Inc.	(105,620)	(129,689)	129,689	0
(1,000)	Spotify Technology SA	(139,511)	(135,770)	135,770	0
		(245,131)	(265,459)	265,459	0

	Exchange Traded Funds - (3.0)%
(2,400)	Direxion Daily Small Cap Bull 3X Shares	(123,754)	(160,632)	160,632	0
(2,700)	iShares China Large-Cap ETF	(115,727)	(120,123)	120,123	0
(1,000)	iShares Transportation Average ETF	(187,321)	(195,030)	195,030	0
		(426,802)	(475,785)	475,785	0

	Financial Services - (6.4)%
(4,000)	Apollo Global Management LLC, Cl. A	(103,225)	(130,760)	130,760	0
(200)	BlackRock Inc.	(94,486)	(97,048)	97,048	0
(1,500)	Cboe Global Markets Inc.	(154,091)	(152,415)	152,415	0
(2,500)	Eaton Vance Corp.	(102,877)	(103,925)	103,925	0
(1,300)	Franklin Resources Inc.	(50,413)	(44,967)	44,967	0
(1,100)	Invesco Ltd.	(33,299)	(24,167)	24,167	0
(2,000)	Janus Henderson Group plc	(61,649)	(50,140)	50,140	0
(1,700)	State Street Corp.	(143,389)	(115,022)	115,022	0
(1,800)	T Rowe Price Group Inc.	(202,175)	(193,500)	193,500	0
(2,500)	The Charles Schwab Corp.	(106,755)	(114,450)	114,450	0
		(1,052,359)	(1,026,394)	1,026,394	0

	Health Care - (1.1)%
(1,000)	DexCom Inc.	(141,772)	(121,070)	121,070	0
(2,000)	MEDNAX Inc.	(101,151)	(55,940)	55,940	0
		(242,923)	(177,010)	177,010	0

	Hotels and Gaming - (1.3)%
(2,100)	Las Vegas Sands Corp.	(138,637)	(140,805)	140,805	0
(2,400)	MGM Resorts International	(69,387)	(63,912)	63,912	0
		(208,024)	(204,717)	204,717	0

	Paper and Forest Products - (0.5)%
(1,750)	International Paper Co.	(88,991)	(81,918)	81,918	0

	Retail - (3.3)%
(800)	Alibaba Group Holding Ltd., ADR	(143,501)	(148,456)	148,456	0
(2,300)	The Cheesecake Factory Inc.	(102,750)	(114,126)	114,126	0
(1,000)	Tiffany & Co.	(121,016)	(107,820)	107,820	0
(2,800)	Walgreens Boot Alliance Inc.	(154,303)	(149,996)	149,996	0
		(521,570)	(520,398)	520,398	0

	Transportation - (2.4)%
(1,000)	JB Hunt Transport Services Inc.	(99,393)	(94,480)	94,480	0
(2,400)	The Greenbrier Cos. Inc.	(80,147)	(85,272)	85,272	0
(1,000)	United Parcel Service Inc., Cl B	(107,583)	(106,220)	106,220	0
(1,500)	XPO Logistics Inc.	(76,339)	(102,120)	102,120	0
		(363,462)	(388,092)	388,092	0

	TOTAL SECURITIES SOLD SHORT	$(4,080,112)	$(3,971,871)	$3,971,871	$0

(a)	Securities with a value of $370,128 were deposited with the broker as collateral for securities sold short and futures contracts.
(b)	At April 30, 2019, $12,545,000 of the principal amount was pledged a scollateral for securities sold short and futures contracts.
†	Non-income producing security.
††	Represents annualized yields at dates of purchase.
ADR	American Depositary Receipt

OPTIONS

Description	Number of Contracts	Notional Amount	Exercise Price	Expiration Date	Market Value	Pro forma Adjustments	Pro Forma Combined (unaudited)
Exchange Traded Put Options Purchased - 2.1%
3M Co.	13	$246,363	$200.00	6/21/2019	$16,484	$(16,484)	$0
AT&T, Inc.	70	216,720	30.00	6/21/2019	2,380	(2,380)	0
CME Group, Inc.	15	268,350	185.00	6/21/2019	13,350	(13,350)	0
Consumer Discretionary Select Sector SPDR Fund	30	360,210	107.00	9/20/2019	3,300	(3,300)	0
Energy Select Sector SPDR Fund	50	330,550	64.00	9/20/2019	11,350	(11,350)	0
Financial Select Sector SPDR Fund	100	280,200	26.00	9/20/2019	4,800	(4,800)	0
Industrial Select Sector SPDR Fund	40	312,040	73.00	9/20/2019	5,760	(5,760)	0
iShares 20+ Year Treasury Bond ETF	200	2,473,000	120.00	6/21/2019	8,000	(8,000)	0
iShares iBoxx High Yield Corporate Bond ETF	50	434,700	82.00	6/21/2019	500	(500)	0
McDonald's Corp.	20	395,140	180.00	6/21/2019	1,140	(1,140)	0
S&P 500 Index	7	2,062,081	2,500.00	6/21/2019	2,681	(2,681)	0
S&P 500 Index	15	4,418,745	2,700.00	9/20/2019	54,300	(54,300)	0
S&P 500 Index	20	5,891,660	2,600.00	12/20/2019	93,760	(93,760)	0
S&P 500 Index	10	2,945,830	2,800.00	12/20/2019	81,700	(81,700)	0
SPDR S&P Retail ETF	100	456,800	45.00	9/20/2019	17,750	(17,750)	0
Technology Select SPDR Fund	100	456,800	45.00	9/20/2019	4,325	(4,325)	0
The Clorox Co.	15	239,595	165.00	7/19/2019	12,900	(12,900)	0
The Coca-Cola Co.	50	245,300	49.00	6/21/2019	4,650	(4,650)	0
TOTAL EXCHANGE TRADED PUT OPTIONS PURCHASED					$339,130	$(339,130)	$0

TOTAL OPTIONS PURCHASED					$339,130

As of April 30, 2019, futures contracts outstanding were as follows:

FUTURES

Description	Long/Short	Number of Contracts	Notional Amount	Expiration Date	Value	Unrealized Depreciation
S&P 500 Futures (E-Mini)	Short	27	$3,980,745	6/21/2019	$(263,238)	$(263,238)	$263,238	$0
Russell 2000 Index Futures (E-Mini)	Short	22	1,753,620	6/21/2019	(69,960)	(69,960)	69,960	0
NASDAQ 100 Index Futures (E-Mini)	Short	13	2,028,000	6/21/2019	(190,821)	(190,821)	190,821	0
TOTAL FUTURES						$(524,019)	$524,019	$0

64

Unaudited Pro Forma Statement of Assets and Liabilities

Statement of Assets and Liabilities

April 30, 2019

	Comstock			Pro Forma
	Capital Value Fund		Pro Forma adjustments	Combined (Unaudited)
Investments, at value (cost $20,489,137)	$19,675,034		(3,658,831)	16,016,203
Cash pledged for futures contracts	347,000		(347,000)	0
Deposit at brokers for securities sold short	4,124,307		(4,124,307)	0
Receivable for Fund shares sold	10,080		(10,080)	0
Prepaid expenses	28,899		(28,899)	0
Variation margin receivable	4,815		(4,815)	0
Total Assets	24,190,135		(8,173,932)	16,016,203

Securities sold short, at value (including proceeds from securities sold short of $4,080,112)	3,971,871		(3,971,871)	0
Payable to custodian	50,310		(50,310)	0
Payable for investments purchased	4,100,343		(4,100,343)	0
Payable for Fund shares redeemed	4,313		(4,313)	0
Dividends payable on securities sold short	1,475		(1,475)	0
Payable for investment advisory fees	13,285		(13,285)	0
Payable for distribution fees	3,436		(3,436)	0
Other accrued expenses	61,103		211,897	273,000
Total Liabilities	8,206,136		(7,933,136)	273,000
Net Assets	$15,983,999		$(240,796)	$15,743,203

Net Assets Consist of:
Paid-in capital	$148,744,622		$148,503,826	$15,743,203
Total accumulated loss(a)	(132,760,623)		(132,760,623)
Net Assets	$15,983,999		$15,743,203

Shares of Capital Stock, each at $0.001 par value; 125,000,000 shares authorized:
Class AAA
Net Asset Value, offering, and redemption price per share ($1,498,468 ÷ 347,979 shares outstanding)	$4.31
Class A
Net Asset Value and redemption price per share ($6,005,587 ÷ 1,399,519 shares outstanding)	$4.29
Maximum offering price per share (NAV ÷ 0.9425, based on maximum sales charge of 5.75% of the offering price)	$4.55
Class C:
Net Asset Value and offering price per share ($2,163,646 ÷ 586,455 shares outstanding)	$3.69	(b)
Class I:
Net Asset Value and redemption price per share ($6,316,298 ÷ 1,428,343 shares outstanding)	$4.42

(a)	Effective April 30, 2019, the Fund has adopted disclosure requirements conforming to SEC Rule 6-04.17 of Regulation S-X and discloses total distributable earnings.

(b)	Redemption price varies based on the length of time held.

65

Unaudited Pro Forma Statement of Operations

Statement of Operations

For the Year Ended April 30, 2019

	Comstock Capital	Pro forma	Pro forma
	Value Fund	adjustments	combined
Investment Income:
Dividends	$7,299	$(7,299)	$0
Interest	399,605	(66,605)	333,000
Total Investment Income	406,904	(73,904)	333,000

Expenses:
Investment advisory fees	176,064	(176,064)	0
Distribution fees - Class AAA	4,109	(4,109)	0
Distribution fees - Class A	17,910	(17,910)	0
Distribution fees - Class C	24,778	(24,778)	0
Dividend expense on securities sold short	113,084	(113,084)	0
Registration expenses	68,749	(68,749)	0
Legal and audit fees	72,435	(22,435)	50,000
Shareholder communications expenses	46,966	(46,966)	0
Shareholder services fees	24,865	(12,865)	12,000
Directors' fees	22,320	(22,320)	0
Service fees for securities sold short (See Note 2)	11,053	(11,053)	0
Custodian fees	4,193	(4,193)	0
Interest expense	462	(462)	0
Miscellaneous expenses	10,782	229,117	239,899
Total Expenses	597,770	(295,871)	301,899

Less:
Expenses paid indirectly by broker (See Note 6)	(467)	467	0
Custodian fee credits	(139)	139	0
Net Expenses	597,164	(295,265)	301,899
Net Investment Gain/(Loss)	(190,260)	221,361	31,101

Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts:
Net realized loss on investments	(1,034,093)	1,034,093	0
Net realized gain on securities sold short	169,645	(169,645)	0
Net realized gain on futures contracts	48,844	(48,844)	0
Net realized loss on investments, securities sold short, and futures contracts	(815,604)	815,604	0
Net change in unrealized appreciation/depreciation:
on investments	(402,142)	402,142	0
on securities sold short	(777,990)	777,990	0
on futures contracts	(753,822)	753,822	0
Net change in unrealized appreciation/depreciation on investments, securities sold short, and futures contracts	(1,933,954)	1,933,954	0
Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts	(2,749,558)	2,749,558	0
Net Decrease in Net Assets Resulting from Operations	$(2,939,818)	$2,970,919	$31,101

66

Notes to Unaudited Pro Forma Financial Statements

General

The accompanying unaudited pro forma financial statements are presented to show the effect of the proposed reorganization of the Fund as if such acquisitions had taken place as of April 30, 2019.

The reorganization involves: (1) transfer by the Fund of all of its assets to New Comstock (which is being established solely for the purpose of acquiring those assets and continuing the Fund’s business) in exchange solely for shares in New Comstock and New Comstock’s assumption of all of the Fund’s liabilities, (2) distributing those shares pro rata to the Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof, and (3) liquidating and dissolving the Fund, as provided in the Agreement and Plan of Reorganization.  The reorganization is intended to qualify as tax-free reorganization so that shareholders of the Fund will not recognize any gain or loss through the exchange of shares in the reorganization, except with respect to cash received in lieu of fractional shares of New Comstock common stock.

The unaudited pro forma schedule of investments, statements of assets and liabilities and statements of operations should be read in conjunction with the historical financial statements of the Fund which are included herein. The unaudited pro forma financial statements are presented for information only and may not necessarily be representative of what the actual financial statements would have been had each exchange occurred on April 30, 2019.  The unaudited pro forma financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which may require the use of management estimates and assumptions.  Actual results could differ from those estimates.

Certain information has been eliminated from the Pro Forma Financial Statements. For example, Fund assets, liabilities, paid in capital, income and expenses have been eliminated from the Pro Forma Financial Statements to reflect the conversion from a mutual fund to an operating company. These categories were eliminated because once the conversion to an operating company is complete, those categories will no longer be relevant to New Comstock, as an operating company.

Summary of Significant Accounting Polices

Cash and Cash Equivalents

New Comstock considers all unrestricted short-term investments with original maturities less than three months, which are readily convertible into cash, to be cash equivalents.

Pro Forma Adjustments

The pro forma adjustments reflect the conversion from a mutual fund to an operating company and the necessary repositioning of the portfolio to effectuate that change. Treasury Bills adjustment of $1,967,067, reflects the sale of the Fund’s open positions in exchange traded funds (i.e., $1,352,634) and options (i.e., $339,130) offset against the Fund’s net liabilities of $3,658,831 payable for securities purchased and payable to certain third parties, including, among other things, the Fund’s custodian and the investment manager. With respect to the other accrued expenses, the $61,103 was added to the $211,897 to get a total of $273,000. The pro forma combined other accrued expenses represent twelve months of estimated expenses for New Comstock. These expenses include administration fees ($150,000), franchise tax of ($42,665), audit and tax services fees ($30,000), and legal fees ($20,000), among other expenses.

With respect to the adjustment relating to Interest income of $66,605, the pro forma combined interest income was derived by taking the pro forma combined U.S. Treasury Bills of $16,016,203 multiplied by an average coupon rate of 2.08%.

With respect to the Miscellaneous expenses, the pro forma combined miscellaneous expenses of $239,899 were derived by the elimination of the $28,899 in prepaid expenses, and the following expenses for the twelve month period, administration fees ($150,000), franchise tax of ($42,665), listing fees ($6,000), and other expenses ($12,335).

Estimates and Other Accounting Policies

The preparation of consolidated financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported results of operations during the reporting period. Examples of significant estimates include allowance for doubtful accounts, deferred tax valuation allowance, fair value of employee and nonemployee stock based awards, valuation of goodwill and other long-lived assets, and cash flow projections. Actual results could differ materially from those estimates.

Capital Loss Carryforwards

To the extent New Comstock realizes capital gains in the future on the sale of its investments or receives capital gain dividends from its investments, the capital loss carryforwards would be available to offset those gains dollar-for-dollar for federal income tax purposes until the capital loss carryforwards are used or expire.  This offset would permit New Comstock to retain those capital gains and compound its net asset value growth on a tax-deferred basis, which could lead to higher annual after-tax returns.

As of April 30, 2019, the Company had $131,115,342 of capital loss carryforwards, all of which are subject to the carryforward period limitations of Section 1212 of the Code, and can only be offset against capital gains. If New Comstock were to experience an ownership change, that could significantly defer or eliminate its ability to utilize the capital loss carryforwards, cause it to recognize net capital gains that is not offset by capital loss carryforwards sooner, and cause some of the capital loss carryforwards to expire unused.

Section 382 of the IRC could apply and limit New Comstock’s ability to utilize a portion of the capital loss carryforwards. A formal Section 382 study would be required to determine the actual allowable usage of capital loss carryforwards. Nonetheless, if the Proposals are approved, it is expected that New Comstock will have capital loss carryforwards available for its current taxable year.

67

Index to Financial Statements

Semiannual Report: October 31, 2018 and October 31, 2017 (unaudited)

Annual Report: April 30, 2019 and April 30, 2018

68

Semiannual Report – October 31, 2018

To Our Shareholders,

For the six months ended October 31, 2018, the net asset value (NAV) per Class A Share of the Comstock Capital Value Fund decreased 3.2% compared with an increase of 3.4% for the Standard & Poor’s (S&P) 500 Index. Other classes of shares are available. See below for additional performance information for all classes of shares.

Enclosed are the financial statements, including the schedule of investments, as of October 31, 2018.

Comparative Results

Average Annual Returns through October 31, 2018† (Unaudited)

							Since
						Since	Inception
	Six Months	1 Year	5 Year	10 Year	15 Year	04/28/87(a)	(10/10/85)
Class A (DRCVX)
Without sales charge	(3.18)%	(5.98)%	(14.41)%	(17.04)%	(11.71)%	(6.53)%	(4.92)%
With sales charge (b)	(8.75)	(11.39)	(15.41)	(17.53)	(12.06)	(6.69)	(5.07)
Class AAA (COMVX) ††	(3.17)	(5.78)	(14.34)	(17.01)	(11.68)	2.46	1.95
Class C (CPCCX) ††
Without contingent deferred sales charge	(3.67)	(6.67)	(15.06)	(17.65)	(12.36)	(7.07)	(5.44)
With contingent deferred sales charge (c)	(4.63)	(7.60)	(15.06)	(17.65)	(12.36)	(7.07)	(5.44)
Class I (CPCRX) †† *	(3.09)	(5.65)	(14.08)	(16.82)	(11.47)	(6.33)	(4.72)
S&P 500 Index	3.40	7.35	11.34	13.24	8.74	9.80 (d)	10.25 (e)

In the current prospectuses dated August 28, 2018, the expense ratios for Comstock Capital Value Fund Class AAA, A, C, and I Shares are 3.00%, 3.00%, 3.75%, and 2.75%, respectively. Class AAA and Class I Shares have no sales charge. See page 9 for the expense ratios for the year ended April 30, 2018. The maximum sales charge for Class A Shares and C Shares is 5.75% and 1.00%, respectively.

(a)	On April 28, 1987, Comstock Partners, Inc., the Comstock Capital Value Fund’s previous investment adviser assumed investment responsibilities and the Fund changed its investment objective to the current investment objective.
(b)	Performance results include the effect of the maximum 5.75% sales charge at the beginning of the period.
(c)	Assuming payment of the 1% maximum contingent deferred sales charge imposed on redemptions made within one year of purchase.
(d)	Since April 30, 1987, the date closest to the Fund’s current investment objective inception date for which data is available.
(e)	Since September 30, 1985, the date closest to the Fund’s inception date for which data is available.
†	Returns represent past performance and do not guarantee future results. Total returns and average annual returns reflect changes in share price, reinvestment of distributions, and are net of expenses. Investment returns and the principal value of an investment will fluctuate. When shares are redeemed, they may be worth more or less than their original cost. Current performance may be lower or higher than the performance data presented. Visit www.gabelli.com for performance information as of the most recent month end. Returns would have been lower had Gabelli Funds, LLC, the Adviser, not reimbursed certain expenses of the Fund for periods prior to October 31, 2002. The Fund imposes a 2% redemption fee on shares sold or exchanged within seven days of purchase. Performance returns for periods of less than one year are not annualized. Investors should carefully consider the investment objectives, risks, sales charges, and expenses of the Fund before investing. The prospectuses contain information about these and other matters and should be read carefully before investing. To obtain a prospectus please visit our website at www.gabelli.com. The Comstock Capital Value Fund utilizes short selling and derivatives. Short selling of securities and use of derivatives pose special risks and may not be suitable for certain investors. Short selling is a sale of a borrowed security and losses are realized if the price of the security increases between the date the security is sold and the date the Fund replaces it. Derivatives may be riskier than other types of investments because they may respond more to changes in economic conditions than other investments. The S&P 500 Index is a market capitalization weighted index of 500 large capitalization stocks commonly used to represent the U.S. equity market. Dividends are considered reinvested. You cannot invest directly in an index.
††	The Class A Share NAVs are used to calculate performance for the periods prior to the issuance of Class AAA Shares on December 8, 2008, and Class C Shares and Class I Shares on August 22, 1995. The actual performance of the Class C Shares would have been lower and the Class AAA Shares and Class I Shares would have been higher due to the expenses associated with the Class A Shares.
*	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

69

Comstock Capital Value Fund
Disclosure of Fund Expenses (Unaudited)
For the Six Month Period from May 1, 2018 through October 31, 2018	Expense Table

We believe it is important for you to understand the impact of fees and expenses regarding your investment. All mutual funds have operating expenses. As a shareholder of a fund, you incur ongoing costs, which include costs for portfolio management, administrative services, and shareholder reports (like this one), among others. Operating expenses, which are deducted from a fund’s gross income, directly reduce the investment return of a fund. When a fund’s expenses are expressed as a percentage of its average net assets, this figure is known as the expense ratio. The following examples are intended to help you understand the ongoing costs (in dollars) of investing in your Fund and to compare these costs with those of other mutual funds. The examples are based on an investment of $1,000 made at the beginning of the period shown and held for the entire period.

The Expense Table below illustrates your Fund’s costs in two ways:

Actual Fund Return: This section provides information about actual account values and actual expenses. You may use this section to help you to estimate the actual expenses that you paid over the period after any fee waivers and expense reimbursements. The “Ending Account Value” shown is derived from the Fund’s actual return during the past six months, and the “Expenses Paid During Period” shows the dollar amount that would have been paid by an investor who started with $1,000 in the Fund. You may use this information, together with the amount you invested, to estimate the expenses that you paid over the period.

To do so, simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number given for your Fund under the heading “Expenses Paid During Period” to estimate the expenses you paid during this period.

Hypothetical 5% Return: This section provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio. It assumes a hypothetical annualized return of 5% before expenses during the period shown. In this case – because the hypothetical return used is not the Fund’s actual return – the results do not apply to your investment and you cannot use the hypothetical account value and expense to estimate the actual ending account balance or expenses you paid for the period. This example is useful in making comparisons of the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in shareholder reports of other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs such as sales charges (loads), redemption fees, or exchange fees, if any, which are described in the Prospectus. If these costs were applied to your account, your costs would be higher. Therefore, the 5% hypothetical return is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds.

	Beginning	Ending	Annualized	Expenses
	Account Value	Account Value	Expense	Paid During
	05/01/18	10/31/18	Ratio	Period*
Comstock Capital Value Fund
Actual Fund Return
Class AAA	$1,000.00	$968.30	3.33%	$16.52
Class A	$1,000.00	$968.20	3.33%	$16.52
Class C	$1,000.00	$963.30	4.08%	$20.19
Class I	$1,000.00	$969.10	3.08%	$15.29
Hypothetical 5% Return
Class AAA	$1,000.00	$1,008.42	3.33%	$16.86
Class A	$1,000.00	$1,008.42	3.33%	$16.86
Class C	$1,000.00	$1,004.64	4.08%	$20.62
Class I	$1,000.00	$1,009.68	3.08%	$15.60

*	Expenses are equal to the Fund’s annualized expense ratio for the last six months multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half year (184 days), then divided by 365.

70

Summary of Portfolio Holdings (Unaudited)

The following table presents portfolio holdings as a percent of net assets as of October 31, 2018:

Comstock Capital Value Fund

Long Positions
U.S. Government Obligations	96.4%
Exchange Traded Funds	8.4%
Exchange Traded Put Options Purchased	4.1%
Exchange Traded Call Options Purchased	0.6%
Other Assets and Liabilities (Net)	16.7%
Short Positions
Financial Services	(8.3)%
Retail	(3.3)%
Exchange Traded Funds	(2.7)%
Consumer Products	(2.6)%
Health Care	(2.4)%
Computer Software and Services	(1.4)%
Hotels and Gaming	(1.4)%
Short Positions (Continued)
Business Services	(1.0)%
Entertainment	(0.6)%
Aerospace and Defense	(0.6)%
Paper and Forest Products	(0.5)%
Energy	(0.4)%
Telecommunications	(0.4)%
Diversified Industrial	(0.4)%
Electronics	(0.2)%
100.0%

The Fund files a complete schedule of portfolio holdings with the Securities and Exchange Commission (the SEC) for the first and third quarters of each fiscal year on Form N-Q. Shareholders may obtain this information at www.gabelli.com or by calling the Fund at 800-GABELLI (800-422-3554). The Fund’s Form N-Q is available on the SEC’s website at www.sec.gov and may also be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 800-SEC-0330.

Proxy Voting

The Fund files Form N-PX with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. A description of the Fund’s proxy voting policies, procedures, and how the Fund voted proxies relating to portfolio securities is available without charge, upon request, by (i) calling 800-GABELLI (800-422-3554); (ii) writing to The Gabelli Funds at One Corporate Center, Rye, NY 10580-1422; or (iii) visiting the SEC’s website at www.sec.gov.

71

Schedule of Investments — October 31, 2018 (Unaudited)

Shares		Cost	Value
	EXCHANGE TRADED FUNDS — 8.4%
9,900	Invesco DB Commodity Index Tracking Fund†	$171,357	$167,904
26,400	iShares Silver Trust†(a)	513,615	354,024
11,000	ProShares UltraShort 20+ Year Treasury	395,825	447,590
2,500	SPDR Gold Shares†	287,113	287,875
5,500	VanEck Vectors Gold Miners ETF	148,729	104,115
1,750	VelocityShares Daily 2x VIX Short Term ETN†	208,244	85,680
	TOTAL EXCHANGE TRADED FUNDS	1,724,883	1,447,188

Principal
Amount
	U.S. GOVERNMENT OBLIGATIONS — 96.4%
$16,745,000	U.S. Treasury Bills, 2.010% to 2.523%††, 11/01/18 to 05/02/19(b)	16,661,416	16,660,862
	PURCHASED OPTIONS — 4.7%	552,803	822,070
	TOTAL INVESTMENTS BEFORE SECURITIES SOLD SHORT — 109.5%	$18,939,102	18,930,120
	SECURITIES SOLD SHORT — (26.2)%
	(Proceeds received $5,256,291)		(4,536,104)
	Other Assets and Liabilities (Net) — 16.7%		2,888,367
	NET ASSETS — 100.0%		$17,282,383

			Market
Shares		Proceeds	Value
	SECURITIES SOLD SHORT — (26.2)%
	Aerospace and Defense — (0.6)%
400	Northrop Grumman Corp.	$107,008	$104,780

	Business Services — (1.0)%
3,900	Sotheby’s	183,819	163,800

	Computer Software and Services — (1.4)%
2,000	Applied Materials Inc.	96,411	65,760
700	Baidu Inc., ADR	154,781	133,042
2,000	NetScout Systems Inc.	44,119	50,520
		295,311	249,322
	Consumer Products — (2.6)%
2,000	Harley-Davidson Inc.	100,564	76,440
3,600	The Chemours Co.	160,525	118,836
1,900	The Scotts Miracle-Gro Co.	140,445	126,806
2,400	The Toro Co.	146,301	135,192
		547,835	457,274
	Diversified Industrial — (0.4)%
1,800	Ambarella Inc.	62,603	62,604

	Electronics — (0.2)%
2,000	Gentex Corp.	40,639	42,100

	Energy — (0.4)%
2,000	TransCanada Corp.	92,878	75,440

	Entertainment — (0.6)%
350	Netflix Inc.	121,956	105,623

	Exchange Traded Funds — (2.7)%
2,400	Direxion Daily Small Cap Bull 3X Shares	123,754	148,440
3,700	iShares China Large-Cap ETF	158,589	145,373
1,800	VanEck Vectors Semiconductor ETF	183,508	168,228
		465,851	462,041
	Financial Services — (8.3)%
300	BlackRock Inc.	141,728	123,426
1,600	Cboe Global Markets Inc.	146,795	180,560
3,500	Eaton Vance Corp.	183,610	157,675
1,300	Ellie Mae Inc.	109,770	86,164
3,900	Franklin Resources Inc.	151,239	118,950
4,400	Invesco Ltd.	138,564	95,524
3,000	Janus Henderson Group plc	92,474	73,710
2,500	Legg Mason Inc.	93,003	70,550
2,400	SEI Investments Co.	142,714	128,280
1,700	State Street Corp.	143,389	116,875
1,800	T Rowe Price Group Inc.	202,175	174,582
2,500	The Charles Schwab Corp.	106,755	115,600
		1,652,216	1,441,896

	Health Care — (2.4)%
2,000	Bristol-Myers Squibb Co.	100,499	101,080
1,400	Celgene Corp.	102,395	100,240
2,600	DENTSPLY SIRONA Inc.	148,472	90,038
2,000	MEDNAX Inc.	101,151	82,580
1,900	Patterson Cos Inc.	65,642	42,902
		518,159	416,840

	Hotels and Gaming — (1.4)%
2,100	Las Vegas Sands Corp.	138,637	107,163
4,800	MGM Resorts International	138,773	128,064
		277,410	235,227

	Paper and Forest Products — (0.5)%
1,750	International Paper Co.	88,991	79,380

See accompanying notes to financial statements.

72

Shares		Proceeds	Market Value
	SECURITIES SOLD SHORT (Continued)
	Retail — (3.3)%
800	Alibaba Group Holding Ltd., ADR	$143,501	$113,824
1,100	Jack in the Box Inc.	91,259	86,823
1,250	Penske Automotive Group Inc.	56,524	55,475
1,800	Signet Jewelers Ltd.	111,365	100,890
1,000	Tiffany & Co.	121,016	111,300
2,100	Weis Markets Inc.	88,513	96,915
		612,178	565,227
	Telecommunications — (0.4)
5,000		$189,437	$74,550
		$5,256,291	$4,536,104

(a)	Securities with a value of $354,024 were deposited with the broker as collateral for securities sold short and futures contracts.
(b)	At October 31, 2018, $12,700,000 of the principal amount was pledged as collateral for securities sold short and futures contracts.
†	Non-income producing security.
††	Represents annualized yields at dates of purchase.

ADR American Depositary Receipt

As of October 31, 2018, options purchased outstanding were as follows:

OPTIONS

Description	Number of Contracts	Notional Amount	Exercise Price	Expiration Date	Market Value
Exchange Traded Call Options Purchased — 0.6%
CBOE SPX Volatility Index	100	$212,300	$14.00	12/19/18	$59,000
CBOE SPX Volatility Index	100	212,300	16.00	12/19/18	43,000

TOTAL EXCHANGE TRADED CALL OPTIONS PURCHASED					$102,000

Exchange Traded Put Options Purchased — 4.1%
Campbell Soup Co.	50	187,050	42.00	02/15/19	$28,000
China Mobile Ltd.	40	186,200	45.00	12/21/18	3,200
Consumer Staples Select Sector SPDR Fund	100	550,100	50.00	12/21/18	2,600
iShares 20+ Year Treasury Bond ETF	400	4,543,200	117.00	12/21/18	179,200
iShares iBoxx High Yield Corporate Bond ETF	50	421,750	86.00	12/21/18	14,300
Johnson & Johnson	30	419,970	120.00	12/21/18	1,110
S&P 500 Index	34	9,219,916	2,500.00	03/15/19	180,200
S&P 500 Index	20	5,423,480	2,700.00	03/15/19	218,460
S&P 500 Index	5	1,355,870	2,850.00	03/15/19	90,150
The Walt Disney Co.	30	344,490	100.00	01/18/19	2,850

TOTAL EXCHANGE TRADED PUT OPTIONS PURCHASED					$720,070

TOTAL OPTIONS PURCHASED					$822,070

See accompanying notes to financial statements.

73

As of October 31, 2018, futures contracts outstanding were as follows:

FUTURES

Description	Long/Short	Number of Contracts	Notional Amount	Expiration Date	Value	Unrealized Appreciation
S&P 500 Futures (E-Mini)	Short	21	$2,846,655	12/21/18	$209,108	$209,108
Russell 2000 Index Futures (E-Mini)	Short	16	1,209,520	12/21/18	166,400	166,400
NASDAQ 100 Index Futures (E-Mini)	Short	9	1,255,590	12/21/18	111,168	111,168

TOTAL FUTURES						$486,676

See accompanying notes to financial statements.

74

Statement of Assets and Liabilities

October 31, 2018 (Unaudited)

Assets:
Investments, at value (cost $18,939,102)	$18,930,120
Cash pledged for futures contracts	245,800
Deposit at brokers for securities sold short	4,773,625
Receivable for Fund shares sold	1,161,330
Prepaid expenses	37,988
Variation margin receivable	80
Total Assets	25,148,943

Liabilities:
Securities sold short, at value (including proceeds from securities sold short of $5,256,291)	4,536,104
Payable to custodian	72,545
Payable for investments purchased	3,095,940
Payable for Fund shares redeemed	31,269
Dividends payable on securities sold short	4,984
Variation margin payable	55,935
Payable for investment advisory fees	14,394
Payable for distribution fees	3,876
Other accrued expenses	51,513
Total Liabilities	7,866,560
Net Assets
(applicable to 3,597,164 shares outstanding)	$17,282,383
Net Assets Consist of:
Paid-in capital	$185,322,838
Total accumulated loss(a)	(168,040,455)
Net Assets	$17,282,383
Shares of Capital Stock, each at $0.001 par value; 125,000,000 shares authorized:
Class AAA:
Net Asset Value, offering, and redemption price per share ($1,822,864 ÷ 373,055 shares outstanding)	$4.89
Class A:
Net Asset Value and redemption price per share ($7,191,285 ÷ 1,476,808 shares outstanding)	$4.87
Maximum offering price per share (NAV ÷ 0.9425, based on maximum sales charge of 5.75% of the offering price)	$5.17
Class C:
Net Asset Value and offering price per share ($2,537,235 ÷ 603,783 shares outstanding)	$4.20	(b)
Class I:
Net Asset Value, offering, and redemption price per share ($5,730,999 ÷ 1,143,518 shares outstanding)	$5.01

(a)	Effective October 31, 2018, the Fund has adopted disclosure requirements conforming to SEC Rule 6-04.17 of Regulation S-X and discloses total distributable earnings. See Note 2 for further details.

(b)	Redemption price varies based on the length of time held.

75

Statement of Operations

For the Six Months Ended October 31, 2018 (Unaudited)

Investment Income:
Dividends	$1,973
Interest	183,285
Total Investment Income	185,258

Expenses:
Investment advisory fees	89,832
Distribution fees - Class AAA	1,784
Distribution fees - Class A	9,325
Distribution fees - Class C	12,576
Dividend expense on securities sold short	60,974
Registration expenses	34,309
Legal and audit fees	24,938
Shareholder communications expenses	21,031
Shareholder services fees	14,828
Directors’ fees	13,957
Service fees for securities sold short (See Note 2)	7,972
Custodian fees	2,225
Interest expense	180
Miscellaneous expenses	7,524
Total Expenses	301,455

Less:
Expenses paid indirectly by broker (See Note 6)	(746)
Net Expenses	300,709
Net Investment Loss	(115,451)
Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts:
Net realized loss on investments	(836,565)
Net realized gain on securities sold short	151,157
Net realized loss on futures contracts	(397,824)
Net realized loss on investments, securities sold short, and futures contracts	(1,083,232)
Net change in unrealized appreciation/depreciation:
on investments	402,979
on securities sold short	(166,044)
on futures contracts	256,873
Net change in unrealized appreciation/ depreciation on investments, securities sold short, and futures contracts	493,808
Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts	(589,424)
Net Decrease in Net Assets Resulting from Operations	$(704,875)

76

Statement of Changes in Net Assets

	Six Months Ended October 31, 2018 (Unaudited)	Year Ended April 30, 2018
Operations:
Net investment loss	$(115,451)	$(535,520)
Net realized loss on investments, securities sold short, and futures contracts	(1,083,232)	(4,779,061)
Net change in unrealized appreciation/depreciation on investments, securities sold short, and futures contracts	493,808	1,375,623
Net Decrease in Net Assets Resulting from Operations	(704,875)	(3,938,958)

Capital Stock Transactions:
Proceeds from shares sold
Class AAA	808,547	1,079,049
Class A	708,329	8,411,716
Class C	125,961	792,248
Class I	6,843,666	20,697,698
	8,486,503	30,980,711

Cost of shares redeemed
Class AAA	(572,482)	(1,132,311)
Class A	(2,145,518)	(26,524,142)
Class C	(302,106)	(1,562,395)
Class I	(7,565,427)	(13,023,265)
	(10,585,533)	(42,242,113)
Net Decrease in Net Assets from Capital Stock Transactions	(2,099,030)	(11,261,402)
Redemption Fees	73	278
Net Decrease in Net Assets	(2,803,832)	(15,200,082)
Net Assets:
Beginning of year	20,086,215	35,286,297
End of period	$17,282,383	$20,086,215

77

Comstock Capital Value Fund

Financial Highlights

Selected data for a share of capital stock outstanding throughout each period:

		Income (Loss) from Investment Operations						Ratios to Average Net Assets/ Supplemental Data
Year Ended April 30 †	Net Asset Value, Beginning of Year	Net Investment Loss(a)	Net Realized and Unrealized Gain/(Loss) on Investments	Total from Investment Operations	Redemption Fees (a)(b)	Net Asset Value, End of Period	Total Return††	Net Assets End of Period (in 000’s)	Net Investment Loss		Operating Expenses(c)(d)		Portfolio Turnover Rate
Class AAA
2019(e)	$5.05	$(0.03)	$(0.13)	$(0.16)	$0.00	$4.89	(3.17)%	$1,823	(1.27	)%(f)	3.33	%(f)(g)	0%
2018	5.60	(0.09)	(0.46)	(0.55)	0.00	5.05	(9.82)	1,643	(1.77)		2.98	(g)	39
2017	7.49	(0.16)	(1.73)	(1.89)	0.00	5.60	(25.23)	1,867	(2.32)		2.73	(g)	196
2016	7.68	(0.21)	0.02	(0.19)	0.00	7.49	(2.47)	8,271	(2.68)		2.91	(g)	155
2015	9.70	(0.04)	(1.98)	(2.02)	0.00	7.68	(20.82)	3,958	(2.37)		2.42		410
2014	12.30	(0.30)	(2.30)	(2.60)	0.00	9.70	(21.14)	4,512	(2.65)		2.73		0
Class A
2019(e)	$5.03	$(0.03)	$(0.13)	$(0.16)	$0.00	$4.87	(3.18)%	$7,191	(1.27	)%(f)	3.33	%(f)(g)	0%
2018	5.59	(0.10)	(0.46)	(0.56)	0.00	5.03	(10.02)	8,938	(1.85)		2.98	(g)	39
2017	7.48	(0.15)	(1.74)	(1.89)	0.00	5.59	(25.27)	29,106	(2.31)		2.73	(g)	196
2016	7.68	(0.21)	0.01	(0.20)	0.00	7.48	(2.60)	45,903	(2.71)		2.91	(g)	155
2015	9.70	(0.05)	(1.97)	(2.02)	0.00	7.68	(20.82)	29,798	(2.37)		2.42		410
2014	12.30	(0.30)	(2.30)	(2.60)	0.00	9.70	(21.14)	27,165	(2.65)		2.73		0
Class C
2019(e)	$4.36	$(0.04)	$(0.12)	$(0.16)	$0.00	$4.20	(3.67)%	$2,537	(2.02	)%(f)	4.08	%(f)(g)	0%
2018	4.87	(0.12)	(0.39)	(0.51)	0.00	4.36	(10.47)	2,832	(2.54)		3.73	(g)	39
2017	6.57	(0.17)	(1.53)	(1.70)	0.00	4.87	(25.88)	3,994	(3.04)		3.48	(g)	196
2016	6.78	(0.24)	0.03	(0.21)	0.00	6.57	(3.10)	6,622	(3.46)		3.66	(g)	155
2015	8.60	(0.04)	(1.78)	(1.82)	0.00	6.78	(21.16)	4,429	(3.12)		3.17		410
2014	11.00	(0.30)	(2.10)	(2.40)	0.00	8.60	(21.82)	7,216	(3.40)		3.48		0
Class I(h)
2019(e)	$5.17	$(0.02)	$(0.14)	$(0.16)	$0.00	$5.01	(3.09)%	$5,731	(1.03	)%(f)	3.08	%(f)(g)	0%
2018	5.72	(0.08)	(0.47)	(0.55)	0.00	5.17	(9.62)	6,673	(1.50)		2.73	(g)	39
2017	7.64	(0.13)	(1.79)	(1.92)	0.00	5.72	(25.13)	319	(2.00)		2.48	(g)	196
2016	7.80	(0.20)	0.04	(0.16)	0.00	7.64	(2.05)	154	(2.49)		2.66	(g)	155
2015	9.80	(0.04)	(1.96)	(2.00)	0.00	7.80	(20.41)	181	(2.12)		2.17		410
2014	12.40	(0.30)	(2.30)	(2.60)	0.00	9.80	(20.97)	194	(2.40)		2.48		0

†	All per share amounts and net asset values have been adjusted as a result of the 1 for 10 reverse stock split on October 24, 2014 (See note 7).

††	Total return represents aggregate total return of a hypothetical $1,000 investment at the beginning of the year and sold at the end of the year including reinvestment of distributions and does not reflect the applicable sales charges.

(a)	Per share amounts have been calculated using the average shares outstanding method.

(b)	Amount represents less than $0.005 per share.

(c)	The Fund incurred interest expense during the years ended April 30, 2018, 2017, and 2016. If interest expense had not been incurred, the ratios of operating expenses to average net assets would have been 2.97%, 2.72%, and 2.90% (Class AAA and Class A), 3.72%, 3.47%, and 3.65% (Class C), and 2.72%, 2.47%, and 2.65% (Class I). For the six months ended October 31, 2018, and the years ended April 30, 2015 and 2014, the effect of interest expense was minimal.

(d)	The Fund incurred dividend expense and service fees on securities sold short. If these expenses and fees had not been incurred, the ratios of operating expenses to average net assets for the six months ended October 31, 2018 and the years ended April 30, 2018, 2017, 2016, 2015, and 2014 would have been 2.57%, 2.12%, 1.89%, 1.88%, 1.85%, and 1.87% (Class AAA and Class A), 3.32%, 2.87%, 2.64%, 2.63%, 2.60%, and 2.62% (Class C), and 2.32%, 1.87%, 1.64%, 1.63%, 1.60%, and 1.62% (Class I).

(e)	For the six months ended October 31, 2018, unaudited.

(f)	Annualized.

(g)	The Fund received credits from a designated broker who agreed to pay certain Fund expenses. For the year ended April 30, 2016, if credits had not been received, the expense ratios would have been 2.92%, 2.92%, 3.67%, and 2.67% for Class AAA, Class A, Class C, and Class I, respectively. For the six months ended October 31, 2018, and the years ended April 30, 2018 and 2017, there was no impact on the expense ratios.

(h)	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

See accompanying notes to financial statements.

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Notes to Financial Statements (Unaudited)

1. Organization. Comstock Capital Value Fund, a series of the Comstock Funds, Inc. (the Company), is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund is a diversified portfolio with an investment objective to maximize total return, consisting of capital appreciation and current income.

2. Significant Accounting Policies. As an investment company, the Fund follows the investment company accounting and reporting guidance, which is part of U.S. generally accepted accounting principles (GAAP) that may require the use of management estimates and assumptions in the preparation of its financial statements. Actual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

New Accounting Pronouncements. The SEC recently adopted changes to Regulation S-X to simplify the reporting of information by registered investment companies in financial statements. The amendments require presentation of the total, rather than the components, of distributable earnings on the Statement of Assets and Liabilities and also require presentation of the total, rather than the components, of distributions to shareholders, except for tax return of capital distributions, if any, on the Statement of Changes in Net Assets. The amendments also removed the requirement for parenthetical disclosure of undistributed net investment income on the Statement of Changes in Net Assets. These Regulation S-X amendments are reflected in the Fund’s financial statements for the six months ended October 31, 2018.

To improve the effectiveness of fair value disclosure requirements, the Financial Accounting Standards Board recently issued Accounting Standard Update (ASU) 2018-13, Fair Value Measurement Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement (ASU 2018-13), which adds, removes, and modifies certain aspects relating to fair value disclosure. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019; early adoption of the additions relating to ASU 2018-13 is not required, even if early adoption is elected for the removals under ASU 2018-13. Management has early adopted the removals set forth in ASU 2018-13 in these financial statements and has not early adopted the additions set forth in ASU 2018-13.

Security Valuation. Portfolio securities listed or traded on a nationally recognized securities exchange or traded in the U.S. over-the-counter market for which market quotations are readily available are valued at the last quoted sale price or a market’s official closing price as of the close of business on the day the securities are being valued. If there were no sales that day, the security is valued at the average of the closing bid and asked prices or, if there were no asked prices quoted on that day, then the security is valued at the closing bid price on that day. If no bid or asked prices are quoted on such day, the security is valued at the most recently available price or, if the Board of Directors (the Board) so determines, by such other method as the Board shall determine in good faith to reflect its fair market value. Portfolio securities traded on more than one national securities exchange or market are valued according to the broadest and most representative market, as determined by Gabelli Funds, LLC (the Adviser).

Portfolio securities primarily traded on a foreign market are generally valued at the preceding closing values of such securities on the relevant market, but may be fair valued pursuant to procedures established by the Board if market conditions change significantly after the close of the foreign market, but prior to the close of business on the day the securities are being valued. Debt obligations for which market quotations are readily available are valued at the average of the latest bid and asked prices. If there were no asked prices quoted on such day, the security is valued using the closing bid price, unless the Board determines such amount does not reflect the securities’ fair value, in which case these securities will be fair value as determined by the Board. Certain securities are valued principally using dealer quotations. Futures contracts are valued at the closing settlement price of the exchange or board of trade on which the applicable contract is traded. OTC futures and options on futures for which market quotations are readily available will be valued by quotations received from a pricing service or, if no quotations are available from a pricing service, by quotations obtained from one or more dealers in the instrument in question by the Adviser.

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Securities and assets for which market quotations are not readily available are fair valued as determined by the Board. Fair valuation methodologies and procedures may include, but are not limited to: analysis and review of available financial and non-financial information about the company; comparisons with the valuation and changes in valuation of similar securities, including a comparison of foreign securities with the equivalent U.S. dollar value American Depositary Receipt securities at the close of the U.S. exchange; and evaluation of any other information that could be indicative of the value of the security.

The inputs and valuation techniques used to measure fair value of the Fund’s investments are summarized into three levels as described in the hierarchy below:

●	Level 1 — quoted prices in active markets for identical securities;

●	Level 2 — other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.); and

●	Level 3 — significant unobservable inputs (including the Board’s determinations as to the fair value of investments).

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input both individually and in the aggregate that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. The summary of the Fund’s investments in securities and other financial instruments by inputs used to value the Fund’s investments as of October 31, 2018 is as follows:

	Valuation Inputs
	Level 1 Quoted Prices	Level 2 Other Significant Observable Inputs	Total Market Value at 10/31/18
INVESTMENTS IN SECURITIES:
ASSETS (Market Value):
Exchange Traded Funds	$1,447,188	—	$1,447,188
U.S. Government Obligations	—	$16,660,862	16,660,862
TOTAL INVESTMENTS IN SECURITIES – ASSETS	$1,447,188	$16,660,862	$18,108,050
LIABILITIES (Market Value):
Common Stocks Sold Short (a)	$(4,536,104)	—	$(4,536,104)
TOTAL INVESTMENTS IN SECURITIES – LIABILITIES	$(4,536,104)	—	$(4,536,104)
OTHER FINANCIAL INSTRUMENTS:*
ASSETS (Market Value):
EQUITY CONTRACTS:
Exchange Traded Call Options Purchased	$43,000	$59,000	$102,000
Exchange Traded Put Options Purchased	601,920	118,150	720,070
ASSETS (Net Unrealized Appreciation):
EQUITY CONTRACTS:
Index Futures Contracts - Short Position	486,676	—	486,676
TOTAL OTHER FINANCIAL INSTRUMENTS	$1,131,596	$177,150	$1,308,746

(a)	Please refer to the Schedule of Investments (SOI) for the industry classifications of these portfolio holdings.

*	Other financial instruments are derivatives reflected in the SOI, such as options, futures, forwards, and swaps, which may be valued at the unrealized appreciation/(depreciation) of the instrument.

There were no Level 3 investments held at October 31, 2018 or April 30, 2018.

Additional Information to Evaluate Qualitative Information.

General. The Fund uses recognized industry pricing services – approved by the Board and unaffiliated with the Adviser – to value most of its securities, and uses broker quotes provided by market makers of securities not valued by these and other recognized pricing sources. Several different pricing feeds are received to value domestic equity securities, international equity securities, preferred equity securities, and fixed income securities. The data within these feeds are ultimately sourced from major stock exchanges and trading systems where these securities trade. The prices supplied by external sources are checked by obtaining quotations or actual transaction prices from market participants. If a price obtained from the pricing source is deemed unreliable, prices will be sought from another pricing service or from a broker/dealer that trades that security or similar securities.

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Fair Valuation. Fair valued securities may be common or preferred equities, warrants, options, rights, or fixed income obligations. Where appropriate, Level 3 securities are those for which market quotations are not available, such as securities not traded for several days, or for which current bids are not available, or which are restricted as to transfer. When fair valuing a security, factors to consider include recent prices of comparable securities that are publicly traded, reliable prices of securities not publicly traded, the use of valuation models, current analyst reports, valuing the income or cash flow of the issuer, or cost if the preceding factors do not apply. The circumstances of Level 3 securities are frequently monitored to determine if fair valuation measures continue to apply.

The Adviser reports quarterly to the Board the results of the application of fair valuation policies and procedures. These may include backtesting the prices realized in subsequent trades of these fair valued securities to fair values previously recognized.

Derivative Financial Instruments. The Fund may engage in various portfolio investment strategies by investing in derivative financial instruments for the purposes of increasing the income of the Fund, hedging against changes in the value of its portfolio securities and in the value of securities it intends to purchase, or hedging against a specific transaction with respect to either the currency in which the transaction is denominated or another currency. Investing in certain derivative financial instruments, including participation in the options, futures, or swap markets, entails certain execution, liquidity, hedging, tax, and securities, interest, credit, or currency market risks. Losses may arise if the Adviser’s prediction of movements in the direction of the securities, foreign currency, and interest rate markets is inaccurate. Losses may also arise if the counterparty does not perform its duties under a contract, or in the event of default, the Fund may be delayed in or prevented from obtaining payments or other contractual remedies owed to it under derivative contracts. The creditworthiness of the counterparties is closely monitored in order to minimize these risks. Participation in derivative transactions involves investment risks, transaction costs, and potential losses to which the Fund would not be subject absent the use of these strategies. The consequences of these risks, transaction costs, and losses may have a negative impact on the Fund’s ability to pay distributions.

Collateral requirements differ by type of derivative. Collateral requirements are set by the broker or exchange clearing house for exchange traded derivatives, while collateral terms are contract specific for derivatives traded over-the-counter. Securities pledged to cover obligations of the Fund under derivative contracts are noted in the Schedule of Investments. Cash collateral, if any, pledged for the same purpose will be reported separately in the Statement of Assets and Liabilities.

The Fund’s derivative contracts held at October 31, 2018, are not accounted for as hedging instruments under GAAP and are disclosed in the Schedule of Investments.

Options. The Fund may purchase or write call or put options on securities or indices for the purpose of increasing the income of the Fund. As a writer of put options, the Fund receives a premium at the outset and then bears the risk of unfavorable changes in the price of the financial instrument underlying the option. The Fund would incur a loss if the price of the underlying financial instrument decreases between the date the option is written and the date on which the option is terminated. The Fund would realize a gain, to the extent of the premium, if the price of the financial instrument increases between those dates.

As a purchaser of call options, the Fund pays a premium for the right to buy the underlying security at a specified price. The seller of the call has the obligation to sell the underlying security upon exercise at the exercise price. If the price of the underlying security declines, the Fund would realize a loss upon sale or exercise. If the price of the underlying security increases or stays the same, the Fund would realize a gain upon sale or at expiration date, but only to the extent of the premium paid.

As a purchaser of put options, the Fund pays a premium for the right to sell to the seller of the put option the underlying security at a specified price. The seller of the put has the obligation to purchase the underlying security upon exercise at the exercise price. If the price of the underlying security declines, the Fund would realize a gain upon sale or exercise. If the price of the underlying security increases or stays the same, the Fund would realize a loss upon sale or at expiration date, but only to the extent of the premium paid.

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If a written call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether there has been a realized gain or loss. If a written put option is exercised, the premium reduces the cost basis of the security. In the case of call options, the exercise prices are referred to as “in-the-money,” “at-the-money,” and “out-of-the-money,” respectively. The Fund may write (a) in-the-money call options when the Adviser expects that the price of the underlying security will remain stable or decline during the option period, (b) at-the-money call options when the Adviser expects that the price of the underlying security will remain stable, decline, or advance moderately during the option period, and (c) out-of-the-money call options when the Adviser expects that the premiums received from writing the call option will be greater than the appreciation in the price of the underlying security above the exercise price. By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. Out-of-the-money, at-the-money, and in-the-money put options (the reverse of call options as to the relation of exercise price to market price) may be utilized in the same market environments that such call options are used in equivalent transactions. Option positions at October 31, 2018 are reflected within the Schedule of Investments.

The Fund’s volume of activity in call and put options purchased during the six months ended October 31, 2018 had average monthly market value of approximately $62,771 and $539,691, respectively.

As of October 31, 2018, the value of options purchased that were held with equity risk exposure can be found in the Statement of Assets and Liabilities under Assets, within Investments, at value. For the six months ended October 31, 2018, the effect of options purchased with equity risk exposure can be found in the Statement of Operations, under Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts, within Net realized loss on investments and Net change in unrealized appreciation/depreciation on investments.

Futures Contracts. The Fund may engage in futures contracts for the purpose of hedging against changes in the value of its portfolio securities and in the value of securities it intends to purchase. Upon entering into a futures contract, the Fund is required to deposit with the broker an amount of cash or cash equivalents equal to a certain percentage of the contract amount. This is known as the “initial margin.” Subsequent payments (variation margin) are made or received by the Fund each day, depending on the daily fluctuations in the value of the contract, and are included in unrealized appreciation/depreciation on futures contracts. The Fund recognizes a realized gain or loss when the contract is closed.

There are several risks in connection with the use of futures contracts as a hedging instrument. The change in value of futures contracts primarily corresponds with the value of their underlying instruments, which may not correlate with the change in value of the hedged investments. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market. Open positions in futures contracts at October 31, 2018 are reflected within the Schedule of Investments.

The Fund’s volume of activity in index futures contracts sold during the six months ended October 31, 2018 had a monthly average notional value of approximately $7,093,811.

At October 31, 2018, the Fund’s derivative assets and liabilities (by type) are as follows:

	Gross Amounts of Recognized Assets Presented in the Statement of Assets and Liabilities	Gross Amounts Available for Offset in the Statement of Assets and Liabilities	Net Amounts of Assets Presented in the Statement of Assets and Liabilities
Assets
Futures Contracts	$80	$—	$80

	Gross Amounts of Recognized Liabilities Presented in the Statement of Assets and Liabilities	Gross Amounts Available for Offset in the Statement of Assets and Liabilities	Net Amounts of Liabilities Presented in the Statement of Assets and Liabilities
Liabilities
Futures Contracts	$55,935	$—	$55,935

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At October 31, 2018, the Fund’s derivative assets (by counterparty) are as follows:

	Net Amounts Not Offset in the Statement of Assets and Liabilities
	Net Amounts of Liabilities Presented in the Statement of Assets and Liabilities	Financial Instruments	Cash Collateral Pledged	Net Amount
Counterparty
UBS Securities LLC	$55,855	—	$(55,855)	—

As of October 31, 2018, the equity risk exposure associated with the futures contracts can be found in the Statement of Assets and Liabilities, under Assets, Variation margin receivable. For the six months ended October 31, 2018, the effect of futures contracts with equity risk exposure can be found in the Statement of Operations, under Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts, within Net realized loss on futures contracts and Net change in unrealized appreciation/depreciation on futures contracts.

Securities Sold Short. The Fund enters into short sale transactions. Short selling involves selling securities that may or may not be owned and, at times, borrowing the same securities for delivery to the purchaser, with an obligation to replace such borrowed securities at a later date. The proceeds received from short sales are recorded as liabilities and the Fund records an unrealized gain or loss to the extent of the difference between the proceeds received and the value of an open short position on the day of determination. The Fund records a realized gain or loss when the short position is closed out. By entering into a short sale, the Fund bears the market risk of an unfavorable change in the price of the security sold short. Dividends on short sales are recorded as an expense by the Fund on the ex-dividend date and interest expense is recorded on the accrual basis. The broker retains collateral for the value of the open positions, which is adjusted periodically as the value of the position fluctuates. Securities sold short and details of collateral at October 31, 2018 are reflected within the Schedule of Investments. For the six months ended October 31, 2018, the Fund incurred $7,972 in service fees related to its investment positions sold short and held by the broker. The amount is included in the Statement of Operations under Expenses, Service fees for securities sold short.

Investments in Other Investment Companies. The Fund may invest, from time to time, in shares of other investment companies (or entities that would be considered investment companies but are excluded from the definition pursuant to certain exceptions under the 1940 Act) (the Acquired Funds) in accordance with the 1940 Act and related rules. Shareholders in the Fund would bear the pro rata portion of the periodic expenses of the Acquired Funds in addition to the Fund’s expenses. For the six months ended October 31, 2018, the Fund’s pro rata portion of the periodic expenses charged by the Acquired Funds was less than one basis point.

Foreign Currency Translations. The books and records of the Fund are maintained in U.S. dollars. Foreign currencies, investments, and other assets and liabilities are translated into U.S. dollars at current exchange rates. Purchases and sales of investment securities, income, and expenses are translated at the exchange rate prevailing on the respective dates of such transactions. Unrealized gains and losses that result from changes in foreign exchange rates and/or changes in market prices of securities, if any, have been included in unrealized appreciation/depreciation on investments and foreign currency translations. Net realized foreign currency gains and losses resulting from changes in exchange rates include foreign currency gains and losses between trade date and settlement date on investment securities transactions, foreign currency transactions, and the difference between the amounts of interest and dividends recorded on the books of the Fund and the amounts actually received. The portion of foreign currency gains and losses related to fluctuation in exchange rates between the initial purchase trade date and subsequent sale trade date is included in realized gain/(loss) on investments.

Foreign Securities. The Fund may directly purchase securities of foreign issuers. Investing in securities of foreign issuers involves special risks not typically associated with investing in securities of U.S. issuers. The risks include possible revaluation of currencies, the inability to repatriate funds, less complete financial information about companies, and possible future adverse political and economic developments. Moreover, securities of many foreign issuers and their markets may be less liquid and their prices more volatile than securities of comparable U.S. issuers.

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Foreign Taxes. The Fund may be subject to foreign taxes on income, gains on investments, or currency repatriation, a portion of which may be recoverable. The Fund will accrue such taxes and recoveries as applicable, based upon its current interpretation of tax rules and regulations that exist in the markets in which it invests.

Securities Transactions and Investment Income. Securities transactions are accounted for on the trade date with realized gain/(loss) on investments determined by using the identified cost method. Interest income (including amortization of premium and accretion of discount) is recorded on the accrual basis. Premiums and discounts on debt securities are amortized using the effective yield to maturity method. Dividend income is recorded on the ex-dividend date, except for certain dividends from foreign securities that are recorded as soon after the ex-dividend date as the Fund becomes aware of such dividends.

Determination of Net Asset Value and Calculation of Expenses. Certain administrative expenses are common to, and allocated among, various affiliated funds. Such allocations are made on the basis of each fund’s average net assets or other criteria directly affecting the expenses as determined by the Adviser pursuant to procedures established by the Board.

In calculating the NAV per share of each class, investment income, realized and unrealized gains and losses, redemption fees, and expenses other than class specific expenses are allocated daily to each class of shares based upon the proportion of net assets of each class at the beginning of each day. Distribution expenses are borne solely by the class incurring the expense.

Custodian Fee Credits and Interest Expense. When cash balances are maintained in the custody account, the Fund receives credits which are used to offset custodian fees. The gross expenses paid under the custody arrangement are included in custodian fees in the Statement of Operations with the corresponding expense offset, if any, shown as “Custodian fee credits.” When cash balances are overdrawn, the Fund is charged an overdraft fee equal to 2.00% above the federal funds rate on outstanding balances. This amount, if any, would be included in the Statement of Operations.

Distributions to Shareholders. Distributions to shareholders are recorded on the ex-dividend date. Distributions to shareholders are based on income and capital gains as determined in accordance with federal income tax regulations, which may differ from income and capital gains as determined under GAAP. These differences are primarily due to differing treatments of income and gains on various investment securities and foreign currency transactions held by the Fund, and timing differences. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, adjustments are made to the appropriate capital accounts in the period when the differences arise. These reclassifications have no impact on the NAV of the Fund.

No distributions were made during the fiscal years ended April 30, 2018 and 2017.

Provision for Income Taxes. The Fund intends to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the Code). It is the policy of the Fund to comply with the requirements of the Code applicable to regulated investment companies and to distribute substantially all of its net investment company taxable income and net capital gains. Therefore, no provision for federal income taxes is required.

At April 30, 2018, the Fund had net capital loss carryforwards for federal income tax purposes which are available to reduce future required distributions of net capital gains to shareholders. The Fund is permitted to carry forward for an unlimited period capital losses incurred in years beginning after December 22, 2010. In addition, these losses must be utilized prior to the losses incurred in pre-enactment taxable years. As a result of the rule, pre-enactment capital loss carryforwards may have an increased likelihood of expiring unused. Additionally, post enactment capital losses that are carried forward will retain their character as either short term or long term capital losses rather than being considered all short term as under previous law.

Capital loss carryforward available through fiscal year 2019	$37,242,276
Short term capital loss carryforward with no expiration	73,073,163
Long term capital loss carryforward with no expiration	56,653,841
Total capital loss carryforwards	$166,969,280

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The following summarizes the tax cost of investments, proceeds from short sales, futures transactions, and the related net unrealized appreciation/depreciation at October 31, 2018:

	Cost (Proceeds)	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation (Depreciation)
Investments and derivative instruments	$18,940,924	$373,570	$(384,374)	$(10,804)
Securities sold short	(5,256,291)	804,329	(84,142)	720,187
		$1,177,899	$(468,516)	$709,383

The Fund is required to evaluate tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Income tax and related interest and penalties would be recognized by the Fund as tax expense in the Statement of Operations if the tax positions were deemed not to meet the more-likely-than-not threshold. For the six months ended October 31, 2018, the Fund did not incur any income tax, interest, or penalties. As of October 31, 2018, the Adviser has reviewed all open tax years and concluded that there was no impact to the Fund’s net assets or results of operations. The Fund’s federal and state tax returns for the prior three fiscal years remain open, subject to examination. On an ongoing basis, the Adviser will monitor the Fund’s tax positions to determine if adjustments to this conclusion are necessary.

3. Investment Advisory Agreement and Other Transactions. The Fund has entered into an investment advisory agreement (the Advisory Agreement) with the Adviser which provides that the Fund will pay the Adviser a fee, computed daily and paid monthly, at the annual rate of 1.00% of the value of its average daily net assets. In accordance with the Advisory Agreement, the Adviser provides a continuous investment program for the Fund’s portfolio, oversees the administration of all aspects of the Fund’s business and affairs, and pays the compensation of all Officers and Directors of the Fund who are affiliated persons of the Adviser.

The Fund pays each Director who is not considered an affiliated person an annual retainer of $3,000 plus $1,000 for each Board meeting attended. Each Director is reimbursed by the Fund for any out of pocket expenses incurred in attending meetings. All Board committee members receive $500 per meeting attended and the Chairman of the Audit Committee and the Lead Director each receives an annual fee of $1,000. A Director may receive a single meeting fee, allocated among the participating funds, for participation in certain meetings held on behalf of multiple funds. Directors who are directors, trustees, or employees of the Adviser or an affiliated company receive no compensation or expense reimbursement from the Fund.

4. Distribution Plan. The Fund’s Board has adopted a distribution plan (the Plan) for each class of shares, except for Class I Shares, pursuant to Rule 12b-1 under the 1940 Act. Under the Class AAA, Class A, and Class C Share Plans, payments are authorized to G.distributors, LLC (the Distributor), an affiliate of the Adviser, at annual rates of 0.25%, 0.25%, and 1.00%, respectively, of the average daily net assets of those classes, the annual limitations under each Plan. Such payments are accrued daily and paid monthly.

5. Portfolio Securities. Purchases and sales of securities during the six months ended October 31, 2018, other than short term securities and U.S. Government Obligations, aggregated $0 and $86,639, respectively.

6. Transactions with Affiliates and Other Arrangements. During the six months ended October 31, 2018, the Distributor retained a total of $419 from investors representing commissions (sales charges and underwriting fees) on sales and redemptions of Fund shares.

During the six months ended October 31, 2018, the Fund received credits from a designated broker who agreed to pay certain Fund operating expenses. The amount of such expenses paid through this directed brokerage arrangement during this period was $746.

7. Capital Stock. The Fund offers four classes of shares – Class AAA Shares, Class A Shares, Class C Shares, and Class I Shares. Class AAA and Class I Shares are offered without a sales charge. Class A Shares are subject to a maximum front-end sales charge of 5.75%, and Class C Shares are subject to a 1.00% contingent deferred sales charge for one year after purchase.

The Fund imposes a redemption fee of 2.00% on all classes of shares that are redeemed or exchanged on or before the seventh day after the date of a purchase. The redemption fee is deducted from the proceeds otherwise payable to the redeeming shareholders and is retained by the Fund as an increase in paid-in capital. The redemption fees retained by the Fund during the six months ended October 31, 2018 and the fiscal year ended April 30, 2018, if any, can be found in the Statement of Changes in Net Assets under Redemption Fees.

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As approved by the Board of Directors, the Fund effected a 1 for 10 reverse stock split on October 24, 2014. The net asset value of each share class increased proportionately at that time.

Transactions in shares of capital stock were as follows:

	Six Months Ended October 31, 2018 (Unaudited)	Year Ended April 30, 2018
Class AAA
Shares sold	171,153	208,398
Shares redeemed	(123,230)	(216,466)
Net increase/(decrease)	47,923	(8,068)
Class A
Shares sold	147,304	1,580,873
Shares redeemed	(446,238)	(5,014,658)
Net decrease	(298,934)	(3,433,785)
Class C
Shares sold	30,805	177,264
Shares redeemed	(76,660)	(347,184)
Net decrease	(45,855)	(169,920)
Class I
Shares sold	1,445,420	3,721,876
Shares redeemed	(1,591,692)	(2,487,851)
Net increase/(decrease)	(146,272)	1,234,025

8. Indemnifications. The Fund enters into contracts that contain a variety of indemnifications. The Fund’s maximum exposure under these arrangements is unknown. However, the Fund has not had prior claims or losses pursuant to these contracts. Management has reviewed the Fund’s existing contracts and expects the risk of loss to be remote.

9. Subsequent Events. After careful consideration, the Board approved calling a special meeting of shareholders, to be held as soon as possible, to consider a proposal to change the nature of the Fund’s business from a mutual fund registered under the 1940 Act to an operating company, and to de-register the Fund as a registered investment company with the Securities and Exchange Commission (the Proposal).

This conclusion was based in substantial part on the Board’s belief that the appropriate business strategy to be pursued by the Fund would be becoming an operating company that owns interest in one or more operating businesses and/or to acquire assets other than securities, and try to maximize the utilization of the Fund’s accumulated capital loss carryforwards. If shareholders of the Fund approve the Proposal, the conversion to an operating company is expected to take effect in the second quarter of 2019.

Shareholders of the Fund will receive a combined proxy statement with additional information about the shareholder meeting and the Proposal. Shareholders should read the proxy materials carefully, as they will contain a more detailed description of the Proposal.

Management has evaluated the impact on the Fund of all other subsequent events occurring through the date the financial statements were issued and has determined that there were no other subsequent events requiring recognition or disclosure in the financial statements.

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Semiannual Report – October 31, 2017

To Our Shareholders,

For the six months ended October 31, 2017, the net asset value (“NAV”) per Class A Share of the Comstock Capital Value Fund decreased 7.3% compared with an increase of 9.1% for the Standard & Poor’s (“S&P”) 500 Index. See below for additional performance information.

Enclosed are the financial statements, including the schedule of investments, as of October 31, 2017.

Comparative Results

Average Annual Returns through October 31, 2017† (Unaudited)

							Since
						Since	Inception
	Six Months	1 Year	5 Year	10 Year	15 Year	04/28/87(a)	(10/10/85)
Class A (DRCVX)
Without sales charge	(7.33)%	(23.49)%	(18.38)%	(12.93)%	(13.09)%	(6.53)%	(4.87)%
With sales charge (b)	(12.66)	(27.89)	(19.34)	(13.44)	(13.43)	(6.72)	(5.05)
Class AAA (COMVX) ††	(7.32)	(23.45)	(18.35)	(12.91)	(13.08)	(6.53)	(4.87)
Class C (CPCCX) ††
Without contingent deferred sales charge	(7.60)	(23.99)	(18.99)	(13.53)	(13.73)	(7.09)	(5.41)
With contingent deferred sales charge (c)	(8.53)	(24.79)	(18.99)	(13.53)	(13.73)	(7.09)	(5.41)
Class I (CPCRX) †† *	(7.17)	(23.38)	(18.20)	(12.67)	(12.87)	2.32	1.81
S&P 500 Index	9.10	23.63	15.18	7.51	9.60	9.88 (d)	11.14 (e)

In the current prospectuses dated August 28, 2017, the expense ratios for Comstock Capital Value Fund Class AAA, A, C, and I Shares are 2.75%, 2.75%, 3.50%, and 2.50%, respectively. Class AAA and Class I Shares have no sales charge. See page 8 for the expense ratios for the six months ended October 31, 2017. The maximum sales charge for Class A Shares and C Shares is 5.75% and 1.00%, respectively.

(a)	On April 28, 1987, Comstock Partners, Inc., the Comstock Capital Value Fund’s previous investment adviser assumed investment responsibilities and the Fund changed its investment objective to the current investment objective.
(b)	Performance results include the effect of the maximum 5.75% sales charge at the beginning of the period.
(c)	Assuming payment of the 1% maximum contingent deferred sales charge imposed on redemptions made within one year of purchase.
(d)	Since April 30, 1987, the date closest to the Fund’s current investment objective inception date for which data is available.
(e)	Since September 30, 1985, the date closest to the Fund’s inception date for which data is available.
†	Returns represent past performance and do not guarantee future results. Total returns and average annual returns reflect changes in share price, reinvestment of distributions, and are net of expenses. Investment returns and the principal value of an investment will fluctuate. When shares are redeemed, they may be worth more or less than their original cost. Current performance may be lower or higher than the performance data presented. Visit www.gabelli.com for performance information as of the most recent month end. Returns would have been lower had Gabelli Funds, LLC, the Adviser, not reimbursed certain expenses of the Fund for periods prior to October 31, 2002. The Fund imposes a 2% redemption fee on shares sold or exchanged within seven days of purchase. Performance returns for periods of less than one year are not annualized. Investors should carefully consider the investment objectives, risks, sales charges, and expenses of the Fund before investing. The prospectuses contain information about these and other matters and should be read carefully before investing. To obtain a prospectus please visit our website at www.gabelli.com. The Comstock Capital Value Fund utilizes short selling and derivatives. Short selling of securities and use of derivatives pose special risks and may not be suitable for certain investors. Short selling is a sale of a borrowed security and losses are realized if the price of the security increases between the date the security is sold and the date the Fund replaces it. Derivatives may be riskier than other types of investments because they may respond more to changes in economic conditions than other investments. The S&P 500 Index is a market capitalization weighted index of 500 large capitalization stocks commonly used to represent the U.S. equity market. Dividends are considered reinvested. You cannot invest directly in an index.
††	The Class A Share NAVs are used to calculate performance for the periods prior to the issuance of Class AAA Shares on December 8, 2008, and Class C Shares and Class I Shares on August 22, 1995. The actual performance of the Class C Shares would have been lower and the Class AAA Shares and Class I Shares would have been higher due to the expenses associated with the Class A Shares.
*	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

87

Comstock Capital Value Fund
Disclosure of Fund Expenses (Unaudited)
For the Six Month Period from May 1, 2017 through October 31, 2017	Expense Table

We believe it is important for you to understand the impact of fees and expenses regarding your investment. All mutual funds have operating expenses. As a shareholder of a fund, you incur ongoing costs, which include costs for portfolio management, administrative services, and shareholder reports (like this one), among others. Operating expenses, which are deducted from a fund’s gross income, directly reduce the investment return of a fund. When a fund’s expenses are expressed as a percentage of its average net assets, this figure is known as the expense ratio. The following examples are intended to help you understand the ongoing costs (in dollars) of investing in your Fund and to compare these costs with those of other mutual funds. The examples are based on an investment of $1,000 made at the beginning of the period shown and held for the entire period.

The Expense Table below illustrates your Fund’s costs in two ways:

Actual Fund Return: This section provides information about actual account values and actual expenses. You may use this section to help you to estimate the actual expenses that you paid over the period after any fee waivers and expense reimbursements. The “Ending Account Value” shown is derived from the Fund’s actual return during the past six months, and the “Expenses Paid During Period” shows the dollar amount that would have been paid by an investor who started with $1,000 in the Fund. You may use this information, together with the amount you invested, to estimate the expenses that you paid over the period.

To do so, simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number given for your Fund under the heading “Expenses Paid During Period” to estimate the expenses you paid during this period.

Hypothetical 5% Return: This section provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio. It assumes a hypothetical annualized return of 5% before expenses during the period shown. In this case – because the hypothetical return used is not the Fund’s actual return – the results do not apply to your investment and you cannot use the hypothetical account value and expense to estimate the actual ending account balance or expenses you paid for the period. This example is useful in making comparisons of the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in shareholder reports of other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs such as sales charges (loads), redemption fees, or exchange fees, if any, which are described in the Prospectus. If these costs were applied to your account, your costs would be higher. Therefore, the 5% hypothetical return is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds.

	Beginning	Ending	Annualized	Expenses
	Account Value	Account Value	Expense	Paid During
	5/01/17	10/31/17	Ratio	Period*
Comstock Capital Value Fund
Actual Fund Return
Class AAA	$1,000.00	$926.80	2.76%	$13.40
Class A	$1,000.00	$926.70	2.76%	$13.40
Class C	$1,000.00	$924.00	3.51%	$17.02
Class I	$1,000.00	$928.30	2.52%	$12.25
Hypothetical 5% Return
Class AAA	$1,000.00	$1,011.29	2.76%	$13.99
Class A	$1,000.00	$1,011.29	2.76%	$13.99
Class C	$1,000.00	$1,007.51	3.51%	$17.76
Class I	$1,000.00	$1,012.50	2.52%	$12.78

*	Expenses are equal to the Fund’s annualized expense ratio for the last six months multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half year (184 days), then divided by 365.

88

Summary of Portfolio Holdings (Unaudited)

The following table presents portfolio holdings as a percent of net assets as of October 31, 2017:

Comstock Capital Value Fund

Long Positions
U.S. Government Obligations	114.3%
Exchange Traded Funds	2.8%
Exchange Traded Call Options Purchased	0.5%
Exchange Traded Put Options Purchased	0.3%
Other Assets and Liabilities (Net)	18.9%
Short Positions
Retail	(10.1)%
Real Estate Investment Trusts	(5.3)%
Food and Beverage	(5.0)%
Consumer Products	(4.7)%
Health Care	(2.7)%
Exchange Traded Funds	(2.0)%
Automotive: Parts and Accessories	(1.9)%
Short Positions (Continued)
Business Services	(1.9)%
Computer Software and Services	(1.1)%
Building and Construction	(1.0)%
Energy	(0.8)%
Communications Equipment	(0.3)%
100.0%

The Fund files a complete schedule of portfolio holdings with the Securities and Exchange Commission (the “SEC”) for the first and third quarters of each fiscal year on Form N-Q. Shareholders may obtain this information at www.gabelli.com or by calling the Fund at 800-GABELLI (800-422-3554). The Fund’s Form N-Q is available on the SEC’s website at www.sec.gov and may also be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 800-SEC-0330.

Proxy Voting

The Fund files Form N-PX with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. A description of the Fund’s proxy voting policies, procedures, and how the Fund voted proxies relating to portfolio securities is available without charge, upon request, by (i) calling 800-GABELLI (800-422-3554); (ii) writing to The Gabelli Funds at One Corporate Center, Rye, NY 10580-1422; or (iii) visiting the SEC’s website at www.sec.gov.

89

Schedule of Investments — October 31, 2017 (Unaudited)

Shares		Cost	Value
	EXCHANGE TRADED FUNDS — 2.8%
43,000	iShares Silver Trust†(a)	$836,569	$678,970
1,000	SPDR Gold Shares†(a)	126,825	120,670
9,200	VanEck Vectors Gold Miners ETF(a)	248,784	206,816
	TOTAL EXCHANGE TRADED FUNDS	1,212,178	1,006,456

Principal
Amount
	U.S. GOVERNMENT OBLIGATIONS — 114.3%
$40,650,000	U.S. Treasury Bills, 0.000% to 1.253% ††, 11/02/17 to 05/03/18(b)	40,519,345	40,519,821
	PURCHASED OPTIONS — 0.8%	891,024	290,980
	TOTAL INVESTMENTS — 117.9%	42,622,547	41,817,257
	SECURITIES SOLD SHORT — (36.8)%
	(Proceeds received $13,960,079)		(13,050,915)
	Other Assets and Liabilities (Net) — 18.9%		6,695,524
	NET ASSETS — 100.0%		$35,461,866

Shares		Proceeds	Market Value
	SECURITIES SOLD SHORT — (36.8)%
	Automotive: Parts and Accessories — (1.9)%
4,400	Dorman Products Inc.	$284,757	$304,084
1,100	Tesla Inc.	367,271	364,683
		652,028	668,767

	Building and Construction — (1.0)%
9,000	Johnson Controls International plc.	370,567	372,510

	Business Services — (1.9)%
800	Alliance Data Systems Corp.	177,582	178,984
4,200	Core-Mark Holding Co. Inc.	139,829	143,052
7,500	EnviroStar Inc.	176,016	200,250
2,200	Omnicom Group Inc.	177,426	147,818
		670,853	670,104

	Communications Equipment — (0.3)%
5,000	Finisar Corp.	133,622	117,700

	Computer Software and Services — (1.1)%
5,400	Cornerstone OnDemand Inc.	186,311	207,144
1,800	Shopify Inc., Cl. A	182,300	179,082
		368,611	386,226

	Consumer Products — (4.7)%
2,700	Altria Group Inc.	175,638	173,394
2,500	Edgewell Personal Care Co.	181,046	162,325
5,000	Harley-Davidson Inc.	260,094	236,700
4,000	Hasbro Inc.	367,861	370,360
2,800	iRobot Corp.	273,673	188,132
4,500	Newell Brands Inc.	188,447	183,510
4,100	The Procter & Gamble Co.	355,715	353,994
		1,802,474	1,668,415

	Energy — (0.8)%
4,200	Schlumberger Ltd	330,617	268,800

	Exchange Traded Funds — (2.0)%
5,800	Direxion Daily Small Cap Bull 3X Shares	302,731	383,728
8,200	SPDR S&P Retail ETF	367,576	323,818
		670,307	707,546

90

Shares		Proceeds	Market Value
	Food and Beverage — (5.0)%
9,200	Conagra Brands Inc.	347,844	314,272
3,800	Dr Pepper Snapple Group Inc.	347,368	325,508
3,600	General Mills Inc.	235,367	186,912
4,500	Kellogg Co.	322,658	281,385
3,700	Molson Coors Brewing Co., Cl. B	355,932	299,219
9,300	Weis Markets Inc.	349,437	361,119
		1,958,606	1,768,415

	Health Care — (2.7)%
1,500	athenahealth Inc.	185,879	191,820
4,800	Express Scripts Holding Co.	306,137	294,192
10,000	Mallinckrodt plc	351,153	316,700
3,600	Prestige Brands Holdings Inc.	186,199	168,840
		1,029,368	971,552

	Real Estate Investment Trusts — (5.3)%
8,600	American Campus Communities Inc.	359,988	357,588
2,800	Boston Properties Inc.	352,652	339,304
3,300	The Macerich Co.	190,439	180,180
2,500	Simon Property Group Inc.	385,578	388,325
16,000	Starwood Property Trust Inc.	348,584	344,160
3,600	Vornado Realty Trust	281,380	269,496
		1,918,621	1,879,053

	Retail — (10.1)%
400	AutoZone Inc.	290,651	235,800
7,000	Bed Bath & Beyond Inc.	283,270	139,300
1,200	Buffalo Wild Wings Inc.	172,496	141,840
3,800	Burlington Stores Inc.	352,303	356,782
1,200	Chipotle Mexican Grill Inc.	404,216	326,280
1,900	Jack in the Box Inc.	180,444	196,669
4,600	Lowe’s Companies Inc.	353,180	367,770
4,600	Papa John’s International Inc.	344,026	313,030
4,600	Target Corp.	297,062	271,584
8,400	The Cheesecake Factory Inc.	366,893	375,816
2,700	The TJX Companies Inc.	188,640	188,460
4,900	Tractor Supply Co.	452,279	295,274
1,800	Ulta Beauty Inc.	368,945	363,222
		4,054,405	3,571,827

	TOTAL SECURITIES SOLD SHORT	$13,960,079	$13,050,915

(a)	Securities with a value of $1,006,456 were deposited with the broker as collateral for securities sold short and futures contracts.
(b)	At October 31, 2017, $34,650,000 of the principal amount was pledged as collateral for securities sold short and futures contracts.
†	Non-income producing security.
††	Represents annualized yield at date of purchase.

As of October 31, 2017, options purchased outstanding were as follows:

OPTIONS

Description	Number of Contracts	Notional Amount	Exercise Price	Expiration Date	Market Value
Exchange Traded Call Options Purchased — 0.5%
CBOE Volatility Index	100	$101,800	$10.00	11/15/17	$14,300
CBOE Volatility Index	800	814,400	12.00	12/20/17	122,400
SPDR Gold Shares	30	362,010	105.00	12/15/17	48,000
TOTAL EXCHANGE TRADED CALL OPTIONS PURCHASED					$184,700

Exchange Traded Put Options Purchased — 0.3%
Gentex Corp.	100	$194,100	$17.50	03/16/18	$4,750
iShares iBoxx $ High Yield Corp. Bond ETF	250	2,211,750	88.00	12/15/17	18,750
S&P 500 Index	40	10,301,040	2,400.00	12/15/17	24,400
S&P 500 Index	30	7,725,780	2,500.00	12/15/17	41,100
S&P 500 Index	4	1,030,104	2,500.00	03/16/18	17,280
TOTAL EXCHANGE TRADED PUT OPTIONS PURCHASED					$106,280

TOTAL OPTIONS PURCHASED					$290,980

As of October 31, 2017, futures contracts outstanding were as follows:

FUTURES

Description	Long/Short	Number of Contracts	Notional Amount	Expiration Date	Value	Unrealized Depreciation
S&P 500 Futures (E-Mini)	Short	90	$11,577,150	12/15/17	$(486,000)	$(486,000)
Russell 2000 Index Futures (E-Mini)	Short	44	3,305,940	12/15/17	(230,780)	(230,780)
NASDAQ 100 Index Futures (E-Mini)	Short	33	4,124,835	12/15/17	(179,553)	(179,553)
TOTAL FUTURES						$(896,333)

See accompanying notes to financial statements.

91

Statement of Assets and Liabilities

October 31, 2017 (Unaudited)

Assets:
Investments, at value (cost $42,622,547)	$41,817,257
Cash pledged for futures contracts	674,500
Deposit at brokers	13,030,213
Receivable for Fund shares sold	61,372
Prepaid expenses	31,550
Total Assets	55,614,892
Liabilities:
Securities sold short, at value (including proceeds from securities sold short of $13,960,079)	13,050,915
Payable to custodian	819,455
Payable for derivatives purchased	5,961,780
Payable for Fund shares redeemed	152,821
Dividends payable on securities sold short	7,885
Variation margin payable	57,750
Payable for investment advisory fees	31,017
Payable for distribution fees	6,549
Other accrued expenses	64,854
Total Liabilities	20,153,026
Net Assets (applicable to 6,874,748 shares outstanding)	$35,461,866
Net Assets Consist of:
Paid-in capital	$214,387,093
Accumulated net investment loss	(522,005)
Accumulated net realized loss on investments, securities sold short, and futures contracts	(177,610,763)
Net unrealized depreciation on investments	(805,290)
Net unrealized appreciation on securities sold short	909,164
Net unrealized depreciation on futures contracts	(896,333)
Net Assets	$35,461,866
Shares of Capital Stock, each at $0.001 par value; 125,000,000 shares authorized:
Class AAA:
Net Asset Value, offering, and redemption price per share ($1,575,880 ÷ 303,594 shares outstanding)	$5.19
Class A:
Net Asset Value and redemption price per share ($15,477,095 ÷ 2,990,418 shares outstanding)	$5.18
Maximum offering price per share (NAV ÷ 0.9425, based on maximum sales charge of 5.75% of the offering price)	$5.50
Class C:
Net Asset Value and offering price per share ($3,312,820 ÷ 736,822 shares outstanding)	$4.50 (a)
Class I:
Net Asset Value, offering, and redemption price per share ($15,096,071 ÷ 2,843,914 shares outstanding)	$5.31

(a)	Redemption price varies based on the length of time held.

92

Statement of Operations

For the Six Months Ended October 31, 2017 (Unaudited)

Investment Income:
Interest	$189,824
Total Investment Income	189,824
Expenses:
Investment advisory fees	182,911
Distribution fees - Class AAA	1,910
Distribution fees - Class A	25,509
Distribution fees - Class C	18,752
Dividend expense on securities sold short	120,324
Registration expenses	39,274
Legal and audit fees	28,495
Shareholder communications expenses	21,186
Shareholder services fees	20,869
Directors’ fees	19,561
Service fees for securities sold short (See Note 2)	18,044
Custodian fees	1,794
Interest expense	1,342
Miscellaneous expenses	6,688
Total Expenses	506,659
Less:
Expenses paid indirectly by broker (See Note 6)	(792)
Custodian fee credits	(229)
Total Credits	(1,021)
Net Expenses	505,638
Net Investment Loss	(315,814)
Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts:
Net realized loss on investments	(1,052,776)
Net realized loss on securities sold short	(343,654)
Net realized loss on futures contracts	(1,041,120)
Net realized loss on investments, securities sold short, and futures contracts	(2,437,550)
Net change in unrealized appreciation/depreciation:
on investments	(66,768)
on securities sold short	494,291
on futures contracts	(548,432)
Net change in unrealized appreciation/ depreciation on investments, securities sold short, and futures contracts	(120,909)
Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts	(2,558,459)
Net Decrease in Net Assets Resulting from Operations	$(2,874,273)

93

Statement of Changes in Net Assets

	Six Months Ended October 31, 2017 (Unaudited)	Year Ended April 30, 2017
Operations:
Net investment loss	$(315,814)	$(1,230,646)
Net realized loss on investments, securities sold short, and futures contracts	(2,437,550)	(18,520,793)
Net change in unrealized appreciation/depreciation on investments, securities sold short, and futures contracts	(120,909)	620,860
Net Decrease in Net Assets Resulting from Operations.	(2,874,273)	(19,130,579)

Capital Stock Transactions:
Proceeds from shares sold
Class AAA	457,330	2,443,506
Class A	5,579,751	101,565,596
Class C	347,518	3,170,269
Class I*	18,690,017	279,233
	25,074,616	107,458,604

Cost of shares redeemed
Class AAA	(627,397)	(7,502,150)
Class A	(17,730,549)	(102,309,812)
Class C	(734,506)	(4,117,857)
Class I*	(2,932,578)	(66,042)
	(22,025,030)	(113,995,861)
Net Increase/(Decrease) in Net Assets from Capital Stock Transactions	3,049,586	(6,537,257)
Redemption Fees	256	4,472
Net Increase/(Decrease) in Net Assets	175,569	(25,663,364)
Net Assets:
Beginning of year	35,286,297	60,949,661
End of period (including undistributed net investment income of $0 and $0, respectively)	$35,461,866	$35,286,297

*	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

See accompanying notes to financial statements.

94

Comstock Capital Value Fund

Financial Highlights

Selected data for a share of capital stock outstanding throughout each period:

		Income (Loss) from Investment Operations						Ratios to Average Net Assets/ Supplemental Data
Year Ended April 30 †	Net Asset Value, Beginning of Year	Net Investment Loss(a)	Net Realized and Unrealized Gain (Loss) on Investments	Total from Investment Operations	Redemption Fees (a)(b)	Net Asset Value, End of Period	Total Return††	Net Assets End of Period (in 000’s)	Net Investment Loss		Operating Expenses(c)(d)		Portfolio Turnover Rate
Class AAA
2018(e)	$5.60	$(0.05)	$(0.36)	$(0.41)	$0.00	$5.19	(7.32)%	$1,576	(1.73	)%(f)	2.76	%(f)(g)	0%
2017	7.49	(0.16)	(1.73)	(1.89)	0.00	5.60	(25.23)	1,867	(2.32)		2.73	(g)	196
2016	7.68	(0.21)	0.02	(0.19)	0.00	7.49	(2.47)	8,271	(2.68)		2.91	(g)	155
2015	9.70	(0.04)	(1.98)	(2.02)	0.00	7.68	(20.82)	3,958	(2.37)		2.42		410
2014	12.30	(0.30)	(2.30)	(2.60)	0.00	9.70	(21.14)	4,512	(2.65)		2.73		0
2013	15.00	(0.40)	(2.30)	(2.70)	0.00	12.30	(18.00)	3,924	(2.75)		2.87		246
Class A
2018(e)	$5.59	$(0.05)	$(0.36)	$(0.41)	$0.00	$5.18	(7.33)%	$15,477	(1.77	)%(f)	2.76	%(f)(g)	0%
2017	7.48	(0.15)	(1.74)	(1.89)	0.00	5.59	(25.27)	29,106	(2.31)		2.73	(g)	196
2016	7.68	(0.21)	0.01	(0.20)	0.00	7.48	(2.60)	45,903	(2.71)		2.91	(g)	155
2015	9.70	(0.05)	(1.97)	(2.02)	0.00	7.68	(20.82)	29,798	(2.37)		2.42		410
2014	12.30	(0.30)	(2.30)	(2.60)	0.00	9.70	(21.14)	27,165	(2.65)		2.73		0
2013	15.00	(0.40)	(2.30)	(2.70)	0.00	12.30	(18.00)	61,121	(2.75)		2.87		246
Class C
2018(e)	$4.87	$(0.06)	$(0.31)	$(0.37)	$0.00	$4.50	(7.60)%	$3,313	(2.48	)%(f)	3.51	%(f)(g)	0%
2017	6.57	(0.17)	(1.53)	(1.70)	0.00	4.87	(25.88)	3,994	(3.04)		3.48	(g)	196
2016	6.78	(0.24)	0.03	(0.21)	0.00	6.57	(3.10)	6,622	(3.46)		3.66	(g)	155
2015	8.60	(0.04)	(1.78)	(1.82)	0.00	6.78	(21.16)	4,429	(3.12)		3.17		410
2014	11.00	(0.30)	(2.10)	(2.40)	0.00	8.60	(21.82)	7,216	(3.40)		3.48		0
2013	13.50	(0.40)	(2.10)	(2.50)	0.00	11.00	(18.52)	9,408	(3.50)		3.62		246
Class I(h)
2018(e)	$5.72	$(0.04)	$(0.37)	$(0.41)	$0.00	$5.31	(7.17)%	$15,096	(1.39	)%(f)	2.52	%(f)(g)	0%
2017	7.64	(0.13)	(1.79)	(1.92)	0.00	5.72	(25.13)	319	(2.00)		2.48	(g)	196
2016	7.80	(0.20)	0.04	(0.16)	0.00	7.64	(2.05)	154	(2.49)		2.66	(g)	155
2015	9.80	(0.04)	(1.96)	(2.00)	0.00	7.80	(20.41)	181	(2.12)		2.17		410
2014	12.40	(0.30)	(2.30)	(2.60)	0.00	9.80	(20.97)	194	(2.40)		2.48		0
2013	15.10	(0.40)	(2.30)	(2.70)	0.00	12.40	(17.88)	221	(2.50)		2.62		246

†	All per share amounts and net asset values have been adjusted as a result of the 1 for 10 reverse stock split on October 24, 2014 (See note 7).
††	Total return represents aggregate total return of a hypothetical $1,000 investment at the beginning of the year and sold at the end of the period including reinvestment of distributions and does not reflect applicable sales charges. Total return for a period of less than one year is not annualized.
(a)	Per share amounts have been calculated using the average shares outstanding method.
(b)	Amount represents less than $0.005 per share.
(c)	The Fund incurred interest expense during the six months ended October 31, 2017, and the years ended April 30, 2017 and 2016. If interest expense had not been incurred, the ratios of operating expenses to average net assets would have been 2.75%, 2.72% and 2.90% (Class AAA and Class A), 3.50%, 3.47% and 3.65% (Class C), and 2.51%, 2.47% and 2.65% (Class I), respectively. For the years ended April 30, 2015, 2014, and 2013, the effect of interest expense was minimal.
(d)	The Fund incurred dividend expense and service fees on securities sold short. If these expenses and fees had not been incurred, the ratios of operating expenses to average net assets for the six months ended October 31, 2017 and the years ended April 30, 2017, 2016, 2015, 2014, and 2013 would have been 2.00%, 1.89%, 1.88%, 1.85%,1.87%,and 1.64% (Class AAA and Class A), 2.75%, 2.64%, 2.63%, 2.60%, 2.62%, and 2.39% (Class C), and 1.76%, 1.64%, 1.63%, 1.60%, 1.62%, and 1.39% (Class I), respectively.
(e)	For the six months ended October 31, 2017, unaudited.
(f)	Annualized.
(g)	The Fund received credits from a designated broker who agreed to pay certain Fund expenses. For the year ended April 30, 2016, if credits had not been received, the expense ratios would have been 2.92%, 2.92%, 3.67%, and 2.67% for Class AAA, Class A, Class C, and Class I, respectively. For the six months ended October 31, 2017 and year ended April 30, 2017, there was no impact on the expense ratios.
(h)	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

See accompanying notes to financial statements.

95

Notes to Financial Statements (Unaudited)

1. Organization. Comstock Capital Value Fund, a series of the Comstock Funds, Inc. (the “Company”), is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Fund is a diversified portfolio with an investment objective to maximize total return, consisting of capital appreciation and current income.

2. Significant Accounting Policies. As an investment company, the Fund follows the investment company accounting and reporting guidance, which is part of U.S. generally accepted accounting principles (“GAAP”) that may require the use of management estimates and assumptions in the preparation of its financial statements. Actual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

Security Valuation. Portfolio securities listed or traded on a nationally recognized securities exchange or traded in the U.S. over-the-counter market for which market quotations are readily available are valued at the last quoted sale price or a market’s official closing price as of the close of business on the day the securities are being valued. If there were no sales that day, the security is valued at the average of the closing bid and asked prices or, if there were no asked prices quoted on that day, then the security is valued at the closing bid price on that day. If no bid or asked prices are quoted on such day, the security is valued at the most recently available price or, if the Board of Directors (the “Board”) so determines, by such other method as the Board shall determine in good faith to reflect its fair market value. Portfolio securities traded on more than one national securities exchange or market are valued according to the broadest and most representative market, as determined by Gabelli Funds, LLC (the “Adviser”).

Portfolio securities primarily traded on a foreign market are generally valued at the preceding closing values of such securities on the relevant market, but may be fair valued pursuant to procedures established by the Board if market conditions change significantly after the close of the foreign market, but prior to the close of business on the day the securities are being valued. Debt obligations for which market quotations are readily available are valued at the average of the latest bid and asked prices. If there were no asked prices quoted on such day, the security is valued using the closing bid price, unless the Board determines such amount does not reflect the securities fair value, in which case these securities will be fair value as determined by the Board. Certain securities are valued principally using dealer quotations. Futures contracts are valued at the closing settlement price of the exchange or board of trade on which the applicable contract is traded. OTC futures and options on futures for which market quotations are readily available will be valued by quotations received from a pricing service or, if no quotations are available from a pricing service, by quotations obtained from one or more dealers in the instrument in question by the Adviser.

Securities and assets for which market quotations are not readily available are fair valued as determined by the Board. Fair valuation methodologies and procedures may include, but are not limited to: analysis and review of available financial and non-financial information about the company; comparisons with the valuation and changes in valuation of similar securities, including a comparison of foreign securities with the equivalent U.S. dollar value American Depositary Receipt securities at the close of the U.S. exchange; and evaluation of any other information that could be indicative of the value of the security.

The inputs and valuation techniques used to measure fair value of the Fund’s investments are summarized into three levels as described in the hierarchy below:

●	Level 1 — quoted prices in active markets for identical securities;

●	Level 2 — other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.); and

●	Level 3 — significant unobservable inputs (including the Board’s determinations as to the fair value of investments).

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input both individually and in the aggregate that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. The summary of the Fund’s investments in securities and other financial instruments by inputs used to value the Fund’s investments as of October 31, 2017 is as follows:

	Valuation Inputs
	Level 1 Quoted Prices	Level 2 Other Significant Observable Inputs	Total Market Value at 10/31/17
INVESTMENTS IN SECURITIES:
ASSETS (Market Value):
Exchange Traded Funds	$1,006,456	—	$1,006,456
U.S. Government Obligations	—	$40,519,821	40,519,821
TOTAL INVESTMENTS IN SECURITIES – ASSETS	$1,006,456	$40,519,821	$41,526,277
LIABILITIES (Market Value):
Common Stocks Sold Short (a)	$(13,050,915)	—	$(13,050,915)
TOTAL INVESTMENTS IN SECURITIES – LIABILITIES	$(13,050,915)	—	$(13,050,915)
OTHER FINANCIAL INSTRUMENTS:*
ASSETS (Market Value):
EQUITY CONTRACTS:
Exchange Traded Call Options Purchased	$184,700	—	$184,700
Exchange Traded Put Options Purchased	106,280	—	106,280
LIABILITIES (Net Unrealized Depreciation):
EQUITY CONTRACTS:
Index Futures Contracts - Short Position	(896,333)	—	(896,333)
TOTAL OTHER FINANCIAL INSTRUMENTS	$(605,353)	—	$(605,353)

(a)	Please refer to the Schedule of Investments (“SOI”) for the industry classifications of these portfolio holdings.
*	Other financial instruments are derivatives reflected in the SOI, such as options, futures, forwards, and swaps, which may be valued at the unrealized appreciation/depreciation of the instrument.

96

During the year ended October 31, 2017, the Fund had transfers of $51,150 or 0.14% of net assets as of October 31, 2017 from Level 2 to Level 1. Transfer from Level 2 to Level 1 was due to an increase in market activity, e.g., frequency of trades, which resulted in an increase in available market inputs to determine price. The Fund’s policy is to recognize transfers among Levels as of the beginning of the reporting period.

There were no Level 3 investments held at October 31, 2017 or April 30, 2017.

Additional Information to Evaluate Qualitative Information.

General. The Fund uses recognized industry pricing services – approved by the Board and unaffiliated with the Adviser – to value most of its securities, and uses broker quotes provided by market makers of securities not valued by these and other recognized pricing sources. Several different pricing feeds are received to value domestic equity securities, international equity securities, preferred equity securities, and fixed income securities. The data within these feeds are ultimately sourced from major stock exchanges and trading systems where these securities trade. The prices supplied by external sources are checked by obtaining quotations or actual transaction prices from market participants. If a price obtained from the pricing source is deemed unreliable, prices will be sought from another pricing service or from a broker/dealer that trades that security or similar securities.

Fair Valuation. Fair valued securities may be common or preferred equities, warrants, options, rights, or fixed income obligations. Where appropriate, Level 3 securities are those for which market quotations are not available, such as securities not traded for several days, or for which current bids are not available, or which are restricted as to transfer. When fair valuing a security, factors to consider include recent prices of comparable securities that are publicly traded, reliable prices of securities not publicly traded, the use of valuation models, current analyst reports, valuing the income or cash flow of the issuer, or cost if the preceding factors do not apply. The circumstances of Level 3 securities are frequently monitored to determine if fair valuation measures continue to apply.The Adviser reports quarterly to the Board the results of the application of fair valuation policies and procedures. These may include backtesting the prices realized in subsequent trades of these fair valued securities to fair values previously recognized.

Derivative Financial Instruments. The Fund may engage in various portfolio investment strategies by investing in derivative financial instruments for the purposes of increasing the income of the Fund, hedging against changes in the value of its portfolio securities and in the value of securities it intends to purchase, or hedging against a specific transaction with respect to either the currency in which the transaction is denominated or another currency. Investing in certain derivative financial instruments, including participation in the options, futures, or swap markets, entails certain execution, liquidity, hedging, tax, and securities, interest, credit, or currency market risks. Losses may arise if the Adviser’s prediction of movements in the direction of the securities, foreign currency, and interest rate markets is inaccurate. Losses may also arise if the counterparty does not perform its duties under a contract, or in the event of default, the Fund may be delayed in or prevented from obtaining payments or other contractual remedies owed to it under derivative contracts. The creditworthiness of the counterparties is closely monitored in order to minimize these risks. Participation in derivative transactions involves investment risks, transaction costs, and potential losses to which the Fund would not be subject absent the use of these strategies. The consequences of these risks, transaction costs, and losses may have a negative impact on the Fund’s ability to pay distributions.

Collateral requirements differ by type of derivative. Collateral requirements are set by the broker or exchange clearing house for exchange traded derivatives, while collateral terms are contract specific for derivatives traded over-the-counter. Securities pledged to cover obligations of the Fund under derivative contracts are noted in the Schedule of Investments. Cash collateral, if any, pledged for the same purpose will be reported separately in the Statement of Assets and Liabilities.

The Fund’s derivative contracts held at October 31, 2017 are not accounted for as hedging instruments under GAAP and are disclosed in the Schedule of Investments.

Options. The Fund may purchase or write call or put options on securities or indices for the purpose of increasing the income of the Fund. As a writer of put options, the Fund receives a premium at the outset and then bears the risk of unfavorable changes in the price of the financial instrument underlying the option. The Fund would incur a loss if the price of the underlying financial instrument decreases between the date the option is written and the date on which the option is terminated. The Fund would realize a gain, to the extent of the premium, if the price of the financial instrument increases between those dates.

97

As a purchaser of call options, the Fund pays a premium for the right to buy the underlying security at a specified price. The seller of the call has the obligation to sell the underlying security upon exercise at the exercise price. If the price of the underlying security declines, the Fund would realize a loss upon sale or exercise. If the price of the underlying security increases or stays the same, the Fund would realize a gain upon sale or at expiration date, but only to the extent of the premium paid.

As a purchaser of put options, the Fund pays a premium for the right to sell to the seller of the put option the underlying security at a specified price. The seller of the put has the obligation to purchase the underlying security upon exercise at the exercise price. If the price of the underlying security declines, the Fund would realize a gain upon sale or exercise. If the price of the underlying security increases or stays the same, the Fund would realize a loss upon sale or at expiration date, but only to the extent of the premium paid.

If a written call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether there has been a realized gain or loss. If a written put option is exercised, the premium reduces the cost basis of the security. In the case of call options, the exercise prices are referred to as “in-the-money,” “at-the-money,” and “out-of-the-money,” respectively. The Fund may write (a) in-the-money call options when the Adviser expects that the price of the underlying security will remain stable or decline during the option period, (b) at-the-money call options when the Adviser expects that the price of the underlying security will remain stable, decline, or advance moderately during the option period, and (c) out-of-the-money call options when the Adviser expects that the premiums received from writing the call option will be greater than the appreciation in the price of the underlying security above the exercise price. By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. Out-of-the-money, at-the-money, and in-the-money put options (the reverse of call options as to the relation of exercise price to market price) may be utilized in the same market environments that such call options are used in equivalent transactions. Option positions at October 31, 2017 are reflected within the Schedule of Investments.

The Fund’s volume of activity in index call and put options purchased during the six months ended October 31, 2017 had an average monthly cost amount of approximately $225,502 and $714,502, respectively.

As of October 31, 2017, the value of options purchased that were held with equity risk exposure can be found in the Statement of Assets and Liabilities under Assets, within Investments, at value. For the six months ended October 31, 2017, the effect of options purchased with equity risk exposure can be found in the Statement of Operations, under Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts, within Net realized loss on investments and Net change in unrealized appreciation/depreciation on investments.

Futures Contracts. The Fund may engage in futures contracts for the purpose of hedging against changes in the value of its portfolio securities and in the value of securities it intends to purchase. Upon entering into a futures contract, the Fund is required to deposit with the broker an amount of cash or cash equivalents equal to a certain percentage of the contract amount. This is known as the “initial margin.” Subsequent payments (“variation margin”) are made or received by the Fund each day, depending on the daily fluctuations in the value of the contract, and are included in unrealized appreciation/depreciation on futures contracts. The Fund recognizes a realized gain or loss when the contract is closed.

There are several risks in connection with the use of futures contracts as a hedging instrument. The change in value of futures contracts primarily corresponds with the value of their underlying instruments, which may not correlate with the change in value of the hedged investments. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market. Open positions in futures contracts at October 31, 2017 are reflected within the Schedule of Investments.

The Fund’s volume of activity in index futures contracts sold during the six months ended October 31, 2017 had an average notional value of approximately $18,521,609.

At October 31, 2017, the Fund’s derivative assets and liabilities (by type) are as follows:

	Gross Amounts of Recognized Liabilities Presented in the Statement of Assets and Liabilities	Gross Amounts Available for Offset in the Statement of Assets and Liabilities	Net Amounts of Assets Presented in the Statement of Assets and Liabilities
Liabilities
Futures Contracts	$57,750	$—	$57,750

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At October 31, 2017, the Fund’s derivative assets (by counterparty) are as follows:

	Net Amounts Not Offset in the Statement of Assets and Liabilities
	Net Amounts of Liabilities Presented in the Statement of Assets and Liabilities	Financial Instruments	Cash Collateral Pledged	Net Amount
Counterparty
UBS Securities LLC	$57,750	—	$(57,750)	—

As of October 31, 2017, the equity risk exposure associated with the futures contracts can be found in the Statement of Assets and Liabilities, under Liabilities, Variation margin payable. For the six months ended October 31, 2017, the effect of futures contracts with equity risk exposure can be found in the Statement of Operations, under Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts, within Net realized loss on futures contracts and Net change in unrealized appreciation/depreciation on futures contracts.

Securities Sold Short. The Fund enters into short sale transactions. Short selling involves selling securities that may or may not be owned and, at times, borrowing the same securities for delivery to the purchaser, with an obligation to replace such borrowed securities at a later date. The proceeds received from short sales are recorded as liabilities and the Fund records an unrealized gain or loss to the extent of the difference between the proceeds received and the value of an open short position on the day of determination. The Fund records a realized gain or loss when the short position is closed out. By entering into a short sale, the Fund bears the market risk of an unfavorable change in the price of the security sold short. Dividends on short sales are recorded as an expense by the Fund on the ex-dividend date and interest expense is recorded on the accrual basis. The broker retains collateral for the value of the open positions, which is adjusted periodically as the value of the position fluctuates. Securities sold short and details of collateral at October 31, 2017 are reflected within the Schedule of Investments. For the six months ended October 31, 2017, the Fund incurred $18,044 in service fees related to its investment positions sold short and held by the broker. The amount is included in the Statement of Operations under Expenses, Service fees for securities sold short.

Foreign Currency Translations. The books and records of the Fund are maintained in U.S. dollars. Foreign currencies, investments, and other assets and liabilities are translated into U.S. dollars at current exchange rates. Purchases and sales of investment securities, income, and expenses are translated at the exchange rate prevailing on the respective dates of such transactions. Unrealized gains and losses that result from changes in foreign exchange rates and/or changes in market prices of securities, if any, have been included in unrealized appreciation/depreciation on investments and foreign currency translations. Net realized foreign currency gains and losses resulting from changes in exchange rates include foreign currency gains and losses between trade date and settlement date on investment securities transactions, foreign currency transactions, and the difference between the amounts of interest and dividends recorded on the books of the Fund and the amounts actually received. The portion of foreign currency gains and losses related to fluctuation in exchange rates between the initial purchase trade date and subsequent sale trade date is included in realized gain/(loss) on investments.

Foreign Securities. The Fund may directly purchase securities of foreign issuers. Investing in securities of foreign issuers involves special risks not typically associated with investing in securities of U.S. issuers. The risks include possible revaluation of currencies, the inability to repatriate funds, less complete financial information about companies, and possible future adverse political and economic developments. Moreover, securities of many foreign issuers and their markets may be less liquid and their prices more volatile than securities of comparable U.S. issuers.

Foreign Taxes. The Fund may be subject to foreign taxes on income, gains on investments, or currency repatriation, a portion of which may be recoverable. The Fund will accrue such taxes and recoveries as applicable, based upon its current interpretation of tax rules and regulations that exist in the markets in which it invests.

99

Securities Transactions and Investment Income. Securities transactions are accounted for on the trade date with realized gain/(loss) on investments determined by using the identified cost method. Interest income (including amortization of premium and accretion of discount) is recorded on the accrual basis. Premiums and discounts on debt securities are amortized using the effective yield to maturity method. Dividend income is recorded on the ex-dividend date, except for certain dividends from foreign securities that are recorded as soon after the ex-dividend date as the Fund becomes aware of such dividends.

Determination of Net Asset Value and Calculation of Expenses. Certain administrative expenses are common to, and allocated among, various affiliated funds. Such allocations are made on the basis of each fund’s average net assets or other criteria directly affecting the expenses as determined by the Adviser pursuant to procedures established by the Board.

In calculating the NAV per share of each class, investment income, realized and unrealized gains and losses, redemption fees, and expenses other than class specific expenses are allocated daily to each class of shares based upon the proportion of net assets of each class at the beginning of each day. Distribution expenses are borne solely by the class incurring the expense.

Distributions to Shareholders. Distributions to shareholders are recorded on the ex-dividend date. Distributions to shareholders are based on income and capital gains as determined in accordance with federal income tax regulations, which may differ from income and capital gains as determined under GAAP. These differences are primarily due to differing treatments of income and gains on various investment securities and foreign currency transactions held by the Fund, and timing differences. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, adjustments are made to the appropriate capital accounts in the period when the differences arise. These reclassifications have no impact on the NAV of the fund.

No distributions were made during the year ended April 30, 2017 and 2016.

Provision for Income Taxes. The Fund intends to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). It is the policy of the Fund to comply with the requirements of the Code applicable to regulated investment companies and to distribute substantially all of its net investment company taxable income and net capital gains. Therefore, no provision for federal income taxes is required.

At April 30, 2017, the Fund had net capital loss carryforwards for federal income tax purposes which are available to reduce future required distributions of net capital gains to shareholders. The Fund is permitted to carry forward for an unlimited period capital losses incurred in years beginning after December 22, 2010. In addition, these losses must be utilized prior to the losses incurred in pre-enactment taxable years. As a result of the rule, pre-enactment capital loss carryforwards may have an increased likelihood of expiring unused. Additionally, post enactment capital losses that are carried forward will retain their character as either short term or long term capital losses rather than being considered all short term as under previous law.

Capital loss carryforward available through fiscal year 2018.	$12,025,747
Capital loss carryforward available through fiscal year 2019.	37,242,276
Short term capital loss carryforward with no expiration	65,344,687
Long term capital loss carryforward with no expiration	52,604,849
Total capital loss carryforwards	$167,217,559

The following summarizes the tax cost of investments, proceeds from short sales, futures transactions, and the related net unrealized appreciation/depreciation at October 31, 2017:

	Cost (Proceeds)	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation/ Depreciation
Investments	$42,622,564	$20,183	$(825,490)	$(805,307)
Securities sold short.	(13,893,520)	1,128,208	(285,603)	842,605
Futures contracts	—	—	(896,333)	(896,333)
		$1,148,391	$(2,007,426)	$(859,035)

100

The Fund is required to evaluate tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Income tax and related interest and penalties would be recognized by the Fund as tax expense in the Statement of Operations if the tax positions were deemed not to meet the more-likely-than-not threshold. For the six months ended October 31, 2017, the Fund did not incur any income tax, interest, or penalties. As of October 31, 2017, the Adviser has reviewed all open tax years and concluded that there was no impact to the Fund’s net assets or results of operations. The Fund’s federal and state tax returns for the prior three fiscal years remain open, subject to examination. On an ongoing basis, the Adviser will monitor the Fund’s tax positions to determine if adjustments to this conclusion are necessary.

3. Investment Advisory Agreement and Other Transactions. The Fund has entered into an investment advisory agreement (the “Advisory Agreement”) with the Adviser which provides that the Fund will pay the Adviser a fee, computed daily and paid monthly, at the annual rate of 1.00% of the value of its average daily net assets. In accordance with the Advisory Agreement, the Adviser provides a continuous investment program for the Fund’s portfolio, oversees the administration of all aspects of the Fund’s business and affairs, and pays the compensation of all Officers and Directors of the Fund who are affiliated persons of the Adviser.

The Fund pays each Director who is not considered an affiliated person an annual retainer of $3,000 plus $1,000 for each Board meeting attended. Each Director is reimbursed by the Fund for any out of pocket expenses incurred in attending meetings. All Board committee members receive $500 per meeting attended and the Chairman of the Audit Committee and the Lead Director each receives an annual fee of $1,000. A Director may receive a single meeting fee, allocated among the participating funds, for participation in certain meetings held on behalf of multiple funds. Directors who are directors, trustees, or employees of the Adviser or an affiliated company receive no compensation or expense reimbursement from the Fund.

4. Distribution Plan. The Fund’s Board has adopted a distribution plan (the “Plan”) for each class of shares, except for Class I Shares, pursuant to Rule 12b-1 under the 1940 Act. Under the Class AAA, Class A, and Class C Share Plans, payments are authorized to G.distributors, LLC (the “Distributor”), an affiliate of the Adviser, at annual rates of 0.25%, 0.25%, and 1.00%, respectively, of the average daily net assets of those classes, the annual limitations under each Plan. Such payments are accrued daily and paid monthly.

5. Portfolio Securities. Purchases and sales of securities during the six months ended October 31, 2017, other than short term securities and U.S. Government Obligations, aggregated $0 and $0, respectively.

6. Transactions with Affiliates and Other Arrangements. During the six months ended October 31, 2017, the Fund paid brokerage commissions on security trades of $300 to G.research, LLC, an affiliate of the Adviser.

Additionally, the Distributor retained a total of $4,840 from investors representing commissions (sales charges and underwriting fees) on sales and redemptions of Fund shares.

During the six months ended October 31, 2017, the Fund received credits from a designated broker who agreed to pay certain Fund operating expenses. The amount of such expenses paid through this directed brokerage arrangement during this period was $792.

7. Capital Stock. The Fund offers four classes of shares – Class AAA Shares, Class A Shares, Class C Shares, and Class I Shares. Class AAA and Class I Shares are offered without a sales charge. Class A Shares are subject to a maximum front-end sales charge of 5.75%, and Class C Shares are subject to a 1.00% contingent deferred sales charge for one year after purchase.

The Fund imposes a redemption fee of 2.00% on all classes of shares that are redeemed or exchanged on or before the seventh day after the date of a purchase. The redemption fee is deducted from the proceeds otherwise payable to the redeeming shareholders and is retained by the Fund as an increase in paid-incapital. The redemption fees retained by the Fund during the six months ended October 31, 2017 and the year ended April 30, 2017, if any, can be found in the Statement of Changes in Net Assets under Redemption Fees.

As approved by the Board of Directors, the Fund effected a 1 for 10 reverse stock split on October 24, 2014. The net asset value of each share class increased proportionately at that time.

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Transactions in shares of capital stock were as follows:

	Six Months Ended October 31, 2017 (Unaudited)	Year Ended April 30, 2017
Class AAA
Shares sold	84,767	356,446
Shares redeemed	(114,373)	(1,127,187)
Net decrease	(29,606)	(770,741)
Class A
Shares sold	1,014,517	14,219,116
Shares redeemed	(3,233,626)	(15,144,250)
Net decrease	(2,219,109)	(925,134)
Class C
Shares sold	73,802	531,076
Shares redeemed	(156,538)	(719,662)
Net decrease	(82,736)	(188,586)
Class I *
Shares sold	3,328,118	46,659
Shares redeemed	(539,969)	(11,040)
Net increase	2,788,149	35,619

*	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

8. Indemnifications. The Fund enters into contracts that contain a variety of indemnifications. The Fund’s maximum exposure under these arrangements is unknown. However, the Fund has not had prior claims or losses pursuant to these contracts. Management has reviewed the Fund’s existing contracts and expects the risk of loss to be remote.

9. Subsequent Events. Management has evaluated the impact on the Fund of all subsequent events occurring through the date the financial statements were issued and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

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Annual Report — April 30, 2019

To Our Shareholders,

Enclosed are the audited financial statements, including the schedule of investments, as of April 30, 2019, with a description of factors that affected the Fund’s performance during the past year. In addition to the Performance Discussion below that outlines the relevant market conditions and investment strategies used by the portfolio managers, we also sent you a general commentary from the portfolio managers regarding the Comstock Capital Value Fund. Both the commentary and the financial statements, including the schedule of investments, will be available on our website at www.gabelli.com/funds.

Performance Discussion (Unaudited)

For the year ended April 30, 2019, the net asset value (NAV) per Class A Share of the Comstock Capital Value Fund decreased 14.7% compared with an increase of 13.5% for the Standard & Poor’s (S&P) 500 Index. Other classes of shares are available. See page 2 for additional performance information for all classes.

The Fund seeks to maximize total return, consisting of capital appreciation and current income. The Fund’s negative returns over the past year were a reflection of its bearish asset allocation strategy, primarily due to short positions in individual stocks and stock index futures, derivative investments in long options purchased on equity indices, a net investment loss occasioned mostly by dividends and fees on short stock positions, and artificially low interest rates on short term investments. Being short as the major market indices traded near record highs contributed greatly to the overall negative performance.

The portfolio managers continue to have a bearish stance on the U.S. equity market. The Federal Reserve’s balance sheet has continued to grow with a monetary policy that has supported the overall market but failed to elevate the economy to a point where market growth is self-sustaining. Major central banks of the world have also provided overly accommodative monetary policies to help stimulate market growth. The portfolio managers of the Fund believe such monetary policy in the U.S. (and worldwide) has distorted the cost of capital and inflated the prices of securities. Several years of near zero interest rates have punished savers and forced investors into riskier investments like stocks and bonds. Lower interest rates have overvalued the U.S. stock market and artificially inflated financial assets. This mispricing of capital resulted in overvaluation of the U.S. stock market. A strengthening U.S. dollar reinforces our bearish stance, since it hinders multinational companies from exporting goods abroad. The combination of these factors has created a strong headwind and has proven difficult for the Fund to overcome.

103

Since the Securities and Exchange Commission’s portfolio turnover formula excludes from its denominator fixed income securities with maturities of less than one year and short sale activity, the Fund’s turnover rate for the current fiscal year appears very low, and can be misleading as to the actual Fund activity. In prior years, the Fund’s turnover rate appeared higher because U.S. Treasury Bills were a very high proportion of assets and had a maturity of less than one year, while the average month end dollar value of long positions (the denominator) was negligible. Long positions were held for short time periods.

We thank you for staying with us through these difficult times.

Comparative Results

Average Annual Returns through April 30, 2019† (Unaudited)

						Since
					Since	Inception
	1 Year	5 Year	10 Year	15 Year	04/28/87(a)	(10/10/85)
Class A (DRCVX)
Without sales charge	(14.71)%	(15.06)%	(18.05)%	(12.19)%	(6.81)%	(5.21)%
With sales charge (b)	(19.62)	(16.06)	(18.53)	(12.54)	(6.96)	(5.36)
Class AAA (COMVX) ††	(14.65)	(14.98)	(17.98)	(12.16)	(6.78)	(5.18)
Class C (CPCCX) ††
Without contingent deferred sales charge	(15.37)	(15.57)	(18.63)	(12.82)	(7.34)	(5.73)
With contingent deferred sales charge (c)	(16.23)	(15.57)	(18.63)	(12.82)	(7.34)	(5.73)
Class I (CPCRX) †† *	(14.51)	(14.72)	(17.80)	(11.94)	(6.60)	(5.01)
S&P 500 Index	13.49	11.63	15.32	8.97	9.96 (d)	10.15 (e)

In the current prospectuses dated August 28, 2018, the expense ratios for Comstock Capital Value Fund Class AAA, A, C, and I Shares are 3.00%, 3.00%, 3.75%, and 2.75%, respectively. Class AAA and Class I Shares have no sales charge. See page 10 for the expense ratios for the year ended April 30, 2019. The maximum sales charge for Class A Shares and C Shares is 5.75% and 1.00%, respectively.

(a)	On April 28, 1987, Comstock Partners, Inc., the Comstock Capital Value Fund’s previous investment adviser assumed investment responsibilities and the Fund changed its investment objective to the current investment objective.
(b)	Performance results include the effect of the maximum 5.75% sales charge at the beginning of the period.
(c)	Assuming payment of the 1% maximum contingent deferred sales charge imposed on redemptions made within one year of purchase.
(d)	Since April 30, 1987, the date closest to the Fund’s current investment objective inception date for which data is available.
(e)	Since September 30, 1985, the date closest to the Fund’s inception date for which data is available.
†	Returns represent past performance and do not guarantee future results. Total returns and average annual returns reflect changes in share price, reinvestment of distributions, and are net of expenses. Investment returns and the principal value of an investment will fluctuate. When shares are redeemed, they may be worth more or less than their original cost. Current performance may be lower or higher than the performance data presented. Visit www.gabelli.com for performance information as of the most recent month end. Returns would have been lower had Gabelli Funds, LLC, the Adviser, not reimbursed certain expenses of the Fund for periods prior to October 31, 2002. The Fund imposes a 2% redemption fee on shares sold or exchanged within seven days of purchase. Investors should carefully consider the investment objectives, risks, sales charges, and expenses of the Fund before investing. The prospectuses contain information about these and other matters and should be read carefully before investing. To obtain a prospectus please visit our website at www.gabelli.com. The Comstock Capital Value Fund utilizes short selling and derivatives. Short selling of securities and use of derivatives pose special risks and may not be suitable for certain investors. Short selling is a sale of a borrowed security and losses are realized if the price of the security increases between the date the security is sold and the date the Fund replaces it. Derivatives may be riskier than other types of investments because they may respond more to changes in economic conditions than other investments. The S&P 500 Index is a market capitalization weighted index of 500 large capitalization stocks commonly used to represent the U.S. equity market. Dividends are considered reinvested. You cannot invest directly in an index.
††	The Class A Share NAVs are used to calculate performance for the periods prior to the issuance of Class AAA Shares on December 8, 2008, and Class C Shares and Class I Shares on August 22, 1995. The actual performance of the Class C Shares would have been lower and the Class AAA Shares and Class I Shares would have been higher due to the expenses associated with the Class A Shares.
*	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

104

COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN

COMSTOCK CAPITAL VALUE FUND (CLASS A SHARES) AND S&P 500 INDEX (Unaudited)

*	Past performance is not predictive of future results. The performance tables and graph do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

105

Comstock Capital Value Fund

Disclosure of Fund Expenses (Unaudited)

For the Six Month Period from November 1, 2018 through April 30, 2019	Expense Table

We believe it is important for you to understand the impact of fees and expenses regarding your investment. All mutual funds have operating expenses. As a shareholder of a fund, you incur ongoing costs, which include costs for portfolio management, administrative services, and shareholder reports (like this one), among others. Operating expenses, which are deducted from a fund’s gross income, directly reduce the investment return of a fund. When a fund’s expenses are expressed as a percentage of its average net assets, this figure is known as the expense ratio. The following examples are intended to help you understand the ongoing costs (in dollars) of investing in your Fund and to compare these costs with those of other mutual funds. The examples are based on an investment of $1,000 made at the beginning of the period shown and held for the entire period.

The Expense Table below illustrates your Fund’s costs in two ways:

Actual Fund Return: This section provides information about actual account values and actual expenses. You may use this section to help you to estimate the actual expenses that you paid over the period after any fee waivers and expense reimbursements. The “Ending Account Value” shown is derived from the Fund’s actual return during the past six months, and the “Expenses Paid During Period” shows the dollar amount that would have been paid by an investor who started with $1,000 in the Fund. You may use this information, together with the amount you invested, to estimate the expenses that you paid over the period.

To do so, simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number given for your Fund under the heading “Expenses Paid During Period” to estimate the expenses you paid during this period.

Hypothetical 5% Return: This section provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio. It assumes a hypothetical annualized return of 5% before expenses during the period shown. In this case – because the hypothetical return used is not the Fund’s actual return – the results do not apply to your investment and you cannot use the hypothetical account value and expense to estimate the actual ending account balance or expenses you paid for the period. This example is useful in making comparisons of the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in shareholder reports of other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs such as sales charges (loads), redemption fees, or exchange fees, if any, which are described in the Prospectus. If these costs were applied to your account, your costs would be higher. Therefore, the 5% hypothetical return is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. The “Annualized Expense Ratio” represents the actual expenses for the last six months and may be different from the expense ratio in the Financial Highlights which is for the year ended April 30, 2019.

	Beginning	Ending	Annualized	Expenses
	Account Value	Account Value	Expense	Paid During
	11/01/18	04/30/19	Ratio	Period*
Comstock Capital Value Fund
Actual Fund Return
Class AAA	$1,000.00	$881.40	3.41%	$15.91
Class A	$1,000.00	$880.90	3.42%	$15.95
Class C	$1,000.00	$878.60	4.17%	$19.42
Class I	$1,000.00	$882.20	3.17%	$14.79
Hypothetical 5% Return
Class AAA	$1,000.00	$1,007.88	3.41%	$16.98
Class A	$1,000.00	$1,007.84	3.42%	$17.03
Class C	$1,000.00	$1,004.12	4.17%	$20.72
Class I	$1,000.00	$1,009.07	3.17%	$15.79

*	Expenses are equal to the Fund’s annualized expense ratio for the last six months multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half year (181 days), then divided by 365.

106

Summary of Portfolio Holdings (Unaudited)

The following table presents portfolio holdings as a percent of net assets as of April 30, 2019:

Comstock Capital Value Fund

Long Positions
U.S. Government Obligations	112.5%
Exchange Traded Funds	8.5%
Exchange Traded Put Options Purchased	2.1%
Other Assets and Liabilities (Net)	1.8%

Short Positions
Financial Services	(6.4)%
Retail	(3.3)%
Exchange Traded Funds	(3.0)%
Transportation	(2.4)%
Entertainment	(1.7)%
Consumer Products	(1.3)%
Hotels and Gaming	(1.3)%

Short Positions (Continued)
Health Care	(1.1)%
Business Services	(1.0)%
Automotive	(1.0)%
Aerospace and Defense	(0.9)%
Computer Software and Services	(0.7)%
Paper and Forest Products	(0.5)%
Electronics	(0.3)%
100.0%

The Fund files a complete schedule of portfolio holdings with the Securities and Exchange Commission (the SEC) for the first and third quarters of each fiscal year on Form N-PORT. Shareholders may obtain this information at www.gabelli.com or by calling the Fund at 800-GABELLI (800-422-3554). The Fund’s Form N-PORT is available on the SEC’s website at www.sec.gov and may also be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 800-SEC-0330.

Proxy Voting

The Fund files Form N-PX with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. A description of the Fund’s proxy voting policies, procedures, and how the Fund voted proxies relating to portfolio securities is available without charge, upon request, by (i) calling 800-GABELLI (800-422-3554); (ii) writing to The Gabelli Funds at One Corporate Center, Rye, NY 10580-1422; or (iii) visiting the SEC’s website at www.sec.gov.

107

Comstock Capital Value Fund

Schedule of Investments — April 30, 2019

			Market
Shares		Cost	Value
	EXCHANGE TRADED FUNDS — 8.5%
9,900	Invesco DB Commodity Index Tracking Fund	$171,357	$159,291
26,400	iShares Silver Trust†(a)	513,615	370,128
11,000	ProShares UltraShort 20+ Year Treasury	395,825	370,810
2,500	SPDR Gold Shares†	287,113	303,000
5,500	VanEck Vectors Gold Miners ETF	148,729	114,895
1,750	VelocityShares Daily 2x VIX Short Term ETN†	208,244	34,510
	TOTAL EXCHANGE TRADED FUNDS	1,724,883	1,352,634

Principal
Amount
	U.S. GOVERNMENT OBLIGATIONS — 112.5%
$18,045,000	U.S. Treasury Bills, 2.371% to 2.491%††, 05/02/19 to 08/01/19(b)	17,982,247	17,983,270
	PURCHASED OPTIONS — 2.1%	782,007	339,130
	TOTAL INVESTMENTS BEFORE SECURITIES SOLD SHORT — 123.1%	$20,489,137	19,675,034

	SECURITIES SOLD SHORT — (24.9)%
	(Proceeds received $4,080,112)		(3,971,871)
	Other Assets and Liabilities (Net) — 1.8%		280,836
	NET ASSETS — 100.0%		$15,983,999

			Market
Shares		Proceeds	Value
	SECURITIES SOLD SHORT — (24.9)%
	Aerospace and Defense — (0.9)%
4,000	Aerojet Rocketdyne Holdings Inc.	$130,491	$135,440

	Automotive — (1.0)%
660	Tesla Inc.	189,978	157,535

	Business Services — (1.0)%
3,900	Sotheby’s	183,819	164,502

	Computer Software and Services — (0.7)%
700	Baidu Inc., ADR	154,781	116,361

	Consumer Products — (1.3)%
2,000	Altria Group Inc.	113,075	108,660
1,000	iRobot Corp.	118,067	103,540
		231,142	212,200
	Electronics — (0.3)%
2,000	Gentex Corp.	40,639	46,060

			Market
Shares		Proceeds	Value
	Entertainment — (1.7)%
350	Netflix Inc.	$105,620	$129,689
1,000	Spotify Technology SA.	139,511	135,770
		245,131	265,459
	Exchange Traded Funds — (3.0)%
2,400	Direxion Daily Small Cap Bull 3X Shares	123,754	160,632
2,700	iShares China Large-Cap ETF	115,727	120,123
1,000	iShares Transportation Average ETF	187,321	195,030
		426,802	475,785
	Financial Services — (6.4)%
4,000	Apollo Global Management LLC, Cl. A.	103,225	130,760
200	BlackRock Inc.	94,486	97,048
1,500	Cboe Global Markets Inc.	154,091	152,415
2,500	Eaton Vance Corp.	102,877	103,925
1,300	Franklin Resources Inc.	50,413	44,967
1,100	Invesco Ltd.	33,299	24,167
2,000	Janus Henderson Group plc	61,649	50,140
1,700	State Street Corp.	143,389	115,022
1,800	T Rowe Price Group Inc.	202,175	193,500
2,500	The Charles Schwab Corp.	106,755	114,450
		1,052,359	1,026,394
	Health Care — (1.1)%
1,000	DexCom Inc.	141,772	121,070
2,000	MEDNAX Inc.	101,151	55,940
		242,923	177,010
	Hotels and Gaming — (1.3)%
2,100	Las Vegas Sands Corp.	138,637	140,805
2,400	MGM Resorts International	69,387	63,912
		208,024	204,717
	Paper and Forest Products — (0.5)%
1,750	International Paper Co.	88,991	81,918

	Retail — (3.3)%
800	Alibaba Group Holding Ltd., ADR	143,501	148,456
2,300	The Cheesecake Factory Inc.	102,750	114,126
1,000	Tiffany & Co.	121,016	107,820
2,800	Walgreens Boots Alliance Inc.	154,303	149,996
		521,570	520,398
	Transportation — (2.4)%
1,000	JB Hunt Transport Services Inc.	99,393	94,480
2,400	The Greenbrier Cos Inc.	80,147	85,272
1,000	United Parcel Service Inc., Cl. B.	107,583	106,220

See accompanying notes to financial statements.

108

Comstock Capital Value Fund

Schedule of Investments (Continued) — April 30, 2019

			Market
Shares		Proceeds	Value
	SECURITIES SOLD SHORT (Continued)
	Transportation (Continued)
1,500	XPO Logistics Inc.	$76,339	$102,120
		363,462	388,092
	TOTAL SECURITIES SOLD SHORT	$4,080,112	$3,971,871

(a)	Securities with a value of $370,128 were deposited with the broker as collateral for securities sold short and futures contracts.
(b)	At April 30, 2019, $12,545,000 of the principal amount was pledged as collateral for securities sold short and futures contracts.
†	Non-income producing security.
††	Represents annualized yields at dates of purchase.
ADR	American Depositary Receipt

As of April 30, 2019, options purchased outstanding were as follows:

OPTIONS

	Number of	Notional
Description	contracts	amount	Exercise price	Expiration date	Market Value
Exchange Traded Put Options Purchased — 2.1%
3M Co.	13	$246,363	$200.00	06/21/19	$16,484
AT&T, Inc.	70	216,720	30.00	06/21/19	2,380
CME Group Inc.	15	268,350	185.00	06/21/19	13,350
Consumer Discretionary Select Sector SPDR Fund	30	360,210	107.00	09/20/19	3,300
Energy Select Sector SPDR Fund	50	330,550	64.00	09/20/19	11,350
Financial Select Sector SPDR Fund	100	280,200	26.00	09/20/19	4,800
Industrial Select Sector SPDR Fund	40	312,040	73.00	09/20/19	5,760
iShares 20+ Year Treasury Bond ETF	200	2,473,000	120.00	06/21/19	8,000
iShares iBoxx High Yield Corporate Bond ETF	50	434,700	82.00	06/21/19	500
McDonald’s Corp.	20	395,140	180.00	06/21/19	1,140
S&P 500 Index	7	2,062,081	2,500.00	06/21/19	2,681
S&P 500 Index	15	4,418,745	2,700.00	09/20/19	54,300
S&P 500 Index	20	5,891,660	2,600.00	12/20/19	93,760
S&P 500 Index	10	2,945,830	2,800.00	12/20/19	81,700
SPDR S&P Retail ETF	100	456,800	45.00	09/20/19	17,750
Technology Select Sector SPDR Fund	50	393,550	68.00	09/20/19	4,325
The Clorox Co.	15	239,595	165.00	07/19/19	12,900
The Coca-Cola Co.	50	245,300	49.00	06/21/19	4,650
TOTAL EXCHANGE TRADED PUT OPTIONS PURCHASED					$339,130

TOTAL OPTIONS PURCHASED					$339,130

As of April 30, 2019, futures contracts outstanding were as follows:

FUTURES

		Number of	Notional	Expiration		Unrealized
Description	Long/Short	Contracts	Amount	Date	Value	Depreciation
S&P 500 Futures (E-Mini)	Short	27	$3,980,475	06/21/19	$(263,238)	$(263,238)
Russell 2000 Index Futures (E-Mini)	Short	22	1,753,620	06/21/19	(69,960)	(69,960)
NASDAQ 100 Index Futures (E-Mini)	Short	13	2,028,000	06/21/19	(190,821)	(190,821)
TOTAL FUTURES						$(524,019)

See accompanying notes to financial statements.

109

Comstock Capital Value Fund

Statement of Assets and Liabilities

April 30, 2019

Assets:
Investments, at value (cost $20,489,137)	$19,675,034
Cash pledged for futures contracts	347,000
Deposit at brokers for securities sold short	4,124,307
Receivable for Fund shares sold	10,080
Prepaid expenses	28,899
Variation margin receivable	4,815
Total Assets	24,190,135
Liabilities:
Securities sold short, at value (including proceeds from securities sold short of $4,080,112)	3,971,871
Payable to custodian	50,310
Payable for investments purchased	4,100,343
Payable for Fund shares redeemed	4,313
Dividends payable on securities sold short	1,475
Payable for investment advisory fees	13,285
Payable for distribution fees	3,436
Other accrued expenses	61,103
Total Liabilities	8,206,136
Net Assets
(applicable to 3,762,296 shares outstanding)	$15,983,999
Net Assets Consist of:
Paid-in capital	$148,744,622
Total accumulated loss(a)	(132,760,623)
Net Assets	$15,983,999
Shares of Capital Stock, each at $0.001 par value; 125,000,000 shares authorized:
Class AAA:
Net Asset Value, offering, and redemption price per share ($1,498,468 ÷ 347,979 shares outstanding)	$4.31
Class A:
Net Asset Value and redemption price per share ($6,005,587 ÷ 1,399,519 shares outstanding)	$4.29
Maximum offering price per share (NAV ÷ 0.9425, based on maximum sales charge of 5.75% of the offering price)	$4.55
Class C:
Net Asset Value and offering price per share ($2,163,646 ÷ 586,455 shares outstanding)	$3.69	(b)
Class I:
Net Asset Value, offering, and redemption price per share ($6,316,298 ÷ 1,428,343 shares outstanding)	$4.42

Statement of Operations

For the Year Ended April 30, 2019

Investment Income:
Dividends	$7,299
Interest	399,605
Total Investment Income	406,904
Expenses:
Investment advisory fees	176,064
Distribution fees - Class AAA	4,109
Distribution fees - Class A	17,910
Distribution fees - Class C	24,778
Dividend expense on securities sold short	113,084
Legal and audit fees	72,435
Registration expenses	68,749
Shareholder communications expenses	46,966
Shareholder services fees	24,865
Directors’ fees	22,320
Service fees for securities sold short (See Note 2)	11,053
Custodian fees	4,193
Interest expense	462
Miscellaneous expenses	10,782
Total Expenses	597,770
Less:
Expenses paid indirectly by broker (See Note 6)	(467)
Custodian fee credits	(139)
Net Expenses	597,164
Net Investment Loss	(190,260)
Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts:
Net realized loss on investments	(1,034,093)
Net realized gain on securities sold short	169,645
Net realized gain on futures contracts	48,844
Net realized loss on investments, securities sold short, and futures contracts	(815,604)
Net change in unrealized appreciation/depreciation:
on investments	(402,142)
on securities sold short	(777,990)
on futures contracts	(753,822)
Net change in unrealized appreciation/ depreciation on investments, securities sold short, and futures contracts	(1,933,954)
Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts.	(2,749,558)
Net Decrease in Net Assets Resulting from Operations	$(2,939,818)

(a)	Effective April 30, 2019, the Fund has adopted disclosure requirements conforming to SEC Rule 6-04.17 of Regulation S-X and discloses total distributable earnings/accumulated loss. See Note 2 for further details.
(b)	Redemption price varies based on the length of time held.

See accompanying notes to financial statements.

110

Comstock Capital Value Fund

Statement of Changes in Net Assets

	Year Ended	Year Ended
	April 30, 2019	April 30, 2018
Operations:
Net investment loss	$(190,260)	$(535,520)
Net realized loss on investments, securities sold short, and futures contracts	(815,604)	(4,779,061)
Net change in unrealized appreciation/depreciation on investments, securities sold short, and futures contracts	(1,933,954)	1,375,623
Net Decrease in Net Assets Resulting from Operations	(2,939,818)	(3,938,958)

Capital Stock Transactions:
Proceeds from shares sold
Class AAA	2,145,561	1,079,049
Class A	1,864,561	8,411,716
Class C	439,359	792,248
Class I	8,642,052	20,697,698
	13,091,533	30,980,711
Cost of shares redeemed
Class AAA	(1,967,986)	(1,132,311)
Class A	(3,664,288)	(26,524,142)
Class C	(678,808)	(1,562,395)
Class I	(7,949,727)	(13,023,265)
	(14,260,809)	(42,242,113)
Net Decrease in Net Assets from Capital Stock Transactions	(1,169,276)	(11,261,402)
Redemption Fees	6,878	278
Net Decrease in Net Assets	(4,102,216)	(15,200,082)
Net Assets:
Beginning of year	20,086,215	35,286,297
End of year	$15,983,999	$20,086,215

See accompanying notes to financial statements.

111

Comstock Capital Value Fund

Financial Highlights

Selected data for a share of capital stock outstanding throughout each year:

		Income (Loss)						Ratios to Average Net Assets/
		from Investment Operations						Supplemental Data
	Net Asset		Net Realized	Total		Net Asset		Net Assets
Year	Value,	Net	and Unrealized	from		Value,		End of	Net			Portfolio
Ended	Beginning	Investment	Gain/(Loss) on	Investment	Redemption	End of	Total	Year	Investment	Operating		Turnover
April 30 †	of Year	Loss(a)	Investments	Operations	Fees (a)(b)	Year	Return††	(in 000’s)	Loss	Expenses(c)(d)		Rate
Class AAA
2019	$5.05	$(0.05)	$(0.69)	$(0.74)	$0.00	$4.31	(14.65)%	$1,498	(1.02)%	3.38	%(e)	0%
2018	5.60	(0.09)	(0.46)	(0.55)	0.00	5.05	(9.82)	1,643	(1.77)	2.98	(e)	39
2017	7.49	(0.16)	(1.73)	(1.89)	0.00	5.60	(25.23)	1,867	(2.32)	2.73	(e)	196
2016	7.68	(0.21)	0.02	(0.19)	0.00	7.49	(2.47)	8,271	(2.68)	2.91	(e)	155
2015	9.70	(0.04)	(1.98)	(2.02)	0.00	7.68	(20.82)	3,958	(2.37)	2.42		410
Class A
2019	$5.03	$(0.05)	$(0.69)	$(0.74)	$0.00	$4.29	(14.71)%	$6,006	(1.07)%	3.38	%(e)	0%
2018	5.59	(0.10)	(0.46)	(0.56)	0.00	5.03	(10.02)	8,938	(1.85)	2.98	(e)	39
2017	7.48	(0.15)	(1.74)	(1.89)	0.00	5.59	(25.27)	29,106	(2.31)	2.73	(e)	196
2016	7.68	(0.21)	0.01	(0.20)	0.00	7.48	(2.60)	45,903	(2.71)	2.91	(e)	155
2015	9.70	(0.05)	(1.97)	(2.02)	0.00	7.68	(20.82)	29,798	(2.37)	2.42		410
Class C
2019	$4.36	$(0.07)	$(0.60)	$(0.67)	$0.00	$3.69	(15.37)%	$2,164	(1.81)%	4.13	%(e)	0%
2018	4.87	(0.12)	(0.39)	(0.51)	0.00	4.36	(10.47)	2,832	(2.54)	3.73	(e)	39
2017	6.57	(0.17)	(1.53)	(1.70)	0.00	4.87	(25.88)	3,994	(3.04)	3.48	(e)	196
2016	6.78	(0.24)	0.03	(0.21)	0.00	6.57	(3.10)	6,622	(3.46)	3.66	(e)	155
2015	8.60	(0.04)	(1.78)	(1.82)	0.00	6.78	(21.16)	4,429	(3.12)	3.17		410
Class I(f)
2019	$5.17	$(0.04)	$(0.71)	$(0.75)	$0.00	$4.42	(14.51)%	$6,316	(0.82)%	3.13	%(e)	0%
2018	5.72	(0.08)	(0.47)	(0.55)	0.00	5.17	(9.62)	6,673	(1.50)	2.73	(e)	39
2017	7.64	(0.13)	(1.79)	(1.92)	0.00	5.72	(25.13)	319	(2.00)	2.48	(e)	196
2016	7.80	(0.20)	0.04	(0.16)	0.00	7.64	(2.05)	154	(2.49)	2.66	(e)	155
2015	9.80	(0.04)	(1.96)	(2.00)	0.00	7.80	(20.41)	181	(2.12)	2.17		410

†	All per share amounts and net asset values have been adjusted as a result of the 1 for 10 reverse stock split on October 24, 2014 (See note 7).
††	Total return represents aggregate total return of a hypothetical $1,000 investment at the beginning of the year and sold at the end of the year including reinvestment of distributions and does not reflect the applicable sales charges.
(a)	Per share amounts have been calculated using the average shares outstanding method.
(b)	Amount represents less than $0.005 per share.
(c)	The Fund incurred interest expense during the years ended April 30, 2019, 2018, 2017, 2016, and 2015. For the years ended April 30, 2018, 2017, and 2016, if interest expense had not been incurred, the ratios of operating expenses to average net assets would have been 2.97%, 2.72%, and 2.90% (Class AAA and Class A), 3.72%, 3.47%, and 3.65% (Class C), and 2.72%, 2.47%, and 2.65% (Class I). For the years ended April 30, 2019 and 2015, the effect of interest expense was minimal.
(d)	The Fund incurred dividend expense and service fees on securities sold short. If these expenses and fees had not been incurred, the ratios of operating expenses to average net assets for the years ended April 30, 2019, 2018, 2017, 2016, and 2015 would have been 2.67%, 2.12%, 1.89%, 1.88%, and 1.85% (Class AAA and Class A), 3.42%, 2.87%, 2.64%, 2.63%, and 2.60% (Class C), and 2.42%, 1.87%, 1.64%, 1.63%, and 1.60% (Class I).
(e)	The Fund received credits from a designated broker who agreed to pay certain Fund expenses. For the year ended April 30, 2016, if credits had not been received, the expense ratios would have been 2.92%, 2.92%, 3.67%, and 2.67% for Class AAA, Class A, Class C, and Class I, respectively. For the years ended April 30, 2019, 2018, and 2017, there was no impact on the expense ratios.
(f)	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

See accompanying notes to financial statements.

112

Comstock Capital Value Fund

Notes to Financial Statements

1. Organization. Comstock Capital Value Fund, a series of the Comstock Funds, Inc. (the Company), is registered under the Investment Company Act of 1940, as amended (the 1940 Act), as an open-end management investment company. The Fund is a diversified portfolio with an investment objective to maximize total return, consisting of capital appreciation and current income.

2. Significant Accounting Policies. As an investment company, the Fund follows the investment company accounting and reporting guidance, which is part of U.S. generally accepted accounting principles (GAAP) that may require the use of management estimates and assumptions in the preparation of its financial statements. Actual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

New Accounting Pronouncements. The SEC recently adopted changes to Regulation S-X to simplify the reporting of information by registered investment companies in financial statements. The amendments require presentation of the total, rather than the components, of distributable earnings on the Statement of Assets and Liabilities and also require presentation of the total, rather than the components, of distributions to shareholders, except for tax return of capital distributions, if any, on the Statement of Changes in Net Assets. The amendments also removed the requirement for parenthetical disclosure of undistributed net investment income on the Statement of Changes in Net Assets. These Regulation S-X amendments are reflected in the Fund’s financial statements for the year ended April 30, 2019.

To improve the effectiveness of fair value disclosure requirements, the Financial Accounting Standards Board recently issued Accounting Standard Update (ASU) 2018-13, Fair Value Measurement Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement (ASU 2018-13), which adds, removes, and modifies certain aspects relating to fair value disclosure. ASU 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019; early adoption of the additions relating to ASU 2018-13 is not required, even if early adoption is elected for the removals under ASU 2018-13. Management has early adopted the removals set forth in ASU 2018-13 in these financial statements and has not early adopted the additions set forth in ASU 2018-13.

Security Valuation. Portfolio securities listed or traded on a nationally recognized securities exchange or traded in the U.S. over-the-counter market for which market quotations are readily available are valued at the last quoted sale price or a market’s official closing price as of the close of business on the day the securities are being valued. If there were no sales that day, the security is valued at the average of the closing bid and asked prices or, if there were no asked prices quoted on that day, then the security is valued at the closing bid price on that day. If no bid or asked prices are quoted on such day, the security is valued at the most recently available price or, if the Board of Directors (the Board) so determines, by such other method as the Board shall determine in good faith to reflect its fair market value. Portfolio securities traded on more than one national securities exchange or market are valued according to the broadest and most representative market, as determined by Gabelli Funds, LLC (the Adviser).

Portfolio securities primarily traded on a foreign market are generally valued at the preceding closing values of such securities on the relevant market, but may be fair valued pursuant to procedures established by the Board if market conditions change significantly after the close of the foreign market, but prior to the close of business on the day the securities are being valued. Debt obligations for which market quotations are readily available are valued at the average of the latest bid and asked prices. If there were no asked prices quoted on such day, the security is valued using the closing bid price, unless the Board determines such amount does not reflect the securities’ fair value, in which case these securities will be fair valued as determined by the Board. Certain securities are valued principally using dealer quotations. Futures contracts are valued at the closing settlement price of the exchange or board of trade on which the applicable contract is traded. OTC futures and options on futures for which market quotations are readily available will be valued by quotations received from a pricing service or, if no quotations are available from a pricing service, by quotations obtained from one or more dealers in the instrument in question by the Adviser.

113

Comstock Capital Value Fund

Notes to Financial Statements (Continued)

Securities and assets for which market quotations are not readily available are fair valued as determined by the Board. Fair valuation methodologies and procedures may include, but are not limited to: analysis and review of available financial and non-financial information about the company; comparisons with the valuation and changes in valuation of similar securities, including a comparison of foreign securities with the equivalent U.S. dollar value American Depositary Receipt securities at the close of the U.S. exchange; and evaluation of any other information that could be indicative of the value of the security.

The inputs and valuation techniques used to measure fair value of the Fund’s investments are summarized into three levels as described in the hierarchy below:

•	Level 1 — quoted prices in active markets for identical securities;
•	Level 2 — other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.); and
•	Level 3 — significant unobservable inputs (including the Board’s determinations as to the fair value of investments).

114

Comstock Capital Value Fund

Notes to Financial Statements (Continued)

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input both individually and in the aggregate that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. The summary of the Fund’s investments in securities and other financial instruments by inputs used to value the Fund’s investments as of April 30, 2019 is as follows:

	Valuation Inputs
	Level 1	Level 2 Other Significant	Total Market Value
	Quoted Prices	Observable Inputs	at 4/30/19
INVESTMENTS IN SECURITIES:
ASSETS (Market Value):
Exchange Traded Funds	$1,352,634	—	$1,352,634
U.S. Government Obligations	—	$17,983,270	17,983,270
TOTAL INVESTMENTS IN SECURITIES – ASSETS	$1,352,634	$17,983,270	$19,335,904
LIABILITIES (Market Value):
Common Stocks Sold Short (a)	$(3,971,871)	—	$(3,971,871)
TOTAL INVESTMENTS IN SECURITIES – LIABILITIES	$(3,971,871)	—	$(3,971,871)
OTHER FINANCIAL INSTRUMENTS:*
ASSETS (Market Value):
EQUITY CONTRACTS:
Exchange Traded Put Options Purchased	$300,855	$38,275	$339,130
LIABILITIES (Net Unrealized Depreciation):
EQUITY CONTRACTS:
Index Futures Contracts - Short Position	(524,019)	—	(524,019)
TOTAL OTHER FINANCIAL INSTRUMENTS	$(223,164)	$38,275	$(184,889)

(a)	Please refer to the Schedule of Investments (SOI) for the industry classifications of these portfolio holdings.
*	Other financial instruments are derivatives reflected in the SOI, such as options, futures, forwards, and swaps, which may be valued at the unrealized appreciation/(depreciation) of the instrument.

There were no Level 3 investments held at April 30, 2019 or 2018.

Additional Information to Evaluate Qualitative Information.

General. The Fund uses recognized industry pricing services – approved by the Board and unaffiliated with the Adviser – to value most of its securities, and uses broker quotes provided by market makers of securities not valued by these and other recognized pricing sources. Several different pricing feeds are received to value domestic equity securities, international equity securities, preferred equity securities, and fixed income securities. The data within these feeds are ultimately sourced from major stock exchanges and trading systems where these securities trade. The prices supplied by external sources are checked by obtaining quotations or actual transaction prices from market participants. If a price obtained from the pricing source is deemed unreliable, prices will be sought from another pricing service or from a broker/dealer that trades that security or similar securities.

Fair Valuation. Fair valued securities may be common or preferred equities, warrants, options, rights, or fixed income obligations. Where appropriate, Level 3 securities are those for which market quotations are not available, such as securities not traded for several days, or for which current bids are not available, or which are restricted as to transfer. When fair valuing a security, factors to consider include recent prices of comparable securities that are publicly traded, reliable prices of securities not publicly traded, the use of valuation models, current analyst reports, valuing the income or cash flow of the issuer, or cost if the preceding factors do not apply. The circumstances of Level 3 securities are frequently monitored to determine if fair valuation measures continue to apply.

115

Comstock Capital Value Fund

Notes to Financial Statements (Continued)

The Adviser reports quarterly to the Board the results of the application of fair valuation policies and procedures. These may include backtesting the prices realized in subsequent trades of these fair valued securities to fair values previously recognized.

Derivative Financial Instruments. The Fund may engage in various portfolio investment strategies by investing in derivative financial instruments for the purposes of increasing the income of the Fund, hedging against changes in the value of its portfolio securities and in the value of securities it intends to purchase, or hedging against a specific transaction with respect to either the currency in which the transaction is denominated or another currency. Investing in certain derivative financial instruments, including participation in the options, futures, or swap markets, entails certain execution, liquidity, hedging, tax, and securities, interest, credit, or currency market risks. Losses may arise if the Adviser’s prediction of movements in the direction of the securities, foreign currency, and interest rate markets is inaccurate. Losses may also arise if the counterparty does not perform its duties under a contract, or in the event of default, the Fund may be delayed in or prevented from obtaining payments or other contractual remedies owed to it under derivative contracts. The creditworthiness of the counterparties is closely monitored in order to minimize these risks. Participation in derivative transactions involves investment risks, transaction costs, and potential losses to which the Fund would not be subject absent the use of these strategies. The consequences of these risks, transaction costs, and losses may have a negative impact on the Fund’s ability to pay distributions.

Collateral requirements differ by type of derivative. Collateral requirements are set by the broker or exchange clearing house for exchange traded derivatives, while collateral terms are contract specific for derivatives traded over-the-counter. Securities pledged to cover obligations of the Fund under derivative contracts are noted in the Schedule of Investments. Cash collateral, if any, pledged for the same purpose will be reported separately in the Statement of Assets and Liabilities.

The Fund’s derivative contracts held at April 30, 2019, are not accounted for as hedging instruments under GAAP and are disclosed in the Schedule of Investments.

Options. The Fund may purchase or write call or put options on securities or indices for the purpose of increasing the income of the Fund. As a writer of put options, the Fund receives a premium at the outset and then bears the risk of unfavorable changes in the price of the financial instrument underlying the option. The Fund would incur a loss if the price of the underlying financial instrument decreases between the date the option is written and the date on which the option is terminated. The Fund would realize a gain, to the extent of the premium, if the price of the financial instrument increases between those dates.

As a purchaser of call options, the Fund pays a premium for the right to buy the underlying security at a specified price. The seller of the call has the obligation to sell the underlying security upon exercise at the exercise price. If the price of the underlying security declines, the Fund would realize a loss upon sale or exercise. If the price of the underlying security increases or stays the same, the Fund would realize a gain upon sale or at expiration date, but only to the extent of the premium paid.

As a purchaser of put options, the Fund pays a premium for the right to sell to the seller of the put option the underlying security at a specified price. The seller of the put has the obligation to purchase the underlying security upon exercise at the exercise price. If the price of the underlying security declines, the Fund would realize a gain upon sale or exercise. If the price of the underlying security increases or stays the same, the Fund would realize a loss upon sale or at expiration date, but only to the extent of the premium paid.

116

Comstock Capital Value Fund

Notes to Financial Statements (Continued)

If a written call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether there has been a realized gain or loss. If a written put option is exercised, the premium reduces the cost basis of the security. In the case of call options, the exercise prices are referred to as “in-the-money,” “at-the-money,” and “out-of-the-money,” respectively. The Fund may write (a) in-the-money call options when the Adviser expects that the price of the underlying security will remain stable or decline during the option period, (b) at-the-money call options when the Adviser expects that the price of the underlying security will remain stable, decline, or advance moderately during the option period, and (c) out-of-the-money call options when the Adviser expects that the premiums received from writing the call option will be greater than the appreciation in the price of the underlying security above the exercise price. By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. Out-of-the-money, at-the-money, and in-the-money put options (the reverse of call options as to the relation of exercise price to market price) may be utilized in the same market environments that such call options are used in equivalent transactions. Option positions at April 30, 2019 are reflected within the Schedule of Investments.

The Fund’s volume of activity in call and put options purchased during the fiscal year ended April 30, 2019 had average monthly market value of approximately $58,360 and $529,929, respectively.

As of April 30, 2019, the value of options purchased that were held with equity risk exposure can be found in the Statement of Assets and Liabilities under Assets, within Investments, at value. For the fiscal year ended April 30, 2019, the effect of options purchased with equity risk exposure can be found in the Statement of Operations, under Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts, within Net realized loss on investments and Net change in unrealized appreciation/depreciation on investments.

Futures Contracts. The Fund may engage in futures contracts for the purpose of hedging against changes in the value of its portfolio securities and in the value of securities it intends to purchase. Upon entering into a futures contract, the Fund is required to deposit with the broker an amount of cash or cash equivalents equal to a certain percentage of the contract amount. This is known as the “initial margin.” Subsequent payments (variation margin) are made or received by the Fund each day, depending on the daily fluctuations in the value of the contract, and are included in unrealized appreciation/depreciation on futures contracts. The Fund recognizes a realized gain or loss when the contract is closed.

There are several risks in connection with the use of futures contracts as a hedging instrument. The change in value of futures contracts primarily corresponds with the value of their underlying instruments, which may not correlate with the change in value of the hedged investments. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market. Open positions in futures contracts at April 30, 2019 are reflected within the Schedule of Investments.

The Fund’s volume of activity in index futures contracts sold during the fiscal year ended April 30, 2019 had a monthly average notional value of approximately $6,990,325.

117

Comstock Capital Value Fund

Notes to Financial Statements (Continued)

As of April 30, 2019, the equity risk exposure associated with the futures contracts can be found in the Statement of Assets and Liabilities, under Assets, Variation margin receivable. For the fiscal year ended April 30, 2019, the effect of futures contracts with equity risk exposure can be found in the Statement of Operations, under Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts, within Net realized gain on futures contracts, and Net change in unrealized appreciation/depreciation on futures contracts.

Securities Sold Short. The Fund enters into short sale transactions. Short selling involves selling securities that may or may not be owned and, at times, borrowing the same securities for delivery to the purchaser, with an obligation to replace such borrowed securities at a later date. The proceeds received from short sales are recorded as liabilities and the Fund records an unrealized gain or loss to the extent of the difference between the proceeds received and the value of an open short position on the day of determination. The Fund records a realized gain or loss when the short position is closed out. By entering into a short sale, the Fund bears the market risk of an unfavorable change in the price of the security sold short. Dividends on short sales are recorded as an expense by the Fund on the ex-dividend date and interest expense is recorded on the accrual basis. The broker retains collateral for the value of the open positions, which is adjusted periodically as the value of the position fluctuates. Securities sold short and details of collateral at April 30, 2019 are reflected within the Schedule of Investments. For the fiscal year ended April 30, 2019, the Fund incurred $11,053 in service fees related to its investment positions sold short and held by the broker. The amount is included in the Statement of Operations under Expenses, Service fees for securities sold short.

Investments in Other Investment Companies. The Fund may invest, from time to time, in shares of other investment companies (or entities that would be considered investment companies but are excluded from the definition pursuant to certain exceptions under the 1940 Act) (the Acquired Funds) in accordance with the 1940 Act and related rules. Shareholders in the Fund would bear the pro rata portion of the periodic expenses of the Acquired Funds in addition to the Fund’s expenses. For the fiscal year ended April 30, 2019, the Fund’s pro rata portion of the periodic expenses charged by the Acquired Funds was approximately five basis points.

Foreign Currency Translations. The books and records of the Fund are maintained in U.S. dollars. Foreign currencies, investments, and other assets and liabilities are translated into U.S. dollars at current exchange rates. Purchases and sales of investment securities, income, and expenses are translated at the exchange rate prevailing on the respective dates of such transactions. Unrealized gains and losses that result from changes in foreign exchange rates and/or changes in market prices of securities, if any, have been included in unrealized appreciation/depreciation on investments and foreign currency translations. Net realized foreign currency gains and losses resulting from changes in exchange rates include foreign currency gains and losses between trade date and settlement date on investment securities transactions, foreign currency transactions, and the difference between the amounts of interest and dividends recorded on the books of the Fund and the amounts actually received. The portion of foreign currency gains and losses related to fluctuation in exchange rates between the initial purchase trade date and subsequent sale trade date is included in realized gain/(loss) on investments.

Foreign Securities. The Fund may directly purchase securities of foreign issuers. Investing in securities of foreign issuers involves special risks not typically associated with investing in securities of U.S. issuers. The risks include possible revaluation of currencies, the inability to repatriate funds, less complete financial information about companies, and possible future adverse political and economic developments. Moreover, securities of many foreign issuers and their markets may be less liquid and their prices more volatile than securities of comparable U.S. issuers.

118

Comstock Capital Value Fund

Notes to Financial Statements (Continued)

Foreign Taxes. The Fund may be subject to foreign taxes on income, gains on investments, or currency repatriation, a portion of which may be recoverable. The Fund will accrue such taxes and recoveries as applicable, based upon its current interpretation of tax rules and regulations that exist in the markets in which it invests.

Securities Transactions and Investment Income. Securities transactions are accounted for on the trade date with realized gain/(loss) on investments determined by using the identified cost method. Interest income (including amortization of premium and accretion of discount) is recorded on the accrual basis. Premiums and discounts on debt securities are amortized using the effective yield to maturity method. Dividend income is recorded on the ex-dividend date, except for certain dividends from foreign securities that are recorded as soon after the ex-dividend date as the Fund becomes aware of such dividends.

Determination of Net Asset Value and Calculation of Expenses. Certain administrative expenses are common to, and allocated among, various affiliated funds. Such allocations are made on the basis of each fund’s average net assets or other criteria directly affecting the expenses as determined by the Adviser pursuant to procedures established by the Board.

In calculating the NAV per share of each class, investment income, realized and unrealized gains and losses, redemption fees, and expenses other than class specific expenses are allocated daily to each class of shares based upon the proportion of net assets of each class at the beginning of each day. Distribution expenses are borne solely by the class incurring the expense.

Custodian Fee Credits and Interest Expense. When cash balances are maintained in the custody account, the Fund receives credits which are used to offset custodian fees. The gross expenses paid under the custody arrangement are included in custodian fees in the Statement of Operations with the corresponding expense offset, if any, shown as “Custodian fee credits.” When cash balances are overdrawn, the Fund is charged an overdraft fee equal to 2.00% above the federal funds rate on outstanding balances. This amount, if any, would be included in the Statement of Operations.

Distributions to Shareholders. Distributions to shareholders are recorded on the ex-dividend date. Distributions to shareholders are based on income and capital gains as determined in accordance with federal income tax regulations, which may differ from income and capital gains as determined under GAAP. These differences are primarily due to differing treatments of income and gains on various investment securities and foreign currency transactions held by the Fund, and timing differences. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, adjustments are made to the appropriate capital accounts in the period when the differences arise. Permanent differences were primarily due to the expiration of capital loss carry forwards and the current year write-off of the net operating loss. These reclassifications have no impact on the NAV of the Fund. For the fiscal year ended April 30, 2019, reclassifications were made to decrease paid-in capital by $37,514,775, with an offsetting adjustment to total accumulated loss.

No distributions were made during the fiscal years ended April 30, 2019 and 2018.

119

Comstock Capital Value Fund

Notes to Financial Statements (Continued)

Provision for Income Taxes. The Fund intends to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the Code). It is the policy of the Fund to comply with the requirements of the Code applicable to regulated investment companies and to distribute substantially all of its net investment company taxable income and net capital gains. Therefore, no provision for federal income taxes is required.

As of April 30, 2019, the components of accumulated earnings/losses on a tax basis were as follows:

Accumulated capital loss carryforwards	$(131,115,342)
Net unrealized depreciation	(455,023)
Qualified late year loss deferral*	(1,190,258)
Total	$(132,760,623)

*	Under the current law, qualified late year losses realized after December 31 through year end for late year ordinary losses and after October 31 through year end for Post-October losses may be elected as occurring on the first day of the following year. For the fiscal year ended April 30, 2019, the Fund elected to defer $40,338, $475,419, and $674,501 of late year ordinary losses, post-October short term capital losses, and post-October long term losses, respectively.

At April 30, 2019, after the expiration of $37,242,276 in capital loss carryforwards, the Fund had net capital loss carryforwards for federal income tax purposes which are available to reduce future required distributions of net capital gains to shareholders. Capital losses that are carried forward will retain their character as either short term or long term capital losses.

Short term capital loss carryforward with no expiration	$73,839,330
Long term capital loss carryforward with no expiration	57,276,012
Total capital loss carryforwards	$131,115,342

At April 30, 2019, the temporary differences between book basis and tax basis net unrealized appreciation/(depreciation) on investments were primarily due to deferral of losses from wash sales for tax purposes, mark-to-market adjustments on options and futures, unsettled trades on securities sold short, and basis adjustments on investments in partnerships.

The following summarizes the tax cost of investments, proceeds from short sales, futures transactions, and the related net unrealized appreciation/depreciation at April 30, 2019:

		Gross	Gross	Net Unrealized
	Cost	Unrealized	Unrealized	Appreciation/
	(Proceeds)	Appreciation	Depreciation	(Depreciation)
Investments and derivative instruments	$20,471,356	$47,969	$(604,716)	$(556,747)
Securities sold short	(4,073,595)	279,909	(178,185)	101,724
		$327,878	$(782,901)	$(455,023)

The Fund is required to evaluate tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Income tax and related interest and penalties would be recognized by the Fund as tax expense in the Statement of Operations if the tax positions were deemed not to meet the more-likely-than-not threshold. For the fiscal year ended April 30, 2019, the Fund did not incur any income tax, interest, or penalties. As of April 30, 2019, the Adviser has reviewed all open tax years and concluded that there was no impact to the Fund’s net assets or results of operations. The Fund’s federal and state tax returns for the prior three fiscal years remain open, subject to examination. On an ongoing basis, the Adviser will monitor the Fund’s tax positions to determine if adjustments to this conclusion are necessary.

120

Comstock Capital Value Fund

Notes to Financial Statements (Continued)

3. Investment Advisory Agreement and Other Transactions. The Fund has entered into an investment advisory agreement (the Advisory Agreement) with the Adviser which provides that the Fund will pay the Adviser a fee, computed daily and paid monthly, at the annual rate of 1.00% of the value of its average daily net assets. In accordance with the Advisory Agreement, the Adviser provides a continuous investment program for the Fund’s portfolio, oversees the administration of all aspects of the Fund’s business and affairs, and pays the compensation of all Officers and Directors of the Fund who are affiliated persons of the Adviser.

The Fund pays each Director who is not considered an affiliated person an annual retainer of $3,000 plus $1,000 for each Board meeting attended. Each Director is reimbursed by the Fund for any out of pocket expenses incurred in attending meetings. All Board committee members receive $500 per meeting attended and the Chairman of the Audit Committee and the Lead Director each receives an annual fee of $1,000. A Director may receive a single meeting fee, allocated among the participating funds, for participation in certain meetings held on behalf of multiple funds. Directors who are directors, trustees, or employees of the Adviser or an affiliated company receive no compensation or expense reimbursement from the Fund.

4. Distribution Plan. The Fund’s Board has adopted a distribution plan (the Plan) for each class of shares, except for Class I Shares, pursuant to Rule 12b-1 under the 1940 Act. Under the Class AAA, Class A, and Class C Share Plans, payments are authorized to G.distributors, LLC (the Distributor), an affiliate of the Adviser, at annual rates of 0.25%, 0.25%, and 1.00%, respectively, of the average daily net assets of those classes, the annual limitations under each Plan. Such payments are accrued daily and paid monthly.

5. Portfolio Securities. Purchases and sales of securities during the fiscal year ended April 30, 2019, other than short term securities and U.S. Government Obligations, aggregated $0 and $86,639, respectively.

6. Transactions with Affiliates and Other Arrangements. During the fiscal year ended April 30, 2019, the Distributor retained a total of $2,694 from investors representing commissions (sales charges and underwriting fees) on sales and redemptions of Fund shares.

During the fiscal year ended April 30, 2019, the Fund received credits from a designated broker who agreed to pay certain Fund operating expenses. The amount of such expenses paid through this directed brokerage arrangement during this period was $467.

7. Capital Stock. The Fund offers four classes of shares – Class AAA Shares, Class A Shares, Class C Shares, and Class I Shares. Class AAA and Class I Shares are offered without a sales charge. Class A Shares are subject to a maximum front-end sales charge of 5.75%, and Class C Shares are subject to a 1.00% contingent deferred sales charge for one year after purchase.

The Fund imposes a redemption fee of 2.00% on all classes of shares that are redeemed or exchanged on or before the seventh day after the date of a purchase. The redemption fee is deducted from the proceeds otherwise payable to the redeeming shareholders and is retained by the Fund as an increase in paid-in capital. The redemption fees retained by the Fund during the fiscal years ended April 30, 2019 and 2018, if any, can be found in the Statement of Changes in Net Assets under Redemption Fees.

121

Comstock Capital Value Fund

Notes to Financial Statements (Continued)

As approved by the Board of Directors, the Fund effected a 1 for 10 reverse stock split on October 24, 2014. The net asset value of each share class increased proportionately at that time.

Transactions in shares of capital stock were as follows:

	Year Ended	Year Ended
	April 30, 2019	April 30, 2018
Class AAA
Shares sold	436,960	208,398
Shares redeemed	(414,113)	(216,466)
Net increase/(decrease)	22,847	(8,068)

Class A
Shares sold	393,590	1,580,873
Shares redeemed	(769,813)	(5,014,658)
Net decrease	(376,223)	(3,433,785)

Class C
Shares sold	106,741	177,264
Shares redeemed	(169,924)	(347,184)
Net decrease	(63,183)	(169,920)

Class I
Shares sold	1,806,063	3,721,876
Shares redeemed	(1,667,510)	(2,487,851)
Net increase	138,553	1,234,025

8. Indemnifications. The Fund enters into contracts that contain a variety of indemnifications. The Fund’s maximum exposure under these arrangements is unknown. However, the Fund has not had prior claims or losses pursuant to these contracts. Management has reviewed the Fund’s existing contracts and expects the risk of loss to be remote.

9. Subsequent Events. After careful consideration, the Board approved calling a special meeting of shareholders, to be held as soon as possible, to consider a proposal to change the nature of the Fund’s business from a mutual fund registered under the 1940 Act to an operating company, and to de-register the Fund as a registered investment company with the Securities and Exchange Commission (the Proposal).

This conclusion was based in substantial part on the Board’s belief that the appropriate business strategy to be pursued by the Fund would be becoming an operating company that owns interest in one or more operating businesses and/or to acquire assets other than securities, and try to maximize the utilization of the Fund’s accumulated capital loss carryforwards. If shareholders of the Fund approve the Proposal, the conversion to an operating company is expected to take effect in the second half of 2019.

Shareholders of the Fund will receive a combined proxy statement with additional information about the shareholder meeting and the Proposal. Shareholders should read the proxy materials carefully, as they will contain a more detailed description of the Proposal.

122

Comstock Capital Value Fund

Notes to Financial Statements (Continued)

Management has evaluated the impact on the Fund of all other subsequent events occurring through the date the financial statements were issued and has determined that there were no other subsequent events requiring recognition or disclosure in the financial statements.

123

Comstock Capital Value Fund

Report of Independent Registered Public Accounting Firm

To the Shareholders of Comstock Capital Value Fund

and the Board of Directors of Comstock Funds, Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Comstock Capital Value Fund (the “Fund”) (one of the funds constituting Comstock Funds, Inc. (the “Company”)) including the schedule of investments, as of April 30, 2019, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, the financial highlights for each of the five years in the period then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund (one of the funds constituting Comstock Funds, Inc.) at April 30, 2019, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and its financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of April 30, 2019, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the auditor of one or more Gabelli/GAMCO Funds investment companies since 1992.

Philadelphia, Pennsylvania

June 26, 2019

124

Annual Report – April 30, 2018

To Our Shareholders,

Enclosed are the audited financial statements, including the schedule of investments, as of April 30, 2018, with a description of factors that affected the Fund’s performance during the past year. In addition to the Performance Discussion below that outlines the relevant market conditions and investment strategies used by the portfolio managers, we also sent you a general commentary from the portfolio managers regarding the Comstock Capital Value Fund. Both the commentary and the financial statements, including the schedule of investments, will be available on our website at www.gabelli.com/funds.

Performance Discussion (Unaudited)

For the fiscal year ended April 30, 2018, the net asset value (“NAV”) per Class A Share of the Comstock Capital Value Fund decreased 10.0% compared with an increase of 14.0% for the Standard & Poor’s (“S&P”) 500 Index. See page 2 for performance information for all classes of shares.

The Fund seeks to maximize total return, consisting of capital appreciation and current income. The Fund’s negative returns over the past year were a reflection of its bearish asset allocation strategy, primarily due to short positions in individual stocks and stock index futures, derivative investments in long options purchased on equity indices, a net investment loss occasioned mostly by dividends and fees on short stock positions, and artificially low interest rates on short term investments. Being short as the major market indices traded near record highs contributed greatly to the overall negative performance.

Your portfolio managers continue to have a bearish stance on the U.S. equity market. The Federal Reserve’s (“Fed”) balance sheet has grown to nearly $21 trillion with a monetary policy that has supported the overall market but failed to elevate the economy to a point where market growth is self-sustaining. Major central banks of the world have also provided overly accommodative monetary policies to help stimulate market growth. The portfolio managers of the Fund believe such monetary policy in the U.S. (and also worldwide) distorts the cost of capital and inflates the prices of securities. Several years of zero, or near zero, interest rates have punished savers and forced investors into riskier investments like stocks and bonds. Lower interest rates overvalue the U.S. stock market and artificially inflate financial assets, which increases market risk. This mispricing of capital results in overvaluation of the U.S. stock market. A Fed decision to raise interest rates would drive the U.S. dollar higher and the U.S. stock market lower. A strengthening U.S. dollar reinforces our bearish stance, since it hinders multinational companies from exporting goods abroad. The combination of these factors has created a strong headwind and has proven difficult for the Fund to overcome.

We continue to position our portfolio to benefit our investors in a declining market and will continue to do so until such time that equities are priced more reasonably. We thank you for staying with us through these difficult times.

125

Comparative Results

Average Annual Returns through April 30, 2018† (Unaudited)
	1 Year	5 Year	10 Year	15 Year	Since 04/28/87(a)	Since Inception (10/10/85)
Class A (DRCVX)
Without sales charge	(10.02)%	(16.38)%	(13.62)%	(12.76)%	(6.52)%	(4.88)%
With sales charge (b)	(15.19)	(17.36)	(14.13)	(13.10)	(6.70)	(5.06)
Class AAA (COMVX) ††	(9.82)	(16.31)	(13.59)	(12.73)	(6.51)	(4.87)
Class C (CPCCX) ††
Without contingent deferred sales charge	(10.47)	(16.90)	(14.21)	(13.39)	(7.07)	(5.42)
With contingent deferred sales charge (c)	(11.38)	(16.90)	(14.21)	(13.39)	(7.07)	(5.42)
Class I (CPCRX) †† *	(9.62)	(16.05)	(13.37)	(12.52)	(6.33)	(4.70)
S&P 500 Index	13.99	13.31	9.49	10.10	9.85 (d)	11.09 (e)

In the current prospectuses dated August 28, 2017, the expense ratios for Comstock Capital Value Fund Class AAA, A, C, and I Shares are 2.75%, 2.75%, 3.50%, and 2.50%, respectively. Class AAA and Class I Shares have no sales charge. See page 10 for the expense ratios for the year ended April 30, 2018. The maximum sales charge for Class A Shares and C Shares is 5.75% and 1.00%, respectively.

(a)	On April 28, 1987, Comstock Partners, Inc., the Comstock Capital Value Fund’s previous investment adviser assumed investment responsibilities and the Fund changed its investment objective to the current investment objective.
(b)	Performance results include the effect of the maximum 5.75% sales charge at the beginning of the period.
(c)	Assuming payment of the 1% maximum contingent deferred sales charge imposed on redemptions made within one year of purchase.

(d)	Since April 30, 1987, the date closest to the Fund’s current investment objective inception date for which data is available.
(e)	Since September 30, 1985, the date closest to the Fund’s inception date for which data is available.
†	Returns represent past performance and do not guarantee future results. Total returns and average annual returns reflect changes in share price, reinvestment of distributions, and are net of expenses. Investment returns and the principal value of an investment will fluctuate. When shares are redeemed, they may be worth more or less than their original cost. Current performance may be lower or higher than the performance data presented. Visit www.gabelli.com for performance information as of the most recent month end. Returns would have been lower had Gabelli Funds, LLC, the Adviser, not reimbursed certain expenses of the Fund for periods prior to October 31, 2002. The Fund imposes a 2% redemption fee on shares sold or exchanged within seven days of purchase. Investors should carefully consider the investment objectives, risks, sales charges, and expenses of the Fund before investing. The prospectuses contain information about these and other matters and should be read carefully before investing. To obtain a prospectus please visit our website at www.gabelli.com. The Comstock Capital Value Fund utilizes short selling and derivatives. Short selling of securities and use of derivatives pose special risks and may not be suitable for certain investors. Short selling is a sale of a borrowed security and losses are realized if the price of the security increases between the date the security is sold and the date the Fund replaces it. Derivatives may be riskier than other types of investments because they may respond more to changes in economic conditions than other investments. The S&P 500 Index is a market capitalization weighted index of 500 large capitalization stocks commonly used to represent the U.S. equity market. Dividends are considered reinvested. You cannot invest directly in an index.
††	The Class A Share NAVs are used to calculate performance for the periods prior to the issuance of Class AAA Shares on December 8, 2008, and Class C Shares and Class I Shares on August 22, 1995. The actual performance of the Class C Shares would have been lower and the Class AAA Shares and Class I Shares would have been higher due to the expenses associated with the Class A Shares.
*	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

COMPARISON OF CHANGE IN VALUE OF A $10,000 INVESTMENT IN

COMSTOCK CAPITAL VALUE FUND (CLASS A SHARES) AND S&P 500 INDEX (Unaudited)

*	Past performance is not predictive of future results. The performance tables and graph do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

126

Comstock Capital Value Fund
Disclosure of Fund Expenses (Unaudited)
For the Six Month Period from November 1, 2017 through April 30, 2018	Expense Table

We believe it is important for you to understand the impact of fees and expenses regarding your investment. All mutual funds have operating expenses. As a shareholder of a fund, you incur ongoing costs, which include costs for portfolio management, administrative services, and shareholder reports (like this one), among others. Operating expenses, which are deducted from a fund’s gross income, directly reduce the investment return of a fund. When a fund’s expenses are expressed as a percentage of its average net assets, this figure is known as the expense ratio. The following examples are intended to help you understand the ongoing costs (in dollars) of investing in your Fund and to compare these costs with those of other mutual funds. The examples are based on an investment of $1,000 made at the beginning of the period shown and held for the entire period.

The Expense Table below illustrates your Fund’s costs in two ways:

Actual Fund Return: This section provides information about actual account values and actual expenses. You may use this section to help you to estimate the actual expenses that you paid over the period after any fee waivers and expense reimbursements. The “Ending Account Value” shown is derived from the Fund’s actual return during the past six months, and the “Expenses Paid During Period” shows the dollar amount that would have been paid by an investor who started with $1,000 in the Fund. You may use this information, together with the amount you invested, to estimate the expenses that you paid over the period.

To do so, simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number given for your Fund under the heading “Expenses Paid During Period” to estimate the expenses you paid during this period.

Hypothetical 5% Return: This section provides information about hypothetical account values and hypothetical expenses based on the Fund’s actual expense ratio. It assumes a hypothetical annualized return of 5% before expenses during the period shown. In this case – because the hypothetical return used is not the Fund’s actual return – the results do not apply to your investment and you cannot use the hypothetical account value and expense to estimate the actual ending account balance or expenses you paid for the period. This example is useful in making comparisons of the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in shareholder reports of other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs such as sales charges (loads), redemption fees, or exchange fees, if any, which are described in the Prospectus. If these costs were applied to your account, your costs would be higher. Therefore, the 5% hypothetical return is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. The “Annualized Expense Ratio” represents the actual expenses for the last six months and may be different from the expense ratio in the Financial Highlights which is for the year ended April 30, 2018.

	Beginning Account Value 11/01/17	Ending Account Value 04/30/18	Annualized Expense Ratio	Expenses Paid During Period*
Comstock Capital Value Fund
Actual Fund Return
Class AAA	$1,000.00	$973.00	3.22%	$15.75
Class A	$1,000.00	$971.00	3.41%	$16.66
Class C	$1,000.00	$968.90	4.01%	$19.58
Class I	$1,000.00	$973.60	3.02%	$14.78
Hypothetical 5% Return
Class AAA	$1,000.00	$1,008.83	3.22%	$16.04
Class A	$1,000.00	$1,007.88	3.41%	$16.98
Class C	$1,000.00	$1,004.91	4.01%	$19.93
Class I	$1,000.00	$1,009.82	3.02%	$15.05

*	Expenses are equal to the Fund’s annualized expense ratio for the last six months multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half year (181 days), then divided by 365.

Summary of Portfolio Holdings (Unaudited)

The following table presents portfolio holdings as a percent of net assets as of April 30, 2018:

Comstock Capital Value Fund

Long Positions
U.S. Government Obligations	114.6%
Exchange Traded Funds	8.2%
Exchange Traded Put Options Purchased	4.0%
Exchange Traded Call Options Purchased	0.6%
Other Assets and Liabilities (Net)	(1.1)%

Short Positions
Consumer Products	(5.7)%
Health Care	(4.6)%
Financial Services	(3.2)%
Real Estate Investment Trusts	(2.9)%
Food and Beverage	(2.9)%
Diversified Industrial	(2.4)%
Retail	(1.6)%

Short Positions (Continued)
Automotive: Parts and Accessories	(1.4)%
Exchange Traded Funds	(0.8)%
Business Services	(0.4)%
Energy	(0.4)%
100.0%

127

The Fund files a complete schedule of portfolio holdings with the Securities and Exchange Commission (the “SEC”) for the first and third quarters of each fiscal year on Form N-Q. Shareholders may obtain this information at www.gabelli.com or by calling the Fund at 800-GABELLI (800-422-3554). The Fund’s Form N-Q is available on the SEC’s website at www.sec.gov and may also be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling 800-SEC-0330.

Proxy Voting

The Fund files Form N-PX with its complete proxy voting record for the twelve months ended June 30, no later than August 31 of each year. A description of the Fund’s proxy voting policies, procedures, and how the Fund voted proxies relating to portfolio securities is available without charge, upon request, by (i) calling 800-GABELLI (800-422-3554); (ii) writing to The Gabelli Funds at One Corporate Center, Rye, NY 10580-1422; or (iii) visiting the SEC’s website at www.sec.gov.

Schedule of Investments — April 30, 2018

Shares		Cost	Market Value
	EXCHANGE TRADED FUNDS — 8.2%
28,000	iShares Silver Trust†(a)	$544,743	$430,640
10,500	PowerShares DB Commodity Index Tracking Fund†	181,742	184,380
12,000	ProShares UltraShort 20+ Year Treasury	431,664	454,440
2,600	SPDR Gold Shares†	298,598	323,934
5,800	VanEck Vectors Gold Miners ETF	156,842	129,224
17,500	VelocityShares Daily 2x VIX Short Term ETN†	208,243	125,650
	TOTAL EXCHANGE TRADED FUNDS	1,821,832	1,648,268

Principal Amount
	U.S. GOVERNMENT OBLIGATIONS — 114.6%
$23,140,000	U.S. Treasury Bills, 1.268% to 2.032%††, 05/03/18 to 11/01/18(b)	23,025,254	23,024,485
	PURCHASED OPTIONS — 4.6%	1,148,393	910,765
	TOTAL INVESTMENTS — 127.4%	$25,995,479	25,583,518

	SECURITIES SOLD SHORT — (26.3)%
	(Proceeds received $6,158,268)		(5,272,037)
	Other Assets and Liabilities (Net) — (1.1)%		(225,266)
	NET ASSETS — 100.0%		$20,086,215

Shares		Proceeds	Market Value
	SECURITIES SOLD SHORT — (26.3)%
	Automotive: Parts and Accessories — (1.4)%
4,200	Cooper Tire & Rubber Co.	$149,727	$102,690
600	Tesla Inc.	200,329	176,340
		350,056	279,030

128

Shares		Proceeds	Market Value
	Business Services — (0.4)%
4,200	Core-Mark Holding Co. Inc.	139,829	86,562

	Consumer Products — (5.7)%
1,800	Dunkin’ Brands Group Inc.	111,037	109,728
2,500	Edgewell Personal Care Co.	181,046	110,125
4,000	Harley-Davidson Inc.	201,127	164,520
4,000	Matthews International Corp., Cl. A	209,395	196,600
2,000	Restaurant Brands International Inc.	108,198	108,840
2,700	Tempur Sealy International Inc.	146,775	120,825
2,800	The Procter & Gamble Co.	242,927	202,552
2,400	The Toro Co.	146,301	140,136

		1,346,806	1,153,326

	Diversified Industrial — (2.4)%
1,200	Canadian National Railway Co.	$95,272	$92,736
1,000	Deere & Co.	150,247	135,330
1,800	Ingersoll-Rand plc	152,691	151,002
3,000	Mercury Systems Inc.	132,598	96,240
		530,808	475,308
	Energy — (0.4)%
2,000	TransCanada Corp.	92,878	84,900
	Exchange Traded Funds — (0.8)%
2,400	Direxion Daily Small Cap Bull 3X Shares	123,754	164,496
	Financial Services — (3.2)%
1,900	American Express Co.	187,370	187,625
2,200	Brookfield Asset Management Inc., Cl. A	91,628	87,208
900	Ellie Mae Inc.	80,068	87,183
3,900	Franklin Resources Inc.	151,239	131,196
4,600	Invesco Ltd.	149,539	133,262
		659,844	626,474
	Food and Beverage — (2.9)%
4,700	B&G Foods Inc.	150,600	106,925
3,300	Kellogg Co.	236,616	194,370
2,500	Molson Coors Brewing Co., Cl. B	240,495	178,100
1,200	Philip Morris International Inc.	126,076	98,400
		753,787	577,795
	Health Care — (4.6)%
1,800	BioMarin Pharmaceutical Inc.	146,585	150,318
1,000	Celgene Corp.	92,260	87,100
2,600	DENTSPLY SIRONA Inc.	148,472	130,884
2,800	Envision Healthcare Corp.	104,775	104,076
3,200	Healthcare Services Group Inc.	151,802	123,616
2,500	Mallinckrodt plc	87,788	32,500
2,000	MEDNAX Inc.	101,151	91,820
3,800	Patterson Cos Inc.	131,287	88,464
3,600	Prestige Brands Holdings Inc.	186,199	105,984
		1,150,319	914,762
	Real Estate Investment Trusts — (2.9)%
6,600	American Campus Communities Inc.	276,271	258,126
1,400	Regency Centers Corp.	88,380	82,390
3,600	Vornado Realty Trust	281,380	244,908
		646,031	585,424
	Retail — (1.6)%
3,600	Papa John’s International Inc.	269,238	223,200
4,000	The Kroger Co.	94,918	100,760
		364,156	323,960
122	TOTAL SECURITIES SOLD SHORT	$6,158,268	$5,272,037

(a)	Securities with a value of $430,640 were deposited with the broker as collateral for securities sold short and futures contracts.
(b)	At April 30, 2018, $13,515,000 of the principal amount was pledged as collateral for securities sold short and futures contracts.
†	Non-income producing security.
††	Represents annualized yield at date of purchase.

See accompanying notes to financial statements.

129

As of April 30, 2018, options purchased outstanding were as follows:

OPTIONS

Description	Number of Contracts	Notional Amount	Exercise Price	Expiration Date	Market Value
Exchange Traded Call Options Purchased — 0.6%
CBOE Volatility Index	200	$318,600	$16.00	05/16/18	$32,000
CBOE Volatility Index	300	477,900	16.00	06/20/18	72,000
TOTAL EXCHANGE TRADED CALL OPTIONS PURCHASED					$104,000

Exchange Traded Put Options Purchased — 4.0%
Altria Group Inc.	50	$280,550	$60.00	07/20/18	$24,550
Amazon.com Inc.	10	1,566,130	1,100.00	09/21/18	6,950
British American Tobacco plc	40	218,480	55.00	09/21/18	11,760
Campbell Soup Co.	50	203,900	42.00	08/17/18	14,625
China Mobile Ltd.	40	189,840	45.00	06/15/18	1,800
Colgate-Palmolive Co.	50	326,150	67.50	05/18/18	11,900
Consumer Staples SPDR Fund	100	504,500	54.00	06/15/18	37,500
Equity Residential	50	308,550	60.00	07/20/18	6,750
General Electric Co.	50	70,350	15.00	06/15/18	5,400
Invesco Ltd.	50	144,850	32.00	07/20/18	16,750
iShares 20+ Year Treasury Bond ETF	300	3,573,000	117.00	09/21/18	61,200
iShares iBoxx $ High Yield Corporate Bond ETF	50	428,500	87.00	09/21/18	18,375
Johnson & Johnson	30	379,470	125.00	06/15/18	6,600
Kimberly-Clark Corp.	50	517,700	105.00	07/20/18	24,000
PepsiCo Inc.	40	403,760	110.00	06/15/18	38,900
S&P 500 Index	34	9,003,370	2,500.00	09/21/18	180,540
S&P 500 Index	20	5,296,100	2,700.00	09/21/18	229,000
T. Rowe Price Group Inc.	30	341,460	105.00	07/20/18	5,625
Technology Select Sector SPDR Fund	50	327,300	68.00	09/21/18	21,375
The Procter & Gamble Co.	40	289,360	75.00	06/15/18	12,040
The Hershey Co.	40	367,760	100.00	05/18/18	29,100
The Kraft Heinz Co.	50	281,900	60.00	07/20/18	24,850
VanEck Vectors Semiconductor ETF	25	242,900	104.00	05/18/18	17,175
TOTAL EXCHANGE TRADED PUT OPTIONS PURCHASED					$806,765

TOTAL OPTIONS PURCHASED					$910,765

See accompanying notes to financial statements.

As of April 30, 2018, futures contracts outstanding were as follows:

FUTURES

Description	Long/Short	Number of Contracts	Notional Amount	Expiration Date	Value	Unrealized Appreciation
S&P 500 Futures (E-Mini)	Short	30	$3,970,500	06/15/18	$121,875	$121,875
Russell 2000 Index Futures (E-Mini)	Short	16	1,235,040	06/15/18	26,880	26,880
NASDAQ 100 Index Futures (E-Mini)	Short	12	1,587,120	06/15/18	81,048	81,048
TOTAL FUTURES						$229,803

See accompanying notes to financial statements.

130

Statement of Assets and Liabilities

April 30, 2018

Assets:
Investments, at value (cost $25,995,479)	$25,583,518
Cash	21,780
Cash pledged for futures contracts	299,600
Deposit at brokers for securities sold short	5,607,375
Receivable for Fund shares sold	79,305
Variation margin receivable	62,300
Prepaid expenses	26,670
Total Assets	31,680,548
Liabilities:
Securities sold short, at value (including proceeds from securities sold short of $6,158,268)	5,272,037
Payable for investments purchased	6,211,314
Payable for Fund shares redeemed	16,872
Dividends payable on securities sold short	4,538
Payable for investment advisory fees	16,411
Payable for distribution fees	4,440
Other accrued expenses	68,721
Total Liabilities	11,594,333
Net Assets
(applicable to 4,040,302 shares outstanding)	$20,086,215
Net Assets Consist of:
Paid-in capital	$187,421,795
Accumulated net investment loss	(119,595)
Accumulated net realized loss on investments, securities sold short, and futures contracts	(167,920,058)
Net unrealized depreciation on investments	(411,961)
Net unrealized appreciation on securities sold short	886,231
Net unrealized appreciation on futures contracts	229,803
Net Assets	$20,086,215
Shares of Capital Stock, each at $0.001 par value; 125,000,000 shares authorized:
Class AAA:
Net Asset Value, offering, and redemption price per share ($1,642,859 ÷ 325,132 shares outstanding)	$5.05
Class A:
Net Asset Value and redemption price per share ($8,937,758 ÷ 1,775,742 shares outstanding)	$5.03
Maximum offering price per share (NAV ÷ 0.9425, based on maximum sales charge of 5.75% of the offering price)	$5.34
Class C:
Net Asset Value and offering price per share ($2,832,550 ÷ 649,638 shares outstanding)	$4.36 (a)
Class I:
Net Asset Value, offering, and redemption price per share ($6,673,048 ÷ 1,289,790 shares outstanding)	$5.17

(a)	Redemption price varies based on the length of time held.

131

Statement of Operations

For the Year Ended April 30, 2018

Investment Income:
Dividends	$1,515
Interest	344,421
Total Investment Income	345,936
Expenses:
Investment advisory fees	295,512
Distribution fees - Class AAA	3,622
Distribution fees - Class A	38,334
Distribution fees - Class C	33,385
Dividend expense on securities sold short	218,273
Registration expenses	68,047
Legal and audit fees	48,239
Shareholder services fees	42,504
Directors’ fees	38,500
Shareholder communications expenses	35,514
Service fees for securities sold short (See Note 2)	34,951
Custodian fees	3,985
Interest expense	3,343
Miscellaneous expenses	19,043
Total Expenses	883,252
Less:
Expenses paid indirectly by broker (See Note 6)	(1,563)
Custodian fee credits	(233)
Total Credits	(1,796)
Net Expenses	881,456
Net Investment Loss	(535,520)
Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts:
Net realized loss on investments	(1,623,727)
Net realized loss on securities sold short	(686,212)
Net realized loss on futures contracts	(2,469,122)
Net realized loss on investments, securities sold short, and futures contracts	(4,779,061)
Net change in unrealized appreciation/depreciation:
on investments	326,561
on securities sold short	471,358
on futures contracts	577,704
Net change in unrealized appreciation/depreciation on investments, securities sold short, and futures contracts	1,375,623
Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts	(3,403,438)
Net Decrease in Net Assets Resulting from Operations	$(3,938,958)

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Statement of Changes in Net Assets

	Year Ended April 30, 2018	Year Ended April 30, 2017
Operations:
Net investment loss	$(535,520)	$(1,230,646)
Net realized loss on investments, securities sold short, and futures contracts	(4,779,061)	(18,520,793)
Net change in unrealized appreciation/depreciation on investments, securities sold short, and futures contracts	1,375,623	620,860
Net Decrease in Net Assets Resulting from Operations	(3,938,958)	(19,130,579)

Capital Stock Transactions:
Proceeds from shares sold
Class AAA	1,079,049	2,443,506
Class A	8,411,716	101,565,596
Class C	792,248	3,170,269
Class I*	20,697,698	279,233
	30,980,711	107,458,604
Cost of shares redeemed
Class AAA	(1,132,311)	(7,502,150)
Class A	(26,524,142)	(102,309,812)
Class C	(1,562,395)	(4,117,857)
Class I*	(13,023,265)	(66,042)
	(42,242,113)	(113,995,861)
Net Decrease in Net Assets from Capital Stock Transactions	(11,261,402)	(6,537,257)
Redemption Fees	278	4,472
Net Decrease in Net Assets	(15,200,082)	(25,663,364)
Net Assets:
Beginning of year	35,286,297	60,949,661
End of year (including undistributed net investment income of $0 and $0, respectively)	$20,086,215	$35,286,297

*	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

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Comstock Capital Value Fund

Financial Highlights

Selected data for a share of capital stock outstanding throughout each year:

		Income (Loss) from Investment Operations						Ratios to Average Net Assets/ Supplemental Data
Year Ended April 30 †	Net Asset Value, Beginning of Year	Net Investment Loss(a)	Net Realized and Unrealized Gain/(Loss) on Investments	Total from Investment Operations	Redemption Fees (a)(b)	Net Asset Value, End of Year	Total Return††	Net Assets End of Year (in 000’s)	Net Investment Loss	Operating Expenses(c)(d)		Portfolio Turnover Rate
Class AAA
2018	$5.60	$(0.09)	$(0.46)	$(0.55)	$0.00	$5.05	(9.82)%	$1,643	(1.77)%	2.98	%(e)	39%
2017	7.49	(0.16)	(1.73)	(1.89)	0.00	5.60	(25.23)	1,867	(2.32)	2.73	(e)	196
2016	7.68	(0.21)	0.02	(0.19)	0.00	7.49	(2.47)	8,271	(2.68)	2.91	(e)	155
2015	9.70	(0.04)	(1.98)	(2.02)	0.00	7.68	(20.82)	3,958	(2.37)	2.42		410
2014	12.30	(0.30)	(2.30)	(2.60)	0.00	9.70	(21.14)	4,512	(2.65)	2.73		0
Class A
2018	$5.59	$(0.10)	$(0.46)	$(0.56)	$0.00	$5.03	(10.02)%	$8,938	(1.85)%	2.98	%(e)	39%
2017	7.48	(0.15)	(1.74)	(1.89)	0.00	5.59	(25.27)	29,106	(2.31)	2.73	(e)	196
2016	7.68	(0.21)	0.01	(0.20)	0.00	7.48	(2.60)	45,903	(2.71)	2.91	(e)	155
2015	9.70	(0.05)	(1.97)	(2.02)	0.00	7.68	(20.82)	29,798	(2.37)	2.42		410
2014	12.30	(0.30)	(2.30)	(2.60)	0.00	9.70	(21.14)	27,165	(2.65)	2.73		0
Class C
2018	$4.87	$(0.12)	$(0.39)	$(0.51)	$0.00	$4.36	(10.47)%	$2,832	(2.54)%	3.73	%(e)	39%
2017	6.57	(0.17)	(1.53)	(1.70)	0.00	4.87	(25.88)	3,994	(3.04)	3.48	(e)	196
2016	6.78	(0.24)	0.03	(0.21)	0.00	6.57	(3.10)	6,622	(3.46)	3.66	(e)	155
2015	8.60	(0.04)	(1.78)	(1.82)	0.00	6.78	(21.16)	4,429	(3.12)	3.17		410
2014	11.00	(0.30)	(2.10)	(2.40)	0.00	8.60	(21.82)	7,216	(3.40)	3.48		0
Class I(f)
2018	$5.72	$(0.08)	$(0.47)	$(0.55)	$0.00	$5.17	(9.62)%	$6,673	(1.50)%	2.73	%(e)	39%
2017	7.64	(0.13)	(1.79)	(1.92)	0.00	5.72	(25.13)	319	(2.00)	2.48	(e)	196
2016	7.80	(0.20)	0.04	(0.16)	0.00	7.64	(2.05)	154	(2.49)	2.66	(e)	155
2015	9.80	(0.04)	(1.96)	(2.00)	0.00	7.80	(20.41)	181	(2.12)	2.17		410
2014	12.40	(0.30)	(2.30)	(2.60)	0.00	9.80	(20.97)	194	(2.40)	2.48		0

†	All per share amounts and net asset values have been adjusted as a result of the 1 for 10 reverse stock split on October 24, 2014 (See note 7).
††	Total return represents aggregate total return of a hypothetical $1,000 investment at the beginning of the year and sold at the end of the year including reinvestment of distributions and does not reflect the applicable sales charges.
(a)	Per share amounts have been calculated using the average shares outstanding method.
(b)	Amount represents less than $0.005 per share.
(c)	The Fund incurred interest expense during the years ended April 30, 2018, 2017, and 2016. If interest expense had not been incurred, the ratios of operating expenses to average net assets would have been 2.97%, 2.72%, and 2.90% (Class AAA and Class A), 3.72%, 3.47%, and 3.65% (Class C), and 2.72%, 2.47%, and 2.65% (Class I). For the years ended April 30, 2015 and 2014, the effect of interest expense was minimal.
(d)	The Fund incurred dividend expense and service fees on securities sold short. If these expenses and fees had not been incurred, the ratios of operating expenses to average net assets for the years ended April 30, 2018, 2017, 2016, 2015, and 2014 would have been 2.12%, 1.89%, 1.88%, 1.85%, and 1.87% (Class AAA and Class A), 2.87%, 2.64%, 2.63%, 2.60%, and 2.62% (Class C), and 1.87%, 1.64%, 1.63%, 1.60%, and 1.62% (Class I).
(e)	The Fund received credits from a designated broker who agreed to pay certain Fund expenses. For the year ended April 30, 2016, if credits had not been received, the expense ratios would have been 2.92%, 2.92%, 3.67%, and 2.67% for Class AAA, Class A, Class C, and Class I, respectively. For the years ended April 30, 2018 and 2017, there was no impact on the expense ratios.
(f)	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

See accompanying notes to financial statements.

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Notes to Financial Statements

1. Organization. Comstock Capital Value Fund, a series of the Comstock Funds, Inc. (the “Company”), is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Fund is a diversified portfolio with an investment objective to maximize total return, consisting of capital appreciation and current income.

2. Significant Accounting Policies. As an investment company, the Fund follows the investment company accounting and reporting guidance, which is part of U.S. generally accepted accounting principles (“GAAP”) that may require the use of management estimates and assumptions in the preparation of its financial statements. Actual results could differ from those estimates. The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements.

Security Valuation. Portfolio securities listed or traded on a nationally recognized securities exchange or traded in the U.S. over-the-counter market for which market quotations are readily available are valued at the last quoted sale price or a market’s official closing price as of the close of business on the day the securities are being valued. If there were no sales that day, the security is valued at the average of the closing bid and asked prices or, if there were no asked prices quoted on that day, then the security is valued at the closing bid price on that day. If no bid or asked prices are quoted on such day, the security is valued at the most recently available price or, if the Board of Directors (the “Board”) so determines, by such other method as the Board shall determine in good faith to reflect its fair market value. Portfolio securities traded on more than one national securities exchange or market are valued according to the broadest and most representative market, as determined by Gabelli Funds, LLC (the “Adviser”).

Portfolio securities primarily traded on a foreign market are generally valued at the preceding closing values of such securities on the relevant market, but may be fair valued pursuant to procedures established by the Board if market conditions change significantly after the close of the foreign market, but prior to the close of business on the day the securities are being valued. Debt obligations for which market quotations are readily available are valued at the average of the latest bid and asked prices. If there were no asked prices quoted on such day, the security is valued using the closing bid price, unless the Board determines such amount does not reflect the securities’ fair value, in which case these securities will be fair value as determined by the Board. Certain securities are valued principally using dealer quotations. Futures contracts are valued at the closing settlement price of the exchange or board of trade on which the applicable contract is traded. OTC futures and options on futures for which market quotations are readily available will be valued by quotations received from a pricing service or, if no quotations are available from a pricing service, by quotations obtained from one or more dealers in the instrument in question by the Adviser.

Securities and assets for which market quotations are not readily available are fair valued as determined by the Board. Fair valuation methodologies and procedures may include, but are not limited to: analysis and review of available financial and non-financial information about the company; comparisons with the valuation and changes in valuation of similar securities, including a comparison of foreign securities with the equivalent U.S. dollar value American Depositary Receipt securities at the close of the U.S. exchange; and evaluation of any other information that could be indicative of the value of the security.

The inputs and valuation techniques used to measure fair value of the Fund’s investments are summarized into three levels as described in the hierarchy below:

●	Level 1 — quoted prices in active markets for identical securities;
●	Level 2 — other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.); and
●	Level 3 — significant unobservable inputs (including the Board’s determinations as to the fair value of investments).

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input both individually and in the aggregate that is significant to the fair value measurement. The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities. The summary of the Fund’s investments in securities and other financial instruments by inputs used to value the Fund’s investments as of April 30, 2018 is as follows:

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	Valuation Inputs
	Level 1 Quoted Prices	Level 2 Other Significant Observable Inputs	Total Market Value at 4/30/18
INVESTMENTS IN SECURITIES:
ASSETS (Market Value):
Exchange Traded Funds	$1,648,268	—	$1,648,268
U.S. Government Obligations	—	$23,024,485	23,024,485
TOTAL INVESTMENTS IN SECURITIES – ASSETS	$1,648,268	$23,024,485	$24,672,753
LIABILITIES (Market Value):
Common Stocks Sold Short (a)	$(5,272,037)	—	$(5,272,037)
TOTAL INVESTMENTS IN SECURITIES – LIABILITIES	$(5,272,037)	—	$(5,272,037)
OTHER FINANCIAL INSTRUMENTS:*
ASSETS (Market Value):
EQUITY CONTRACTS:
Exchange Traded Call Options Purchased	$104,000	—	$104,000
Exchange Traded Put Options Purchased	655,265	$151,500	806,765
Assets (Net Unrealized Appreciation):
EQUITY CONTRACTS:
Index Futures Contracts - Short Position	229,803	—	229,803
TOTAL OTHER FINANCIAL INSTRUMENTS	$989,068	$151,500	$1,140,568

(a)	Please refer to the Schedule of Investments (“SOI”) for the industry classifications of these portfolio holdings.
*	Other financial instruments are derivatives reflected in the SOI, such as options, futures, forwards, and swaps, which may be valued at the unrealized appreciation/depreciation of the instrument.

The Fund did not have transfers between Level 1 and Level 2 during the year ended April 30, 2018. The Fund’s policy is to recognize transfers among Levels as of the beginning of the reporting period.

There were no Level 3 investments held at April 30, 2018 or 2017.

Additional Information to Evaluate Qualitative Information.

General. The Fund uses recognized industry pricing services – approved by the Board and unaffiliated with the Adviser – to value most of its securities, and uses broker quotes provided by market makers of securities not valued by these and other recognized pricing sources. Several different pricing feeds are received to value domestic equity securities, international equity securities, preferred equity securities, and fixed income securities. The data within these feeds are ultimately sourced from major stock exchanges and trading systems where these securities trade. The prices supplied by external sources are checked by obtaining quotations or actual transaction prices from market participants. If a price obtained from the pricing source is deemed unreliable, prices will be sought from another pricing service or from a broker/dealer that trades that security or similar securities.

Fair Valuation. Fair valued securities may be common or preferred equities, warrants, options, rights, or fixed income obligations. Where appropriate, Level 3 securities are those for which market quotations are not available, such as securities not traded for several days, or for which current bids are not available, or which are restricted as to transfer. When fair valuing a security, factors to consider include recent prices of comparable securities that are publicly traded, reliable prices of securities not publicly traded, the use of valuation models, current analyst reports, valuing the income or cash flow of the issuer, or cost if the preceding factors do not apply. The circumstances of Level 3 securities are frequently monitored to determine if fair valuation measures continue to apply.

The Adviser reports quarterly to the Board the results of the application of fair valuation policies and procedures. These may include backtesting the prices realized in subsequent trades of these fair valued securities to fair values previously recognized.

Derivative Financial Instruments. The Fund may engage in various portfolio investment strategies by investing in derivative financial instruments for the purposes of increasing the income of the Fund, hedging against changes in the value of its portfolio securities and in the value of securities it intends to purchase, or hedging against a specific transaction with respect to either the currency in which the transaction is denominated or another currency. Investing in certain derivative financial instruments, including participation in the options, futures, or swap markets, entails certain execution, liquidity, hedging, tax, and securities, interest, credit, or currency market risks. Losses may arise if the Adviser’s prediction of movements in the direction of the securities, foreign currency, and interest rate markets is inaccurate. Losses may also arise if the counterparty does not perform its duties under a contract, or in the event of default, the Fund may be delayed in or prevented from obtaining payments or other contractual remedies owed to it under derivative contracts. The creditworthiness of the counterparties is closely monitored in order to minimize these risks. Participation in derivative transactions involves investment risks, transaction costs, and potential losses to which the Fund would not be subject absent the use of these strategies. The consequences of these risks, transaction costs, and losses may have a negative impact on the Fund’s ability to pay distributions.

136

Collateral requirements differ by type of derivative. Collateral requirements are set by the broker or exchange clearing house for exchange traded derivatives, while collateral terms are contract specific for derivatives traded over-the-counter. Securities pledged to cover obligations of the Fund under derivative contracts are noted in the Schedule of Investments. Cash collateral, if any, pledged for the same purpose will be reported separately in the Statement of Assets and Liabilities.

The Fund’s derivative contracts held at April 30, 2018, are not accounted for as hedging instruments under GAAP and are disclosed in the Schedule of Investments.

Options. The Fund may purchase or write call or put options on securities or indices for the purpose of increasing the income of the Fund. As a writer of put options, the Fund receives a premium at the outset and then bears the risk of unfavorable changes in the price of the financial instrument underlying the option. The Fund would incur a loss if the price of the underlying financial instrument decreases between the date the option is written and the date on which the option is terminated. The Fund would realize a gain, to the extent of the premium, if the price of the financial instrument increases between those dates.

As a purchaser of call options, the Fund pays a premium for the right to buy the underlying security at a specified price. The seller of the call has the obligation to sell the underlying security upon exercise at the exercise price. If the price of the underlying security declines, the Fund would realize a loss upon sale or exercise. If the price of the underlying security increases or stays the same, the Fund would realize a gain upon sale or at expiration date, but only to the extent of the premium paid.

As a purchaser of put options, the Fund pays a premium for the right to sell to the seller of the put option the underlying security at a specified price. The seller of the put has the obligation to purchase the underlying security upon exercise at the exercise price. If the price of the underlying security declines, the Fund would realize a gain upon sale or exercise. If the price of the underlying security increases or stays the same, the Fund would realize a loss upon sale or at expiration date, but only to the extent of the premium paid.

If a written call option is exercised, the premium is added to the proceeds from the sale of the underlying security in determining whether there has been a realized gain or loss. If a written put option is exercised, the premium reduces the cost basis of the security. In the case of call options, the exercise prices are referred to as “in-the-money,” “at-the-money,” and “out-of-the-money,” respectively. The Fund may write (a) in-the-money call options when the Adviser expects that the price of the underlying security will remain stable or decline during the option period, (b) at-the-money call options when the Adviser expects that the price of the underlying security will remain stable, decline, or advance moderately during the option period, and (c) out-of-the-money call options when the Adviser expects that the premiums received from writing the call option will be greater than the appreciation in the price of the underlying security above the exercise price. By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying security above the exercise price of the option. Out-of-the-money, at-the-money, and in-the-money put options (the reverse of call options as to the relation of exercise price to market price) may be utilized in the same market environments that such call options are used in equivalent transactions. Option positions at April 30, 2018 are reflected within the Schedule of Investments.

The Fund’s volume of activity in call and put options purchased during the fiscal year ended April 30, 2018 had average monthly market value of approximately $187,247 and $364,439, respectively.

As of April 30, 2018, the value of options purchased that were held with equity risk exposure can be found in the Statement of Assets and Liabilities under Assets, within Investments, at value. For the fiscal year ended April 30, 2018, the effect of options purchased with equity risk exposure can be found in the Statement of Operations, under Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts, within Net realized loss on investments and Net change in unrealized appreciation/depreciation on investments.

137

Futures Contracts. The Fund may engage in futures contracts for the purpose of hedging against changes in the value of its portfolio securities and in the value of securities it intends to purchase. Upon entering into a futures contract, the Fund is required to deposit with the broker an amount of cash or cash equivalents equal to a certain percentage of the contract amount. This is known as the “initial margin.” Subsequent payments (“variation margin”) are made or received by the Fund each day, depending on the daily fluctuations in the value of the contract, and are included in unrealized appreciation/depreciation on futures contracts. The Fund recognizes a realized gain or loss when the contract is closed.

There are several risks in connection with the use of futures contracts as a hedging instrument. The change in value of futures contracts primarily corresponds with the value of their underlying instruments, which may not correlate with the change in value of the hedged investments. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market. Open positions in futures contracts at April 30, 2018 are reflected within the Schedule of Investments.

The Fund’s volume of activity in index futures contracts sold during the fiscal year ended April 30, 2018 had a monthly average notional value of approximately $13,885,723.

As of April 30, 2018, the equity risk exposure associated with the futures contracts can be found in the Statement of Assets and Liabilities, under Assets, Variation margin receivable. For the fiscal year ended April 30, 2018, the effect of futures contracts with equity risk exposure can be found in the Statement of Operations, under Net Realized and Unrealized Gain/(Loss) on Investments, Securities Sold Short, and Futures Contracts, within Net realized loss on futures contracts and Net change in unrealized appreciation/depreciation on futures contracts.

Securities Sold Short. The Fund enters into short sale transactions. Short selling involves selling securities that may or may not be owned and, at times, borrowing the same securities for delivery to the purchaser, with an obligation to replace such borrowed securities at a later date. The proceeds received from short sales are recorded as liabilities and the Fund records an unrealized gain or loss to the extent of the difference between the proceeds received and the value of an open short position on the day of determination. The Fund records a realized gain or loss when the short position is closed out. By entering into a short sale, the Fund bears the market risk of an unfavorable change in the price of the security sold short. Dividends on short sales are recorded as an expense by the Fund on the ex-dividend date and interest expense is recorded on the accrual basis. The broker retains collateral for the value of the open positions, which is adjusted periodically as the value of the position fluctuates. Securities sold short and details of collateral at April 30, 2018 are reflected within the Schedule of Investments. For the fiscal year ended April 30, 2018, the Fund incurred $34,951 in service fees related to its investment positions sold short and held by the broker. The amount is included in the Statement of Operations under Expenses, Service fees for securities sold short.

Investments in Other Investment Companies. The Fund may invest, from time to time, in shares of other investment companies (or entities that would be considered investment companies but are excluded from the definition pursuant to certain exceptions under the 1940 Act) (the “Acquired Funds”) in accordance with the 1940 Act and related rules. Shareholders in the Fund would bear the pro rata portion of the periodic expenses of the Acquired Funds in addition to the Fund’s expenses. For the year ended April 30, 2018, the Fund’s pro rata portion of the periodic expenses charged by the Acquired Funds was approximately 2 basis points.

Foreign Currency Translations. The books and records of the Fund are maintained in U.S. dollars. Foreign currencies, investments, and other assets and liabilities are translated into U.S. dollars at current exchange rates. Purchases and sales of investment securities, income, and expenses are translated at the exchange rate prevailing on the respective dates of such transactions. Unrealized gains and losses that result from changes in foreign exchange rates and/or changes in market prices of securities, if any, have been included in unrealized appreciation/depreciation on investments and foreign currency translations. Net realized foreign currency gains and losses resulting from changes in exchange rates include foreign currency gains and losses between trade date and settlement date on investment securities transactions, foreign currency transactions, and the difference between the amounts of interest and dividends recorded on the books of the Fund and the amounts actually received. The portion of foreign currency gains and losses related to fluctuation in exchange rates between the initial purchase trade date and subsequent sale trade date is included in realized gain/(loss) on investments.

138

Foreign Securities. The Fund may directly purchase securities of foreign issuers. Investing in securities of foreign issuers involves special risks not typically associated with investing in securities of U.S. issuers. The risks include possible revaluation of currencies, the inability to repatriate funds, less complete financial information about companies, and possible future adverse political and economic developments. Moreover, securities of many foreign issuers and their markets may be less liquid and their prices more volatile than securities of comparable U.S. issuers.

Foreign Taxes. The Fund may be subject to foreign taxes on income, gains on investments, or currency repatriation, a portion of which may be recoverable. The Fund will accrue such taxes and recoveries as applicable, based upon its current interpretation of tax rules and regulations that exist in the markets in which it invests.

Securities Transactions and Investment Income. Securities transactions are accounted for on the trade date with realized gain/(loss) on investments determined by using the identified cost method. Interest income (including amortization of premium and accretion of discount) is recorded on the accrual basis. Premiums and discounts on debt securities are amortized using the effective yield to maturity method. Dividend income is recorded on the ex-dividend date, except for certain dividends from foreign securities that are recorded as soon after the ex-dividend date as the Fund becomes aware of such dividends.

Determination of Net Asset Value and Calculation of Expenses. Certain administrative expenses are common to, and allocated among, various affiliated funds. Such allocations are made on the basis of each fund’s average net assets or other criteria directly affecting the expenses as determined by the Adviser pursuant to procedures established by the Board.

In calculating the NAV per share of each class, investment income, realized and unrealized gains and losses, redemption fees, and expenses other than class specific expenses are allocated daily to each class of shares based upon the proportion of net assets of each class at the beginning of each day. Distribution expenses are borne solely by the class incurring the expense.

Custodian Fee Credits and Interest Expense. When cash balances are maintained in the custody account, the Fund receives credits which are used to offset custodian fees. The gross expenses paid under the custody arrangement are included in custodian fees in the Statement of Operations with the corresponding expense offset, if any, shown as “Custodian fee credits.” When cash balances are overdrawn, the Fund is charged an overdraft fee equal to 2.00% above the federal funds rate on outstanding balances. This amount, if any, would be included in the Statement of Operations.

Distributions to Shareholders. Distributions to shareholders are recorded on the ex-dividend date. Distributions to shareholders are based on income and capital gains as determined in accordance with federal income tax regulations, which may differ from income and capital gains as determined under GAAP. These differences are primarily due to differing treatments of income and gains on various investment securities and foreign currency transactions held by the Fund, and timing differences. These book/tax differences are either temporary or permanent in nature. To the extent these differences are permanent, adjustments are made to the appropriate capital accounts in the period when the differences arise. Permanent differences were primarily due to the current year write-off of the net operating loss, and expiration of capital loss carryforwards. These reclassifications have no impact on the NAV of the Fund. For the fiscal year ended April 30, 2018, reclassifications were made to decrease accumulated net investment loss by $622,116 and decrease accumulated net realized loss on investments, securities sold short, and futures contracts by $12,032,216, with an offsetting adjustment to paid-in capital.

No distributions were made during the years ended April 30, 2018 and 2017.

Provision for Income Taxes. The Fund intends to continue to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). It is the policy of the Fund to comply with the requirements of the Code applicable to regulated investment companies and to distribute substantially all of its net investment company taxable income and net capital gains. Therefore, no provision for federal income taxes is required.

As of April 30, 2018, the components of accumulated earnings/losses on a tax basis were as follows:

Accumulated capital loss carryforwards	$(166,969,280)
Net unrealized appreciation	664,343
Qualified late year loss deferral*	(1,030,643)

Total	$(167,335,580)

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*	Under the current law, qualified late year losses realized after December 31 through year end for late year ordinary losses and after October 31 through year end for Post-October losses may be elected as occurring on the first day of the following year. For the year ended April 30, 2018, the Fund elected to defer $122,505, $514,894, and $393,244 of late year ordinary losses, post-October short term capital losses, and post-October long term losses, respectively.

At April 30, 2018, the Fund had net capital loss carryforwards for federal income tax purposes which are available to reduce future required distributions of net capital gains to shareholders. The Fund is permitted to carry forward for an unlimited period capital losses incurred in years beginning after December 22, 2010. In addition, these losses must be utilized prior to the losses incurred in pre-enactment taxable years. As a result of the rule, pre-enactment capital loss carryforwards may have an increased likelihood of expiring unused. Additionally, post enactment capital losses that are carried forward will retain their character as either short term or long term capital losses rather than being considered all short term as under previous law.

Capital loss carryforward available through fiscal year 2019	$37,242,276
Short term capital loss carryforward with no expiration	73,073,163
Long term capital loss carryforward with no expiration	56,653,841

Total capital loss carryforwards	$166,969,280

At April 30, 2018, $12,025,747 of the capital loss carryforward expired.

At April 30, 2018, the temporary difference between book basis and tax basis net unrealized appreciation/(depreciation) on investments was primarily due to deferral of losses from wash sales, unsettled trades on securities sold short, and mark-to-market adjustments on currency gains and losses.

The following summarizes the tax cost of investments, proceeds from short sales, futures transactions, and the related net unrealized appreciation/depreciation at April 30, 2018:

	Cost (Proceeds)	Gross Unrealized Appreciation	Gross Unrealized Depreciation	Net Unrealized Appreciation
Investments and derivative instruments	$25,754,964	$306,044	$(477,490)	$(171,446)
Securities sold short	(6,107,826)	944,561	(108,772)	835,789

		$1,250,605	$(586,262)	$664,343

The Fund is required to evaluate tax positions taken or expected to be taken in the course of preparing the Fund’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Income tax and related interest and penalties would be recognized by the Fund as tax expense in the Statement of Operations if the tax positions were deemed not to meet the more-likely-than-not threshold. For the fiscal year ended April 30, 2018, the Fund did not incur any income tax, interest, or penalties. As of April 30, 2018, the Adviser has reviewed all open tax years and concluded that there was no impact to the Fund’s net assets or results of operations. The Fund’s federal and state tax returns for the prior three fiscal years remain open, subject to examination. On an ongoing basis, the Adviser will monitor the Fund’s tax positions to determine if adjustments to this conclusion are necessary.

3. Investment Advisory Agreement and Other Transactions. The Fund has entered into an investment advisory agreement (the “Advisory Agreement”) with the Adviser which provides that the Fund will pay the Adviser a fee, computed daily and paid monthly, at the annual rate of 1.00% of the value of its average daily net assets. In accordance with the Advisory Agreement, the Adviser provides a continuous investment program for the Fund’s portfolio, oversees the administration of all aspects of the Fund’s business and affairs, and pays the compensation of all Officers and Directors of the Fund who are affiliated persons of the Adviser.

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The Fund pays each Director who is not considered an affiliated person an annual retainer of $3,000 plus $1,000 for each Board meeting attended. Each Director is reimbursed by the Fund for any out of pocket expenses incurred in attending meetings. All Board committee members receive $500 per meeting attended and the Chairman of the Audit Committee and the Lead Director each receives an annual fee of $1,000. A Director may receive a single meeting fee, allocated among the participating funds, for participation in certain meetings held on behalf of multiple funds. Directors who are directors, trustees, or employees of the Adviser or an affiliated company receive no compensation or expense reimbursement from the Fund.

4. Distribution Plan. The Fund’s Board has adopted a distribution plan (the “Plan”) for each class of shares, except for Class I Shares, pursuant to Rule 12b-1 under the 1940 Act. Under the Class AAA, Class A, and Class C Share Plans, payments are authorized to G.distributors, LLC (the “Distributor”), an affiliate of the Adviser, at annual rates of 0.25%, 0.25%, and 1.00%, respectively, of the average daily net assets of those classes, the annual limitations under each Plan. Such payments are accrued daily and paid monthly.

5. Portfolio Securities. Purchases and sales of securities during the fiscal year ended April 30, 2018, other than short term securities and U.S. Government Obligations, aggregated $1,136,665 and $460,913, respectively.

6. Transactions with Affiliates and Other Arrangements. During the fiscal year ended April 30, 2018, the Distributor retained a total of $6,537 from investors representing commissions (sales charges and underwriting fees) on sales and redemptions of Fund shares.

During the fiscal year ended April 30, 2018, the Fund received credits from a designated broker who agreed to pay certain Fund operating expenses. The amount of such expenses paid through this directed brokerage arrangement during this period was $1,563.

7. Capital Stock. The Fund offers four classes of shares – Class AAA Shares, Class A Shares, Class C Shares, and Class I Shares. Class AAA and Class I Shares are offered without a sales charge. Class A Shares are subject to a maximum front-end sales charge of 5.75%, and Class C Shares are subject to a 1.00% contingent deferred sales charge for one year after purchase.

The Fund imposes a redemption fee of 2.00% on all classes of shares that are redeemed or exchanged on or before the seventh day after the date of a purchase. The redemption fee is deducted from the proceeds otherwise payable to the redeeming shareholders and is retained by the Fund as an increase in paid-in capital. The redemption fees retained by the Fund during the years ended April 30, 2018 and 2017, if any, can be found in the Statement of Changes in Net Assets under Redemption Fees.

As approved by the Board of Directors, the Fund effected a 1 for 10 reverse stock split on October 24, 2014. The net asset value of each share class increased proportionately at that time.

Transactions in shares of capital stock were as follows:

	Year Ended April 30, 2018	Year Ended April 30, 2017
Class AAA
Shares sold	208,398	356,446
Shares redeemed	(216,466)	(1,127,187)
Net decrease	(8,068)	(770,741)
Class A
Shares sold	1,580,873	14,219,116
Shares redeemed	(5,014,658)	(15,144,250)
Net decrease	(3,433,785)	(925,134)
Class C
Shares sold	177,264	531,076
Shares redeemed	(347,184)	(719,662)
Net decrease	(169,920)	(188,586)
Class I *
Shares sold	3,721,876	46,659
Shares redeemed	(2,487,851)	(11,040)
Net increase	1,234,025	35,619

*	Effective May 23, 2016, Class R Shares were renamed Class I Shares.

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8. Indemnifications. The Fund enters into contracts that contain a variety of indemnifications. The Fund’s maximum exposure under these arrangements is unknown. However, the Fund has not had prior claims or losses pursuant to these contracts. Management has reviewed the Fund’s existing contracts and expects the risk of loss to be remote.

9. Subsequent Events. Management has evaluated the impact on the Fund of all subsequent events occurring through the date the financial statements were issued and has determined that there were no subsequent events requiring recognition or disclosure in the financial statements.

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Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of

The Comstock Capital Value Fund:

Opinion on the Financial Statements

We have audited the accompanying statement of assets and liabilities of Comstock Capital Value Fund (the “Fund”) (one of the funds constituting Comstock Funds, Inc. (the “Company”)), including the schedule of investments, as of April 30, 2018, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, the financial highlights for each of the five years in the period then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund (one of the funds constituting Comstock Funds, Inc.) at April 30, 2018, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended and its financial highlights for each of the five years in the period then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of the Company’s internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of April 30, 2018, by correspondence with the custodians and brokers or by other appropriate auditing procedures where replies from brokers were not received. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the auditor of one or more Gabelli/GAMCO Funds investment companies since 1992.

Philadelphia, Pennsylvania

June 25, 2018

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Appendix A

AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is made as of _________ __, 2019, between Comstock Funds, Inc. a Maryland corporation (the “Company”), on its own behalf and on behalf of Comstock Capital Value Fund, the sole series of the Company (collectively the “Old Fund”), and New Comstock, Inc., a Delaware corporation (“New Comstock”) (each sometimes referred to herein as a “Fund”).

Each Fund wishes to effect a reorganization described in section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended (“Code”) (all “section” references are to the Code, unless otherwise noted), and intends this Agreement to be, and adopts it as, a “plan of reorganization” within the meaning of the regulations under the Code (“Regulations”).  The reorganization will involve Old Fund’s changing its identity, form, and place of organization by (1) transferring all of its assets to New Comstock (which was established solely for the purpose of acquiring those assets and continuing Old Fund’s business) in exchange solely for shares of common stock of New Comstock (“New Comstock Stock”) and New Comstock’s assumption of all of Old Fund’s liabilities, (2) distributing those shares pro rata to Old Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof, and (3) liquidating and dissolving Old Fund, all on the terms and conditions set forth herein (all the foregoing transactions being referred to herein collectively as the “Reorganization”).

The board of directors (the “Board”) of the Old Fund, including a majority of its members who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”)) (“Non-Interested Persons”) of the Old Fund, (1) has duly adopted and approved this Agreement and the transactions contemplated hereby, (2) has duly authorized performance thereof on the Fund’s behalf by all necessary Board action, (3) has determined that participation in the Reorganization is in the best interests of the Fund and that the interests of the existing shareholders will not be diluted as a result of the Reorganization and (4) has declared the Reorganization advisable.

The Old Fund currently has issued and outstanding four classes of shares of common stock, Class A, Class AAA, Class C and Class I (“Old Fund Shares”) which shall be reclassified into one class of shares of common stock prior to the Reorganization (“Old Fund Common Shares”).

In consideration of the mutual promises contained herein, the Funds agree as follows:

1.	Plan of Reorganization

1.1.	Subject to the requisite approval of Old Fund’s shareholders and the terms and conditions set forth herein, Old Fund shall assign, sell, convey, transfer, and deliver all of its assets described in paragraph 1.2 (“Assets”) to New Comstock. In exchange therefor, New Comstock shall:

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1.1.1.	Issue to Old Fund a number of shares of New Comstock Stock, at issue price of $10 per share of New Comstock Stock, equal to the net asset value, as determined pursuant to applicable rules and regulations of the Investment Company Act of 1940, as amended (“NAV”), of whole and fractional Old Fund Common Shares outstanding immediately prior to the Effective Time (as defined in paragraph 2.1), provided however, that in the event the number of shares of New Comstock Stock to be issued to Old Fund pursuant to the foregoing clause would require Old Fund to distribute fractional shares of New Comstock Stock to its shareholders pursuant to this Agreement, then the number of shares of New Comstock Stock to be issued to Old Fund pursuant to the foregoing clause shall be reduced by the number of shares (including fractional shares) of New Comstock Stock that Old Fund would otherwise be required to distribute to its shareholders pursuant to the terms of this Agreement (the “Reduction Shares”) and, in lieu of issuing such Reduction Shares to Old Fund, New Comstock shall pay to Old Fund an amount equal to the product of the number of Reduction Shares and $10.00; provided further, however, that New Comstock shall not be required to issue more than 4,000,000 shares of New Comstock Stock pursuant to this Agreement, and

1.1.2.	Assume all of Old Fund’s liabilities described in paragraph 1.3 (“Liabilities”).

Those transactions shall take place at the Closing (as defined in paragraph 2.1).

1.2.	The Assets shall consist of all assets and property of every kind and nature including all cash, cash equivalents, securities, commodities, futures interests, receivables (including interest and dividends receivable), claims and rights of action, rights to register shares under applicable securities laws, and books and records Old Fund owns immediately prior to the Effective Time and any deferred and prepaid expenses shown as assets on Old Fund’s books at that time; and Old Fund has no unamortized or unpaid organizational fees or expenses that have not previously been disclosed in writing to New Comstock.

1.3.	The Liabilities shall consist of all of Old Fund’s liabilities, debts, obligations, and duties existing immediately prior to the Effective Time, whether known or unknown, contingent, accrued, or otherwise, including Reorganization Expenses (as defined in paragraph 3.3.6).

1.4.	At the Effective Time (or as soon thereafter as is reasonably practicable), Old Fund shall distribute all New Comstock Stock it receives pursuant to paragraph 1.1.1 (assuming for purposes of this Section 1.4 that the number of shares received by Old Fund includes the Reduction Shares) to its shareholders of record determined at the Effective Time (each, a “Shareholder”), in proportion to their Old Fund Shares then held of record and in constructive exchange therefor, and shall completely liquidate and dissolve; provided, however, that Old Fund shall not be obligated to distribute fractional shares of New Comstock Stock (i.e., the Reduction Shares) to its Shareholders and shall pay cash in lieu of thereof in an amount equal to the product of the fractional share of New Comstock Stock that would otherwise have been issued to that Stockholder and $10.00. That distribution shall be accomplished by opening accounts on New Comstock’s shareholder records in the Shareholders’ names and transferring New Comstock Stock and cash in lieu of fractional shares of New Comstock Stock thereto. Pursuant to that transfer, each Shareholder’s account shall be credited with the number of whole shares of New Comstock Stock resulting from the pro-rata distribution of the shares of New Comstock and cash in lieu of fractional shares of New Comstock Stock. The NAV of the shares of New Comstock Stock to be so credited to each Shareholder’s account and any cash received in lieu of issuing fractional shares of New Comstock Stock shall equal the aggregate NAV of the Old Fund Shares that Shareholder holds at the Effective Time. All issued and outstanding Old Fund Shares, including any represented by certificates, shall simultaneously be cancelled on Old Fund’s shareholder records.

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1.5.	Any transfer taxes payable on the issuance and transfer of shares of New Comstock Stock in a name other than that of the registered holder on Old Fund’s shareholder records of the Old Fund Shares actually or constructively exchanged therefor shall be paid by the transferee thereof, as a condition of that issuance and transfer.

1.6.	Any reporting responsibility of Old Fund to a public authority, including the responsibility for filing regulatory reports, tax returns, and other documents with the Securities and Exchange Commission (“Commission”), any state securities commission, any federal, state, and local tax authorities, and any other relevant regulatory authority, is and shall remain its responsibility up to and including the date on which it is dissolved.

1.7.	After the Effective Time, Old Fund shall not conduct any business except in connection with its liquidation and dissolution. As soon as reasonably practicable after distribution of New Comstock Stock pursuant to paragraph 1.4, but in all events within twelve months after the Effective Time, Old Fund shall be liquidated and dissolved and shall make all filings and take all other actions in connection therewith necessary and proper to effect that dissolution.

2.	Closing and Effective Time

2.1.	Unless the Funds agree otherwise, all acts necessary to consummate the Reorganization (“Closing”) shall be deemed to take place simultaneously as of immediately after the close of business (4:00 p.m., Eastern Time) on October 1, 2019, or as such other time, date, or place as the parties may designate (“Effective Time”). The Closing shall be held at 401 Theodore Fremd Avenue (One Corporate Center), Rye, New York 10580-1422.

2.2.	Old Fund shall direct the custodian of its assets to deliver at the Closing a certificate of an authorized officer (“Certificate”) stating that (a) the Assets it holds will be transferred to New Comstock at the Effective Time and (b) the information (including adjusted basis and holding period, by lot) concerning the Assets, including all portfolio securities, transferred by Old Fund to New Comstock, as reflected on New Comstock’s books immediately after the Closing, does or will conform to that information on Old Fund’s books immediately before the Closing. Old Fund shall deliver to New Comstock at the Closing a Certificate stating that all necessary taxes in connection with the delivery of the Assets, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made.

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2.3.	Old Fund shall direct its transfer agent to deliver at the Closing a Certificate stating that its records contain the name and address of each Shareholder and the number of whole and fractional, and percentage ownership of, Old Fund Shares each Shareholder owns at the Effective Time.

2.4.	New Comstock shall direct delivery to Old Fund at or as soon as reasonably practicable after the Closing a Certificate as to the opening of accounts on New Comstock’s shareholder records in the names of the Shareholders and a confirmation, or other evidence satisfactory to Old Fund, that the shares of New Comstock Stock and cash in lieu of fractional shares to be issued and credited to Old Fund at the Effective Time have been credited to Old Fund’s account on those records.

2.5.	At the Closing, each Fund shall deliver to the other (a) bills of sale, checks, assignments, share certificates, receipts, and/or other documents the other Fund or its counsel reasonably requests and (b) a Certificate in form and substance satisfactory to the recipient, and dated the Effective Time, to the effect that the representations and warranties it made in this Agreement are true and correct at the Effective Time except as they may be affected by the transactions contemplated hereby.

3.	Representations and Warranties

3.1.	Old Fund represents and warrants to New Comstock as follows:

3.1.1.	Old Fund is a corporation that is duly created, validly existing, and in good standing under the laws of the State of Maryland, and its charter (as amended, “Articles”), is on file with the State Department of Assessments and Taxation of Maryland;

3.1.2.	Old Fund is duly registered under the 1940 Act as an open-end management investment company and has the power to own all its properties and assets and to carry on its business as described in its most recent registration statement on Form N-1A (“Registration Statement”);

3.1.3.	The execution, delivery, and performance of this Agreement have been duly authorized at the date hereof by all necessary action on the part of Old Fund’s Board; and this Agreement constitutes a valid and legally binding obligation of Old Fund enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium, and other laws affecting the rights and remedies of creditors generally and general principles of equity;

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3.1.4.	At the Effective Time, Old Fund will have good and marketable title to the Assets and full right, power, and authority to sell, assign, transfer, and deliver the Assets hereunder free of any liens or other encumbrances (except securities that are subject to “securities loans,” as referred to in section 851(b)(2), or that are restricted to resale by their terms); and on delivery and payment for the Assets, New Comstock will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including restrictions that might arise under the Securities Act of 1933, as amended (“1933 Act”);

3.1.5.	Old Fund is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (1) a conflict with or material violation of any provision of Maryland law, the Articles, Old Fund’s By-Laws, or any agreement, indenture, instrument, contract, lease, or other undertaking (each, an “Undertaking”) to which Old Fund is a party or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which Old Fund is a party or by which it is bound;

3.1.6.	At or before the Effective Time, either (1) all material contracts and other commitments of Old Fund (other than this Agreement and certain investment contracts, including options, futures, forward contracts, and swap agreements) will terminate, or (2) provision for discharge and/or New Comstock’s assumption of any liabilities of Old Fund thereunder will be made, without either Fund’s incurring any penalty with respect thereto and without diminishing or releasing any rights Old Fund may have had with respect to actions taken or omitted or to be taken by any other party thereto before the Closing;

3.1.7.	No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to Old Fund’s knowledge, threatened against it that, if adversely determined, would materially and adversely affect its financial condition or the conduct of its business; and Old Fund knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that materially and adversely affects Old Fund’s business or its ability to consummate the transactions contemplated hereby;

3.1.8.	Old Fund’s Statement of Assets and Liabilities, Schedule of Investments, Statement of Operations, and Statement of Changes in Net Assets (each, a “Statement”) at and for the fiscal year ended April 30, 2019, have been audited by an independent registered public accounting firm and are in accordance with generally accepted accounting principles consistently applied in the United States (“GAAP”); and those Statements (copies of which Old Fund has furnished to New Comstock), present fairly, in all material respects, Old Fund’s financial condition at each such date in accordance with GAAP and the results of its operations and changes in its net assets for the periods then ended, and there are no known contingent liabilities of Old Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP at either such date that are not disclosed therein;

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3.1.9.	Since April 30, 2019, there has not been any material adverse change in Old Fund’s financial condition, assets, liabilities, or business, other than changes occurring in the ordinary course of business, or any incurrence by Old Fund of indebtedness maturing more than one year from the date that indebtedness was incurred; for purposes of this subparagraph, a decline in NAV per Old Fund Share due to declines in market values of securities Old Fund holds, the discharge of Old Fund liabilities, or the redemption of Old Fund Shares by its shareholders shall not constitute a material adverse change;

3.1.10.	All federal and other tax returns, dividend reporting forms, and other tax-related reports (collectively, “Returns”) of Old Fund required by law to have been filed by the Effective Time (including any properly and timely filed extensions of time to file) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on those Returns shall have been paid or provision shall have been made for the payment thereof; to the best of Old Fund’s knowledge, no such Return is currently under audit and no assessment has been asserted with respect to those Returns; and Old Fund is in compliance in all material respects with all applicable Regulations pertaining to the reporting of dividends and other distributions with respect to, and redemptions of, its shares and to withholding in respect thereof and is not liable for any material penalties that could be imposed thereunder;

3.1.11.	All issued and outstanding Old Fund Shares or Old Fund Common Shares, as applicable, are, and at the Effective Time will be, duly and validly issued and outstanding, fully paid, and non-assessable by Old Fund and have been offered and sold in every state and the District of Columbia in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities laws; all issued and outstanding Old Fund Shares or Old Fund Common Shares, as applicable will, at the Effective Time, be held by the persons and in the amounts set forth on Old Fund’s shareholder records, as provided in paragraph 2.3; and Old Fund does not have outstanding any options, warrants, or other rights to subscribe for or purchase any Old Fund Shares, nor are there outstanding any securities convertible into any Old Fund Shares;

3.1.12.	Old Fund incurred the Liabilities, which are associated with the Assets, in the ordinary course of its business;

3.1.13.	Old Fund is not under the jurisdiction of a court in a “title 11 or similar case” (as defined in section 368(a)(3)(A));

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3.1.14.	Old Fund’s most recent prospectus and statement of additional information (1) conformed in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and (2) at the date on which they were issued did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

3.1.15.	The information to be furnished by Old Fund for use in no-action letters, applications for orders, registration statements, proxy materials, and other documents filed or to be filed with any federal, state, or local regulatory authority (including the Financial Industry Regulatory Authority, Inc. (“FINRA”)) that may be necessary in connection with the transactions contemplated hereby shall be accurate and complete in all material respects and shall comply in all material respects with federal securities laws and other laws and regulations; and the proxy statement/prospectus (other than written information provided by New Comstock for inclusion therein) will, on its effective date, at the Effective Time, and at the time of the Shareholders Meeting (as defined in paragraph 4.1), not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

3.1.16.	Old Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in its most recent prospectus, except as previously disclosed in writing to New Comstock; and

3.1.17.	New Comstock Stock to be delivered hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms hereof.

3.2.	New Comstock represents and warrants to Old Fund as follows:

3.2.1.	New Comstock is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and its Certificate of Incorporation, dated February 26, 2019, was filed in the office of the Secretary of State thereof on February 26, 2019;

3.2.2.	New Comstock (1) has not commenced operations and will not do so until after the Closing, (2) immediately before the Closing, will have no assets or liabilities, and (3) was created for the purpose of acquiring the Assets, assuming the Liabilities, and continuing Old Fund’s business;

3.2.3.	Before the Closing, there will be no (1) issued and outstanding shares of New Comstock Stock, (2) options, warrants, or other rights to subscribe for or purchase any shares of New Comstock Stock, (3) securities convertible into any shares of New Comstock Stock, or (4) other securities issued by New Comstock;

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3.2.4.	No consideration other than New Comstock Stock (and New Comstock’s assumption of the Liabilities) will be issued in exchange for the Assets in the Reorganization; and the principal purpose of New Comstock’s assumption of the Liabilities is not avoidance of federal income tax on the transaction;

3.2.5.	New Comstock is not currently engaged in, and its execution, delivery, and performance of this Agreement and consummation of the Reorganization will not result in, (1) a conflict with or material violation of any provision of Delaware law, New Comstock’s Certificate of Incorporation, or By-laws, or any Undertaking to which New Comstock is a party or by which it is bound or (2) the acceleration of any obligation, or the imposition of any penalty, under any Undertaking, judgment, or decree to which New Comstock is a party or by which it is bound;

3.2.6.	No litigation, administrative proceeding, action, or investigation of or before any court, governmental body, or arbitrator is presently pending or, to New Comstock’s knowledge, threatened against New Comstock that, if adversely determined, would materially and adversely affect New Comstock’s financial condition or the conduct of its business; and New Comstock knows of no facts that might form the basis for the institution of any such litigation, proceeding, action, or investigation and is not a party to or subject to the provisions of any order, decree, judgment, or award of any court, governmental body, or arbitrator that materially and adversely affects New Comstock’s business or New Comstock’s ability to consummate the transactions contemplated hereby;

3.2.7.	New Comstock is not (and will not be) classified as a partnership, and instead is (and will be) classified as an association that is taxable as a corporation, for federal tax purposes and either has elected (or will timely elect) the latter classification by filing Form 8832 with the Internal Revenue Service or is (and will be) a “publicly traded partnership” (as defined in section 7704(b)) that is treated as a corporation; New Comstock has not filed any income tax return and will file its first federal income tax return after the completion of its first taxable year after the Effective Time;

3.2.8.	The shares of New Comstock Stock to be issued and delivered to Old Fund, for the Shareholders’ accounts, pursuant to the terms hereof, (1) will at the Effective Time have been duly authorized and duly registered under the federal securities laws, and appropriate notices respecting them will have been duly filed under applicable state securities laws, and (2) when so issued and delivered, will be duly and validly issued and outstanding shares of New Comstock Stock and will be fully paid and non-assessable;

3.2.9.	There is no plan or intention for New Comstock to be dissolved or merged into another corporation following the Reorganization; and

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3.2.10.	Immediately after the Effective Time, New Comstock will not be under the jurisdiction of a court in a “title 11 or similar case” (as defined in section 368(a)(3)(A)).

3.3.	Each Fund represents and warrants to the other Fund as follows:

3.3.1.	No governmental consents, approvals, authorizations, or filings are required under the 1933 Act, the Securities Exchange Act of 1934, as amended (“1934 Act”), the 1940 Act, or state securities laws, and no consents, approvals, authorizations, or orders of any court are required, for its execution or performance of this Agreement, except for (1) Old Fund’s filing with the Commission of a proxy statement/prospectus that form a Registration Statement pursuant to the 1933 Act, and any supplement or amendment thereto, including therein a proxy statement, and (2) consents, approvals, authorizations, and filings that have been made or received or may be required after the Effective Time;

3.3.2.	The fair market value of the shares of New Comstock Stock and cash in lieu of fractional shares each Shareholder receives will be approximately equal to the fair market value of its Old Fund Shares it actually or constructively surrenders in exchange therefor;

3.3.3.	The Shareholders will pay their own expenses (such as fees of personal investment or tax advisers for advice regarding the Reorganization), if any, incurred in connection with the Reorganization;

3.3.4.	The fair market value of the Assets will exceed the Liabilities to be assumed by New Comstock and those to which the Assets are subject;

3.3.5.	None of the compensation received by any Shareholder who or that is an employee of or service provider to Old Fund will be separate consideration for, or allocable to, any of the Old Fund Shares that Shareholder holds; none of the New Comstock Stock any such Shareholder receives will be separate consideration for, or allocable to, any employment agreement, investment advisory agreement, or other service agreement; and the compensation paid to any such Shareholder will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm’s-length for similar services;

3.3.6.	No expenses incurred by Old Fund or on its behalf in connection with the Reorganization will be paid or assumed by any third party unless those expenses are solely and directly related to the Reorganization (determined in accordance with the guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B. 187) (“Reorganization Expenses”), and no cash or property other than shares of New Comstock Stock and cash in lieu of issuing the Reduction shares of distributing fractional shares of New Comstock Stock will be transferred to Old Fund or any of its shareholders with the intention that it be used to pay any expenses (even Reorganization Expenses) thereof;

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3.3.7.	Immediately following consummation of the Reorganization, (1) the Shareholders will own all the issued and outstanding shares of New Comstock Stock and will own those shares solely by reason of their ownership of the Old Fund Shares immediately before the Reorganization and (2) New Comstock will hold the same assets, and be subject to the same liabilities that Old Fund held or was subject to immediately before the Reorganization.

4.	Covenants

4.1.	Old Fund covenants to call a meeting of Old Fund’s shareholders to consider and act on this Agreement and to take all other action necessary to obtain approval of the transactions contemplated hereby (“Shareholders Meeting”).

4.2.	Old Fund covenants that it will assist New Comstock in obtaining information New Comstock reasonably requests concerning the beneficial ownership of Old Fund Shares.

4.3.	Each Fund covenants that it will, from time to time, as and when requested by the other, execute and deliver or cause to be executed and delivered all assignments and other instruments, and will take or cause to be taken any further action(s), the other Fund deems necessary or desirable in order to vest in, and confirm to, (a) New Comstock title to and possession of all the Assets, and (b) Old Fund title to and possession of the shares of New Comstock Stock to be delivered hereunder, and otherwise to carry out the intent and purpose hereof.

4.4.	Subject to this Agreement, each Fund covenants to take or cause to be taken all actions, and to do or cause to be done all things, reasonably necessary, proper, or advisable to consummate and effectuate the transactions contemplated hereby.

5.	Conditions Precedent

Each Fund’s obligations hereunder shall be subject to (a) performance by the other Fund of all its obligations to be performed hereunder at or before the Closing, (b) all representations and warranties of the other Fund contained herein being true and correct in all material respects at the date hereof and, except as they may be affected by the transactions contemplated hereby, at the Effective Time, with the same force and effect as if made at that time, and (c) the following further conditions that, at or before that time:

5.1.	This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by the Old Fund’s Board and shareholders, as applicable, of the Old Fund at the Shareholders Meeting;

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5.2.	All necessary filings shall have been made with the Commission and state securities authorities, and no order or directive shall have been received that any other or further action is required to permit the Funds to carry out the transactions contemplated hereby. The Commission shall not have issued an unfavorable report with respect to the Reorganization under section 25(b) of the 1940 Act nor instituted any proceedings seeking to enjoin consummation of the transactions contemplated hereby under section 25(c) of the 1940 Act;

5.3.	At the Effective Time, no action, suit, or other proceeding shall be pending (or, to either Fund’s best knowledge, threatened to be commenced) before any court, governmental agency, or arbitrator in which it is sought to enjoin the performance of, restrain, prohibit, affect the enforceability of, or obtain damages or other relief in connection with, the transactions contemplated hereby;

5.4.	The Old Fund shall have received an opinion of Paul Hastings LLP (“Counsel”) as to the federal income tax consequences mentioned below (“Tax Opinion”). In rendering the Tax Opinion, Counsel may rely as to factual matters, exclusively and without independent verification, on the representations and warranties made in this Agreement, which Counsel may treat as representations and warranties made to it (that, notwithstanding paragraph 7, shall survive the Closing), and in separate letters, if Counsel requests, addressed to it and any certificates delivered pursuant to paragraph 2.5(b). The Tax Opinion shall be substantially to the effect that -- based on the facts and assumptions stated therein and conditioned on those representations and warranties’ being true and complete at the Effective Time and consummation of the Reorganization in accordance with this Agreement (without the waiver or modification of any terms or conditions hereof and without taking into account any amendment hereof that Counsel has not approved) for federal income tax purposes:

5.4.1.	New Comstock’s acquisition of the Assets in exchange solely for shares of New Comstock Stock and the payment of cash in lieu of issuing the Reduction Shares and its assumption of the Liabilities, followed by Old Fund’s distribution of those shares and cash in lieu of issuing fractional shares of New Comstock Stock pro rata to the Shareholders actually or constructively in exchange for their Old Fund Shares, will qualify as a “reorganization” (as defined in section 368(a)(1)(F)), and each Fund will be “a party to a reorganization” (within the meaning of section 368(b));

5.4.2.	Old Fund will recognize no gain or loss on the transfer of the Assets to New Comstock in exchange solely for shares of New Comstock Stock and cash in lieu of issuing the Reduction Shares and New Comstock’s assumption of the Liabilities or on the subsequent distribution of those shares and cash in lieu of fractional shares to the Shareholders in exchange for their Old Fund Shares;

5.4.3.	New Comstock will recognize no gain or loss on its receipt of the Assets in exchange solely for shares of New Comstock Stock and cash in lieu of issuing the Reduction Shares and its assumption of the Liabilities;

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5.4.4.	New Comstock’s basis in each Asset will be the same as Old Fund’s basis therein immediately before the Reorganization, and New Comstock’s holding period for each Asset will include Old Fund’s holding period therefor (except where New Comstock’s investment activities have the effect of reducing or eliminating an Asset’s holding period);

5.4.5.	A Shareholder will recognize no gain or loss on the exchange of all its Old Fund Shares solely for shares of New Comstock Stock pursuant to the Reorganization, except with respect to cash received in lieu of fractional shares;

5.4.6.	A Shareholder’s aggregate basis in New Comstock Stock it receives in the Reorganization will be the same as the aggregate basis in its Old Fund Shares it actually or constructively surrenders in exchange for those New Comstock Stock (reduced by the amount of any tax basis allocable to a fractional share for which cash is received), and its holding period for those New Comstock Stock will include, in each instance, its holding period for those Old Fund Shares, provided the Shareholder holds them as capital assets at the Effective Time; and

5.4.7.	For purposes of section 381, New Comstock will be treated just as Old Fund would have been treated if there had been no Reorganization. Accordingly, the Reorganization will not result in the termination of Old Fund’s taxable year, Old Fund’s tax attributes enumerated in section 381(c) will be taken into account by New Comstock as if there had been no Reorganization, and the part of Old Fund’s taxable year before the Reorganization will be included in New Comstock’s taxable year after the Reorganization.

Notwithstanding subparagraphs (b) and (d), the Tax Opinion may state that no opinion is expressed as to the effect of the Reorganization on the Funds or any Shareholder with respect to any Asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting;

5.5.	At any time before the Closing, either Fund may waive any of the foregoing conditions (except those set forth in paragraphs 5.1 and 5.4) if, in the judgment of its Board, that waiver will not have a material adverse effect on its Fund’s shareholders’ interests.

6.	Expenses

Gabelli Funds LLC, the investment adviser to the Old Fund (the “Adviser”), or an affiliate of the Adviser shall pay for all the Reorganization Expenses, including (1) costs associated with preparing and filing, printing and distributing the proxy materials, (2) legal and accounting fees, (3) transfer agent and custodian conversion costs, (4) transfer taxes for foreign securities, (5) proxy solicitation costs, and (6) expenses of holding the Shareholders Meeting (including any adjournments thereof).

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7.	Entire Agreement; No Survival

Neither Fund has made any representation, warranty, or covenant not set forth herein, and this Agreement constitutes the entire agreement between the Funds.  The representations, warranties, and covenants contained herein or in any document delivered pursuant hereto or in connection herewith shall not survive the Closing.

8.	Termination

This Agreement may be terminated at any time at or before the Closing:

8.1.	By either Fund (a) in the event of the other Fund’s material breach of any representation, warranty, or covenant contained herein to be performed at or before the Closing, (b) if a condition to its obligations has not been met and it reasonably appears that that condition will not or cannot be met, (c) if a governmental body issues an order, decree, or ruling having the effect of permanently enjoining, restraining, or otherwise prohibiting consummation of the Reorganization, or (d) if the Closing has not occurred on or before December 31, 2019 or such other date as to which the Funds agree; or

8.2.	By mutual agreement.

9.	Amendments

The Funds may amend, modify, or supplement this Agreement at any time in any manner they mutually agree on in writing, notwithstanding Old Fund’s shareholders’ approval thereof; provided that, following that approval no such amendment, modification, or supplement shall have a material adverse effect on the Shareholders’ interests.

10.	Severability

Any term or provision hereof that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of that invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions hereof or affecting the validity or enforceability of any of the terms and provisions hereof in any other jurisdiction.

11.	Miscellaneous

11.1.	This Agreement shall be governed by and construed in accordance with the internal laws of Maryland, without giving effect to principles of conflicts of laws; provided that, in the case of any conflict between those laws and the federal securities laws, the latter shall govern.

11.2.	Nothing expressed or implied herein is intended or shall be construed to confer on or give any person, firm, trust, or corporation other than the Funds and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

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11.3.	This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by each Fund and delivered to the other Fund. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation hereof.

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IN WITNESS WHEREOF, each party has caused this Agreement to be executed and delivered by its duly authorized officer as of the day and year first written above.

COMSTOCK FUNDS, INC.

on its own behalf and on behalf of the Comstock Capital Value Fund

By:_________________________

Agnes Mullady

Vice President

NEW COMSTOCK, INC.

By:_________________________

Agnes Mullady

President

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Appendix B

New Comstock Charter

RESTATED CERTIFICATE OF INCORPORATION

OF

NEW COMSTOCK FUND, INC.

* * * * *

The present name of the Corporation is New Comstock Fund, Inc. The Corporation was incorporated under the name “New Comstock Fund, Inc.” by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on February 26, 2019. The corporation has not received any payment for any of its capital stock. This Restated Certificate of Incorporation of the corporation (as amended, this “Restated Certificate of Incorporation”), which restates and integrates and also further amends the provisions of the Corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 241 and 245 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the Corporation is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the Corporation is New Comstock, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

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ARTICLE IV

CAPITAL STOCK

The total number of shares of all classes of stock that the Corporation shall have authority to issue is 5,000,000, which shall be divided into two classes as follows:

4,000,000 shares of common stock, par value $0.001 per share (“Common Stock”); and

1,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

I.	Capital Stock.

A.        The Board of Directors of the Corporation (the “Board of Directors”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, the designation of such series, the powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of such series of Preferred Stock and the number of shares of such series. The powers, preferences and relative, participating, optional and other special rights of, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series at any time outstanding.

B.        Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

C.        Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled to only such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate of Incorporation (including any certificate of designation relating to such series of Preferred Stock).

D.        Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

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E.        Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

F.        The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

ARTICLE V

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

A.        The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

B.        The Board of Directors, by vote of a majority of the entire Board of Directors, is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required herein (including any certificate of designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

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ARTICLE VI

BOARD OF DIRECTORS

A.        Except as otherwise provided in this Restated Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Except as otherwise provided for or fixed pursuant to the provisions of Article IV (including any certificate of designation with respect to any series of Preferred Stock) and this Article VI relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors.

B.        Subject to the rights granted to the holders of any one or more series of Preferred Stock then outstanding, any newly-created directorship on the Board of Directors that results from an increase in the number of directors and any vacancy occurring in the Board of Directors (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by stockholders). Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

C.        Any or all of the directors (other than the directors elected by the holders of any series of Preferred Stock of the Corporation, voting separately as a series or together with one or more other such series, as the case may be) may be removed with or without cause by the affirmative vote of the holders of at least a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

D.        Elections of directors need not be by written ballot unless the Bylaws shall so provide.

E.        During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director shall thereupon cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall be reduced accordingly.

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ARTICLE VII

LIMITATION OF DIRECTOR LIABILITY

A.        To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders.

B.        Neither the amendment nor repeal of this Article VII, nor the adoption of any provision of this Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

ARTICLE VIII

RESTRICTIONS ON TRANSFERS OF CAPITAL STOCK

A. Definitions.  As used in this Article VIII, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treasury Regulation § 1.382-2T shall include any successor provisions):

(i) “4.9-percent Transaction” means any Transfer described in clause (a) or (b) of Paragraph B of this Article VIII.

(ii) “4.9-percent Stockholder” a Person who owns a Percentage Stock Ownership equal to or exceeding 4.9% of the Corporation’s then-outstanding Stock, whether directly or indirectly, and including Stock such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382 of the Code, or any successor provision or replacement provision and the applicable Treasury Regulations and Internal Revenue Service guidance thereunder.

(iii) “Agent” has the meaning set forth in Paragraph E of this Article VIII.

(iv) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(v) “Corporation Security” or “Corporation Securities” means (i) any Stock; (ii) shares of Preferred Stock issued by the Corporation (other than Preferred Stock described in Section 1504(a)(4) of the Code); and (iii) warrants, rights, or options (including options within the meaning of Treasury Regulation § 1.382-2T(h)(4)(v)) to purchase Securities of the Corporation.

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(vi) “Effective Date” means the date the Restated Certificate of Incorporation which initially included this Article VIII became effective in accordance with the DGCL.

(vii) “Excess Securities” has the meaning given such term in Paragraph D of this Article VIII.

(viii) “Expiration Date” means the earlier of (i) the repeal or amendment of Section 382 of the Code or any successor statute if the Board of Directors determines that this Article VIII is no longer necessary or desirable for the preservation of Tax Benefits; (ii) the close of business on the first day of a taxable year of the Corporation as to which the Board of Directors determines that no Tax Benefits may be carried forward; or (iii) such date as the Board of Directors shall fix in accordance with Paragraph L of this Article VIII.

(ix) “Percentage Stock Ownership” means the percentage Stock Ownership interest of any Person or group (as the context may require) for purposes of Section 382 of the Code as determined in accordance with the Treasury Regulation § 1.382-2T(g), (h), (j) and (k) or any successor provision and other pertinent Internal Revenue Service guidance.

(x) “Person” means any individual, firm, corporation or other legal entity, including persons treated as an entity pursuant to Treasury Regulation § 1.382-3(a)(1)(i); and includes any successor (by merger or otherwise) of such entity.

(xi) “Prohibited Distributions” means any and all dividends or other distributions paid by the Corporation with respect to any Excess Securities received by a Purported Transferee.

(xii) “Prohibited Transfer” means any Transfer or purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article VIII.

(xiii) “Public Group” has the meaning set forth in Treasury Regulation § 1.382-2T(f)(13).

(xiv) “Purported Transferee” has the meaning set forth in Paragraph D of this Article VIII.

(xv) “Securities” and “Security” each has the meaning set forth in Paragraph G of this Article VIII.

(xvi) “Stock” means any interest that would be treated as “stock” of the Corporation pursuant to Treasury Regulation § 1.382-2T(f)(18).

(xvii) “Stock Ownership” means any direct or indirect ownership of Stock, including any ownership by virtue of application of constructive ownership rules, with such direct, indirect, and constructive ownership determined under the provisions of Section 382 of the Code and the regulations thereunder.

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(xviii) “Tax Benefits” means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Corporation or any direct or indirect subsidiary thereof, all within the meaning of Section 382 of the Code.

(xix) “Transfer” means, any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Corporation, that alters the Percentage Stock Ownership of any Person or group. A Transfer also shall include the creation or grant of an option (including an option within the meaning of Treasury Regulation § 1.382-4(d). For the avoidance of doubt, a Transfer shall not include the creation or grant of an option by the Corporation, nor shall a Transfer include the issuance of Stock by the Corporation or the consumation by the Corporation of a reorganization described in Section 368(a)(1)(F) of the Code.

(xx) “Transferee” means any Person to whom Corporation Securities are Transferred.

(xxi) “Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

B. Transfer and Ownership Restrictions.  In order to preserve the Tax Benefits, subject to the provisions of this Article VIII, from and after the Effective Date any attempted Transfer of Corporation Securities prior to the Expiration Date and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Expiration Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (a) any Person or Persons would become a 4.9-percent Stockholder or (b) the Percentage Stock Ownership in the Corporation owned by 4.9-percent Stockholders would change to the extent that such change would cause or result in an ownership change of the Corporation for purposes of Section 382(g) of the Code (or successor provision).

C. Exceptions.

(i) Notwithstanding anything to the contrary in this Article VIII, Transfers that increase the Percentage Stock Ownership of a Public Group (including a new Public Group created under Treasury Regulation § 1.382-2T(j)(3)(i)) shall be permitted unless any such Transfer would cause or result in an ownership change of the Corporation for purposes of Section 382(g) of the Code (or successor provision).

(ii) The restrictions set forth in Paragraph B of this Article VIII shall not apply to an attempted Transfer that is a 4.9-percent Transaction or if the attempted Transfer would create a 4.9%-Stockholder if the transferor or the Transferee obtains the written approval of the Board of Directors or a duly authorized committee thereof. As a condition to granting its approval pursuant to this Paragraph C of Article VIII, the Board of Directors, may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in a limitation on the use of the Tax Benefits as a result of the application of Section 382 of the Code; provided that the Board may grant such approval notwithstanding the effect of such approval on the Tax Benefits if it determines that the approval is in the best interests of the Corporation. The Board of Directors may grant its approval in whole or in part with respect to such Transfer and may impose any conditions that it deems reasonable and appropriate in connection with such approval, including, without limitation, restrictions on the ability of any Transferee to Transfer Stock acquired through a Transfer. The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Paragraph C of this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

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D.        Excess Securities.

(i) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled, with respect to such Excess Securities, to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the transferor unless and until the Excess Securities are transferred to the Agent pursuant to Paragraph E of this Article VIII or until an approval is obtained under Paragraph C of this Article VIII. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of Paragraphs D or E of this Article VIII shall also be a Prohibited Transfer.

(ii) The Corporation may require as a condition to the registration of the Transfer of any Corporation Securities or the payment of any distribution on any Corporation Securities that the proposed Transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to its direct or indirect ownership interests in such Corporation Securities. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article VIII, including, without limitation, authorizing such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s actual and constructive ownership of Stock and other evidence that a Transfer will not be prohibited by this Article VIII as a condition to registering any transfer.

E. Transfer to Agent. If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation sent within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer and provided, further, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the Corporation’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Paragraph F of this Article VIII if the Agent rather than the Purported Transferee had resold the Excess Securities.

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F.        Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by it from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the fair market value at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer) which amount shall be determined at the discretion of the Board of Directors; and (c) third, any remaining amounts shall be paid to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Paragraph F of Article VIII. In no event shall the proceeds of any sale of Excess Securities pursuant to this Paragraph F of Article VIII inure to the benefit of the Corporation or the Agent, except to the extent used to cover costs and expenses incurred by Agent in performing its duties hereunder.

G.        Modification Of Remedies For Certain Indirect Transfers.  In the event of any Transfer which does not involve a transfer of securities of the Corporation within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause a 4.9-percent Stockholder to violate a restriction on Transfers provided for in this Article VIII, the application of Paragraphs E and F of this Article VIII shall be modified as described in this Paragraph G of this Article VIII. In such case, no such 4.9-percent Stockholder shall be required to dispose of any interest that is not a Security, but such 4.9-percent Stockholder and/or any Person whose ownership of Securities is attributed to such 4.9-percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such 4.9-percent Stockholder, following such disposition, not to be in violation of this Article VIII. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Paragraphs E and F of this Article VIII, except that the maximum aggregate amount payable either to such 4.9-percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the fair market value of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Stock shall be paid out of any amounts due such 4.9-percent Stockholder or such other Person. The purpose of this Paragraph G of Article VIII is to extend the restrictions in Paragraphs B and E of this Article VIII to situations in which there is a 4.9-percent Transaction without a direct Transfer of Securities, and this Paragraph G of Article VIII, along with the other provisions of this Article VIII, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Corporation Securities.

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H.        Legal Proceedings; Prompt Enforcement.  If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a written demand pursuant to Paragraph E of this Article VIII (whether or not made within the time specified in Paragraph E of this Article VIII), then the Corporation may take such actions as it deems appropriate to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Paragraph H of Article VIII shall (1) be deemed inconsistent with any Transfer of the Excess Securities provided in this Article VIII being void ab initio, (2) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand or (3) cause any failure of the Corporation to act within the time periods set forth in Paragraph E of this Article VIII to constitute a waiver or loss of any right of the Corporation under this Article VIII. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this Article VIII.

I.        Liability.  To the fullest extent permitted by law, any stockholder subject to the provisions of this Article VIII who knowingly violates the provisions of this Article VIII and any Persons controlling, controlled by or under common control with such stockholder shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in, or elimination of, the Corporation’s ability to utilize its Tax Benefits, and attorneys’ and auditors’ fees incurred in connection with such violation.

J.        Obligation to Provide Information.  As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information as the Corporation may request from time to time in order to determine compliance with this Article VIII or the status of the Tax Benefits of the Corporation.

K.        Legends.  The any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this Article VIII shall bear the following legend:

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“THE RESTATED CERTIFICATE OF INCORPORATION (AS AMENDED AND/OR RESTATED, THE “CERTIFICATE OF INCORPORATION”) OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD OF DIRECTORS”) IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER), THAT IS TREATED AS OWNED BY A 4.9 PERCENT STOCKHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO.  IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CORPORATION’S CERTIFICATE OF INCORPORATION TO CAUSE THE 4.9 PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. A PURPORTED TRANSFEREE WHO HAS RECEIVED STOCK IN VIOLATION OF THE TRANSFER RESTRICTION CONTAINED IN THE CERTIFICATE OF INCORPORATION MAY HAVE THE OBLIGATION TO TRANSFER SUCH SHARES OF STOCK AS PROVIDED IN THE CERTIFICATE OF INCORPORATION. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION, CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS, UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

The Board of Directors may also require that any certificates issued by the Corporation evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Paragraph C of this Article VIII also bear a conspicuous legend referencing the applicable restrictions.

L.        Authority of the Board of Directors.

(a) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this Article VIII, including, without limitation, (1) the identification of 4.9-percent Stockholders; (2) whether a Transfer is a 4.9-percent Transaction or a Prohibited Transfer; (3) the Percentage Stock Ownership in the Corporation of any 4.9-percent Stockholder; (4) whether an instrument constitutes a Corporation Security; (5) the amount (or fair market value) due to a Purported Transferee pursuant to Paragraph F of this Article VIII; and (6) any other matters that the Board of Directors determines to be relevant. The determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article VIII. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind Bylaws, regulations and procedures of the Corporation not inconsistent with the provisions of this Article VIII for purposes of determining whether any Transfer of Corporation Securities would jeopardize or endanger the Corporation’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this Article VIII.

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(b) Nothing contained in this Article VIII shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and its stockholders in preserving the Tax Benefits or to determine that any action is advisable and in the best interests of the Corporation and its shareholders that results in the Tax Benefits no longer being preserved. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, or due to any other circumstance in its discretion, to the fullest extent permitted by law, the Board of Directors may, by adopting a written resolution, (1) accelerate or extend the Expiration Date; (2) modify the ownership interest percentage in the Corporation or the Persons or groups covered by this Article VIII; (3) modify the definitions of any terms set forth in this Article VIII; or (4) modify the terms of this Article VIII as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise, or to determine that any action designed to prevent such ownership change or preserve such Tax Benefits is no longer in the best interests of the Corporation; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension or modification unless it determines, by adopting a written resolution, that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. Stockholders of the Corporation shall be notified of such determination through a filing with the Securities and Exchange Commission or such other method of notice as the Secretary of the Corporation shall deem appropriate.

(c) In the case of an ambiguity in the application of any of the provisions of this Article VIII, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this Article VIII requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article VIII. All such actions, calculations, interpretations and determinations which are done or made by the Board of Directors in good faith shall be conclusive and binding on the Corporation, the Agent, and all other parties for all other purposes of this Article VIII. The Board of Directors may delegate all or any portion of its duties and powers under this Article VIII to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this Article VIII through duly authorized officers or agents of the Corporation. Nothing in this Article VIII shall be construed to limit or restrict the Board of Directors in the exercise of its fiduciary duties under applicable law.

M.        Reliance.  To the fullest extent permitted by law, the Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller of the Corporation and the Corporation’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article VIII. The members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Corporation Securities owned by any stockholder, the Corporation is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Securities and Exchange Act of 1934, as amended (or similar filings), as of any date, subject to its actual knowledge of the ownership of Corporation Securities.

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N.        Benefits of This Article VIII.  Nothing in this Article VIII shall be construed to give to any Person other than the Corporation or the Agent any legal or equitable right, remedy or claim under this Article VIII. This Article VIII shall be for the sole and exclusive benefit of the Corporation and the Agent.

O.        Severability.  The purpose of this Article VIII is to facilitate the Corporation’s ability to maintain or preserve its Tax Benefits. If any provision of this Article VIII or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Article VIII.

P.        Waiver.  With regard to any power, remedy or right provided herein or otherwise available to the Corporation or the Agent under this Article VIII, (i) no waiver will be effective unless expressly contained in a writing signed by the waiving party; and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

ARTICLE IX

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND SPECIAL MEETINGS OF STOCKHOLDERS

A.        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders or by a unanimous written consent of the stockholders delivered to the Corporation in accordance with applicable law.

B.        Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors.

C.        An annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

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ARTICLE X

MISCELLANEOUS

If any provision or provisions of this Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

[Signature Page Follows]

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IN WITNESS WHEREOF, New Comstock Fund, Inc. has caused this Restated Certificate of Incorporation to be executed by its duly authorized officer on this ___ day of _____, 20__.

NEW COMSTOCK, INC.

By:
Name:
Title:

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Appendix C

New Comstock Bylaws

AMENDED AND RESTATED

BYLAWS

OF

NEW COMSTOCK, INC.

ARTICLE I

Offices

SECTION 1.01          Registered Office. The registered office and registered agent of New Comstock, Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Certificate of Incorporation (as amended and/or restated from time to time, the “Certificate of Incorporation”).

ARTICLE II

Meetings of Stockholders

SECTION 2.01          Annual Meetings. Annual meetings of stockholders may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of meeting. The Board of Directors may, in its sole discretion, determine that meetings of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication as described in Section 2.11 of these Bylaws in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

SECTION 2.02          Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation and may be held at such place, if any, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine and state in the notice of such meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.

SECTION 2.03          Notice of Stockholder Business and Nominations.

(A)        Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Section 2.04 of Article II of these Bylaws, (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 2.03 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

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(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (d) of paragraph (A)(1) of this Section 2.03, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on August 15, 2019); provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than one hundred and twenty (120) days prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 2.03(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

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(3) Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group which will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 2.03 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

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(B) Special Meetings of Stockholders. Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board of Directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, nominations of persons for the election to the Board of Directors to fill any vacancy or unfilled newly created directorship may be made at a special meeting of stockholders at which any proposal to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders (1) by or at the direction of the Board of Directors or any committee thereof or (2) by any stockholder of the Corporation who is entitled to vote at the meeting on such matters, who complies with the notice procedures set forth in this Section 2.03 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.  In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board of Directors, any such stockholder entitled to vote on such matter may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 2.03 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting at which directors are to be elected.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

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(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.03 shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on shareholder approvals. Notwithstanding the foregoing provisions of this Section 2.03, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.03, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, the meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

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(2) Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 2.03, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.03; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(d) and (B) hereof), and compliance with paragraphs (A)(1)(d) and (B) of this Section 2.03 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

SECTION 2.04          Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a timely notice in writing or by electronic transmission, in the manner provided in Section 232 of the DGCL, of the meeting, which shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called, shall be mailed to or transmitted electronically by the Secretary of the Corporation to each stockholder of record entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.

SECTION 2.05          Quorum. Unless otherwise required by law, the Certificate of Incorporation or the rules of any stock exchange upon which the Corporation’s securities are listed, the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority in voting power of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.

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SECTION 2.06          Voting. Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy in any manner provided by applicable law, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Unless required by the Certificate of Incorporation or applicable law, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, if there be such proxy. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable law, of the rules or regulations of any stock exchange applicable to the Corporation, of any regulation applicable to the Corporation or its securities, of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing sentence and subject to the Certificate of Incorporation, all elections of directors shall be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

SECTION 2.07          Chairman of Meetings. The Chairman of the Board of Directors, if one is elected, or, in his or her absence or disability, the Chief Executive Officer of the Corporation, or in the absence of the Chairman of the Board of Directors and the Chief Executive Officer, a person designated by the Board of Directors shall be the chairman of the meeting and, as such, preside at all meetings of the stockholders.

SECTION 2.08          Secretary of Meetings. The Secretary of the Corporation shall act as Secretary at all meetings of the stockholders. In the absence or disability of the Secretary, the Chairman of the Board of Directors or the Chief Executive Officer shall appoint a person to act as Secretary at such meetings.

SECTION 2.09          Consent of Stockholders in Lieu of Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote only to the extent permitted by and in the manner provided in the Certificate of Incorporation and in accordance with applicable law.

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SECTION 2.10          Adjournment. At any meeting of stockholders of the Corporation, if less than a quorum be present, the chairman of the meeting or stockholders upon the vote of a majority of the votes cast, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present. Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

SECTION 2.11          Remote Communication. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(a) participate in a meeting of stockholders; and

(b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication,

provided, that

(i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder;

(ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and

(iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

SECTION 2.12          Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

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ARTICLE III

Board of Directors

SECTION 3.01          Powers. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

SECTION 3.02          Number and Term; Chairman. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors. Directors shall be elected by the stockholders at their annual meeting for a one year term. Directors need not be stockholders. The Board of Directors shall elect a Chairman of the Board, who shall have the powers and perform such duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present. If the Chairman of the Board is not present at a meeting of the Board of Directors, the Chief Executive Officer (if the Chief Executive Officer is a director and is not also the Chairman of the Board) shall preside at such meeting, and, if the Chief Executive Officer is not present at such meeting or is not a director, a majority of the directors present at such meeting shall elect one (1) of their members to preside.

SECTION 3.03          Resignations. Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. The resignation shall take effect at the time specified therein, and if no time is specified, at the time of its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise expressly provided in the resignation.

SECTION 3.04          Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

SECTION 3.05          Vacancies and Newly Created Directorships. Except as otherwise provided by law, vacancies occurring in any directorship (whether by death, resignation, retirement, disqualification, removal or other cause) and newly created directorships resulting from any increase in the number of directors shall be filled in accordance with the Certificate of Incorporation. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

SECTION 3.06          Meetings. Regular meetings of the Board of Directors may be held at such places and times as shall be determined from time to time by the Board of Directors. Special meetings of the Board of Directors may be called by the Chief Executive Officer of the Corporation or the Chairman of the Board of Directors, and shall be called by the Chief Executive Officer or the Secretary of the Corporation if directed by the Board of Directors and shall be at such places and times as they or he or she shall fix. Notice need not be given of regular meetings of the Board of Directors. At least twenty four (24) hours before each special meeting of the Board of Directors, either written notice, notice by electronic transmission or oral notice (either in person or by telephone) notice of the time, date and place of the meeting shall be given to each director. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 3.07          Quorum, Voting and Adjournment. A majority of the total number of directors shall constitute a quorum for the transaction of business. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of such adjourned meeting need not be given if the time and place of such adjourned meeting are announced at the meeting so adjourned.

SECTION 3.08          Committees; Committee Rules. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at a meeting of the committee at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

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SECTION 3.09          Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or any committee thereof, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed in the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form or shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10          Remote Meeting. Unless otherwise restricted by the Certificate of Incorporation, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone or other communications equipment shall constitute presence in person at such meeting.

SECTION 3.11          Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 3.12          Reliance on Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE IV

Officers

SECTION 4.01          Number. The officers of the Corporation shall include a Chief Executive Officer, a President and a Secretary, each of whom shall be elected by the Board of Directors and who shall hold office for such terms as shall be determined by the Board of Directors and until their successors are elected and qualify or until their earlier resignation or removal. In addition, the Board of Directors may elect one or more Vice Presidents, including one or more Executive Vice Presidents, Senior Vice Presidents, a Treasurer and one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. Any number of offices may be held by the same person.

SECTION 4.02          Other Officers and Agents. The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise and perform such powers and duties as shall be determined from time to time by the Board of Directors. The Board of Directors may appoint one or more officers called a Vice Chairman, each of whom does not need to be a member of the Board of Directors.

SECTION 4.03          Chief Executive Officer/President. The Chief Executive Officer, who shall also be the President, subject to the determination of the Board of Directors, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board of Directors has not elected a Chairman of the Board or in the absence or inability to act as the Chairman of the Board, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board, but only if the Chief Executive Officer is a director of the Corporation.

SECTION 4.04          Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 4.05          Treasurer. The Treasurer shall have custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Treasurer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Treasurer shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe. In addition, the Treasurer shall have such further powers and perform such other duties incident to the office of Treasurer as from time to time are assigned to him or her by the Chief Executive Officer or the Board of Directors.

SECTION 4.06          Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

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SECTION 4.07          Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.

SECTION 4.08          Corporate Funds and Checks. The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors or its designees selected for such purposes. All checks or other orders for the payment of money shall be signed by the Chief Executive Officer, a Vice President, the Treasurer or the Secretary or such other person or agent as may from time to time be authorized and with such countersignature, if any, as may be required by the Board of Directors.

SECTION 4.09          Contracts and Other Documents. The Chief Executive Officer and the Secretary, or such other officer or officers as may from time to time be authorized by the Board of Directors or any other committee given specific authority in the premises by the Board of Directors during the intervals between the meetings of the Board of Directors, shall have power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the Corporation.

SECTION 4.10          Ownership of Stock of Another Entity. Unless otherwise directed by the Board of Directors, the Chief Executive Officer, a Vice President, the Treasurer or the Secretary, or such other officer or agent as shall be authorized by the Board of Directors, shall have the power and authority, on behalf of the Corporation, to attend and to vote at any meeting of securityholders of any entity in which the Corporation holds securities or equity interests and may exercise, on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such securities or equity interests at any such meeting, including the authority to execute and deliver proxies and consents on behalf of the Corporation.

SECTION 4.11         Delegation of Duties. In the absence, disability or refusal of any officer to exercise and perform his or her duties, the Board of Directors may delegate to another officer such powers or duties.

SECTION 4.12         Resignation and Removal. Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors. Any officer may resign at any time in the same manner prescribed under Section 3.03 of these Bylaws.

SECTION 4.13         Vacancies. The Board of Directors shall have the power to fill vacancies occurring in any office.

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ARTICLE V

Stock

SECTION 5.01          Shares With Certificates. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board of Directors (if any officer), the Vice Chairman of the Board of Directors (if an officer), the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Corporation shall be an authorized officer for such purpose), certifying the number and class of shares of stock of the Corporation owned by such holder. Any or all of the signatures on the certificate may be a facsimile. The Board of Directors shall have the power to appoint one or more transfer agents and/or registrars for the transfer or registration of certificates of stock of any class, and may require stock certificates to be countersigned or registered by one or more of such transfer agents and/or registrars.

SECTION 5.02          Shares Without Certificates. If the Board of Directors chooses to issue shares of stock without certificates, notice of the information required by the DGCL shall be furnished in accordance with the DGCL within a reasonable time after the issue or transfer of shares without certificates. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

SECTION 5.03          Transfer of Shares. Shares of stock of the Corporation shall be transferable upon its books by the holders thereof, in person or by their duly authorized attorneys or legal representatives, upon surrender to the Corporation by delivery thereof (to the extent evidenced by a physical stock certificate) to the person in charge of the stock and transfer books and ledgers. Certificates representing such shares, if any, shall be cancelled and new certificates, if the shares are to be certificated, shall thereupon be issued. Shares of capital stock of the Corporation that are not represented by a certificate shall be transferred in accordance with applicable law. A record shall be made of each transfer. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented, both the transferor and transferee request the Corporation to do so. The Board of Directors shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

SECTION 5.04          Lost, Stolen, Destroyed or Mutilated Certificates. A new certificate of stock or uncertificated shares may be issued in the place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, and the Corporation may, in its discretion, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond, in such sum as the Corporation may direct, in order to indemnify the Corporation against any claims that may be made against it in connection therewith. A new certificate or uncertificated shares of stock may be issued in the place of any certificate previously issued by the Corporation that has become mutilated upon the surrender by such owner of such mutilated certificate and, if required by the Corporation, the posting of a bond by such owner in an amount sufficient to indemnify the Corporation against any claim that may be made against it in connection therewith.

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SECTION 5.05          List of Stockholders Entitled To Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5.05 or to vote in person or by proxy at any meeting of stockholders.

SECTION 5.06          Fixing Date for Determination of Stockholders of Record.

(A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

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(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 5.07          Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock or notification to the Corporation of the transfer of uncertificated shares with a request to record the transfer of such share or shares, the Corporation may treat the registered owner of such share or shares as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner of such share or shares. To the fullest extent permitted by law, the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

ARTICLE VI

Notice and Waiver of Notice

SECTION 6.01          Notice. If mailed, notice to stockholders shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

SECTION 6.02          Waiver of Notice. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting (in person or by remote communication) shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

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ARTICLE VII

Indemnification

SECTION 7.01          Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 7.03 with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Any reference to an officer of the Corporation in this Article VII shall be deemed to refer exclusively to the Chief Executive Officer, President, Chief Financial Officer, Chief Legal Officer or General Counsel, and Secretary of the Corporation appointed pursuant to Article IV of these By-laws, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors pursuant to Article IV of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article VII.

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SECTION 7.02          Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 7.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VII (which shall be governed by Section 7.03 (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified or entitled to advancement of expenses under Sections 7.01 and 7.02 or otherwise.

SECTION 7.03          Right of Indemnitee to Bring Suit. If a claim under Section 7.01 or 7.02 is not paid in full by the Corporation within (i) 60 days after a written claim for indemnification has been received by the Corporation or (ii) 20 days after a claim for an advancement of expenses has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VII or otherwise shall be on the Corporation.

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SECTION 7.04          Indemnification Not Exclusive.

(A) The provision of indemnification to or the advancement of expenses and costs to any indemnitee under this Article VII, or the entitlement of any indemnitee to indemnification or advancement of expenses and costs under this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses and costs to such indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses and costs may be entitled under any law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such indemnitee’s capacity as an officer, director, employee or agent of the Corporation and as to action in any other capacity.

(B) Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of the indemnitee as a director and/or officer of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article VII, irrespective of any right of recovery the indemnitee may have from the indemnitee-related entities. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery the indemnitee may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the indemnitee or the obligations of the Corporation hereunder. In the event that any of the indemnitee-related entities shall make any payment to the indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee against the Corporation, and the indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to this Section 7.04(B) of Article VII, entitled to enforce this Section 7.04(B) of Article VII.

For purposes of this Section 7.04(B) of Article VII, the following terms shall have the following meanings:

(1) The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which the indemnitee has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described herein) from whom an indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

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(2) The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which the indemnitee shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to Delaware law, any agreement or certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

SECTION 7.05          Nature of Rights. The rights conferred upon indemnitees in this Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

SECTION 7.06          Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 7.07          Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VII with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VIII

Miscellaneous

SECTION 8.01          Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 8.02          Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

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SECTION 8.03          Fiscal Year. The fiscal year of the Corporation shall end on December 31, or such other day as the Board of Directors may designate.

SECTION 8.04          Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

SECTION 8.05          Inconsistent Provisions. In the event that any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, such provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

ARTICLE IX

Amendments

SECTION 9.01          Amendments. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, is authorized to make, repeal, alter, amend and rescind, in whole or in part, these Bylaws without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation. Notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote of the stockholders, in addition to any vote of the holders of any class or series of capital stock of the Corporation required by the Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock (as defined in the Certificate of Incorporation), these Bylaws or applicable law, the affirmative vote of the holders of at least a majority in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of these Bylaws (including, without limitation, this Section 9.01) or to adopt any provision inconsistent herewith.

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COMSTOCK FUNDS, INC.

ARTICLES OF AMENDMENT

Comstock Funds, Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended to provide for one class of common stock, par value $.001 per share (the “Common Stock”), of the Corporation, and, accordingly, Article V of the Charter is hereby amended by deleting therefrom in its entirety the first sentence of Article V and inserting in lieu thereof one new sentence to read as follows:

“(1) The total number of shares of capital stock that the Corporation shall have authority to issue is 1,000,000,000 shares, par value $.001 per share, having an aggregate par value of $1,000,000, all of which 1,000,000,000 shares are designated as common stock, all of one class (the “Common Stock”).”

SECOND: Immediately upon the effective time of these Articles of Amendment (the “Effective Time”), each Class A, Class AAA, Class C and Class I share of Comstock Capital Value Fund that was issued and outstanding immediately prior to the Effective Time shall be converted into a number of shares of Common Stock, all of one class, having an aggregate net asset value equal to the net asset value of the converted Class A, Class AAA, Class C or Class I share of Comstock Capital Value Fund, as applicable, immediately prior to the Effective Time.

THIRD: The amendments of the Charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the amendments was 1,000,000,000, consisting of 1,000,000,000 shares of Common Stock, par value $.001 per share. The aggregate par value of all shares of stock having par value was $1,000,000. The Common Stock was classified and designated as follows:

Comstock Capital Value Fund Class A Common Stock	500,000,000 shares
Comstock Capital Value Fund Class B Common Stock	125,000,000 shares
Comstock Capital Value Fund Class C Common Stock	125,000,000 shares
Comstock Capital Value Fund Class I Common Stock	125,000,000 shares
Comstock Capital Value Fund Class AAA Common Stock	125,000,000 shares

FIFTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendments of the Charter is 1,000,000,000, consisting of 1,000,000,000 shares of Common Stock, par value $.001 per share, all of one class. The aggregate par value of all authorized shares of stock having par value is $1,000,000.

SIXTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges and states that, to the best of the officer’s knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested by its Secretary as of this ____ day of _________, 2019.

ATTEST:	COMSTOCK FUNDS, INC.

	By:	(SEAL)
Name:		Name:
Title: Secretary		Title: President

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Appendix E

Form of Proxy Card

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735 To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate boxes on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E83321-S89484 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE AS REGARDS TO A PROPOSAL INCLUDED IN THE PROXY STATEMENT, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” SUCH PROPOSAL. A Proposal 1 For Against Abstain 1. Approval of a change in the nature of Comstock Funds, Inc.’s (the “Company”) business to cease to be an investment company under the Investment Company Act of 1940, as amended, and de-register as a registered investment company with the Securities and Exchange Commission. Proposal 2 For Against Abstain 2. The approval of the amendment of the Charter of the Company to convert all outstanding shares of stock of Comstock Capital Value Fund, (the “Fund”) into a single new class of common stock. Proposal 3 For Against Abstain 3. The approval of the Agreement and Plan of Reorganization, between the Company, on its own behalf and on behalf of the Fund, and a newly formed Delaware corporation and the transactions contemplated thereby, including, among other things: (1) transfer by the Fund of all of its assets to New Comstock (which is being established solely for the purpose of acquiring those assets and continuing the Fund’s business) in exchange solely for shares in the New Comstock and New Comstock’s assumption of all of the Fund’s liabilities, (2) distributing those shares pro rata to the Fund’s shareholders in exchange for their shares of common stock therein and in complete liquidation thereof, and (3) liquidating and dissolving the Fund. B Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below Please sign this proxy exactly as your name(s) appear(s) in the records of the Fund. If joint owners, either may sign. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title. Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date

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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. E83322-S89484 COMSTOCK CAPITAL VALUE FUND THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES The undersigned hereby appoints Mario J. Gabelli, Andrea R. Mango and Agnes Mullady, and each of them, attorneys and proxies of the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Comstock Capital Value Fund, (the “Fund”), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 401 Theodore Fremd Avenue,Rye, New York 10580-1422, on Wednesday, September 18, 2019, at 4:30 p.m., and at any adjournments or postponements thereof (the “Meeting”). The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. PLEASE VOTE, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

The registrant is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director of a corporation to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the directors’ duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The registrant’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, none of the registrant’s directors will be liable to the registrant or its shareholders for monetary damages for a breach of fiduciary duty. In addition, the registrant’s amended bylaws require indemnification of any person who was or is made, or threatened to be made, a party to any action, suit or other proceeding, whether criminal, civil, administrative or investigative, because of his or her status as a director or officer of the registrant, or while an officer or director of registrant, such person’s service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the registrant’s request to the fullest extent authorized under the DGCL against all expenses, liabilities and losses reasonably incurred by such person. Further, the registrant’s amended and restated bylaws provide that the registrant may purchase and maintain insurance on the registrant’s own behalf and on behalf of any other person who is or was a director, officer or agent of the registrant or was serving at the registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 21. Exhibits and Financial Statement Schedules

(a)	See Exhibit Index.

(b)	Not applicable.

(c)	Not applicable.

Item 22. Undertakings

(a)          The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)          The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(e)          The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (d) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g)          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(h)          The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of August, 2019.

By:	/s/ Silvio A. Berni
Silvio A. Berni
Chief Financial Officer

Date: August 19, 2019

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Silvio A. Berni (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to make, execute and sign all amendments and supplements to the Registration Statement on Form S-4 under the Securities Act of 1933 of New Comstock, Inc., and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest, of New Comstock, Inc., and any and all amendments and supplements to such Registration Statement, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned person himself might or could do.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Silvio A. Berni	Chief Financial Officer (Principal
Silvio A. Berni	Financial and Accounting Officer)	August 19, 2019

/s/ Kevin Handwerker*
Kevin Handwerker	Vice President	August 19, 2019

/s/ Mario J. Gabelli*
Mario Gabelli	Director	August 19, 2019

/s/ Christopher Marangi*
Christopher Marangi	Director	August 19, 2019

*By:	/s/ Silvio A. Berni
Silvio A. Berni
Attorney-in-Fact

Exhibit Index

Exhibits
2.1	Agreement and Plan of Reorganization, attached as Appendix A to the proxy statement/prospectus that forms part of this Registration Statement and is incorporated herein by reference.

3.2	Bylaws of New Comstock, Inc., attached as Appendix B to the proxy statement/prospectus that forms part of this Registration Statement and is incorporated herein by reference.

3.3	Charter of New Comstock, Inc., attached as Appendix C to the proxy statement/prospectus that forms part of this Registration Statement and is incorporated herein by reference.

3.4	Articles of Amendment attached as Appendix D to the proxy statement/prospectus that forms part of this Registration Statement and is incorporated herein by reference.

4.1	Administrative Services Agreement incorporated by reference to Pre-Effective Amendment No. 1, as filed with the Commission on June 21, 2019.

5.1	Opinion of Richards, Layton & Finger, P.A., regarding the validity of the securities being registered.

8.1	Opinion of Paul Hastings LLP, regarding certain U.S. federal income tax matters.

23.1	Consent of Ernst & Young LLP filed herein.

23.2	Consent of Paul Hastings LLP.

23.3	Consent of Richards, Layton & Finger, P.A.

24.1	Power of Attorney.